Exhibit 99.1

This exchange offer or business combination referred to herein would be made for the securities of a foreign company. The offer described herein would be subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the documents provided, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

common stock code : 2409

AU Optronics Corporation
Prospectus
(draft version for registration for issuance of new shares due to merger)

1.	The name of the company : AU Optronics Corporation

2.	The prospectus is prepared for the purpose of issuing the following securities : issuance of new shares due to merger

(1)	Source of new issue :	Quanta Display Incorporated (hereinafter referred to as “QDI”) merged with and into AU Optronics Corporation (hereinafter referred to as “AUO”), AUO will be a surviving company.
(2)	types of new shares : registered share certificates, NT10 par value stocks
(3)	number of shares : 1,304,006,649 shares
(4)	value of shares : NTD 13,040,066,490
(5)	conditions of the issue :
a.	3.5 shares of common stock of QDI will be canceled and extinguished and converted into one share of common stock of AUO. With respect to a fraction of a share of new issued AUO’s common stocks for conversions. AUO will pay an amount of cash (rounded down to the nearest whole NT dollar below) in proportion to such fraction based on par value, and AUO authorizes the chairperson of Board of Directors to request specific persons to undertake to procure the aforesaid fractions of AUO’s common stocks. Total number of paid in-capital of the extinguished company before merger is 5,164,023,274 shares. Among those 4,564,023,274 shares were publicly issued while 600,000,000 shares were issued through private placement. The company will issue 1,304,006,649 new shares for the conversion of the extinguished company’s publicly issued shares. The same conversion ratio shall apply for the conversion of private placement shares of the extinguished company into private placement shares of the surviving company.
b.	Rights and obligations of the newly issued shares shall be the same as previously issued shares.
(6)	the public underwriting ratio, and manner of underwriting and sale allocation : Not Applicable

3.	Summary of the purpose of the capital application plan and the projected possible effect thus created : Not Applicable

4.	The effective registration of the securities may not be cited in an advertisement as proof of the veracity of registration particulars, or to guarantee the value of the securities.

5.
If the prospectus contains false or omitted information, the issuer and its responsible person and all other persons who sign or affix their seal on the prospectus shall be held liable in accordance with laws.

6.	Investors must carefully read the content of the prospectus and take note of the company's risks : Please refer to page 3 in the prospectus.

7.	The web addresses for enquiry about the prospectus :	http://newmops.tse.com.tw
http://www.auo.com

AU Optronics Corporation               prepared
July 28, 2006

* THIS IS A TRANSLATION OF THE DRAFT CHINESE PROSPECTUS OF AU OPTRONICS CORP. (“AUO”) FOR REGISTRATION FOR ISSUANCE OF NEW SHARES DUE TO MERGER. THE DRAFT CHINESE PROSPECTUS IS PREPARED PURSUANT TO R.O.C. REGULATIONS. THE TRANSLATION IS FOR REFERENCE ONLY. IF THERE IS ANY DISCREPANCY BETWEEN THE ENGLISH VERSION AND CHINESE VERSION, THE CHINESE VERSION SHALL PREVAIL.

1. Sources of the paid-in capital before the current issue

sources of the paid-in capital	amount (NT Dollars)	ratio compared with the paid-in capital amount
Capital of corporation	500,000,000	0.86%
cash capital increase	23,300,000,000	39.96%
capitalization of retained earnings	12,381,647,750	21.24%
capitalization of capital reserve	625,000,000	1.07%
capital increase in connection with a merger	15,122,816,070	25.94%
conversion of convertible bonds	6,376,007,500	10.93%
Total Amount	58,305,471,320	100.00%

2. The prospectus distribution plan :

(1) the places for displaying the prospectus : Taiwan Stock Exchange Corporation, GreTai Securities Market, Chinese Securities Association, Securities and Futures Institute, AUO and AUO’s agent for stock affairs
(2) ways of distribution : According to Taiwan Stock Exchange Corporation regulation.
(3) methods for requesting and obtaining the prospectus : Please request AUO’s agent for stock affairs with an addressed envelope or download through the internet.
(http://newmops.tse.com.tw)
3. Name, address, website uniform resource locator (URL), and telephone number of the securities underwriter :
Name : KGI Securities Co., Ltd.
Address : 700 Ming Shui Road, Taipei                                                     Telephone number : 886 2 2181-8888
Website : http://www.kgi.com.tw
4. Name, address, website URL, and telephone number of the corporate bonds guarantor : Not Applicable
5. Name, address, website URL, and telephone number of the corporate bonds trustee : Not Applicable
6. Name, address, website URL, and telephone number of share or corporate bonds certification institution : Not Applicable
7. Name, address, website URL, and telephone number of the entity handling shares transfer and recordation :
Name : Sinopac Securities Corporation’s stock registration division
Address : 3rd Fl.,No. 53 Po Ai-Road, Taipei                                            Telephone number : 886 2 2381-6288
Website : http://www.sinotrade.com.tw
8. Name, address, website URL, and telephone number of the credit rating institution : None
9.	Firm names, addresses, website URLs, telephone numbers, and the names of the certifying lawyer and certified public accountant for the corporate bonds : Not Applicable
10.	Firm name, address, website URL, telephone number, and the name of the certified public accountant who attested the most recent year's financial report :
  Name of the CPA : Mei-Yu Tseng and Chung-Hwa Wei                     Website : http://www.kpmg.com.tw
  Firm name : KPMG Certified Public Accountants                                  Telephone number : 886 2 2715-9999
  Address : 6th Fl.,No. 156, Sec. 3, Min-Sheng East Road,Taipei
11. Name, address, website, and telephone number of the reviewing attorney :
  Name : Chin-Hung Lin
  Firm name : Chin-Hung Lin Law Office                                                    Telephone number : 886 3 347-2266
  Address : 15F., No.545, Zhongshan Rd., Taoyuan City, Taoyuan      Website : None
12.	Names, titles, contact telephone numbers, and e-mail addresses of the spokesperson and deputy spokesperson
  Spokesperson : Hsuan Bin (H.B.) Chen                      Titles : President
  Telephone numbers : 886 3 500-8800                           e-mail addresses : auo@auo.com
  Deputy spokesperson : Max Cheng, Jerry Liu           Titles : Chief Financial Officer, Director of Finance Div.
  Telephone numbers : 886 3 500-8800                           e-mail addresses : auo@auo.com
13. Company website URL : http://www.auo.com

AUO’s prospectus summary
paid-in capital : NT$58,305Mn		addresses : No. 1, Li-Hsin Road 2 Science-Based Industrial Park Hsinchu	Tel : 886 3 500-8800
	Date of establishment : August 12,1996	Website : http://www.auo.com
Date of listing on TSEC : September 8,2000	Date of listing on GTSM : -	Date for public issuance : February 25,1999	Date for managed stocks : -
	Responsible person : Chairman : Kuen-Yao (K.Y.) Lee President : Hsuan Bin (H.B.) Chen	Spokesperson : Hsuan Bin (H.B.) Chen (President) Deputy spokesperson : Max Cheng (CFO) Jerry Liu (Director of Finance Div.)
	Name of agency handling shares transfer : Sinopac Securities Corporation’s stock registration division	Tel : 886 2 2381-6288	Website : http://www.sinotrade.com.tw
Address : 3rd Fl.,No. 53 Po Ai-Road, Taipei
	Name of the underwriter : KGI Securities Co., Ltd	Tel : 886 2 2181-8888	Website : http://www.kgi.com.tw
Address : 700 Ming Shui Road, Taipei
	CPA of last year : Mei-Yu Tseng and Chung-Hwa Wei	Tel : 886 2 2715-9999	Website : http://www.kpmg.com.tw
Address : 6th Fl.,No. 156, Sec. 3, Min-Sheng East Road,Taipei
	Name of reviewing attorney : Chin-Hung Lin	Tel : 886 3 347-2266	Website : -
Address : 15F., No.545, Zhongshan Rd., Taoyuan City, Taoyuan
	Credit rating institution : None	Tel : -	Website : -
Address : -
	Date of credit rating : -	Subject of the rating : -	Credit rating result : -
	Date of the election of directors : April, 2004 The term of office : 3 years	Date of the election of supervisors : April, 2004 The term of office : 3 years
	The percentage of shareholdings of all the directors : 12.56% (June 30,2006)	The percentage of shareholdings of all the supervisors : 12.97% (June 30,2006)
Titles	Name	The percentage of stake	Titles	Name	The percentage of stake
Chairman	Kuen-Yao Lee	0.15%	director	Huey-Juan Hsieh	0%
director	Hsuan Bin Chen	0.09%	director	T.J. Huang	0%
director	Hsi-Hua Lee (note 1)	12.29%	director	Cheng-Chu Fan	0%
director	Po-Yen Lu (note 1)	12.29%	supervisor	Chieh-Chien Chao	0%
director	Hui Hsiung (note 1)	12.29%	supervisor	Ko-Yung Yu (note 1)	12.29%
director	Chin-Bing Peng (note 2)	0.03%	supervisor	Shin Chen (note 3)	0.68%
note 1:	Representing BenQ
note 2:	Representing Darly II Venture Ltd
note 3:	Representing CDIB
Factory address :
Fab L1 : No. 3, Gongye E. Road 3 Science-Based Industrial Park Hsinchu
Fab L3A : No. 5, Li-Hsin Road 6 Science-Based Industrial Park Hsinchu
Fab L3B : No. 1, Li-Hsin Road 2 Science-Based Industrial Park Hsinchu
Fab L3C : No. 23, Li-Hsin Road Science-Based Industrial Park Hsinchu
Fab L4A/L5A/L5B : 1 Xinhe Road, Aspire Park Lungtan Taoyuan
Fab L6A/L5C/L7A : 1 JhongKe Rd. Central Taiwan Science Park Taichung
Tel : (03) 500-8800
Major products : TFT-LCD	market structure : import 38% export 62%	The page number in the prospectus
Page 48
Risks	Please refer to page 3 in the prospectus	The page number in the prospectus

Last year (2005)	Sales : NT$217,295,128 thousands Trading : NT$ 0 thousands Processing : NT$ 0 thousands Manufacturing : NT$217,295,128 thousands Income before tax : NT$16,100,420 thousands EPS : NT$2.86	Page 201

Types and value of the subject offering and issuing plan	Please refer to the front cover of the prospectus
Conditions of issue	Please refer to the front cover of the prospectus
Use of proceeds and expected returns	Not Applicable
The publication date : July 28,2006	Purpose of printing : issuance of new shares due to merger
Abstract of other important contents and the page number in the prospectus : Please refer to the prospectus index

AU Optronics Corporation
Prospectus index

Section I Company Summary	1
1. Brief company description	1
(1) Date of incorporation	1
(2) Addresses and telephone numbers of the head office, branches and factories /plants	1
(3) Company history	1
2. Risks	3
(1) Risk factors	3
(2) Litigious and non-litigious matters	6
(3) If a company director, supervisor, its general manager, or a major shareholder with a stake of more than 10% has experienced financial difficulties or lost creditworthiness within the most recent two fiscal years or during the current fiscal year up to the printing date of the prospectus, the prospectus shall note the effect on the company's financial status.	6
(4) any other important matters	7
3. Company organization	7
(1) Organization system	7
(2) Chart of affiliated enterprises	9
(3) General manager, vice general manager, assistant vice general manager, and the manager of each department and branch institution	11
(4) Directors and supervisors	13
(5) Promoters	19
(6) Remuneration to directors, supervisors, general manager, and vice general manager	20
4. Capital and shares	25
(1) Types of shares	25
(2) Formation of capital	25
(3) Status of recent dispersal of shareholding	27
(4) The per share market price, net worth, profit, dividend and relevant information for the past two fiscal years	30
(5) Company dividend policy and implementation status	30
(6) The effect of dividend distributions contemplated for the current fiscal year on company operating performance and earnings per share	31
(7) Employee bonuses and compensation of directors and supervisors	31
(8) Status of company buyback of corporate stocks	33
5. The description of the status of issue and private placement of "corporate	33

I

bonds" (including overseas corporate bonds)
6. The description of the status of issue and private placement of "preferred shares"	37
7. The description of the status of participation in the issue and private placement of "overseas depositary receipts"	38
8. The description of the status of issue and private placement of employee stock option certificates	38
9. The description of the status of mergers and acquisitions	38
10. The description of the status of issues of new shares in connection with acquisition of shares of another company	39
Section II Operation Summary	40
1. Operation of the company	40
(1) Business content	40
(2) Summary of market and production/sales	48
(3) Number of employees for the most recent two years	54
(4) Information on environmental protection expenditures	54
(5) Labor relations	56
2. Fixed assets and other real properties	58
(1) Self-owned assets	58
(2) Rental properties	62
(3) Each factory's current condition and facility productivity ratio for most recent two years	62
3. Investments in other companies	63
(1) A general description of companies that have been invested in	63
(2) Consolidated stake	64
(3) The status of those subsidiaries of companies listed on the stock exchange or traded on an OTC market who held or disposed of shares of this company during the most recent two years and up to the prospectus' publishing date and the status of the shares pledged	64
(4) Any occurrences of the situations of Article 185 of the Company Act, or transferring part of the business operation or results of the research and development to a subsidiary during the most recent two years and up to the prospectus' publishing date	64
4. Important contracts	65
Section III Issuance Plans and Implementation Status	66
1. Analysis of the previous cash capital increase, merger or acquisition, issue of new shares in connection with the acquisition of shares of another company, or plan of utilization of capital from issuance of corporate bonds	66
2. The plan for the current cash capital increase, issuance of corporate bonds, or issuance of employee stock option certificates	76

II

3. the current issue of new shares in connection with acquisition of another company's shares	76
4. the current issue of new shares in connection with acquisition or merger	76
Section IV Financial Summary	109
1. Summary financial data for the most recent 5 fiscal years	109
(1) Condensed balance sheet and income statement	109
(2) Matters of material significance which affected the comparability of the above-mentioned financial statements	110
(3) The names and auditor's opinions of the attesting certified public accountant for the most recent five years	111
(4) Financial analysis	111
(5) Description of major variations of accounting items	115
2. Financial statements	116
(1) The financial statements and a certified public accountant audit report for the two years	116
(2) A consolidated financial statement for the parent company and its subsidiaries for the most recent fiscal year, audited and attested by a CPA	116
(3) During the period after the issuer has registered (or applied for) the offering and issuance of securities and until the prospectus' printing date, if there exists any updated certified public accountant audited/attested financial statement, it shall also be disclosed.	116
3. Financial summary and other important matters	116
(1) If the company or an affiliated enterprise has encountered any financial difficulties in the most recent two years or during the current fiscal year up to the date of the prospectus's printing, the impact on the company's financial condition shall be set forth.	116
(2) Any of the events in Article 185 of the Company Act has occurred within the most recent two years or up to the date of the prospectus's printing	117
(3) Subsequent events	117
(4) Other matters	117
4. Review and analysis of financial condition and operating results	117
(1) Financial condition	117
(2) Operating results	118
(3) Cash flows	119
(4) The impact of any material capital expenditures over the most recent fiscal year upon the company's financial and operating condition	121
(5) The company's policy for the most recent fiscal year on investments in other companies, the main reasons for profit/losses resulting therefrom, plans for improvement, and investment plans for the coming year	122

III

(6) other important matters	123
Section V Special Items to be Included	124
1. Summary of the internal control system	124
2. Those who have retained an FSC-approved or -recognized credit rating institution to conduct a credit rating/evaluation shall disclose the credit rating/evaluation report issued by the credit rating institution.	124
3. Summary opinion from the securities underwriter's assessment	124
4. Attorney's legal opinion	124
5. Summary opinion stated in the case checklist schedule written by the issuer and reviewed by a certified public accountant	124
6. The improvement status of the items notified to be corrected, if at the time the company registered (or applied for approval of) the previous offering and issuance of securities the FSC had notified it to make self-correction on certain items.	124
7. The items notified to be further disclosed, if at the time the company registered the current offering and issuance of securities the FSC had notified it to make supplemental disclosure on certain items.	124
8. The statement or promised items disclosed in the prospectus from the company's registration (application) for offering and issuance of securities for the first time, the preceding time, and within the most recent three years, and the current state of fulfillment of such.	125
9. The major content of any dissenting opinion of any director or supervisor regarding any material resolution passed by the board of directors, where there is a record or written statement of such opinion, for the most recent five years and up to the date of printing of the prospectus.	125
10. Status of private placements of common shares in the three most recent fiscal years	125
11. Any legal sanctions against the company or its internal personnel, or any disciplinary action taken by the company against its own personnel for violation of internal controls, during the most recent fiscal year or during the current year up to the date of printing of the prospectus; and a description of the main shortcomings in the company's internal control system as well as an indication of measures for improvement.	125
12. Other necessary items to be supplemented and explained	125
13. The state of implementation of corporate governance	125
Section VI Important Resolutions	127

IV

Section I Company Summary

1. Brief company description

(1) Date of incorporation : August 12, 1996

(2) Addresses and telephone numbers of the head office, branches and factories/plants

Headquarters	:	No. 1, Li-Hsin Road 2 Science-Based Industrial Park Hsinchu
Tel	:	(03)500-8800
Fab L1	:	No. 3, Gongye E. 3 Road Science-Based Industrial Park Hsinchu
Tel	:	(03)500-8800
Fab L3A	:	No. 5, Li-Hsin Road 6 Science-Based Industrial Park Hsinchu
Tel	:	(03)500-8800
Fab L3B	:	No. 1, Li-Hsin Road 2 Science-Based Industrial Park Hsinchu
Tel	:	(03)500-8800
Fab L3C	:	No. 23, Li-Hsin Road Science-Based Industrial Park Hsinchu
Tel	:	(03)500-8800
Fab L4A, L5A&L5B	:	1 Xinhe Road, Aspire Park Lungtan Taoyuan (Taoyuan Branch)
Tel	:	(03)407-8800
Fab L6A, L5C&L7A	:	1 JhongKe Rd. Central Taiwan Science Park Taichung (Taichung Branch)
Tel	:	(04)2460-8800

(3) Company history :

1999	Feb.	Applied for the supplemental public issuance from SEC
	Mar.	Exhibition of the 42" PDP at the CeBIT in Hannover, a product developed domestically without foreign assistance.
	Apr.	Mass production of Taiwan’s first G3.5 TFT-LCD line
	Jul.	Mass production of 13.3” TFT-LCD
	Aug.	Broke ground at Taiwan’s first TFT-LCD G4 line in Lungtan Aspire Park
	Oct.	42”PDP awarded as the “Innovative Product Award” by Science

Park Administration
	Dec.	Cash capital increase of NT$ 3 billion ; paid-in capital reached NT$ 11 billion.
2000	Apr.	Mass production of 14.1” TFT-LCD
	May	Successful development and launch of 17” TFT-LCD
	Sep.	Initial public offering in Taiwan
	Dec.	Awarded the Research and Development Investment Award by the Science Park Mass production of 15” TFT-LCD
2001	Jan.	Successful development and pilot production of the mass production of the technology of wide viewing angles on TFT-LCD.
	Feb.	Mass production of G4 TFT-LCD line. Another Taiwan first.
	May	The resolution to merge with Unipac was passed at the Shareholder’s Meetings of both ADT and Unipac. Company name changed to AUO Ltd..
	Sep.	The merger with Unipac; Merger Closing Date set as Sep. 1st ; the paid-in capital after merger reached NT$ 29.7 billion.
	Nov.	Issuance the First Domestic Unsecured Corporate Bond with the amount of NT$ 10 billion.
2002	May	Successful launch of ADR in NYSE under ticker “AUO”.
	Jul.	Suzhou Module Plant (S1) mass production, first in China
	Aug.	Output of small/medium TFT-LCD panels exceeds one million per month.
Sep.
Recognized by the Taiwan Ministry of Economic Affairs (MOEA) with the Industrial Technology Advancement Award. Winner of five awards for The 2002 Gold Panel Display Awards for leading competitiveness and self-developed technologies.

	Dec.	Taiwan’s first G5 technology panel light-up
2003	Feb.	Taiwan’s first 26” LCD TV panel produced by G5 technology
	Mar.	AU Optronics established extensive collaboration with Fujitsu Display Technologies Corporation (“FDTC”) in LCD Technology.
	May	AUO and Universal Display Corporation demonstrated the world’s first amorphous silicon TFT OLED using UDI’s high efficiency phosphorescent OLED technology at SID conference
	Jul.	Winner of the Gold Panel Award in 2003 as well as the Best Technology Award and Outstanding Personnel Award.

Construction of fabrication L10 at the Central Taiwan Science Park starts. It is the first G6 fabrication in Taiwan and AUO’s third location on the island.
	Aug.	Launch of the 30”LCD TV monitor, outpacing industry standards. Ranked first in the Hardware Category of Asia’s Best Management Company 2003 by Asiamoney.
Sep.
Launch of the 12 ms Response Time display, taking the global lead in response time.
Launch of the 46 inch HDTV wide screen LCD TV monitor, Taiwan’s first manufacturer of large-sized LCD TV monitors of 40 inches and over.

2004	Apr.	Reelection of the Directs and Supervisors in the Annual Shareholder’s Meeting
	May	Winner of the ‘Gold Panel Award 2004’
	Oct.	Launch of the Double-Sided AMOLED
2005	Jan.	Successfully turned-on Taiwan’s first 32”LCD TV via the G6 TFT-LCD line
	May	Honored as Distinguished Paper at the SID Technical Symposium
	Oct.	Ranked as the 13th in the Asian Business Week 50

2. Risks

(1) Risk factors

a.     The impact upon the company's balance sheet of inflation and changes in interest and exchange rates, and the measures the company plans to adopt in response

The low interest rate environment is beneficial for cutting borrowing costs. However, as the global economy recovers and as the FED continues to raise interest rates, it may be necessary to engage in interest rate swap transactions when appropriate to counter the uncertainties of a rising interest rate and avoid interest rate fluctuation risk.

With respect to exchange rate during recent financial turbulence, foreign exchange risk has been reduced with market instruments such as forward exchange contracts to avoid currency exchange loss. Hedging transactions will continue to be adopted in the future to reduce the impact of exchange rate fluctuations on profits.

b.     High-risk investments, highly leveraged investments, loans to other parties,

endorsements, guarantees, and derivatives transactions; the main reasons for the profits/losses generated thereby; and responsive measures to be taken in the future.

There are currently no loans to other parties. Endorsements are limited to the company’s invested subsidiaries. Derivative instruments are being engaged to hedge market risk. In the future, regular evaluation and necessary adjustments will be made to the hedging strategy with respect to changing market trends and the company’s operations

c.     Future research and development projects, and expenditures expected in connection therewith

Refer to the “Technology and research & development summary” in the “Operation Summary” section.

d.     The impact upon the company's financial operations of important policy and legal developments at home and abroad, and the measures the company plans to adopt in response

The AUO continues to pay close attention to important policy and legal development at home and abroad and adopt according measures to respond to the above changes. Up to the printed date of the prospectus, no policy or regulations has had material impact upon the company’s operations.

e.      The impact on the company's financial operations of developments in science, technology, and industry, and the measures the company plans to adopt in response

The worldwide trend for flat panel displays in recent years is reflected by sales of products, such as notebooks, monitors, communication electronics, and consumer electronics. The flat panel display industry has witnessed cuts in production costs and, in turn, prices with continued investment on expansion of production capacity and technological innovations. Consequently, price reductions have boosted the demand for flat panel displays.

In response to growing demand and the globalization trend, AUO has set up marketing and customer service sites in major countries around the world. There is also a backend modular assembly plant in mainland China. It is hoped that close collaboration between production and marketing will offer better chances of success.

f.      The impact of changes in the company's image upon its crisis management, and the measures the company plans to adopt in response

AUO recognizes the possibility of external matters exerting negative impact on the company’s image. AUO’s crisis management rules are formulated in accordance with the company’s emphasis on integrity and product quality and collectively managed by the board of directors and high-level managers. In the event of such crises, AUO shall establish an emergency taskforce to handle the situation as well as its consequences. The emergency taskforce shall adopt necessary measures to ensure the safety of its staff and nearby surroundings as well as the smooth operation of the production process.

AUO is currently listed at the TAIEX and the NYSE under the supervision of authorities in both places. AUO continues to observe legal regulations in both places.

g.      The expected benefits and potential risks of any merger or acquisition

Please refer to section three: issuance plan. The main risk of this merger lies in the post-merger integration process. However, AUO has many years of experience in business management and an excellent track record in managing mergers and acquisitions, which should help to lower the risks involved.

h.      The expected benefits and potential risks of any plant expansion

AUO continues to expand its plants and procure new generation production facilities to build a comprehensive line-up of products. This sets AUO apart from its competitors, creates market differentiation, and helps to respond to changes in market demand and supply.

i.      The risks associated with any consolidation of sales or purchasing operations

There is no consolidation of sales or purchasing operations at AUO.

j.      Effect upon and risk to the company if a major quantity of shares belonging to a director, supervisor, or shareholder holding greater than a 10 percent stake in the company has been transferred or has otherwise changed hands

Up to the printed date of the prospectus, there is no such issue.

k.      Effect upon and risk to the company associated with any change in governance personnel or top management

AUO's management team continues to strive to maximize shareholders’ interests. The management structure remains stable and is in no risk of immediate change. AUO’s operation continues to achieve excellent results and positive feedback.

l.   Other important risks : none.

(2) Litigation and non-litigation matters

a.     If there has been any substantial impact upon shareholders' equity or prices for the company's securities as a result of any litigation, non-litigation proceeding, or administrative dispute involving the company that was finalized or remained pending during the most recent two fiscal years or during the current fiscal year up to the printing date of the prospectus, the prospectus shall disclose the facts in dispute, amount in dispute, commencement date, main parties involved, and current status of the case.

The Commissariat à l'Energie Atomique (CEA) instituted civil action against AUO in April 2004 to the U.S. District Court of Delaware, alleging infringement against the CEA’s American patents related to the AUO’s manufacturing and selling of LCDs. The proceedings have now moved to the stage of discovery. Up to March 31st 2006, management believe that the aforementioned legal proceedings will not have a material effect on the company’s operations.

b.     If there has been any substantial impact upon shareholders' equity or prices for the company's securities as a result of any litigation, non-litigation proceeding, or administrative dispute involving a company director, supervisor, general manager, de facto responsible person, or major shareholder with a stake of more than 10%, and the matter was finalized or remained pending during the most recent two fiscal years or during the current fiscal year up to the printing date of the prospectus, the prospectus shall disclose the information set forth in sub-subparagraph (1) above : none.

c.     The prospectus shall note the occurrence of any event set forth under Article 157 of the Securities and Exchange Act that involves a company director, supervisor, its general manager, or any major shareholder with a stake of more than 10%, provided the event occurred in the most recent two years or during the current fiscal year up to the printing date of the prospectus. The prospectus shall also note how the company is currently handling the matter : none.

(3)    If a company director, supervisor, its general manager, or a major shareholder with a stake of more than 10% has experienced financial difficulties or lost creditworthiness within the most recent two fiscal years or during the current fiscal year up to the printing date of the prospectus, the prospectus shall note the effect on the company's financial status : none.

(4) Any other important matters : none.

3. Company organization

(1) Organization system

a. Organizational structure

Shareholder's Meeting
Supervisors
Board of Directors
Auditing Office
Chairman
General Manager
Technology Unit
Information Technology Display Product R&D
Consumer Electronics Display Product R&D
Display Technology R&D
Lighting System R&D
Precision Machinery R&D
Business Unit
Information Technology Display Business Group
Desktop Display Business Unit
Notebook PC Display Business Unit
General Display Business Div.
Consumer Electronics Display Business Group
Television Display Business Unit
Audio-Video Display Business Unit
Mobile Device Display Business Unit
Global Marketing & Sales Branch Companies
Operation Unit
Global SCM
Procurement Div.
Logistics Div.
Material & Logistics Div.
Supplier Quality Management Div.
Global MFG
LCD Operation Center
LCM Operation Center
Quality Management Center
Environment, Safety and Health Dept.
Administration
Finance
Information Technology Div.
Technology Office
Legal Office

b. The business in which each major department engages

Departments	Function
Auditing Office	Management of business processes and examination of internal affairs
President Office	Corporate strategic planning, investment and operation analysis, legal and IP affairs, and internal audit
Technology Center	Research and development of advanced technologies and new products
Business Headquarters	DD, MD, TV and AV product development, marketing and customer services
Operation Headquarters	Planning and management of material and products, backend product manufacturing process and product manufacturing
Environment, Safety and Health	Management of safety, sanitation, environmental protection and contingency plans
Administration	HR, general affairs and industrial safety
Finance	Planning, execution and management of tax, accounting and finance issues
Information Technology	Design and maintenance of IT platforms and integration of new IT technologies
Technical Office	Manages intellectual property and patent rights
Legal Affairs Office	Handles corporate legal affairs

(2) Chart of affiliated enterprises

a. Chart of affiliated enterprises
March 31, 2006

b. Information of affiliated enterprises

March 31, 2006; Unit: NT$ thousands; shares (in thousands)
name of the affiliated enterprises	relationship between the company	numbers of shares held	shareholding ratios	actual investment amounts
AU Optronics (L) Corp.	Subsidiary	180,655	100%	6,081,711
AU Optronics Corporation America.	Investee	1,000	100%	US$1,000
AU Optronics Corporation Japan.	Investee	1.8	100%	US$800
AU Optronics (Suzhou) Corp.	Investee	-	100%	US$170,000
AU Optronics Europe B.V.	Investee	50	100%	US$59
AU Optronics Korea Ltd.	Investee	-	100%	US$155
AU Optronics (Shanghai) Corp.	Investee	-	100%	US$1,000
Darwin Precisions (L) Corp.	Investee	7,500	50%	US$7,500
Darwin Precisions (Suzhou) Corp.	Investee	-	100%	US$10,054
Konly Venture Corp.	Subsidiary	100,000	100%	1,200,000
No cross-shareholding situation between AUO and stated affiliated enterprises.

(3) General manager, vice general manager, assistant vice general manager, and the manager of each department and branch institution
06/30/06; Unit: shares (in thousands); %
Position	Name	Job Commence-ment Date	Shareholding		Spouse and Minor Shareholding		Shareholding under the name of other parties		Education and Selected Past Position	Selected Current Position	Spouses of or First or Second-degree Relatives to the Managers			Acquisition of Employee Stock Option Certificates
			shares	%	shares	%	shares	%			Position	Name	Relation-ship
Chairman & CEO	Kuen Yao Lee	03/27/03 (note1)	8,542	0.15	1,278	0.02	-	-	M.B.A., International Institute for Management Development, Switzerland B.S., Electrical Engineering, National Taiwan University Chairman, BenQ Corp. Vice President, Acer	Chairman & CEO of BenQ Director of Darfon Electronics Corp.; Director of Daxon Technology Inc. Chairman of Darly Venture, Chairman of DarlyII Venture	-	-	-	-
President	Hsuan Bin Chen	08/12/96	5,230	0.09	396	0.01	-	-	B.S., Communications Engineering, National Chiao Tung University, Managing Director for Acer Technologies Sdn. Bhd. Malaysia	Chairman of Wellypower Optronics Corporation Director of BenQ	-	-	-	-
EVP	Po-Yen Lu	03/27/03 (note1)	2,517	0.04	10	-	-	-	Ph.D., Chemical Engineering, University of Illinois, Urbana-Champaign Bachelor, Chemical Engineering, National Taiwan University Deputy Director, Electronics Research & Service Organization, Industrial Technology Research Institute Technical Manager, Bell Lab	Director of Cando Corporation; Director of Sita Technology Corp.	-	-	-	-
EVP	Hui Hsiung	03/27/03 (note1)	3,120	0.05	-	-	-	-	Ph.D., Physics, University of California, Berkeley B.S., Physics, National Taiwan University Senior Research Staff, DuPont Company	none	-	-	-	-
SVP	C.Y. Lin	03/27/03 (note1)	966	0.02	-	-	-	-	Ph. D., Chemical Engineering, Carnegie-Mellon University Technical Manager, Bell Laboratories	Director of Cando Corporation; Supervisor of Daxon Technology Inc.	-	-	-	-
VP	David (Feng Cheng) Su	03/27/03 (note1)	1,794	0.03	54	-	-	-	Ph. D., State University of New York Vice President, Product Development, Unipac	none	-	-	-	-
VP	L.J. Chen	03/27/03 (note1)	818	0.01	-	-	-	-	Ph. D degree from National Tsing-Hua University Manager, Electronics Research & Service Organization, Industrial Technology Research Institute	none	-	-	-	-
VP	Paul	03/27/03	1,368	0.02	406	0.01	-	-	MBA ,UK Heriot-Watt University	none	-	-	-	-

06/30/06 ; Unit: shares (in thousands) ; %
Position	Name	Job Commence-ment Date	Shareholding		Spouse and Minor Shareholding		Shareholding under the name of other parties		Education and Selected Past Position	Selected Current Position	Spouses of or First or Second-degree Relatives to the Managers			Acquisition of Employee Stock Option Certificates
			shares	%	shares	%	shares	%			Position	Name	Relation-ship
VP	Peng	(note1)							Vice President, Acer Display Technology	none
VP	F.C. Hsiang	03/27/03 (note1)	2,003	0.03	139	-	-	-	M.S, Mechanical Engineering, National Cheng Kung University Factory Director, Featron Director, Acer Display Technology	none	-	-	-	-
VP	Fang-jen Lo	03/27/03 (note1)	1,434	0.02	181	-	-	-	Ph.D., .E.E., Northwestern University Vice President,Unipac	none	-	-	-	-
VP	C.T. Liu	03/27/03 (note1)	856	0.01	-	-	-	-	PhD, Electronic Engineering, Princeton University B.S., E.E., National Taiwan University Technical Manager, Bell Laboratories	none	-	-	-	-
VP	Kuo-long Wu	03/27/03 (note1)	3,050	0.05	-	-	-	-	M.S., Mechanical Engineering, National Cheng Kung University Vice President,Acer Display Technology Director, BenQ	none	-	-	-	-
VP	Max Cheng	03/27/03 (note1)	922	0.02	4	-	-	-	M.B.A. in Accounting, Northern Illinois University Director, Acer Display Technology	Supervisor of Cando Corporation	-	-	-	-
AVP	Ming-ren Chen	03/27/03 (note1)	102	-	-	-	-	-	B.S., Chemical Engineering, National Taiwan University Manager, Quality Control, Philips	none	-	-	-	-
AVP	Hsin-lung Wang	08/01/03	496	0.01	1	-	-	-	B.S., E.E., National Chiao Tung University Director, Teconano	none	-	-	-	-
AVP	Shui-chi Lien	08/04/03	413	0.01	-	-	-	-	Ph. D., E.E., University of Minnesota IBM Research Staff Member	none	-	-	-	-
AVP	Yong-hung Lu	02/11/04	589	0.01	-	-	-	-	Ph. D., Applied Chemistry, National Chiao Tung University	none	-	-	-	-
AVP	Shi-fang Hsie	02/12/04	777	0.01	92	-	-	-	B.S., Chemistry,National Tsing-Hua University Manager, Merck Electronic Chemicals Factory Director,Unipac	none	-	-	-	-
AVP	Bing-de Liu	07/01/05	505	0.01	2	-	-	-	Ph. D., E.E., National Taiwan University Manager, Electronics Research & Service Organization, Industrial Technology Research Institute	none	-	-	-	-
AVP	Chi-hsiung Hsu	11/21/05	-	-	-	-	-	-	B.S., Industrial Technology, National Taiwan University of Science and Technology Vice President, Philips	none	-	-	-	-
AVP	Yu-hsia	12/01/05	90	-	-	-	-	-	B. A., Fu Jen Catholic University	Supervisor of ColyTech	-	-	-	-

06/30/06 ; Unit: shares (in thousands) ; %
Position	Name	Job Commence-ment Date	Shareholding		Spouse and Minor Shareholding		Shareholding under the name of other parties		Education and Selected Past Position	Selected Current Position	Spouses of or First or Second-degree Relatives to the Managers			Acquisition of Employee Stock Option Certificates
			shares	%	shares	%	shares	%			Position	Name	Relation-ship
	Hsiao								Manager, BenQ CFO, Daxon
AVP	Kuo-hsin Tsai	12/01/05	775	0.01	86	-	-	-	B.A., National Cheng Kung University Manager, Mag Technlogy	none	-	-	-	-
AVP	Kun-yu Lin	12/01/05	31	-	25	-	-	-	B.S., Photonics, National Chiao Tung University	none	-	-	-	-
Note1 : Pursuant to the SEC 03/27/03 Tai Tsai Cheng (3) Tzu No.0920001301 to take up the manager position.

(4) Directors and supervisors

a. Name, work experience (educational background), amount and nature of shareholdings

06/30/06 ; Unit: shares (in thousands) ; %
Title	Name	Date Elected	Term	Date First Elected	Shareholding when Elected		Current Shareholding		Spouse and Minor Shareholding (Note 4)		Education and Selected Past Position	Selected Current Position	Managers are Spouse or Within Second-degree Relative of Consaguinity to Each Other
					shares	%	shares	%	shares	%			Title	Name	Relationship
Chairman&CEO	Kuen- Yao Lee	04/30/04	3 years	04/30/04	6,338	0.15	8,542	0.15	1,278	0.02	M.B.A., International Institute for Management Development, Switzerland B.S., Electrical Engineering, National Taiwan University Chairman, BenQ Corp.	Chairman & CEO of BenQ Director of Darfon Electronics Corp.; Director of Daxon Technology Inc. Chairman of Darly Venture, Chairman of DarlyII Venture	-	-	-
Director & President	Hsuan Bin Chen	04/30/04	3 years	04/23/99	4,289	0.10	5,230	0.09	396	0.01	B.S., Communications Engineering, National Chiao Tung University, Managing Director for Acer Technologies Sdn. Bhd. Malaysia	Chairman of Wellypower Optronics Corporation Director of BenQ Corp.	-	-	-

Title	Name	Date Elected	Term	Date First Elected	Shareholding when Elected		Current Shareholding		Spouse and Minor Shareholding (Note 4)		Education and Selected Past Position	Selected Current Position	Managers are Spouse or Within Second-degree Relative of Consaguinity to Each Other
					shares	%	shares	%	shares	%			Title	Name	Relationship
Director	Hsi-Hua Sheaffer Lee (note1)	04/30/04	3 years	07/18/96	626,067	14.38	716,534	12.29	-	-	B.S., Electrical Engineering, National Cheng Kung University, CEO, BenQ Corporation Director, Marketing, Acer U.S.	President & COO, BenQ Corp. Director, BenQ Corp. Director,Gallant Precision Machining Co., Chairman, Darfon, Director, Darly Venture, Director, BenQ Asia	-	-	-
Director&EVP	Po-Yen Lu (note1)	04/30/04	3 years	07/18/96	626,067	14.38	716,534	12.29	-	-	Ph.D., Chemical Engineering, University of Illinois, Urbana-Champaign Bachelor, Chemical Engineering, National Taiwan University Deputy Director, Electronics Research & Service Organization, Industrial Technology Research Institute Technical Manager, Bell Lab	Director, Cando Corp, Director of Sita Technology Corp	-	-	-
Director&EVP	Hui Hsiung (note1)	04/30/04	3 years	07/18/96	626,067	14.38	716,534	12.29	-	-	Ph.D., Physics, University of California, Berkeley B.S., Physics, National Taiwan University Senior Research Staff, DuPont Company	none	-	-	-
Director	Chin-Bing Peng (Note2)	04/30/04	3 years	04/30/04	832	0.02	1,525	0.03	-	-	M.B.A., National Chengchi University B.A.,Accounting, National Chengchi University SVP&CFO, Acer Incorporated	CEO, SoftCapital, Director, BenQ Corp.	-	-	-

Title	Name	Date Elected	Term	Date First Elected	Shareholding when Elected		Current Shareholding		Spouse and Minor Shareholding (Note 4)		Education and Selected Past Position	Selected Current Position	Managers are Spouse or Within Second-degree Relative of Consaguinity to Each Other
					shares	%	shares	%	shares	%			Title	Name	Relationship
Director	Huey- Juan Hsieh	04/30/04	3 years	04/30/04	-	-	-	-	-	-	Ph. D. in Finance, University of Houston Director, Direct Investment & Corporate Finance, China Development Industrial Bank Senior Director, Corporate Finance, China Development Industrial Bank Advisory, Asset Management, China Development Industrial Bank Director, Chin Hsin Hsin Steel CEO, Taiwan Cooperative Asset Management	Professor, National Taiwan University of Science and Technology	-	-	-
Director	Cheng- Chu Fan	04/30/04	3 years	04/30/04	-	-	-	-	-	-	B.S., E.E., National Taiwan University President, WK Technology Fund CEO&President, Microsoft Taiwan VP of HP, Taiwan	Independent Director, Advantech Director, Transcend Director, Supreme Electronics Co. Independent Supervisor,Compal Communication	-	-	-
Director	T.J. Huang	04/30/04	3 years	04/30/04	-	-	-	-	-	-	Ph.D., Computer, University of Wisconsin B.S., Mathematics, National Taiwan University	Chairman, Systex Co., Chairman, Sysware Co., President, Asia Vest Partners TCW/YFT (Taiwan) Ltd., Director, Concord System Management, Independent Supervisor, Formosa International Hotel Co., Director, Taiwan Hopax Chemicals MFG.Co., Independent Director, Digital United Inc., Independent Director, Yulon Nissan Motor Co., Chairman , Systex Invesment、Director, SysJust	-	-	-

Title	Name	Date Elected	Term	Date First Elected	Shareholding when Elected		Current Shareholding		Spouse and Minor Shareholding (Note 4)		Education and Selected Past Position	Selected Current Position	Managers are Spouse or Within Second-degree Relative of Consaguinity to Each Other
					shares	%	shares	%	shares	%			Title	Name	Relationship
Supervisor	Chieh- Chien Chao	04/30/04	3 years	04/30/04	-	-	-	-	-	-	CEO, Chiao Tung Bank, Chairman, China Farmer Bank, Chairman, Small and Medium Business Credit Guarantee Fund	Adjunct Professor, International Business, National Taiwan University	-	-	-
Supervisor	Ko-Yung (Eric) Yu (Note1)	04/30/04	3 years	07/18/96	626,067	14.38	716,534	12.29	-	-	M.B.A., University of Strathclyde V.P., BenQ Corp.	V.P. BenQ Co.,Chairman, Daxon, Director, Gallant Precision Machining Co., Supervisor, Dafon Director, Airoha Technology	-	-	-
Supervisor	Shin Chen (Note3)	04/30/04	3 years	04/30/04	55,178	1.27	39,546	0.68	-	-	Ph. D. in Business Administration, Nova University in Fort Lauderdale, Florida M.B.A., California State University, Long Beach M.S., Agriculture Economics, National Taiwan University CEO, Central Investment Holdings Company CEO, Chinatrust Venture Capital Co.	Executive Vice President, China Development Industrial Bank	-	-	-
Note1: Representatives of BenQ Corp.
Note2: Representatives of DarlyII Venture
Note3: Representatives of China Development Industrial Bank
Note4: The Directors and Supervisors of AUO have no share held under the name of other parties

Main shareholders of the Directors/Supervisors that are representatives of corporate shareholders

04/15/06
Juristic Person Shareholder (Note1)	Main Shareholders of the Juristic Person Shareholder (Note2)
BenQ Corporation	No shareholder owned more than 10%
DarlyII Venture	BENQ Corporation
China Development Industrial Bank	China Development Financial Holding
Note 1 :  In the case that a director or supervisor is the representative of a juristic person shareholder, the name of the juristic person shareholder shall be noted.
Note 2 :  The names of the shareholders who hold more than 10% of the shares of such juristic person shareholder, or those who rank in the top 10 in shareholdings.
The following table should be filled out if before-mantioned main shareholder is a juristic person shareholder.

Juristic Person shareholder (Note1)	Main Shareholders of the Juristic Person Shareholder (Note2)
BenQ Corporation	No shareholder owned more than 10%
China Development Financial Holding
China Development Industrial Bank, China Life Insurance, KGI Securities, Taiwan Bank, National Financial Stabilization Fund, ICBC, Council of Labor Affairs, HSBC custodianship of Morgan Stanley International, Cross Century Investment Company, Shin Kong Life Insurance

Note 1 :  The name of the juristic person should be noted if the main shareholder listed in the previous form is a juristic person shareholder again.
Note 2 :  The names of the shareholders who hold more than 10% of the shares or those who rank in the top 10 in shareholdings of such juristic person shareholder.

b. Independence Criteria of Directors and Supervisors

Criteria (Note 1)
Criteria Name	Over Five Years of Experience in Business, Finance, Legal or Areas Required by the Company	1	2	3	4	5	6	7	Remark (Note2)
Kuen-Yao Lee	yes			✓			✓	✓	-
Hsuan Bin Chen	yes		✓	✓			✓	✓	-
Representatives of BenQ Corp. : Hsi-Hua Sheaffer Lee	yes		✓	✓			✓		-

Representatives of BenQ Corp. : Po-Yen Lu	yes		✓	✓			✓		-
Representatives of BenQ Corp. : Hui Hsiung	yes		✓	✓			✓		-
Representatives of DarlyII Venture : Chin-Bing Peng	yes		✓	✓			✓		-
Vivien Huey-Juan Hsieh	yes	✓	✓	✓	✓	✓	✓	✓	-
Cheng-Chu Fan	yes	✓	✓	✓	✓	✓	✓	✓	Concurrently serves as Independent Director of other two companies and Independent Supervisor of another one company
T.J. Huang	yes	✓	✓	✓	✓	✓	✓	✓	Concurrently serves as Independent Director of another company and Independent Supervisor of another one company
Chieh-Chien Chao	yes	✓	✓	✓	✓	✓	✓	✓	-
Representatives of BenQ Corp. : Ko-Yung (Eric) Yu	yes		✓	✓			✓		-
Representatives of China Development Industrial Bank : Shin Chen	yes	✓	✓	✓	✓	✓	✓		-
Note 1 : The ”✓” indicates the Director or Supervisor meets conditions specified above
(1)   Neither an employee of the Company nor a director, supervisor or employee of affiliated companies, but concurrently serve as the Independent Director/Supervisor of the Company’s parent company or subsidiary could be exempted.
(2)   Neither a natural person shareholder directly or indirectly owning more than 1% of the Company’s outstanding shares nor one of the Company’s top ten natural person share-holders.
(3)   Neither a person nor first or second-degree relative to any person specified in previous two columns.
(4)   Not a director, supervisor, or employee of a juristic person shareholder directly or indirectly owning more than 5% of the Company’s top five juristic person shareholders.
(5)   Neither a director, supervisor, manager or shareholder holding more than 5% of the outstanding share of certain companies nor institutions that have financial or business relationship with the Company.
(6)   In the past year, the director/supervisor or his/her spouse did not provide finance, commerce, legal consultation and services to the company as an expert, nor was an owner, partner, director, supervisor or manager of any sole proprietorship, partnership, company or institution that provide such service.
(7)   Neither a juristic person nor its representative as defined in Article 27 of Company Law.
Note 2 :   For Independent Director/Supervisor who concurrently serves as the Independent Director/Supervisor of other companies, the numbers of those companies should be  listed.

(5) Promoters : Not Applicable

(6) Remuneration to directors, supervisors, general manager, and vice general manager

a. Remuneration and transportation allowances paid to directors and supervisors for the most recent fiscal year

Remuneration Paid to Directors
Unit: NT$ thousands;shares (in thousands)
Title	Name	Transportation Allowances		Compensation		Compensation from Profit Distribution (note 1)		Employee Profit Sharing(note 2)								Total Compensation		Total Compensation as % of Net Income		Number of Employee Stock Option Granted		Other Compensation
		AUO	Consoli-dated Subsi- diares	AUO	Consoli-dated Subsi- diares	AUO	Consoli-dated Subsi- diares	AUO				Consolidated Subsidiaries				AUO	Consoli-dated Subsi- diares	AUO	Consoli-dated Subsi- diares	AUO	Consoli-dated Subsi- diares	AUO	Consoli-dated Subsi- diares
								Cash	Stock			Cash	Stock
									Shares	Price (NTD)	Value		Shares	Price (NTD)	Value
Chairman	Kuen-Yao Lee	420	420	0	0	16,242	16,242	0	0	46.58 (note3)	0	0	0	46.58 (note3)	0	16,662	16,662	0.11%	0.11%	0	0	0	0
Director	Hsuan Bin Chen
Director	Representatives of BenQ Corp. : Hsi-Hua Sheaffer Lee
Director	Representatives of BenQ Corp. : Po-Yen Lu
Director	Representatives of BenQ Corp. : Hui Hsiung
Director	Representatives of DarlyII Venture : Chin-Bing Peng
Director	Vivien Huey-Juan Hsieh
Director	T.J. Huang
Director	Cheng-Chu Fan

	Number of Directors
	2005
	AUO	Consolidated Subsidiaries
Under NT$ 2,000,000	8	8
NT$ 2,000,000~ NT$ 5,000,000	1	1
NT$ 5,000,000~ NT$ 10,000,000	0	0
NT$ 10,000,000~ NT$ 50,000,000	0	0
Over NT$ 50,000,000	0	0
Total	9	9
Note 1:   Proposed amount of director remuneration to be distributed in the earning distribution proposal for 2005. If the representative of a juristic person is elected as director, the remuneration is distributed to the juristic person.
Note 2:   Proposed employee bonus to be distributed to directors currently serving as employee or managerial positions excluding general manager and vice general manager.
Note 3:   The weighted average of closing price in December 2005 is used for calculating the ‘market value’ of bonus shares.

Remuneration Paid to Supervisors
Unit: NT$ thousands; shares (in thousands)
Title	Name	Transportation Allowances		Compensation		Compensation from Profit Distribution(note 1)		Total Compensation		Total Compensation as % of Net Income		Other Compensation
		AUO	Consolidated Subsidiaries	AUO	Consolidated Subsidiaries	AUO	Consolidated Subsidiaries	AUO	Consolidated Subsidiaries	AUO	Consolidated Subsidiaries	AUO	Consolidated Subsidiaries
Supervisor	Chieh-Chien Chao	100	100	0	0	4,855	4,855	4,955	4,955	0.03%	0.03%	0	0
Supervisor	Representatives of BenQ Corp.: Ko-Yung (Eric) Yu
Supervisor	Representatives ofChina Development Industrial Bank : Shin Chen

	Number of Supervisors
	2005
	AUO	Consolidated Subsidiaries
Under NT$ 2,000,000	3	3
NT$ 2,000,000~ NT$ 5,000,000	0	0
NT$ 5,000,000~ NT$ 10,000,000	0	0
NT$ 10,000,000~ NT$ 50,000,000	0	0
Over NT$ 50,000,000	0	0
Total	3	3
Note 1:   Proposed amount of supervisor remuneration to be distributed in the earning distribution proposal for 2005. If the representative of a juristic person is elected as supervisor, the remuneration is distributed to the juristic person.

b. The total sum of the compensation, rewards, special allowance and bonus paid to the general manager and vice general manager for the most recent fiscal year.
Unit: NT$ thousands; shares (in thousands)
Title	Name	Salary		Bonus		Employee Profit Sharing (note1)								Total Compensation		Total Compensation as % of Net Income		Number of Employee Stock Option Granted	Other Compensation
		AUO	Consoli-dated Subsi-diaries	AUO	Consoli-dated Subsi-diaries	AUO				Consolidated Subsidiaries				AUO	Consoli-dated Subsi- diares	AUO	Consoli-dated Subsi- diares	AUO	Consolidated Subsidiaries	AUO	Consolidated Subsidiaries
						Cash	Stock			Cash	Stock
							Shares	Price (NTD)	Value		Shares	Price (NTD)	Value
Chairman & CEO	Kuen-Yao Lee	28,422	28,422	17,189	17,189	0	4,600	46.58 (note2)	214,268	0	4,600	46.58 (note2)	214,268	259,879	259,879	1.66%	1.66%	0	0	0	0
President	Hsuan Bin Chen
EVP	Po-Yen Lu
EVP	Hui Hsiung
SVP	C.Y. Lin
VP	David (Feng Cheng) Su
VP	L.J. Chen
VP	Paul Peng
VP	F.C. Hsiang
VP	Max Cheng
VP	Fang-jen Lo
VP	Jun-ting Lui
VP	Kuo-long Wu

	Number of President and Vice President
	2005
	AUO	Consolidated Subsidiaries
Under NT$ 2,000,000	0	0
NT$ 2,000,000~ NT$ 5,000,000	0	0
NT$ 5,000,000~ NT$ 10,000,000	0	0
NT$ 10,000,000~ NT$ 50,000,000	13	13
Over NT$ 50,000,000	0	0
Total	13	13
Note 1:   Proposed amount of employee bonus to be distributed to general manager and vice general manager in the earning distribution proposal for 2005. This proposed amount has not yet been determined up to the printed date of the prospectus.
Note 2:   The weighted average of closing price in December 2005 is used for calculating the ‘market value’ of bonus shares.

Employee Profits Sharing Granted to Management Team
Unit: NT$ thousands; shares (in thousands)
	Title	Name	Stock (note1)			Cash (note1)	Total	Total Profit Sharing as % of Net Income
			Shares	Price (NTD)	Value	Value
Manager	Chairman& CEO	Kuen-Yao Lee	6,100	46.58 (note2)	284,138	0	284,138	1.82%
	President	Hsuan Bin Chen
	EVP	Po-Yen Lu
	EVP	Hui Hsiung
	SVP	C.Y. Lin
	VP	David (Feng Cheng) Su
	VP	L.J. Chen
	VP	Paul Peng
	VP	F.C. Hsiang
	VP	Fang-jen Lo
	VP	C.T. Liu
	VP	Kuo-long Wu
	VP	Max Cheng
	AVP	Ming-ren Chen
	AVP	Hsin-lung Wang
	AVP	Shui-chi Lien
	AVP	Yong-hung Lu
	AVP	Shi-fang Hsie
	AVP	Bing-de Liu
	AVP	Chi-hsiung Hsu
	AVP	Yu-hsia Hsiao
	AVP	Kuo-hsin Tsai
	AVP	Kun-yu Lin
Note 1:   Proposed amount of employee bonus to be distributed to management team in the earning distribution proposal for 2005. This proposed amount has not yet been determined up to the printed date of the prospectus.
Note 2:   The weighted average of closing price in December 2005 is used for calculating the ‘market value’ of bonus shares.

c.     Analysis of the ratio of the total sum of the remuneration paid to directors, supervisors, and the general manager and vice general manager of the company and all the affiliated companies listed in the consolidated financial report as a proportion of after-tax net income for the most recent two fiscal years. Also, the payout policy, standard, package, the determination process, and association between results of the company’s operation

(a)       The ratio of the total sum of the remuneration paid to directors, supervisors, and the general manager and vice general manager as a proportion of after-tax net income for fiscal years 2005 and 2004 are 2.87% and 2.63%, respectively. The amount of remuneration are determined in accordance with the company’s articles of incorporation and remuneration management regulations.

(b)       None of the affiliated companies listed in the consolidated financial report has remuneration paid to directors, supervisors, and the general manager and vice general manager during the past two fiscal years.

4. Capital and Shares

(1) Types of shares

06/30/06; Unit: shares
Types of shares	Authorized Capital			Remark
	Outstanding Shares“Note”	Unissued Shares	Total
Common Stock	5,830,547,132	1,169,452,868	7,000,000,000	-
Note: Listed Shares

(2) Formation of capital
Unit: shares; NT$
Month/ Year	Price	Authorized		Paid-in		Remark
		Shares	Amount	Shares	Amount	Sources of Capital	Capital Increase by Assets other than Cash	Date/ Document No. of Approval
08/96	10	200,000,000	2,000,000,000	50,000,000	500,000,000	Founding	-	Note 1
06/97	10	200,000,000	2,000,000,000	200,000,000	2.000,000,000	Cash Offering	-	Note 2
07/98	10	800,000,000	8,000,000,000	500,000,000	5,000,000,000	Cash Offering	-	Note 3
12/98	10	800,000,000	8,000,000,000	800,000,000	8,000,000,000	Cash Offering	-	Note 4
12/99	10	1,400,000,000	14,000,000,000	1,100,000,000	11,000,000,000	Cash Offering	-	Note 5
03/01	10	1,400,000,000	14,000,000,000	1,250,000,000	12,500,000,000	Cash Offering	-	Note 6

09/01	10	5,000,000,000	50,000,000,000	2,970,581,607	29,705,816,070	Capitalization of Profit, Capital Surplus and Merge	-	Note 7
06/02	10	5,000,000,000	50,000,000,000	3,470,581,607	34,705,816,070	Cash Offering (ADR)		Note 8
08/02	10	5,000,000,000	50,000,000,000	3,976,397,079	39,763,970,790	Conversion of CB		Note 9
11/02	10	5,000,000,000	50,000,000,000	4,003,048,921	40,030,489,210	Conversion of CB		Note 9
01/03	10	5,000,000,000	50,000,000,000	4,024,194,453	40,241,944,530	Conversion of CB		Note 9
02/03	10	5,000,000,000	50,000,000,000	4,025,833,686	40,258,336,860	Conversion of CB		Note 9
08/03	10	5,800,000,000	58,000,000,000	4,270,445,386	42,704,453,860	Conversion of CB	-	Note 9
						Capitalization of Profit		Note 10
11/03	10	5,800,000,000	58,000,000,000	4,352,237,241	43,522,372,410	Conversion of CB	-	Note 9
06/04	10	5,800,000,000	58,000,000,000	4,658,040,897	46,580,408,970	Capitalization of Profit	-	Note 11
07/04	10	5,800,000,000	58,000,000,000	4,958,040,897	49,580,408,970	Cash Offering (ADR)	-	Note 12
08/05	10	7,000,000,000	70,000,000,000	5,830,547,132	58,305,471,320	Capitalization of Profit	-	Note 13
						Cash Offering (ADR)	-	Note 14
Note 1 :  Science Park Administration 1996.08.12(85)Yuan Shang Tzu No. 13629.
Note 2 :  Science Park Administration 1997.06.05(86) Yuan Shang Tzu No.10528.
Note 3 :  Science Park Administration 1998.07.06(87) Yuan Shang Tzu No.016400.
Note 4 :  Science Park Administration 1998.12.23(87) Yuan Shang Tzu No.030560.
Note 5 :  Science Park Administration 1999.02.23(88) Yuan Shang Tzu No.004099; 1999.09.28(88) Yuan Tou Tzu No. 020212 and SFC 1999.09.28(88) Tai Tsai Cheng (1) Tzu No.85852.
Note 6 :  Science Park Administration 2000.09.04(89)Yuan Tou Tzu No. 020002; SFC 89.12.15(89) Tai Tsai Cheng (1) Tzu No.83046 an 2000.12.26(89) Tai Tsai Cheng (1) Tzu No.102695.
Note 7 :  Science Park Administration 2001.04.26(90) Yuan Tou Tzu No.010897 and SFC 2001.07.20(90) Tai Tsai Cheng (1) Tzu No.14566.
Note 8 :  SFC 2002.01.31(90) Tai Tsai Cheng (1) Tzu No.180178; 2002.05.06(90) Tai Tsai Cheng (1) Tzu No.121435; 2002.05.09(91) Tai Tsai Cheng (1) Tzu No.125871 and 2002.05.17(91) Tai Tsai Cheng (1) Tzu No.127312.
Note 9 :  SFC 2001.08.24(90) Tai Tsai Cheng (1) Tzu No.144602; 2001.11.06“90”Tai Tsai Cheng (1) Tzu No.164505; Science Park Administration 2001.06.21(90) Yuan Tou Tzu No.015666; 90.12.06“90”Yuan Shang Tzu No.030892.
Note 10 : SFC 2003.06.13 Tai Tsai Cheng (1) Tzu No.0920126135; 2003.08.11 Yuan Shang Tzu No.0920019428.
Note 11 : SFC 2004.05.11 Tai Tsai Cheng (1) Tzu No.0930118773; Science Park Administration 2004.06.23 Yuan Shang Tzu No.0930016501.
Note 12 : SFC 2004.05.25 Tai Tsai Cheng (1) Tzu No.0930120132; Science Park Administration 2004.07.16 Yuan Shang Tzu No.0930018382.
Note 13 : SFB 2005.06.24 Jin Guan Zheng(1) No.0940125411; Science Park Administration 2005.08.25 Yuan Shang Tzu No.0940023097.
Note 14 : SFB 2005.07.13 Jin Guan Zheng(1) No.0940126580; Science Park Administration 2005.08.25 Yuan Shang Tzu No.094002309.

(3) Status of recent dispersal of shareholding

a. Shareholder structure
04/15/06
types	Government Agencies	Financial Institutions	Other Juristic Persons	Domestic Natural Persons	Foreign Institution & Natural Persons	Total
Number of Shareholders	9	59	496	230,956	830	232,350
Shareholding	32,866,262	196,666,919	1,023,669,404	1,552,165,431	3,025,179,116	5,830,547,132
Holding Percentage (%)	0.56%	3.37%	17.56%	26.62%	51.89%	100.00%

b. Status of dispersal of shareholding
04/15/06; Par Value NT$ 10
Shareholder Ownership	Number of Shareholders	Ownership	Ownership (%)
1 ~ 999	76,843	17,749,756	0.30
1,000 ~ 5,000	103,092	224,307,354	3.85
5,001 ~ 10,000	23,689	171,927,690	2.95
10,001 ~ 15,000	10,391	125,007,540	2.14
15,001 ~ 20,000	4,604	82,721,533	1.42
20,001 ~ 30,000	4,874	119,273,321	2.04
30,001 ~ 50,000	3,639	142,530,075	2.44
50,001 ~ 100,000	2,642	184,142,923	3.16
100,001 ~ 200,000	1,207	168,426,508	2.89
200,001 ~ 400,000	583	163,186,091	2.80
400,001 ~ 600,000	207	101,560,424	1.74
600,001 ~ 800,000	116	81,503,644	1.40
800,001 ~ 1,000,000	83	75,586,665	1.30
Over 1,000,001	380	4,172,623,608	71.57
Total	232,350	5,830,547,132	100.00
Note: No preferred Shares issued

c. List of Major Shareholders
04/15/06
Ownership Name	Number of Shares	Ownership
BenQ Corporation	716,533,779	12.29%

d.    The status that directors, supervisors and shareholders holding more than 10% of outstanding shares had waived their subscription right to the cash capital increase during the past two years and in the current year. : Not applicable. In the ADR offering during the past two years and in the current year all shares were issued publicly as AUO’s shareholders waived their subscription right approved by the shareholders’ meeting.

e.    The status of changes that directors, supervisors and shareholders holding more than 10% of outstanding shares had transferred and pledged their shares during the past two years and up to the prospectus' publishing date.

(a)   The changes in shares of directors, supervisors and shareholders holding more than 10% of outstanding shares

Unit: Shares (in thousands)
Title	Name	2004		2005		Up to 06/30/06
		Net Change in Shareholding	Net Change in Shares Pledged	Net Change in Shareholding	Net Change in Shares Pledged	Net Change in Shareholding	Net Change in Shares Pledged
Chairman & CEO	Kuen-Yao Lee	1,092	-	1,541	-	(580)	-
Director, Supervisor and Shareholder with ownership more than 10%	Representatives of BenQ Corp. : Hsi-Hua Sheaffer Lee, Po-Yen Lu, Hui Hsiung and Ko-Yung (Eric) Yu	31,303	-	59,163	-	-	-
Director	Representatives of DarlyII Venture : Chin-Bing Peng	67(Note 1)	-	126	-	-	-
Supervisor	Representatives of China Development Industrial Bank : Shin Chen	2,184 (Note 1)	-	(6,322)	-	-	-
Director	Vivien Huey-Juan Hsieh	-	-	-	-	-	-

Unit: Shares (in thousands)
Title	Name	2004		2005		Up to 06/30/06
		Net Change in Shareholding	Net Change in Shares Pledged	Net Change in Shareholding	Net Change in Shares Pledged	Net Change in Shareholding	Net Change in Shares Pledged
Director	Cheng-Chu Fan	-	-	-	-	-	-
Director	T.J. Huang	-	-	-	-	-	-
Supervisor	Chieh-Chien Chao	-	-	-	-	-	-
Director & CEO	Hsuan Bin Chen	819	-	888	-	(840)	-
EVP	Po-Yen Lu	810	-	1,062	-	(335)	-
EVP	Hui Hsiung	707	-	1,145	-	(290)	-
EVP	C.Y. Lin	412	-	125	-	(540)	-
VP	David (Feng Cheng) Su	474	1,130	313	-	(510)	-
VP	L.J. Chen	415	-	194	-	(190)	-
VP	Paul Peng	449	-	459	-	(240)	-
VP	F.C. Hsiang	274	-	753	-	(50)	-
VP	Fang-jen Lo	249	-	224	-	(430)	-
VP	C.T. Liu	424	-	383	-	(150)	-
VP	Kuo-long Wu	539	-	817	-	(120)	-
VP	Max Cheng	223	-	481	-	(390)	-
AVP	Ming-ren Chen	40	-	52	-	(50)	-
AVP	Hsin-lung Wang	185	-	275	-	(64)	-
AVP	Shui-chi Lien	205	-	244	-	(140)	-
AVP	Yong-hung Lu	335 (Note2)	-	112	-	(150)	-
AVP	Shi-fang Hsie	302 (Note3)	-	276	-	(45)	-
AVP	Bing-de Liu	269 (Note2)	-	354	-	-	-
AVP	Chi-hsiung Hsu	-	-	0(Note 5)	0(Note 5)	-	-
AVP	Yu-hsia Hsiao	-	-	0(Note 6)	0(Note 6)	-	-
AVP	Kuo-hsin Tsai	-	-	0(Note 6)	0(Note 6)	-	-
AVP	Kun-yu Lin	-	-	0(Note 6)	0(Note 6)	-	-
Note 1 : Net change in shareholding or shares pledged from 04/30/04 to 12/31/04
Note 2 : Net change in shareholding or shares pledged from 02/11/04 to 12/31/04
Note 3 : Net change in shareholding or shares pledged from 02/12/04 to 12/31/04
Note 4 : Net change in shareholding or shares pledged from 02/20/04 to 12/31/04
Note 5 : Net change in shareholding or shares pledged from 11/21/05 to 12/31/05
Note 6 : Net change in shareholding or shares pledged from 12/01/05 to 12/31/05

(b) Information of shares transferred. If the counter party of such transfer of shares is a related person : None

(c) Information of shares pledge. If the counter party of such pledge of shares is a related person, the name of such counter party : None

(4) The per share market price, net worth, profit, dividend and relevant information for the past two fiscal years.
Unit: NTD
Year Item			2004	2005	Up to 03/31/06
Market Price Per Share		Highest	79.5	56.4	55.2
		Lowest	33	34.8	45.55
		Average	51.53	47.47	49.70
Net Worth Per Share		Before Distribution	26.4	26.7	27.84
		After Distribution	22.58	25.2	-
Earnings Per Share		Weighted average shares(thousand shares)	4,802,708	5,638,760	5,830,547
	Earnings Per Share	Un-adjusted	5.82	2.77	1.14
		Adjusted	5.25	2.65	-
Dividend Per Share		Cash Dividend	1.2	1.2	0.3
	Stock Dividend	Dividends From Retained Earnings	0.05	0.09	0.03
		Dividends From Capital Surplus	-	-	-
		Cumulated and Unpaid Dividends (Note3)	-	-	-
Return on Investment		Price/Earnings (P/E) Ratio (Note 4)	8.85	17.14	-
		Price/Dividend (P/D) Ratio (Note 5)	42.94	39.56	165.67
		Cash Dividend Yield (Note 6)	2.33%	2.53%	0.60%
Note1 :   The profit distribution proposal of 2005 has been approved by the 06/15/06 shareholders, meeting.
Note2 :   In the case of issuance of bonus shares which makes adjustment to EPS necessary, both of the un-adjusted and adjusted EPS should be listed. Use the number of the outstanding issued shares at year end as the basis to calculate the respective net worth per share (shareholder's equity) before and after the distribution.
Note3 :   For any security which allows undistributed dividends to be accumulated to profitable years, the accumulated unpaid dividends should be disclosed. If there are any cumulated and unpaid dividends, their amount shall also be disclosed.
Note4 :   Price/Earnings Ratio =Average Market Price/ Adjusted Earnings Per Share
Note 5 :   Price/Dividend Ratio =Average Market Price/ Cash Dividend Per Share
Note6 :   Cash Dividend Yield = Cash Dividend Per Share/ Average Market Price

(5)Company dividend policy and implementation status

a. Dividend Policy

The Company's dividend policy will be to pay dividends from surplus. Upon consideration of factors such as the Company's current and future investment environment, cash requirements, competitive conditions inside and outside of the R.O.C. and capital budget requirements, the shareholders' interest, maintenance of a balanced dividend and the Company's long term financial plan, the Board shall propose the profit allocation each year subject to relevant laws, then submit such proposal to the shareholders' meeting for approval. In principle, no less than 10% of the total dividend to be paid with respect to any fiscal year shall be paid in the form of cash.

b.     Implementation Status

Based on the resolution of the shareholder’s meeting, held on June 15th 2006, a cash dividend of NT$ 0.3 per share and a stock dividend of NT$ 0.3 per share shall be distributed.

(6)   The effect of dividend distributions contemplated for the current fiscal year on company operating performance and earnings per share

Not applicable as the AUO has not made financial forecasts for 2006.

(7) Employee bonuses and compensation of directors and supervisors

a.     The percentages or ranges with respect to employee bonuses and director/supervisor compensation, as set forth in the company's articles of incorporation

According to Article 15 in the company’s Articles of Incorporation, after-tax net income shall first recover losses from previous years. 10% of the remaining amount, or distributable earnings, shall be set aside as legal reserve (retained earnings), followed by a special legal reserve as stipulated by the law or the authorities. Based on the outcome, the remaining balance of distributable earnings is then appropriated as employee bonuses, director/supervisor compensation, and shareholder dividend.

(a)   5% to 10% of annual distributed earnings shall be distributed as employee bonuses.

(b)   No more than 1% of annual distributed earnings shall be distributed as director/supervisor compensation.

(c)   All or part of the remaining annual distributed earnings shall be distributed to shareholders.

AUO follows the residual dividend policy for dividend distribution. A dividend distribution proposal that takes the following issues into consideration, including current and future investment opportunities, funding requirements, the competitive situation both at home and abroad, and capital budgeting, as well as shareholder interest, a balanced dividend policy that pays both cash and stock dividends, and the company’s long term financial plans, shall be drafted by the board of directors and submitted to shareholder’s meeting for approval each year, in accordance with relevant legal regulations. In principle, the cash dividend payout ratio shall be no less than 10% of the total dividend to be distributed that year.

b.     If a profit distribution proposal has been approved by the board of directors but not yet passed by shareholders' meeting, the prospectus shall indicate : Not applicable.

c.     Where a profit distribution proposal has already been passed by shareholders' meeting :

(a)      The value of any employee cash/stock bonuses and director/supervisor compensation to be distributed pursuant to shareholders' resolution:

The value of employee cash bonuses approved by shareholders' meeting to be distributed is NT$379,735,891, stock bonuses NT$ 886,050,410, and director/supervisor compensation NT$21,096,438.

(b)      The number of shares to be distributed in any employee stock bonus to be distributed pursuant to shareholder's resolution, and the size of such distribution as a percentage of capital increase through capitalization of retained earnings : 33.62%.

(c)      The effect upon imputed earnings per share that will result from distribution of the employee bonuses and director/supervisor compensation : NTD 2.54.

d. Status of employee bonuses and director/supervisor compensation paid out of earnings from the previous fiscal year

Unit: NTD
Profit Distribution (2005)	Actual Distribution	Board Resolution	Discrepancy
Directors & Supervisors Compensation (Cash)	21,096,438	21,096,438	-
Employee Profit Sharing (Cash)	379,735,891	379,735,891	-
Employee Profit Sharing (Stock)	886,050,410	886,050,410	-

(8) Status of company buyback of corporate stocks

06/30/06
Term	The Second
Purpose	Transfer to Employee
Time Period	From 12/17/02 to 2/16/03
Price Range	NTD17.5~23.5 per share; Buyback would be proceeded when stock price falls below the lower bound of the price range.
Categories and Number of Stocks Bought Back	12,000,000 shares
Dollar amount of stocks bought back	NTD 250,786,300
Number of Stocks Canceled and Transferred	12,000,000 shares
Accumulated Number of Treasury Stocks	-
Accumulated Number of Treasury Stocks to Total Issued Stocks%	-

5. The status of issue and private placement of "corporate bonds" (including overseas corporate bonds)

(1) Status of issued corporate bonds
Up to 06/30/06
Issuance	The first issuance of domestic secured straight bond in 2004	The first issuance of domestic secured straight bond in 2005	The second issuance of domestic secured straight bond in 2005
Issuing Date	April 23rd 2004 and April 24th 2004	June 6th, 7th, 8th, 9th, 10th, and 13th 2005	Mar 21st 2006
Denomination	NT$ 10 million	NT$ 5 million	NT$ 10 million
Issuance & Listing	Not applicable	Not applicable	Not applicable
Offering Price	Full face value	Full face value	Full face value

Total Amount
NT$6 billion; divided into bond types A, B, C, D, and E according to tenure, coupon rate, and interest rate structure. Total amount for type A, B, C, D, and E are NT$500 million, NT$2 billion, NT$1.5 billion, NT$1 billion, NT$1 billion, respectively.
		NT$6 billion; divided into 12 different bond types according to issuing date and coupon rate with issuing amounts of NT$500 million per type of bond.	NT$5 billion
Coupon Rate	See note 1	Coupon rate for type A are 2.00% (annual rate); type B 1.9901%; both fixed rate coupons paying interest amount as stated on the coupons.	Coupon rate 1.948% (annual)
Tenure	Type A Bonds: three years. A-A from April 23rd 2004 to April 23rd 2007; A-B from April 24th 2004 to April 24th 2007. Type B, C, D, E bonds: five years, from April 23rd 2004 to April 23rd 2009.
Type A-A and B-A from June 6th 2005 to June 7th 2010; type A-C and B-C from June 8th 2005 to June 8th 2010; type A-D and B-D from June 9th 2005 to June 9th 2010; type A-E and B-E from June 10th 2005 to June 10th 2010; type A-F and B-F from June 13th 2005 to June 13th 2010.
Five years from March 21st 2006 to March 21st 2011.
Guarantor	12 banks including ICBC, Chiao Tung Bank, Landbank of Taiwan, First Commercial Bank, Hua Nan Bank, Taipei Bank, Taiwan Bank, Citibank Taiwan, ABN AMRO Taiwan, Chang Hwa Bank, HSBC, Bank of America	9 banks including ICBC, Taiwan Bank, Chiao Tung Bank, Chinatrust, HSBC, ABN AMRO Taiwan, Taipei Fubon Bank, Calyon Corporate and Investment Bank, and Sumitomo Mitsui Banking Corporate.
7 banks including Mizuho Corporate Bank Ltd, Taipei Branch, Bank of Tokyo Mitsubishi UFJ, Taipei Branch, Chiao Tung Bank, Calyon Corporate and Investment Bank, Bank SinoPac, Cathay United Bank, and Industrial Bank of Taiwan.

Trustee	Trust Department, Chinatrust	SinoPac Commercial Bank	Cooperative Bank
Underwriter	none	none	none
Legal Counsel	Hsiendai Law Firm Kuo Hui-ji Attorney at law	Hsiendai Law Firm Kuo Hui-ji Attorney at law	Hsiendai Law Firm Kuo Hui-ji Attorney at law
Auditor	KPMG Shing Hai Wei & Kuen Huei Chen	KPMG Kuen Huei Chen & Mei-Yu Tseng	KPMG Mei-Yu Tseng & Chung-Hwa Wei

Repayment
Type A bonds: 100% repayment 3 years after the issuing date; Type B-A~F bonds, Type C-A, C-B, C-E, C-F, D-A, D-B bonds shall repay 10/60, 25/60, and 25/60 of the principal at the end of the 3rd, 4th, and 5th year, respectively. For type B-G, B-H, C-C, C-D, D-C, D-D, and E-A~F bonds, 50% of the principal shall be repaid at the end of the 4th and the 5th year, respectively.
			Repayment starts from the 4th year after the issuing date. 50% of the principal shall be repaid at the end of the 4th and the 5th year, respectively.	Repayment starts from the 4th year after the issuing date. 50% of the principal shall be repaid at the end of the 4th and the 5th year, respectively.
	Outstanding	NT$6 billion	NT$6 billion	NT$5 billion
	Redemption or Early Repayment Clause	none	none	none
	Covenants	none	none	none
	Credit Rating	none	none	none
Other Rights of bondholders	Conversion to Shares, ADR or Any Other Securities	none	none	none
	Issuance (and Conversion) Rules	none	none	none
	Dilution Effect and Adverse Effects on Existing Shareholders	none	none	none
	Custodian	none	none	none
Note 1:
Type A Bonds -coupon rate 1.43%, simple interest rate calculation every half-year after the issuing date
Type B bonds: coupon type A : 2.6000%*n/N;
coupon type B : 2.60001%*n/N;
coupon type C : 2.60002%*n/N;
coupon type D : 2.60003%*n/N;
coupon type E : 2.60004%*n/N;
coupon type F : 2.60005%*n/N;
coupon type G : 2.5000%*n/N;
coupon type H : 2.50001%*n/N
n=total number of days 90-day CP≧interest rate floor or ≦ interest rate ceiling during the interest period
N=total number of days in the interest period
Interest collars for Type B bonds, coupon type A~F: 1st year 0.75%≦90-day CP≦1.45%; 2nd year 0.85%≦90-day CP≦1.70%; 3rd year 0.90%≦90-day CP≦2.00%; 4th year 0.95%≦90-day CP≦2.25%; 5th year 1.00%≦90-day CP≦2.50%.
Interest collars for Type B bonds, coupon type G and H: 1st year 0.75%≦90-day CP≦1.60%; 2nd year 0.90%≦90-day CP≦1.85%, 3rd year 1.00%≦90-day CP≦2.15%, 4th year 1.25%≦90-day CP≦2.40%; 5th year 1.50%≦90-day CP≦2.65%.
The 90-day CP is determined by the fixing rates of the 90 day TWD CP, provided by Moneyline Telerate, page 6165, at 11:00 am of the Taipei business day on each interest rate determination date. If it is not a Taipei business day then 90-day CP for the previous Taipei business day shall apply.
Type C bonds: coupon type A : 3.50%*n/N;
coupon type B : 3.5001%*n/N;
coupon type C : 3.50%*n/N;
coupon type D : 3.50001%*n/N。
coupon type E : 1st year : 3.00%;2nd to 5th year : 3.00%*n/N;
coupon type F : 1st year : 3.0001%;2nd to 5th year : 3.00%*n/N。

n=total number of days 6M LIBOR≧interest rate floor or ≦ interest rate ceiling during the interest period
N=total number of days in the interest period
Interest collars for Type C bonds, coupon type A and B: 1st year 1.05%≦6M LIBOR≦2.00%; 2nd year 1.15%≦6M LIBOR≦2.17%; 3rd year 1.30%≦6MLIBOR≦2.52%; 4th year 1.30%≦6M LIBOR≦2.70%; 5th year 1.30%≦6M LIBOR≦2.85%.
Interest collars for Type C bonds, coupon type C and D: 1st year 1.05%≦6M LIBOR≦2.00%; 2nd year 1.15%≦6M LIBOR≦2.15%; 3rd year1.25%≦6MLIBOR≦2.50%; 4th year 1.30%≦6M LIBOR≦2.75%; 5th year 1.30%≦6M LIBOR≦2.90%
Interest collars for Type C bonds, coupon type E and F: 2nd year 0.75%≦6M LIBOR≦2.00%; 3rd year 1.00%≦6MLIBOR≦2.50%; 4th year 1.25%≦6M LIBOR≦3.00%; 5th year 1.50%≦6M LIBOR≦3.50%.
The 6M LIBOR is determined by the fixing rates of the USD 6-Month LIBOR, provided by Moneyline Telerate, page 3750, at 11:00 am of the London business day on each interest rate determination date. If it is not a London business day then 6M LIBOR for the previous London business day shall apply. The 6M LIBOR five London bank business days before the interest payment date is determined by the 6M LIBOR on the 5th day before the interest payment date.

Type D bonds: coupon type A : coupon rate =6M LIBOR when 6M LIBOR<1.10%; coupon rate= 2.20% when 1.10%≤6M LIBOR≤2.00%; coupon rate=4.50%-6M LIBOR when 6M LIBOR>2.00% (interest floor 0%)
coupon type B : coupon rate =6M LIBOR+0.001% when 6M LIBOR<1.10%; coupon rate = 2.20% when 1.10%≤6M LIBOR≤2.00%; coupon rate =4.50%-6M LIBOR when 6M LIBOR>2.00% (interest floor 0%)
coupon type C : coupon rate =6M LIBOR when 6M LIBOR<1.10%; coupon rate = 3.20% when 1.10%≤6M LIBOR≤2.00%; coupon rate =4.00%-6M LIBOR when 6M LIBOR>2.00% (interest floor 0%)
coupon type D : coupon rate =2.50% when 6M LIBOR<2.30%; coupon rate =4.00%-6M LIBOR when 6M LIBOR≧2.30% (interest floor 0%)
The first interest determination is two business days before the issuing date. The interest is recalculated semiauunally two business days before the semiannual interest rate reference date at the 6M LIBOR. Interest is paid on a simple interest basis. The interest rate should not be less than 0% (business day refers to a London bank business day. The previous business day is used in the case of holidays.) The 6M LIBOR is determined by the fixing rates of the USD 6-Month LIBOR, provided by Moneyline Telerate, page 3750, at 11:00 am on the London business day.

Type E bonds: coupon type A : coupon rate =1.80% when 90-day CP≦1.60%; coupon rate = 3.35% – 90-day CP when 90-day CP>1.60% (interest floor 0%)
coupon type B : coupon rate =1.80001% when 90-day CP≦1.60%; coupon rate = 3.35002% – 90-day CP when 90-day CP>1.60% (interest floor 0%)
coupon type C : coupon rate =1.80002% when 90-day CP≦1.60%; coupon rate =3.35001% – 90-day CP when 90-day CP>1.60% (interest floor 0%)
coupon type D : coupon rate =1.80% when 90-day CP<1.45%; coupon rate = 3.30% – 90-day CP when 90-day CP≧1.45% (interest floor 0%)
The first interest determination is two business days before the issuing date. The interest is recalculated quarterly two business days before the quarterly interest rate reference date at the 90-day CP. Interest is paid on a simple interest basis. The interest rate should not be less than 0% (business day refers to a London bank business day. The previous business day is used in the case of holidays.) The 90-day CP is determined by the fixing rates of the 90-day TWD CP, provided by Moneyline Telerate, page 6165, at 11:00 am on the Taipei business day. The interest calculating bank for bond types B, C, D and E-A, E-B, E-C are Chinatrust Bank. The interest calculating bank for bond type E-D is ABN AMRO Taiwan Taipei Branch.

(2) Corporate bonds maturing within one year

The amount of corporate bonds maturing within one year is NT$1 billion. The funding used to pay off the aforementioned bonds shall be budgeted each year under the appropriate items and allocated to the agent bank for capital and interest repayment one working day before the due repayment date.

(3) Status of issued convertible corporate bonds : None

(4) Status of issued exchangeable corporate bonds : None

(5) Status of issued of common corporate bonds company with the categorical reporting method : None

(6) Status of issued corporate bonds with warrants : None

(7) Status of private placements of corporate bonds in the three most recent fiscal years : None

6. Status of issue and private placement of preferred shares : None

7. Status of participation in the issue and private placement of overseas depositary receipts

Issue Date			05/29/02	06/23/04	07/22/05	07/31/03、07/12/04、08/26/05 (Note)
Issuance & Listing			NYSE
Total Amount (USD)			659,490,000	480,000,000	506,550,000	-
Offering Price Per ADR (USD)			11.57	16	15.35	-
Units Issued			57,000,000	30,000,000	33,000,000	12,737,054
Underlying Securities			AUO common shares
Common Shares Represented			570,000,000	300,000,000	330,000,000	127,370,549
Rights and Obligations of ADR Holders			Same as those of common share holders
Trustee			none
Depositary Institution			Citibank,N.A.-New York
Custodian Institution			Citibank,N.A.-Taipei Branch
ADRs Outstanding up to 2006/06/30 (Units)			97,291,058
Apportionment of Expense for the Issuance and Maintained
Issuance expense shall be apportioned according to the actual ratio of shares issued between the company and the selling shareholders. After issuance, unless otherwise agreed by the Company and the depository institution, all maintenance expense of the overseas depository receipts shall be borne by the Company.

Terms and Conditions in the Deposit Agreement and Custody Agreement			See deposit agreement and custody agreement for details
Closing price per ADS (USD)	2003	High	14.80
		Low	5.05
		Average	11.38
	2004	High	27.51
		Low	9.77
		Average	15.43
	2005	High	16.59
		Low	10.93
		Average	14.06
	01/01/06~ 06/30/06	High	17.56
		Low	12.16
		Average	15.19
Note: Stock dividends distributed form profit capitalization.

8. Status of issue and private placement of employee stock option certificates : None

9. Status of mergers and acquisitions :

Please refer to section three for more information on issuance of new shares regarding the merger of QDI into AUO.

10. Status of issues of new shares in connection with acquisition of shares of another company : None

Section II Operation Summary

1. Operation of the company

(1) Business content

a. Scope of business

(a)    Main line(s) of business engaged in by the company and its percentage out of the entire company business

AUO is a manufacturer of flat panel displays. AUO’s strong technological capability is its greatest competitive edge. AUO is dedicated to the research and development, design, manufacturing, and sale of small- to large-sized flat panel displays. AUO’s main line of business if thin film transistor liquid crystal display (TFT-LCD) panels, which accounts for 100% of the company’s total sales in 2005.

(b)    Company's current products

AUO’s TFT-LCD panels are used in information technology products including notebook computers, desktop monitors, and consumer electronic products including DSC, DVC, car TVs, and car navigations systems, portable DVD players, LCD TVs and other applications.

(c)    New products (services) planned to be developed

Going forward, AUO will continue to develop TFT-LCD applications. Building on its current technological base on large size displays, AUO plans to strengthen its research and development of wide screen format panels, industrial application displays and a variety of high performance LCD TV panels. In terms of small and medium size displays, AUO will be dedicated to developing Low Temperature Polysilicon (LTPS), Organic Light Emitting Diode or Organic Light Emitting Display (OLED), Transflective MVA, as well as RGBW Pixels. AUO will offer a variety of sizes to fit diverse products, from mobile phone, Smart Handheld Device, DSC, DVC, car display, portable DVD, play station and in-car audio-visual entertainment devices.

b. Industry summary

(a) Industry's current condition and development

The development of the flat panel display industry in recent years is dominated by TFT-LCD monitors. TFT-LCD panels has emerged as the world’s most widely used flat panel display technology thanks to its technological advantages, wide product application, scope of economy, and the ability to meet the demands of all-in-one information product applications in the digital age. According to the display market research and consulting firm DisplaySearch’s Quarterly Desktop Monitor Shipment and Forecast Report, released in the fourth quarter of 2005, total output value of TFT-LCD panels amounts to US$44 billion for year 2005, equivalent to a 25% year-on-year growth.

Many domestic manufacturers have joined the TFT-LCD industry since AUO’s predecessor Unipac established Taiwan’s first TFT-LCD fabrication facility in March 1993, followed by successful test production of Taiwan’s first 4-inch TFT-LCD module in April of the same year. DisplaySearch’s report pointed out that the output value of Taiwan’s TFT-LCD industry reached US$17.5 billion, approaching Korea’s US$20 billion. The flat panel display industry also plays a critical role in the Ministry of Economic Affairs’ Trillion-NT Dollar and Twin Stars Industries Development Plan.

Past developments of the TFT-LCD industry is marked by its cyclical downturns and upturns and capital and technology intensive features. Major TFT-LCD players include Taiwan, Korea, and Japan. According to statistics in DisplaySearch’s 2005 Q4 report, Taiwan’s production capacity of Active Matrix TFT-LCD is on a par with Korea, accounting for 43% of global capacity. In terms of output volume Taiwan leads by accounting for 45% of global output, followed by Korea’s 41%.

With increasing availability of all-in-one digital information products, TFT-LCD’s role as a key component allows it to assume a strategic position in the flat panel display supply chain. Not only does it lead the technical advances and growth in the upper-stream components industry, it also lends support to open up new possibilities in lower stream applications for the global information and electronics industry. As the six domestic TFT-LCD manufacturers begin mass production, the industry cluster effect is starting to unfold, boosting the growth of upper stream material and component suppliers. Taiwan’s global market share in Backlight Units, Color Filters, Driver IC, and Polarizar climbs every year. It is expected that the integration of the global competitive advantages enjoyed by Taiwan’s TFT-LCD and IT industry as well as ODM manufactures will help to strengthen collaboration between upper, middle, and lower stream manufacturers and build Taiwan as a major global TFT-LCD industry cluster.

(b) Relations with industries upstream, downstream and at the same level

Up-stream
Equipments
Developing / Etching
PECVD
LCD equipments
Assembly equipments
Investigating/Testing equipments
Materials
Color Filters
Liquid Crystals
Glass Substrate
Polarizar
Chemicals
Components
Driver IC
Control circuit
Backlight Units
TAB/COG
Mid-stream
TFT-LCD Manufactoring
Front glass substrate fitted with Color Filters
Array Process
Cell or Panel
Module Assembling
Down-stream
Applications
Computer
Consumer
Commercial
Industrial
Communication
Auto/Transportation

(c)    Various trends of product development and competition status

Since the invention of the first cathode ray tube (CRT) in 1897, the display industry has been dominated by CRT for decades thanks to the mature technology and competitive price. Liquid crystals technology was first developed by IBM and later applied by Japanese manufacturers. Since the launch of the first LCD display in 1972 by Japanese manufacturers, the market has prospered as the result of its committed investments in research and development and commercial production facilities. This was followed by Korean and Taiwanese firms, who sought to enter the industry through technology transfer and developing their own technologies. The subsequent decline of LCD prices and with its thin, lightweight, stylish design, low power consumption, and no radiation features, TFT-LCD swiftly replaced traditional

CRT and emerged as the dominating technology in the display industry. With the arrival of the wireless Internet age and the growing popularity of portable products, notebooks are now emerging as the No.2 application for LCD panels, falling only behind LCD monitors. The ever-increasing demand for visual quality shall take TVs from the age of analog TV to the age of digital transmission and superb image quality. After taking technological developments and cost into consideration, among the wide range of digital TVs on offer at the moment, LCD TVs measuring less than 40 inches diagonally are expected to dominate the display market within the next few years.

c. Technology and research & development summary

(a)   Technological arrangement in business operations, research & development and successfully developed technologies or products

AUO’s mission is to become a world-leading manufacturer in the display industry. AUO’s company vision is to ‘Enrich Digital Lifestyle with Optronic Innovations’. AUO is dedicated to technical innovations, research and development. In 2005, AUO ranked first in R&D investment in the domestic optronics industry. The number of patents AUO applied for in the United States saw an annual increase of 98% in 2005. AUO was the fifth fastest growing patent applicant in the U.S. in 2005. With respect to the number of patents AUO ranks No. 4 in Taiwan and has filed the highest number of patent applications in the domestic flat panel display industry.

AUO’s position as industry leader is the result of its commitment to technological innovation, research, and development and its dedication to develop new technology, new production process, new products, and ways to improve the quality of its products. AUO successfully developed many advanced LCD technologies covering applications from mobile phones, DSCs, notebooks, desktop monitors, industrial application monitors to TVs. AUO’s advanced technological breakthrough involves four major categories: product design, production process, material and key components, and computer-assisted design platform.

A large portion of AUO’s production process is automated for enhanced production efficiency and product quality and to reduce the possibility of human errors. The Computer Integrated Manufacturing (CIM) system monitors every step of the production process. With respect to the automated manufacturing process, AUO applies the Tape Automated Bonding (TAB) module production process. In addition, due to AUO’s research and development strength, it is able to apply the Chip On Glass (COP) production process, 0.63mm and 0.5mm glass substrates, and the One Drop Fill (ODF) process. Highly efficient mass production technology, advanced facilities, and excellent production capacity are the factors behind AUO’s leading position in next generation production process in Taiwan.

In addition to production facilities at Hsinchu and Lungtan, AUO has set up a third production facility located at the Central Taiwan Science Park in Taichung. Each generation of AUO’s fabrication facilities was Taiwan's first and the world’s third to start mass production. AUO designed and constructed G4, G5, and G6 fabrications with its own efforts. Following the success of its G3.5, G4, and G5 fabrications facilities in entering mass production ahead of many of AUO’s competitors, its G6 TFT-LCD fabrication facility, the first in Taiwan, started mass production in the first quarter of 2005. AUO’s third G5 TFT-LCD fabrication facility started mass production in the third quarter of 2005.

AUO is dedicated to developing advanced production processes and committed to the investment of the application of flat panel display technologies. AUO also continues to work on its product design for added value. Take response time for example. AUO was the first to introduce 16ms, 12ms, 8ms, and 5ms fast response times. In 2005 AUO developed the 4ms response time technology. Other technological achievements include MVA, high aperture ratio, high brightness, dynamic motion image quality, reflective, transflective, active-matrix, Organic Light Emitting Diode or Organic Light Emitting Display(OLED), Low Temperature Polysilicon (LTPS), as well as recent developments such as RGBW pixel, white light LED, Gate Driver on Array, High Dynamic Contrast LCD, high color saturation, thin LED backlight, FFL, SPD, and AMVA, all of which reflect AUO’s capability to set product standards in the global market.

AUO is also a leading player in terms of patents related to flat panel display technology. The number of pending and approved patent applications almost doubled within a year of the company’s establishment. In 2003 AUO and Fujitsu Display Technologies signed a patent licensing agreement. Through this agreement AUO was entitled to use Fujitsu’s intellectual property. AUO obtained approval for 452 patent applications in 2005, all of which were invention patents. The company has more than 3300 approved and pending patents at year end 2005. AUO continues to lead with the largest number of patent applications in the optoelectronic industry in Taiwan. AUO also ranks first in R&D investments in the local optoelectronic industry with more than NT$4.8 billion invested in 2005.

AUO has always held technological innovation and development and the nurturing of optoelectronic talents as its corporate mission. Therefore, in November 2002, AUO decided to establish the AUO Technology Center (ATC), the largest optoelectronics research and development facility in Taiwan. The ATC opened in the fourth quarter in 2004. It is equipped with excellent R&D facilities and accommodates more than a thousand R&D staff. The ATC is dedicated to product development, technology platform process, and advanced technology. The purpose is to consolidate R&D resources, develop innovative new technology, accelerate the development of new products through division of labor, and introduce advanced technology for AUO’s long-term success. In order to practice AUO’s ‘keeping its roots in Taiwan’ principle, a second technology center was set up at the Central Taiwan Science Park in 2004. The aim was to establish a research and development facility close to the next generation fabrications at the Central Taiwan Science Park as well as to recruit R&D talent in central and southern Taiwan. Looking forward beyond 2006, AUO will continue to strengthen R&D capability at its technology centers and recruit more experienced engineers to develop new technology.

Based on AUO’s competitive advantage of world-leading technology, AUO continued to direct its efforts to expand its product line and customer base and boost its market position in 2005. The introduction of the G6 TFT-LCD production process helped to establish a comprehensive TFT-LCD technical platform, provide support to customers around the world, and respond to market demand for products.

R&D Expenditure and Results for the last two years

Items	2004	2005
R&D Expenditure	NT$5,011,547 thousands	NT$4,861,233 thousands
Number of patents granted	984	1,787
Number of patents pending	2,214	3,347

d. Long and short term plans for business development

Flat panel displays are expected to emerge as the most widely used technological product that is closely related to today’s digital lifestyle. Among all flat panel displays, TFT-LCD panels are space saving, lightweight, thin, low voltage, low power consumption, with little radiation. Technological breakthroughs in resolution, image quality, color saturation, wide viewing angle and response time has brought unprecedented practicality.

AUO is a leading manufacturer of TFT-LCD panels in Taiwan. In response to the increasingly competitive TFT-LCD industry, AUO strives to create a full line-up of products to differentiate itself from Korean manufacturers based on its competitive edge in TFT-LCD design and technological development. AUO will remain committed to develop advanced flat panel display technology, enhance current product processes, expand production capacity, and introduce next generation TFT-LCD technology.

AUO plans to launch products applying the following advanced technologies to respond to market demand:

(a) Large size displays

(i) Desktop monitors

In response to the growing market demand for desktop monitors, AUO plans to strengthen its research and development of wide screen format panels of 17 inches, 19 inches, and 20 inches and over. A portion of the new products will apply top-tier specifications including quick response time, MVA wide viewing angle, and high color contrast to fulfill market demand.

(ii) Notebook displays

AUO’s 12 inch 16:10 wide screen format panel was the first of its kind in the world. Its swift response to the rising wide screen market led to the 12.1, 14, 15.4, and 17 inch wide format panels. The concept was to offer a ‘personal entertainment center’ with products featuring improved brightness, color contrast, response time, resolution, color saturation, and more. AUO’s products is among the best of its kind in the industry. Latest technologies such as white LED backlight offers lower power consumption, higher color saturation, true natural performance, and lightweight. In addition, the Gate Driver on Array technology joins the gate driver and the glass substrate to reduce the number of processes and material used, offering AUO with additional competitive advantage in price and specification.

(iii) Industrial Application Displays

Advances in TFT-LCD technology have allowed wider application of LCD panels. Thanks to many years of dedicated efforts in the industrial application of display panels, AUO's product line now covers POS, ATM, terminal, in-bus LCD display panels and more.

(iv) LCD TV

AUO has successfully developed a variety of high performance LCD TV panels with its leading technological and production capabilities to meet the demands of the emerging LCD TV market. The excellent performance of AUO’s 26-inch LCD TV panel, the first to be produced by G5 fabrication in Taiwan, has won numerous awards. AUO’s 46-inch LCD TV, also a first in Taiwan, won the Innovative Product Award from the Science Park Administration. AUO has launched ultra-thin TV panels with LED backlight module. AUO is currently working on expanding the display panel market for LCD TVs from 20 to 37 inches. AUO aims to offer a full line-up of products of the utmost quality and competitiveness with its next generation production facilities. AUO’s products feature high brightness, high resolution, high contrast, quick response time, and excellent dynamic image quality. Also, AUO’s application of the AMVA technology for lower color washout solves the problem of color distortion and AUO’s traditional wide-viewing-angle technology has won wide acclaim.

(b) Small and medium size displays

(i) Low Temperature Polysilicon (LTPS)

In view of the commercialization of LTPS on small-sized panels, AUO started to apply the LTPS technology in 2003. LTPS was first applied to production of DSC and mobile phone panels before extending to other highly mobile, high-end electronic applications.

(ii) Organic Light Emitting Diode or Organic Light Emitting Display (OLED)

Despite the relative short period of time invested in the research and development of the OLED technology, AUO has already accumulated a large number of patents and outstanding research capability in this area. AUO unveiled the world’s first full color active-matrix driving OLED (AMOLED) panel in October 2004. The many qualities of this revolutionary technology, including the self-emitting light, wide viewing angle, high contrast, low power consumption, lightweight, and quick response time, is expected to dominate the current flat panel display market as soon as related technologies mature. Active matrix OLED supports high-resolution, high-information-content applications. Thus it will be a perfect choice for next generation panel displays.

(iii) Transflective MVA

One of AUO’s latest technological breakthroughs, Transflective MVA, offers the same level of sunlight readability and power efficiency with increased viewing angles and better transparency than traditional transflective technology.

(iv) RGBW Pixels

A translucent white pixel is added to the traditional three-color pixels of red, blue and green for lower color washout. This improves the brightness and color contrast significantly by 20% to 50%.

(v) Other small and medium-sized products

AUO offers a wide selection of application in the small- to medium-sized panel area with a variety of sizes to fit diverse products, from mobile phone, Smart Handheld Device, DSC, DVC, car display, portable DVD, and play station. AUO also works closely with its customers to offer customized solutions that meet their demands. AUO has also developed a variety of car display panels in response to improved performance of in-car audio-visual entertainment devices. AUO’s products now stand at the high-end of this application area.

(2) Summary of market and production/sales

a. Market analysis

(a) Areas/regions of sales (supply) of the company's major products

NT$ (in thousands)
Year Region		2005		2004
		Value	%	Value	%
Domestic		82,469,375	38	68,274,878	41
Exports	Asia	120,529,200	55	88,070,838	54
	Others	14,296,553	7	8,257,748	5
Total		217,295,128	100	164,603,464	100

(b) Market share

According to DisplaySearch’s report, the five largest producers of large-area TFT-LCD panels in 2005, measured in terms of output volume, are Korea’s Samsung, LG.Philips LCD, followed by Taiwan’s AUO, Chi Mei Optoelectronics, and Japan’s Sharp, with market shares of 22.0%, 20.2%, 14.7%, 12.7%, and 6.4%, respectively.

The global market share of AUO's large-area a-Si TFT-LCD stands at No.3 with output volume surpassing that of its domestic rivals.

AUO also enjoys outstanding performance in the small and medium-sized panel market. According to TSR, a marketing research company located in Japan, AUO's market share of small and medium-sized display panels ranks No. 6 in the world, measured in terms of output volume. AUO is the only Taiwanese firm among the top 10. AUO’s global market share of DVC panels, DSC panels, and car monitors are No.2, No.3, and No.4, respectively.

(c) Market's future supply/demand conditions and development potential, competitive niche, and the advantageous and disadvantageous factors for future development and policies for dealing with them.

DisplaySearch’s report pointed out that in 2006 the demand for large-area TFT-LCD panels will come mainly from the computer industry (IT products) and the consumer electronics industry (LCD TVs). Demand for small and medium sized panels is expected to be boosted by mobile communication and consumer electronics products. The industry expects to see wider application of TFT-LCD panels in the industrial and commercial markets.

In 2005, the global output volume of large-area TFT-LCD panels was more than 218 million units. The global output volume of large-area TFT-LCD panels is expected to exceed 116 million units for the first half of 2006. Major application markets for TFT-LCD panels are also expected to grow.

The TFT-LCD market is expected to flourish with an ever-widening range of applications. However, the TFT-LCD market is also subject to highly volatile cyclical downturns and upturns. The growing dominance of TFT-LCD applications in the consumer electronics market has led to significant changes in the industry’s competitive environment and increasingly heated competition between TFT-LCD manufacturers. AUO is taking a practical and active stand towards these challenges by adopting the following measures:

Enhance operational performance and establish an all-in-one competitive platform for improved technological research and development, marketing, product management, customer service, production efficiency, quality, yield and management of material.

Expand research and development capability and human capital to AUO’s Technology Center; improved consolidation of technology platform and supply chain for additional technological edge and cost savings.

Extend into rapidly growing markets and advancing technologies, particularly in panels for LCD TV, mobile communications, cars and industrial and entertainment applications.

AUO is currently working on next generation LCD technology to secure its advantageous position in next generation fabrication capabilities and to meet future demand for 40-plus inch LCD TVs.

b. Important use and production process for the major products

(a) Important use for the major products

AUO’s TFT-LCD panels are used in information technology products including notebook computers, desktop monitors, and consumer electronic products including digital cameras, DVC, car TVs, car navigations systems, portable DVD players, LCD TVs and other applications.

(b) Production process for the major products

The three TFT-LCD production processes:

(i) Front-end: the Array or the TFT process:

The array process is similar to the semiconductor manufacturing process, except that transistors are fabricated on a glass substrate instead of a silicon wafer.

(ii) Middle-end: the Cell or the LCD process:

The cell process joins the arrayed back substrate and the front substrate fitted with a color filter. The space between the two substrates is filled with liquid crystal.

(iii) Back-end: the Module Assembly or the LCM Process:

The module assembly process involves connecting the additional components including driver integrated circuits and backlight units to the fabricated glass panel from the cell process.

c. Supply status of the major raw materials

The TFT-LCD panel production process is a complex one involving a wide range of raw materials and components. Major raw materials and key components include glass substrate, driver IC, polarizer, backlight units, control circuit, color filter, and flexible printed circuit (FPC). AUO maintains good working relationships with both domestic and overseas raw material suppliers. AUO has at least two suppliers per each key material and component for reasons of procurement flexibility and avoid consolidation of purchase operations. AUO’s G6 color filter plant has successfully started mass production in the first quarter of 2005. The second G5 color filter plant also started mass production in the fourth quarter of 2005. Thus stable supply of key components is ensured.

Major raw materials	Major Suppliers
Glass Substrate	Corning, NEG, ASASHI
Driver IC	Novatek, Toshiba, Matsushita, Taiwan Satori
Liquid Crystals	Itochu Plastics, Merck, Sojitz Taiwan
Polarizer	Nitto Denko, Optimax
Backlight Units	Coretronic, Forhouse, Fuchi Electronics
Color Filters	Toppan, DNP, Cando Co., AMTC

d.   Description of major gross profit margin changes by each department classification or major product classification for the most recent two years (When the gross profit margin fluctuates over 20% from the previous year's rate, analysis of the key factors causing the price/volume changes and their impact on the gross profit margin shall be made)

(a) Major gross profit margin changes for the most recent two years

NT$ (in thousands)
Item year	Net Sales	Cost of good sold	Operation profit(loss)	Gross margin	gross margin growth(%)
2003	97,610,121	75,289,562	22,320,559	22.87%	-
2004	164,603,464	125,809,250	38,794,214	23.57%	3.06%
2005	217,295,128	189,750,849	27,544,279	12.68%	(46.20%)

(b) Analysis of profit margin changes for the most recent two years

NT$ (in thousands)
	Change in Gross Profit	Breakdown by factors for changes
		sales price variance	cost price variance	sales mix variance	volume variance
Operation profit(loss)	(11,249,935)	(49,064,037)	24,307,239	(7,567,157)	21,074,020

(i) price variance :

Rising supply of display panels has led to continued price declines due to fierce price competition within the industry, creating an unfavorable sales price variance. On the other hand, as production of display panels reaches economic scale, improved yield and reductions in the price of components has led to drops in production costs, creating a favorable cost price variance.

(ii) volume variance :

Growing market demand and production capacity at AUO led to sales volume increases this year compared to the previous year, creating a favorable volume variance.

e. List of principal suppliers and clients

(a) Principal suppliers in the most recent two years
NT$ (in thousands)
item	2004				2005				2006 up to March 31
	Name	monetary amount	proportion of total procurements (%)	relation with the issuer	Name	monetary amount	proportion of total procurements (%)	relation with the issuer	Name	monetary amount	proportion of total procurements (%)	relation with the issuer
1	A	8,693,162	13.57	none	A	12,416,640	13.18	none	A	4,359,460	14.55	none
2	B	7,362,773	11.49	none	C	9,068,565	9.62	none	C	2,985,747	9.96	none
	Others	48,005,742	74.94		Others	72,748,773	77.20		Others	22,624,453	75.49
	Net procurements	64,061,677	100.00		Net procurements	94,233,978	100.00		Net procurements	29,969,660	100.00

(b) Principal clients in the most recent two years
NT$ (in thousands)
item	2004				2005				2006 up to March 31
	Name	monetary amount	proportion of total sales (%)	relation with the issuer	Name	monetary amount	proportion of total sales (%)	relation with the issuer	Name	monetary amount	proportion of total sales (%)	relation with the issuer
1	BenQ (IT) Co. Ltd. Suzhou	23,292,734	14.15	affiliates	BenQ (IT) Co. Ltd. Suzhou	26,531,015	12.21	affiliates	D	8,190,544	12.36	none
	Others	141,310,730	85.85		Others	190,764,113	87.79		Others	58,050,275	87.64
	Net Sales	164,603,464	100.00		Net Sales	217,295,128	100.00		Net Sales	66,240,819	100.00

f. Production for the most recent two years

NT$ (in thousands)
Year Main products	2004			2005
	Capacity (note)	Output	Value	Capacity (note)	Output	Value
TFT-LCD	3,922	58,019	87,687,598	4,763	89,107	129,882,480
note : in thousand units of mother glass

g. The sales volume and value for the most recent two years

NT$ (in thousands)
Year Main products	2004				2005
	Domestic		Exports		Domestic		Exports
	Unit	Value	Unit	Value	Unit	Value	Unit	Value
TFT-LCD	17,760	67,707,744	34,335	96,074,349	25,186	82,030,474	59,463	134,574,963
Others	-	567,134	-	254,237	-	438,901	-	250,790
total	17,760	68,274,878	34,335	96,328,586	25,186	82,469,375	59,463	134,825,753

(3) Number of employees for the most recent two years

Year		2004	2005	2006 up to June 30
Number of employees	Administration	595	733	775
	Engineer	3,775	4,381	4,959
	Direct labor	6,174	8,400	9,486
	Total	10,544	13,514	15,220
average age		28.96	29.1	29.19
average years of service		2.4	2.5	2.57
Educational background breakdown (%)	Ph. D.	0.50	0.60	0.66
	Master	25.8	19.4	20.18
	Bachelor	52.6	49.3	49.03
	High School	20.5	27.0	27.14
	Under High School	0.60	3.70	2.98

(4) Information on environmental protection expenditures

a.   According to laws and regulations if it is required to apply for a permit for installing anti-pollution facilities, or permit of pollution drainage, or to pay anti-pollution fees, or to organize and set up an exclusively responsible unit/office for environmental issues, the description of the status of such applications, payment or establishment shall be made.

NT$ (in thousands)
Item	Requirements	Title and Content of Permit	Anti-pollution fees
Fixed air pollution resource	Emission Permit/Responsible department or person	Permit for fixed air pollution resource installation and operation	1,535,960
Water pollution control	Emission Permit/ Responsible department or person	Emission permit	2,556,770

b. Set forth the company's investment on the major anti-pollution facilities, the use purpose of such facilities and the possible effects to be produced.

NT$ (in thousands)
Name	Quantity	acquisition date	Investment cost	non-depreciated balance amount	the use purpose and the possible effects to be produced
Dust collection system	4	1998~2003	32,947,163	4,587,268	Reduce emission of waste gas pollutants
Waste water treatment system	37	1998~2006	1,683,204,731	1,279,100,187	Reduce emission of waste water pollutants and sludge
Noise cancellation system	3	2003~2006	19,259,639	17,568,452	Cancel noise
Zeolite wheel, incinerator system, and wet scrubber	44	1996~2006	2,231,581,891	1,484,373,439	Reduce emission of waste gas pollutants

c.   Describe the process undertaken by the company on environmental pollution improvement for the most recent two years and up to the prospectus' publishing date. If there had been any pollution dispute, its handling process shall also be described.

None

d.   Describe the loss (including damages compensation paid) suffered by the company due to environmental pollution incidents occurred in the most recent two years and up to the prospectus' publishing date, the total penalty/fine amount, as well as disclose its future preventive policies (including improvement measures) and possible expenses to be incurred (including possible loss if no preventive measures are taken, and the penalties and estimated damage compensation amount; if reasonable estimation cannot be made, an explanation of why it cannot be made shall be provided.)

The company was fined NT$100,000 in 2004 for failing to observe regulations regarding the labeling of waste. No fines incurred in 2005. AUO cares about environmental protection and pollution. Wastewater and waste are disposed of and treated by the Science Park Administration and qualified firms. Processing charges are paid as per contract and relevant regulations.

e.   Explain the current condition of pollution and the impact of its improvement to the profits, competitive position and capital expenditures of the company, as well as the projected major environment-related capital expenses to be made for the coming two years.

As a high-tech optronics manufacturer, AUO is dedicated to the protection of the environment. AUO abides to strict principles of environmental protection governing discharge of wastewater and waste gas as well as disposal and treatment of waste. Environmental matters do not have material effect on the profits, competitive position and capital expenditures of the company.

(5) Labor relations

a.   Set forth all employee benefits, continuing education, training, retirement systems, and the status of their implementation, as well as the status of agreements between labor and management, and all measures aimed at preserving the rights and interests of employees.

(a) Compensation and benefits

Health benefits, seasonal bonus, pension, annual bonus, employee bonus, and stock option plans. AUO provides company bus and dormitory accommodation for its staff, as well as other benefits including subsidies for marriages, funerals, child births, hospitalization, and birthdays…etc.

(b) Employees' Welfare Committee

AUO subsidizes holiday travel expenses, special contracted retailers discounts, family day, family events, performances and cultural activities, free film shows and more.

(c) Learning and Development

In line with AUO’s corporate strategy, job requirements, and the request for individual learning and development, the company has formed an in-house professional learning facility, the ALC (AUO Learning College) to plan and offer high quality training programs. The aim is to share teaching resources within the organization, offer a wide range of reading material, and encourage its staff to engage in further training.

(d) Labor relations

AUO’s labor and management has long enjoyed a harmonious relationship. AUO has a comprehensive set of rules and policies governing employee inspiration, communication, training, welfare, and retirement in order to protect employee and company interests.

b.   Describe the loss suffered by the company due to labor disputes occurring in the most recent two years and up to the prospectus' publishing date, and disclose the estimated amount expected to be incurred for the present and future as well as the preventive measures. If a reasonable estimate cannot be made, an explanation of why it cannot be made shall be provided.

None

2. Fixed assets and other real properties

(1) Self-owned assets

a.   Set forth the names, number, acquisition dates, acquisition cost, revaluation gains and non-depreciated balance amount of the fixed assets if the acquisition cost is 10% or more of the paid-in capital or NT$100 million or more.
June 30, 2006 ; NT$ (in thousands)
name	unit	quantity	acquisition dates	acquisition cost	revaluation gain	non-depreciated balance amount	current status of use			Insurance	status of pledge or other restrictive provision
							user	rented	unused
Land	set	1	94	2,774,612		2,774,612	Taoyuan			no	no
	set	1	87	153,472		153,472	Hsinchu			no	no
	set	1	94	655,928		655,928				no	no
Buildings	set	3	93	8,453,822		8,177,919	Taichung			insured	no
	set	3	94	12,127,549		11,930,616				insured	no
	set	1	95	589,853		585,998				insured	no
	set	1	89	153,000		59,500	Taoyuan			insured	pledged
	set	3	89	470,455		419,720				insured	no
	set	5	90	1,015,579		721,216				insured	pledged
	set	7	90	2,255,008		2,027,565				insured	no
	set	4	92	3,034,467		2,866,283				insured	pledged
	set	1	92	868,677		821,699				insured	no
	set	1	94	319,542		316,409				insured	no
	set	2	87	465,887		328,691	Hsinchu			insured	no
	set	1	88	966,482		667,339				insured	pledged
	set	2	88	1,773,926		1,530,446				insured	no
	set	2	89	1,477,990		1,081,539				insured	no

name	unit	quantity	acquisition dates	acquisition cost	revaluation gain	non-depreciated balance amount	current status of use			Insurance	Status of pledge or other restrictive provision
							user	rented	unused
Buildings	set	1	93	909,952		882,257	Hsinchu			insured	no
Idle assets -Land	set	1	89	303,147		303,147			unused	no	no
	set	1	91	138,413		138,413			unused	no	no
Idle assets Buildings	set	1	90	544,421		496,028			unused	no	no
Idle assets Property, facility and Plants	set	1	90	311,871		191,061			unused	no	no
Idle assets Machinery and equipment	set	1	91	162,217		49,567			unused	no	pledged
Property, facility and Plants	set	2	93	562,856		469,047	Taichung			insured	pledged
	set	25	94	15,260,368		13,309,625				insured	pledged
	set	3	94	2,494,942		2,176,053				insured	no
	set	2	95	486,800		473,278				insured	no
	set	7	90	2,752,254		1,210,950	Taoyuan			insured	pledged
	set	1	90	106,052		49,098				insured	no
	set	10	92	4,074,895		2,743,859				insured	pledged
	set	4	93	2,449,791		1,838,315				insured	pledged
	set	1	94	243,531		210,333				insured	pledged
	set	1	94	114,160		107,818				insured	no
	set	1	87	113,489		31,533	Hsinchu			insured	pledge
	set	5	88	2,394,254		533,637				insured	pledged
	set	3	88	1,080,835		-				insured	no
	set	2	89	301,989		16,886				insured	pledged

name	unit	quantity	acquisition dates	acquisition cost	revaluation gain	non-depreciated balance amount	current status of use			Insurance	Status of pledge or other restrictive provision
							user	rented	unused
Property, facility and Plants	set	2	89	741,250		38,431	Hsinchu			insured	no
	set	6	90	1,081,877		202,069				insured	pledged
	set	1	90	169,635		83,247				insured	no
	set	1	91	206,419		114,677	Hsinchu			insured	pledged
	set	1	93	172,100		143,106				insured	pledged
Machinery and equipment	set	1	93	130,060		97,545	Taichung			insured	no
	set	111	94	26,622,762		22,548,758				insured	pledged
	set	41	94	8,641,544		7,187,893				insured	no
	set	4	95	4,688,035		4,382,895				insured	pledged
	set	35	95	7,279,746		6,939,971				insured	no
	set	21	90	3,912,579		841,638	Taoyuan			insured	pledged
	set	2	90	424,269		47,141				insured	no
	set	3	91	775,761		256,461				insured	pledged
	set	71	92	13,955,035		7,328,068				insured	pledged
	set	8	92	1,857,440		938,721				insured	no
	set	56	93	12,202,450		7,814,802				insured	pledged
	set	6	94	927,978		763,286				insured	pledged
	set	1	94	198,344		173,551				insured	no
	set	2	95	226,069		216,650				insured	pledged
	set	1	85	140,524		-	Hsinchu			insured	pledged
	set	27	88	4,946,513		-				insured	pledged
	set	34	89	5,015,198		109,880				insured	pledged
	set	1	89	153,902		8,551				insured	no

name	unit	quantity	acquisition dates	acquisition cost	revaluation gain	non-depreciated balance amount	current status of use			Insurance	Status of pledge or other restrictive provision
							user	rented	unused
Machinery and equipment	set	19	90	2,925,197		598,943	Hsinchu			insured	pledged
	set	2	90	509,758		63,897				insured	no
	set	17	91	2,358,770		731,347				insured	pledged
	set	2	91	235,052		92,526				insured	no
	set	4	92	538,668		282,095				insured	no
	set	3	93	470,856		353,143				insured	pledged
	set	2	93	286,817		187,998				insured	no
	set	3	94	614,941		527,792				insured	pledged
	set	5	94	973,185		847,806				insured	no
	set	1	95	128,122		122,784				insured	pledged
	set	2	95	310,442		297,507				insured	no

b.   Set forth the names, lot size, premises locations, acquisition dates, acquisition costs, revaluation gains, non-depreciated balance amount, published value or house/apartment's appraised value and the proposed future disposition or development plans of the idle real properties and the real properties which have been held for five years or more for investment purposes.

June 30, 2006 ; NT$ (in thousands)
name	unit	square measure	location	acquisition dates	acquisition cost	revaluation gain	non-depreciated balance amount	announced land current value or assessed value(12/31/05)	future disposing or developing plan
Land	M2	26,064	Chu-Nan	2000	303,147	-	303,147	283,837	-
				2002	138,413	-	138,413		-
				2000	36,654	-	36,654		-
Building	M2	50,831	Chu-Nan	2001	544,421	-	496,028	621,317	-

(2) Rental properties

a. Capital lease : None

b. Operating lease : operating lease assets with the rent amount more than NT$5 million a year : None

(3) Each factory's current condition and facility productivity ratio for most recent two years

a. Each factory's current condition
June 30, 2006
Item factory	square measure of the building (M2)	number of employee	product line	current status of use
Science-Based Industrial Park, Hsinchu L3A/ L3B/ L3C	343,045	4,527	TFT-LCD	good
Aspire Park Lungtan, Taoyuan	276,965	4,957	TFT-LCD	good
Central Taiwan Science Park, Taichung	854,659	5,736	TFT-LCD	good

b. Facility productivity ratio for most recent two years
 NT$ (in thousands)
Year Product	2004				2005
	Capacity (note)	Output	Capacity utilization (%)	Value	Capacity (note)	Output	Capacity utilization (%)	Value
TFT-LCD	3,922	58,019	80~95%	87,687,598	4,763	89,107	80~95%	129,882,480
note : in thousand units of mother glass

3.Investments in other companies

(1) A general description of companies that have been invested in
March 31, 2006 ; NT$ (in thousands); shares (in thousands)
name (note1)	line(s) of business	cost of investment	book value	shares held		net equity value	market value	accounting practices	2005 gain (loss)		number of shares held by the invested company
				number	percentage of stake				gain (loss)	distributed cash dividends
AU Optronics (L) Co.	holding company	6,081,711	6,518,316	180,655	100.00%	6,518,316	-	equity method	908,733	0	-
BENQ Co.	production and sales of PC and communication related products	3,862,877	3,037,135	131,198	5.00%	3,037,135	3,535,773	equity method	(571,594)	0	-
Konly Venture Co.	holding company	1,200,000	1,450,771	100,000	100.00%	1,450,771	-	equity method	21,284	0	-
CANDO Co.	production and sales of Color Filters	1,042,543	806,065	71,252	11.93%	806,065	-	equity method	(38,792)	0	-
Patentop, Ltd.	patent right license	50,873	-(note2)	1,640	41.00%	-(note2)	-	equity method	(11,294) (note3)	0	-
nore1 : AUO’s long term investments.
note2 : Balance after deducting accumulate loss on asset impairment.
note3 : NT$10,405 thousand are investment losses from 2004 recognized according to the equity method.

(2) Consolidated stake
March 31, 2006; shares (in thousands)
names	number of shares held by AUO		number of shares held by the company's directors, supervisors, general managers and the entities directly or indirectly controlled by AUO		consolidated shareholding percentage
	number of shares	percentage of stake	number of shares	percentage of stake	number of shares	percentage of stake
AU Optronics (L) Corp.	180,655	100.00%	-	-	180,655	100.00%
BENQ Co.	131,198	5.00%	29,074	1.11%	160,272	6.11%
Konly Venture Co.	100,000	100.00%	-	-	100,000	100.00%
CANDO Co.	71,252	11.93%	78,550	13.15%	149,802	25.08%
Patentop, Ltd.	1,640	41.00%	-	-	1,640	41.00%

(3)    The status of those subsidiaries of companies listed on the stock exchange or traded on an OTC market who held or disposed of shares of AUO during the most recent two years and up to the prospectus' publishing date and the status of the shares pledged, and setting forth the origin of capital and other influences on the company's operation results and financial condition. : none

(4)    Any occurrences of the situations of Article 185 of the Company Act, or transferring part of the business operation or results of the research and development to a subsidiary during the most recent two years and up to the prospectus' publishing date, the status of waiving subscription rights to the cash capital increase in the subsidiary company, the name of the subscribing counter party, and the relationship with the company, the directors, supervisors and shareholders who hold more than 10% of the outstanding shares, and the number of the subscribed shares shall be disclosed : none

4. Important contracts

type of contracts	the party	commencement and termination date of the contract	major content	restrictive provision
Syndicate Agreement	Chinatrust et al.	04/2000~09/2007	Loan for purchase of LCD manufacturing equipments	Machinery Collateral
Syndicate Agreement	Chinatrust et al.	12/1999~12/2005	Loan for purchase of LCD manufacturing equipments	Machinery Collateral
Syndicate Agreement	Chinatrust et al.	12/2000~12/2007	Loan for purchase of LCD manufacturing equipments	Machinery Collateral
Syndicate Agreement	Chinatrust et al.	11/2002~04/2010	Loan for purchase of LCD manufacturing equipments	Machinery Collateral
Syndicate Agreement	Chinatrust et al.	11/2003~05/2011	Loan for purchase of LCD manufacturing equipments	Machinery Collateral
Syndicate Agreement	Taiwan Bank et al.	06/2004~12/2011	Loan for purchase of LCD manufacturing equipments	Machinery Collateral
Syndicate Agreement	Taiwan Bank et al.	07/2005~12/2012	Loan for purchase of LCD manufacturing equipments	Machinery Collateral
Technology Transfer and Patent Licensing Agreement	Fujitsu Limited	03/2003~undecided date	TFT-LCD technology transfer and license	-
Patent Licensing	Semiconductor Energy Laboratory Co., Ltd.	09/2003~12/2008	TFT-LCD patent cross licensing	-
Patent Licensing	Hitachi Display	11/2004~06/2009	TFT-LCD patent cross licensing	-
Patent Licensing	Samsung Electronics Co., Ltd.	01/2006~the termination date of the contract pursuant to the contract	TFT-LCD and OLED related patent cross licensing	-
Patent Licensing	Sharp Corporation	pursuant to the contract	TFT-LCD patent cross licensing	pursuant to the contract
Merger Agreement	Quanta Display Inc.	04/07/2006	See the Merger Agreement	-

Section III　Issuance Plans and Implementation Status

1.Analysis of the previous cash capital increase, merger or acquisition, issue of new shares in connection with the acquisition of shares of another company, or plan of utilization of capital from issuance of corporate bonds

The previous cash capital increase, merger or acquisition, issue of new shares in connection with acquisition of shares of another company, or corporate bond issue plan, and, as of the quarter preceding the date on which the prospectus was printed, for every preceding cash capital increase, merger or acquisition, issue of new shares in connection with acquisition of shares of another company, or corporate bonds issue plan has not yet been completed including the ADR Offering in 2004, the First Offering and Issuance of Domestic Secured Straight Bond in 2005, the ADR Offering in 2005 and the Second Offering and Issuance of Domestic Secured Straight Bond in 2005.

The actual completion date was no more than three years from the date of the registration (application) include the ADR Offering in 2002 and the First Offering and Issuance of Domestic Secured Straight Bond in 2004.

(1) The ADR Offering in 2002

a. Content of the plan

(a) Date of Approval and Approval Document No. : Ministry of Finance, R.O.C. of Securities & Futures Commission January 31, 2002 (90) Tai Tsai Cheng (1) No.180178

(b) Capital requirement for current project : NT$21 billion

(c) Sources of Funding : Primary capital raised through an ADR offering; the total number of underlying securities represented by ADRs is 500,000,000 AUO common shares, with each unit of ADR to be issued at a price of NT$35. The offering amount was NT$17.5 billion. The remaining NT$3.5 billion was funded through syndicated loan

(d) Project Description and Projected Schedule

Units: NT millions
Project	Expected Completion Date	Required Capital	Projected Schedule of Use of Proceeds
			2002		2003
			3Q	4Q	1Q	2Q
To purchase machinery equipment	June 2003	21,000	1,680	6,300	10,710	2,310

(e) Expected Benefits

Units: thousand units / NT thousands
Year	Item	Production Volume	Sales Volume	Sales	Gross Profit
2003	TFT-LCD	1,653	1,653	13,693,050	193,970
2004	TFT-LCD	3,888	3,888	32,192,640	7,302,120
2005	TFT-LCD	4,131	4,131	34,204,680	9,257,050
2006	TFT-LCD	4,131	4,131	34,204,680	9,257,050
Expected investment recovery period is around 3.5 years

(f) The date was posted to the information reporting website designated by the FSC : June 3, 2002

b. Implementation status

(a) Implementation Status : The plan was completed in 3Q of 2003

(b) Analyze the Expected Benefits

The actual completion dates of previous cash capital increase and issuance of corporate bonds were no more than three years from the date of the registration (application) and previous cash capital increase and issuance of corporate bonds has not yet been completed. A portion of the capital raised through the ADR offering in 2005 was used to repay bank loans. Apart from this, the rest of the capital raised through previous cash capital increase and issuance of corporate bonds were used for property, facility, and plants and purchase of machinery and equipment. Expected benefits are increases in the production volume of TFT-LCD products. For further analysis of expected benefits please refer to (6) Analyzing the Expected Benefits of Property, facility and plants and to purchase machinery equipment.

(2) The First Offering and Issuance of Domestic Secured Straight Bond in 2004

a. Content of the plan

(a) Date of Approval and Approval Document No : Ministry of Finance, R.O.C. of Securities & Futures Commission April 12, 2004 Tai Tsai Cheng 1 Tzu No. 0930112756

(b) Capital requirement for current project : NT$35 billion

(c) Sources of Funding : Fund raised through the Domestic Secured Straight Bond; the offering amount was NT$6 billion. The remaining NT$29 billion was funded through self-funding or bank loan

(d) Project Description and Projected Schedule

Units: NT thousands
Project	Expected Completion Date	Required Capital	Projected Schedule of Use of Proceeds
			2003				2004
			1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q
Property, facility and Plants	August 2003	2,700,000	380,952	1,764,921	554,127	-	-	-	-	-
To purchase machinery equipment	August 2004	32,300,000	76,289	1,219,549	2,471,182	9,683,929	9,000,000	5,000,000	2,500,000	2,349,051
Total	-	35,000,000	457,241	2,984,470	3,025,309	9,683,929	9,000,000	5,000,000	2,500,000	2,349,051

(e) Expected Benefits
Units: thousand units / NT thousands
Year	Item	Production Volume	Sales Volume	Sales	Gross Profit	Operating Profit
2004	TFT-LCD	3,222	3,222	37,659,000	2,495,000	84,000
2005	TFT-LCD	6,048	6,048	59,951,000	10,329,000	6,732,000
2006	TFT-LCD	6,048	6,048	56,020,000	8,609,000	5,012,000
2007	TFT-LCD	6,048	6,048	56,020,000	8,609,000	5,012,000
2008	TFT-LCD	6,048	6,048	56,020,000	8,609,000	5,012,000
Expected investment recovery period is around 4.4 years

(f) The date was posted to the information reporting website designated by the FSC : April 14, 2004

b. Implementation status

(a) Implementation Status : The plan was completed in 3Q of 2004

(b) Analyze the Expected Benefits

The actual completion dates of previous cash capital increase and issuance of corporate bonds were no more than three years from the date of the registration (application) and previous cash capital increase and issuance of corporate bonds has not yet been completed. A portion of the capital raised through the ADR offering in 2005 was used to repay bank loans. Apart from this, the rest of the capital raised through previous cash capital increase and issuance of corporate bonds were used for property, facility, and plants and purchase of machinery and equipment. Expected benefits are increases in the production volume of TFT-LCD products. For further analysis of expected benefits please refer to (6) Analyzing the Expected Benefits of Property, facility and plants and to purchase machinery equipment.

(3) The ADR Offering in 2004 and the Second Offering and Issuance of Domestic Secured Straight Bond in 2005

a. Content of the plan

(a) Date of Approval and Approval Document No : Ministry of Finance, R.O.C. of Securities & Futures Commission May 23, 2004 Tai Tsai Cheng 1 Tzu No. 0930120132 and Financial Supervisory Commission, Executive Yuan January 10, 2006 Jin Guan Cheng 1 Tzu No.0940161581

(b) Capital requirement for current project : NT$70 billion

(c) Sources of Funding : Primary capital raised through an ADR offering; the total number of underlying securities represented by ADRs is 300,000,000 AUO common shares, with each unit of ADR to be issued at a price of NT$53.8. The offering amount was NT$16.14 billion. And fund raised through the Domestic Secured Straight Bond; the offering amount was NT$5 billion. The remaining NT$48.86 billion was funded through self-funding or bank loan

(d) Project Description and Projected Schedule

Units: NT millions
Project	Expected Completion Date	Required Capital	Projected Schedule of Use of Proceeds
			2004			2005				2006
			2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q	2Q
Property, facility and plants and to purchase machinery equipment	June 2006	70,000	600	1,100	2,900	2,800	10,100	13,400	18,800	9,800	10,400

(e) Expected Benefits

Units: thousand units / NT thousands
Year	Item	Production Volume	Sales Volume	Sales	Gross Profit	Operating Profit
2006	TFT-LCD	1,425	1,425	48,384,000	8,374,000	5,761,000
2007	TFT-LCD	3,402	3,402	97,059,000	16,648,000	10,824,000
2008	TFT-LCD	4,032	4,032	101,610,000	15,537,000	8,831,000
2009	TFT-LCD	4,032	4,032	93,722,000	12,704,000	6,518,000
2010	TFT-LCD	4,032	4,032	86,446,000	10,091,000	4,385,000
Expected investment recovery period is around 4.5 years

(f) The date was posted to the information reporting website designated by the FSC : May 27, 2004 and January 16, 2006

b. Implementation status

(a) Implementation Status

June 30, 2006 Units: NT thousands
Project	Implementation Status			Reason of progress in advance or backwardness and Improvement plan
Property, facility and plants and to purchase machinery equipment	Required capital	Projected	70,000,000	Newly signed payment terms for machinery and equipment purchase were more favorable than previously expected.
		Actual	57,999,066
	Implementation progress %	Projected	100.00
		Actual	82.86

(b) Analyze the Expected Benefits

The actual completion dates of previous cash capital increase and issuance of corporate bonds were no more than three years from the date of the registration (application) and previous cash capital increase and issuance of corporate bonds has not yet been completed. A portion of the capital raised through the ADR offering in 2005 was used to repay bank loans. Apart from this, the rest of the capital raised through previous cash capital increase and issuance of corporate bonds were used for property, facility, and plants and purchase of machinery and equipment. Expected benefits are increases in the production volume of TFT-LCD products. For further analysis of expected benefits please refer to (6) Analyzing the Expected Benefits of Property, facility and plants and to purchase machinery equipment.

(4) The First Offering and Issuance of Domestic Secured Straight Bond in 2005

a. Content of the plan

(a) Date of Approval and Approval Document No : Financial Supervisory Commission, Executive Yuan May 23, 2006 Jin Guan Cheng 1 Tzu No. 0940120574

(b) Capital requirement for current project : NT$85 billion

(c) Sources of Funding : Fund raised through the Domestic Secured Straight Bond; the offering amount was NT$6 billion. The remaining NT$79 billion was funded through self-funding or bank loan

(d) Project Description and Projected Schedule

Units: NT billions
Project	Expected Completion Date	Required Capital	Projected Schedule of Use of Proceeds
			2003			2004				2005				2006				2007
			2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q	2Q
Property, facility and plants and to purchase machinery equipment	June 2007	85	0.1	0.5	2.1	1.8	5.6	12.4	18.2	14.1	5.1	4	3.8	4.4	6.5	3	2.4	0.3	0.7

(e) Expected Benefits

Units: thousand units / NT thousands
Year	Item	Production Volume	Sales Volume	Sales	Gross Profit	Operating Profit
2005	TFT-LCD	2,170	2,170	48,539,800	(877,436)	(3,304,426)
2006	TFT-LCD	6,048	6,048	120,795,840	8,498,652	4,865,777
2007	TFT-LCD	6,048	6,048	109,010,880	7,172,814	3,902,487
2008	TFT-LCD	6,426	6,426	104,156,280	7,136,623	4,011,935
2009	TFT-LCD	6,426	6,426	94,480,560	5,919,808	3,085,391
2010	TFT-LCD	6,426	6,426	94,480,560	5,919,808	3,085,391
Expected investment recovery period is around 5.83years

(f) The date was posted to the information reporting website designated by the FSC : May 23, 2005

b.Implementation status

(a) Implementation Status
June 30, 2006 Units: NT thousands
Project	Implementation Status			Reason of progress in advance or backwardness and Improvement plan
Property, facility and plants and to purchase machinery equipment	Required capital	Projected	78,600,000	Fixed asset purchase plans were brought ahead of schedule to meet operational and production requirements. Payments shall be made in by the payment due date.
		Actual	82,638,156
	Implementation progress %	Projected	92.47
		Actual	97.22

(b) Analyze the Expected Benefits

The actual completion dates of previous cash capital increase and issuance of corporate bonds were no more than three years from the date of the registration (application) and previous cash capital increase and issuance of corporate bonds has not yet been completed. A portion of the capital raised through the ADR offering in 2005 was used to repay bank loans. Apart from this, the rest of the capital raised through previous cash capital increase and issuance of corporate bonds were used for property, facility, and plants and purchase of machinery and equipment. Expected benefits are increases in the production volume of TFT-LCD products. For further analysis of expected benefits please refer to (6) Analyzing the Expected Benefits of Property, facility and plants and to purchase machinery equipment.

(5) The ADR Offering in 2005

a. Content of the plan

(a) Date of Approval and Approval Document No : Financial Supervisory Commission, Executive Yuan July 13, 2006 Jin Guan Cheng 1 Tzu No.0940126580

(b) Capital requirement for current project : NT$24,003,611,000

(c) Sources of Funding : Primary capital raised through an ADR offering; the total number of underlying securities represented by ADRs is 330,000,000 AUO common shares, with each unit of ADR to be issued at a price of NT$48.9. The offering amount was NT$16.137 billion. The remaining NT$7,866,611,000 will be funded through self-funding or others

(d) Project Description and Projected Schedule
Units: NT billions
Project	Expected Completion Date	Required Capital	Projected Schedule of Use of Proceeds
			2005		2006				2007				2008
			3Q	4Q	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q	2Q	3Q	4Q
To purchase machinery equipment	Dec. 2008	13.6	-	-	2.1	2.0	2.7	2.7	0.7	0.7	0.7	0.6	0.4	0.4	0.3	0.3
To repay the bank loans	Dec. 2006	10.4	1.35	1.59	1.35	2.38	1.35	2.38	-	-	-	-	-	-	-	-
	Total	24.0	1.35	1.59	3.45	4.38	4.05	5.08	0.7	0.7	0.7	0.6	0.4	0.4	0.3	0.3

(e) Expected Benefits

To purchase machinery equipment

Units: thousand units / NT thousands
Year	Item	Production Volume	Sales Volume	Sales	Gross Profit	Operating Profit
2006	TFT-LCD	217	217	4,329,289	303,499	173,620
2007	TFT-LCD	1,080	1,080	19,473,687	1,531,934	947,723
2008	TFT-LCD	1,182	1,182	19,155,178	1,695,479	1,120,824
2009	TFT-LCD	1,182	1,182	17,375,735	1,471,697	950,425
2010	TFT-LCD	1,182	1,182	17,375,735	1,471,697	950,425
2011	TFT-LCD	1,182	1,182	17,375,735	1,471,697	950,425
Expected investment recovery period is around 5.6years

To repay the bank loans

Expected to decrease interest expense of NT$163 million

(f) The date was posted to the information reporting website designated by the FSC : July 20, 2005

b. Implementation status

(a) Implementation Status
June 30, 2006 Units: NT thousands
Project	Implementation Status			Reason of progress in advance or backwardness and Improvement plan
To purchase machinery equipment	Required capital	Projected	4,100,000	Due to operation needs.
		Actual	3,929,858
	Implementation progress %	Projected	30.15
		Actual	28.90
To repay the bank loans	Required capital	Projected	6,675,833
		Actual	6,675,835
	Implementation progress %	Projected	64.17
		Actual	64.17
Total	Required capital	Projected	10,775,833
		Actual	10,605,693
	Implementation progress %	Projected	44.89
		Actual	44.18

(b) Analyze the Expected Benefits

The actual completion dates of previous cash capital increase and issuance of corporate bonds were no more than three years from the date of the registration (application) and previous cash capital increase and issuance of corporate bonds has not yet been completed. A portion of the capital raised through the ADR offering in 2005 was used to repay bank loans. Apart from this, the rest of the capital raised through previous cash capital increase and issuance of corporate bonds were used for property, facility, and plants and purchase of machinery and equipment. Expected benefits are increases in the production volume of TFT-LCD products. For further analysis of expected benefits please refer to (6) Analyzing the Expected Benefits of Property, facility and plants and to purchase machinery equipment. In addition, a portion of the proceeds from this ADR offering was used to repay bank loans in accordance with the company’s repayment schedule. Thus achieving expected benefits of interest expense savings.

(6)    Analyze the Expected Benefits of Property, facility and plants and to purchase machinery equipment

The actual completion dates of previous cash capital increase and issuance of corporate bonds were no more than three years from the date of the registration (application) and previous cash capital increase and issuance of corporate bonds has not yet been completed. A portion of the capital raised through the ADR offering in 2005 was used to repay bank loans. Apart from this, the rest of the capital raised through previous cash capital increase and issuance of corporate bonds were used for property, facility, and plants and purchase of machinery and equipment. Expected benefits are increases in the production volume of TFT-LCD products. Raising of capital was first initiated in year 2000. Expected benefits started being realized in 2001. For analysis of the realization status of expected benefits, the expected benefits and actual benefits of previous ADR offerings and issuance of corporate bonds are summarized in the following table:
Units: NT thousands
Year	Projected expected benefit		Actual sales value and gross profit
	Sales value	Gross Profit	Sales value	Gross Profit
2001	5,754,000	497,000	12,005,406	(7,630,676)
2002	7,416,000	634,000	49,924,060	7,895,344
2003	37,421,050	2,439,970	72,026,902	17,474,853
2004	96,679,640	13,216,120	139,020,245	33,948,508
2005	169,392,480	22,070,614	191,711,909	22,698,573

As seen in the table above, the company suffered from gross losses of 2,784,970 thousand dollars and a pre-tax loss of 6,744,551 thousand dollars in 2001 due to reduction in capacity utilization rate and consequent rise in unit cost as the result of the global electronics and information industry downturn and the September 11th terrorist attacks. Apart from that, the actual increases in sales volume and gross profit exceeded that of expected benefits. Thus the benefits expected to gain from ADR offerings and issuance of corporate bonds have been realized.

(7) Other items that should be disclosed in this prospectus relating to the aforementioned securities issuance plans for expansion and establishment of fixed assets and repayment of bank loans:

a. Comparison between fixed assets, operating income, operating cost, and operating profit
Units: NT thousands
	2004	2005	Difference
			Amount	Description
Fixed Assets	149,087,522	208,203,235	59,115,713	Plant construction and machinery and equipment purchase for operational expansion
Operating Income	164,603,464	217,295,128	52,691,664	Overall operating income increased compared to the same period last year due to growth in sales

				volume
Operating Cost	125,809,250	189,750,849	63,941,599	Operating cost increased due to growth in sales volume
Operating Profit	28,610,152	15,993,104	(12,617,048)
In 2005 AUO saw significant growth in sales volume and sales amount of panels due to capacity expansion. However, growth in supply and industry competition led to continuous price drops and thus decrease in operating profit

b. Comparison between changes in current assets, current liabilities, total debt, interest rate expense, operating income, and earnings per share between yearend 2004 and 2005
 Units: NT thousands
	2004	2005	Difference
			Amount	Description
Current Assets	56,248,843	91,552,518	35,303,675	Cash balance and account receivable balance grew due to increased cash flow from operating and financing activities with growth in this year’s operating income
Current Liabilities	48,193,994	83,702,449	35,508,455	In 2005 account payable and equipment, machinery, and construction payable grew due to operational expansion, plant construction, and equipment and machinery purchases
Total Debt	90,878,013	163,199,012	72,320,999	In 2005 corporate bonds payable, account payable and equipment, machinery, and construction payable grew due to operational expansion, plant construction, and equipment and machinery purchases
Interest Rate Expense	595,250	1,118,335	523,085	Growth in interest expenditure due to increase in long term borrowing and corporate bonds payable compared to the previous period
Operating Income	164,603,464	217,295,128	52,691,664	Growth in operating income due to sales volume increase
Earnings Per Share	5.82	2.77	-	Decrease in earnings per share due to fall in net profit rate in 2005

2.The plan for the current cash capital increase, issuance of corporate bonds, or issuance of employee stock option certificates : Not Applicable

3. For the current issue of new shares in connection with acquisition of another company's shares : Not Applicable

4. For the current issue of new shares in connection with acquisition or merger

(1) Plan content

a. The purpose of the merger or acquisition

The increasingly competitive environment of the TFT-LCD industry, falling prices, and price-cutting competition between manufacturers has made industry consolidation and maintenance of order within the industry an ever more pressing issue. To maintain the company’s international competitiveness and to further strengthen AUO’s position as a market leader, based on the resolutions of shareholders’ meetings at AUO and QDI held on April 7th and June 15th 2006, QDI will merge with and into AUO. AUO will be the surviving company while QDI will be the extinguished company.

This merger is expected to achieve the following benefits: 1. consolidate the supply chain for better sourcing of key components and for creating closer collaboration between the company and its suppliers; 2. combine research and development resources and intellectual property through sharing research and development talents and capability; 3 leverage the strength of the two companies in different product lines for a more solid client base and client mixture. The company expects post-merger synergy to achieve the following aims: expand production and operation, cut down production costs, combine technical know-how, R&D facilities, and personnel, promote exchange of key technology, and enhance international competitivness.

b. The integration plan for financial, business, personnel, information, etc. affairs after the merger or acquisition and anticipated benefits

QDI’s merger with and into the company shall help to integrate resources and provide a wider range of products to its clients in a more timely manner for improved operational performance. Detailed information regarding the integration plan for affairs including financial, business, personnel, and infomration are as follows:

(a) Financial

After the merger, funds at QDI and AUO will be collectively managed for effective control. Integration of resources should improve overall operational efficiency, avoid overlaps in investment, raise investment returns, and strengthen the company’s competitiveness. The merger will help to strengthen the company’s bargaining power and capital raising capability both at home and abroad with expansion in production, operation, and capital. Integration meetings between the two companies are now being held on a regular basis for better acquaintance with financial and accounting practices and systems at both companies.

(b) Business

A combined business department will handle orders and take over marketing and customer services to maintain relationships between long-term customers. With the addition of the QDI production line, the company will be able to offer an even more comprehensive line-up of products to its customers. Also, the merger will have a positive impact on capacity expansion and enhanced flexibility in production management of the plants. The company will be able to offer its customers a more diverse, flexible, and complete product line and better marketing and customers services. Thus the merger will significantly impact AUO’s business and marketing capability and contribute to the speedy growth of its business.

(c) Personnel

There is no layoff plan in the immediate future due to post-merger demands for talents. Both companies have established Integration Committees in charge of managing affairs regarding technology, production, finances, and personnel. According to the Enterprise Mergers and Acquisitions Law, AUO should submit a written notification to QDI employees of their compensation, job title, job descriptions, promotion, and other employee benefits 30 days before the merger closing date. Appropriate arrangements will be made on the principles of fairness to ensure the benefits of the remaining staff. Organizational structure and personnel adjustments will take the human resource strengths of both companies into account to maximize company interests.

(d) Information Systems

AUO currently uses the ERP system developed by Oracle while QDI uses the ERP system developed by SAP. Regular integration meetings are now being held between AUO and QDI to ensure smooth integration of the information systems and familiarize its staff with the operation of the systems.

c. The share conversion ratio and the basis upon which it was calculated

QDI share previously held by AUO and AUO shares previously held by QDI will be canceled and extinguished as of the merger closing date. Both parties agree to use financial reports attested by certified public accountants as of December 31st 2005 as the calculation basis with consideration to the results of operation, stock price, earnings per share, net value per share, company prospects, projected earnings distribution for the year 2005, QDI’s convertible corporate bonds, employee stock options and other related matters, as well as the opinions of independent experts regarding the reasonableness of the shares conversion ratio.

Both parties agree that 3.5 shares of common stock of QDI will be canceled and extinguished and converted into one share of common stock of AUO. 1,475,435,221 new shares of common stock will be issued for the purpose of this merger at a par value of NT$10 per share. The total value of the new shares shall be NT$14,754,352,210. However, the actual number of new shares to be issued shall include the number of shares of common stock of QDI to be converted according to the agreed conversion ratio, the number of shares to be converted as the result of the exercising of conversion rights held by creditors of QDI’s convertible corporate bonds and holders of QDI’s employee stock options. With respect to a fraction of a share of newly issued AUO’s common stocks for conversion, AUO will pay an amount of cash (rounded to the nearest whole NT dollar) in proportion to such fraction based on par value. AUO authorizes the chairperson of the Board of Directors to request specific persons to undertake to procure the aforementioned fractions of AUO’s common stock.

d. Proposed schedule

The merger was approved by the board of directors at both companies on April 17th 2006 and shareholders’ meetings on June 15th 2006. In accordance with the Operating Rules of the Taiwan Stock Exchange Corporation and the Criteria Governing the Offering and Issuance of Securities by Securities Issuers, a letter of approval for issuance of new shares due to merger from the TSEC on June 27, 2006. Subsequent application for issuance of new shares due to merger will then be made to the Securities and Futures Bureau, Financial Supervisory Commission, Executive Yuan. The merger closing date, or the target date for completion, is October 1st 2006.

e. Items that materially affect the share conversion ratio after the public announcement of the merger or acquisition : None

f. Effects on net value per share and earnings per share

The merger is expected to consolidate research and development capability and manufacutring, marketing, and management resources at both companies. Thus reducing operating cost and enhance overall operating efficiency, boosting the company’s earnings per share and net value per share in the future.

g. Matters related to the assumption of rights and obligations of the extinguished company

Unless otherwise stipulated by law or arranged in the merger contract, from the merger closing date onwards the company shall assume all rights and obligations of QDI that are effective as of the merger closing date. From the merger closing date onwards, the company shall assume all QDI’s assets, liabilities, and all rights and obligations, including but not limited to patents, copyright, trademark, other intellectual property, contracts, ADRs, convertible corporate bonds, and employee stock options.

h. The basic identifying information of the company to be merged or acquired

Company name	Quanta Display Incorporated
Company address	189 Hwa Ya 2nd Road Kuei Shan Hsiang Taoyuan County
Chairman of the Board, General Manager	Baili Lin
Paid-in capital	NT$ 51,640,232,740
Major lines of business
1.  Electric equipment manufacturing
2.  Data storage and processing equipment manufacturing
3.  Electronic component manufacturing
4.  Optic instrument manufacturing
5.  Information software wholesale
6.  International trade
Description of business scope: the company is allowed to engage in other lines of business not restricted or prohibited by law in addition to its permitted lines of business.

Major products	TFT-LCD

(2) Merger or acquisition contract : Please see page 85.

(3) Opinion of an independent professional on the reasonableness of the share conversion rate of the merger or acquisition plan : Please see page 93.

(4) Any restrictions on future transfer or pledge of new shares issued due to the merger or acquisition : None

(5) The projected consolidated balance sheet as of the record date for calculating the share conversion ratio between the merging and merged companies : Please see page 94.

(6) Financial statements of the merged company for the most recent two fiscal years, audited and attested by a certified public accountant(s) : Please see page 131.

(7) Minutes of the shareholders meeting of the merged company at which the resolution for merger was passed : Please see page 95.

(8) Summary of the merged company's financial and business conditions

a. The main content of the merged company's business operations, current products and their uses or current services, the condition of the supply of the main raw materials, and the sales areas for the main products or services shall be set forth

(a) The main content of the merged company's business operations

QDI is a manufacturer of TFT-LCD panels.

(b) Current products and their uses or current services

QDI’s TFT-LCD panels are used in notebooks monitors, desktop PCs, LCD TVs, PDAs, mobile phones, digital still cameras, and Global Positioning Systems (GPS ) for cars.

(c) The condition of the supply of the main raw materials

Major raw material	Supplier
Glass	Corning Japan Corning Display Technologies Taiwan Branch Taiwan NH Techno Glass Corporation Asahi Glass Co., Ltd. Asahi Glass Fine Techno Taiwan
Color Filter	Toppan Printing Co., Ltd. Dai Nippon Printing Co., Ltd. Advanced Colortech Inc. Allied Material Technology Corporation
Backlight Units	SECT (Sharp), Coretronic, Taiwan Nano Electro-Optical Technology Co., Radiant Opto-electronics Corporation, Forhouse Corporation
Driver IC	SECT (Sharp), DenMos Technology, Novatek Microeletronics Corporation, Sunplus Technology Co.,

Polarizers	NITTO DENKO Optimax Technology Corporation
PWB UNIT	SECT (Sharp) Fuchi Electronics Co., Ltd. JAE Taiwan
Source : QDI

QDI maintains more than two suppliers per each key component. The company maintains good working relationships with its suppliers. Supply has been stable.

(d) The sales areas for the main products or services

Unit: NT$ thousands)
Year Region		2005		2004
		Amount	%	Amount	%
Import		10,849,349	17.55	9,867,957	16.96
Export	Asia	37,876,910	61.29	38,419,895	66.02
	Europe	11,868,364	19.20	9,007,895	15.48
	America	1,220,756	1.98	1,180,187	2.02
Sales allowance		(16,871)	(0.02)	(278,022)	(0.48)
Total		61,798,508	100.00	58,197,912	100.00
Source : QDI

b. Where the merged company is not a public company, if assets listed among the merged company's major assets during the most recent two fiscal years or during the current period up to the printing date of the prospectus are bought/sold in an amount equivalent to 20 percent of the company's paid-in capital, or if such amount reaches 300 million New Taiwan Dollars or more, any endorsements, guarantees, or loans made to other parties shall be set forth : Not Applicable

c. A summary of the merged company's investments in other companies shall be set forth

March 31, 2006; NT$ thousands; shares
Name (note)	line(s) of business	cost of investment	Book value	shares held		net equity value	market value	accounting practices	2005 gain (loss)		number of shares held by the invested company
				number	percentage of stake				Gain/loss	Distributed dividends
QDI International Ltd.	Investment company	USD 80,010 (2,639,074)	2,054,700	80,010,000	100%	1,986,432	-	Equity Method	57,194	-	-

QDI Development Ltd.	Investment company and commission subsidiaries to engage in panel design	USD 10,327 (342,464)	43,403	10,327,127	100%	43,403	-	Equity Method	(99,658)	-	-
QDI-T Investment Inc.	Investment company	490,000	445,772	49,000,000	100%	445,772	-	Equity Method	(21,971)	-	-
Topsun Optronics Inc.	Research in TFT-LCD and flat panel display technology	63,879	47,023	5,735,000	7.17%	47,023	-	Equity Method	(16,994)	-	-
Asia Pacific Genesis Venture Capital Fund L.P.	Invest in joint ventures	USD 6,250	188,317	-	11.25%	188,317	-	Equity Method	(8,055)	-	-
Note: Long term investments
Source: QDI

d. Important contracts signed by the merged company shall be set forth and the effect on the company's financial and business conditions after the merger shall be described

Type of contract	the party	commencement and termination date of the contract	Major content	restrictive provision
Syndicate agreement	ICBC et al. (29banks)	2000/10~2007/10	Loan amount NT$ 15,000,000 thousand	Financial ratio
Syndicate loan	Chinatrust et al. (16 banks)	2002/05~2007/05	Loan amount NT$3,000,000 thousand	Financial ratio
Syndicate loan	Chinatrust et al. (25 banks)	2002/09~2009/09	Loan amount NT$ 13,000,000 thousand and US$ 58,400 thousand	Financial ratio
Syndicate loan	ICBC et al. (27 banks)	2005/01~2012/01	Loan amount NT$23,300,000 thousand and US$ 200,000thousand	Financial ratio
Purchase contract	Corning	Five years starting April 2005	Supply glass substrate	-
Patent licensing agreement	American technology company	2005/11~2018/04	Patent licensing	-
Patent licensing agreement	Japanese energy research center	2004/12~2009/11	Patent licensing	-
Patent licensing agreement	Japanese technology company	2006/01~2010/06	Patent licensing	-
Patent licensing agreement	Japanese technology company	2006/03~2011/12	Patent licensing	-
Merger agreement	AUO	2006/4/7	Please refer to merger agreement	-
Source : QDI

QDI's contract counterparties have been notified of the merger with and into AUO. It has been confirmed that all contracts will not terminate as a result of the merger. There will be no material effect on the company’s operations after the merger.

e. Major litigation, non-litigation, and administrative disputes of the merged company and related companies shall be set forth and the effect on the company's financial and business conditions after the merger shall be described

(a) If there has been any substantial impact upon shareholders' equity or prices for the company's securities as a result of any litigation, non-litigious proceeding, or administrative dispute involving the company that was finalized or remained pending during the most recent two fiscal years or during the current fiscal year up to the printing date of the prospectus: none.

(b) If there has been any substantial impact upon shareholders' equity or prices for the company's securities as a result of any litigation, non-litigious proceeding, or administrative dispute involving a company director, supervisor, general manager, de facto responsible person, or major shareholder with a stake of more than 10%, and the matter was finalized or remained pending during the most recent two fiscal years or during the current fiscal year up to the printing date of the prospectus : none.

(c) The prospectus shall note the occurrence of any event set forth under Article 157 of the Securities and Exchange Act that involves a company director, supervisor, its general manager, or any major shareholder with a stake of more than 10%, provided the event occurred in the most recent two years or during the current fiscal year up to the printing date of the prospectus. The prospectus shall also note how the company is currently handling the matter : none.

f. If the merged company is a construction company or has a construction department, the estimated income and gross profit for each construction project during the year of registration (application) and the preceding year shall be set forth, and the estimated sales of completed but not yet sold projects shall be described : Not Applicable

Merger Agreement1

This Merger Agreement (hereinafter referred to as “Agreement”) is made and entered between AU Optronics Corporation (hereinafter referred to as “Party A”), a company organized and existing under Company Law and Act for Establishment and Administration of Science Industrial Parks of Republic of China, and Quanta Display Incorporated (hereinafter referred to as “Party B”), a company organized and existing under Company Law of Republic of China.

Whereas for the purpose to respond to the governmental policy encouraging merger and consolidation among business entities and integrate entire resource, expand business to upgrade performance of business operation and competitiveness, the parties hereto agree to merge (hereinafter referred to as ”Merger”) and hereby enter into agreement as follows:

Article 1: The Form of Merger

The parties intend to cause Party B to merge with and into Party A. Upon consummation of the Merger, Party A will be a surviving company (hereinafter referred to as “Surviving Company”) and Party B will be a dissolved company (hereinafter referred to as “Dissolved Company”). After the Merger becomes effective, the English name of the Surviving Company is “ AU Optronics Corporation.”

Article 2: Company Capital, Number and Classification of Shares

Upon signing this Agreement, the authorized capital of Party A is NT $ 70,000,000,000, consisting of 7,000,000,000 shares of common stock, par value NT$10, which may be issued in installments, 100,000,000 of which shares have been reserved for issuance upon exercise of certificates of employee stock options, par value NT$10; the paid-in capital is NT$58,305,471,320, consisting of 5,830,547,132 shares of common stock, par value NT$10. On April 7, 2006, Party A’s Board of Directors adopted the following proposals which will be submitted for resolution at the annual general meeting of shareholders on June 15, 2006 :(1) The amount of shareholders’ bonus to be capitalized is NT$1,749,164, 140, consisting of 174,916,414 shares, par value NT$10, and (2) The amount of employees’ bonus to be capitalized is NT$886,050,410, consisting of 88,605,401 shares, par value NT$10. The paid-in capital which is adopted at the annual general meeting of shareholders of year 2006, approved by the governmental authorities and consummation of registration alteration, is expected to be NT$60,940,685,870, consisting of 6,094,068,587shares, par value NT$10. Further, on April 7, 2006, Party A’s Board of Directors adopted the proposal which will be submitted for resolution at the annual general meeting of shareholders on June 15, 2006 that the authorized capital of Party A raises from NT$70,000,000,000 to NT$90,000,000,000, consisting of 9,000,000,000 shares, 100,000,000 of which shares have been reserved for issuance upon exercise of certificates of employee stock options.

Upon signing this Agreement, the authorized capital of Party B is NT $ 65,000,000,000, consisting of 6,500,000,000 shares of common stock, par value NT$10, which may be issued in installments, 300,000,000 of which shares have been reserved for issuance upon exercise of certificates of employee stock options, par value NT$10; the paid-in capital is NT$51,639,232,730 consisting of 5,163,923,273 shares of common stock, par value NT$10. The number of shares in the process of issuance by Party B upon exercise of certificates of employee stock options are 100,001 shares, the paid-in capital upon the consummation of registration alteration is expected to be NT$51,640,232,740, consisting of 5,164,023,274 shares, par value NT$10, however, the number of issuable common stocks upon exercise of conversion rights by corporate bondholders or upon exercise of share subscription rights by certificates of employee stock options holders pursuant to the agreements respectively are not included in the aforesaid numbers of shares of Party B.

In year 2004, Party B issued second-time unsecured overseas convertible corporate bonds, the total amount of issued corporate bonds is US$270,000,000, as of the execution date of this Agreement, the convertible price is NT$20.84, outstanding amount of corporate bonds is US$202,190,000.

In year 2004, Party B issued third-time unsecured overseas convertible corporate bonds, the total amount of issued corporate bonds is US$294,500,000, as of the execution date of this Agreement, the convertible price is NT$15.01, outstanding amount of corporate bonds is US$294,500,000.

In year 2004, Party B issued first-time unsecured domestic convertible corporate bonds, the total amount of issued corporate bonds is NT$100,500,000,000, as of the execution date of this Agreement, the convertible price is NT$20.14, outstanding amount of corporate bonds is NT$100,500,000,000.

1  The translation is for reference only. In case of any inconsistency between the Chinese version and the English translation, the Chinese version shall prevail.

In year 2005, Party B issued second-time unsecured domestic convertible corporate bonds, the total amount of issued corporate bonds is NT$6,000,000,000, as of the execution date of this Agreement, the convertible price is NT$12.6, outstanding amount of corporate bonds is NT$6,000,000,000.

In year 2002, Party B issued 33,428,000 units for certificates of employee stock options which entitle to subscribe one common stock per unit thereof, as of the execution date of this Agreement, subscription price for per share is NT$11, outstanding units of certificates of employee stock options are 29,026,721 units.

In year 2003, Party B issued 40,541,170 units for certificates of employee stock options which entitle to subscribe one common stock per unit thereof, as of the execution date of this Agreement, subscription price for per share is NT$14.6, outstanding units of certificates of employee stock options are 40,541,170 units.

Article 3: Conversion Ratio of the Merger and New shares to be Converted

(1)
Except Party B’s shares held by Party A and Party A’s shares held by Party B are cancelled and extinguished on the Merger Closing Date without any conversion thereof, based on the audited financial statement as of December 31,2005 being the calculation basis and in consideration of business operation, stock market price, earnings per share, net asset value per share, company outlook of both parties, Party A’s expected profit distribution in year 2005, Party B’s convertible corporate bonds, Party B’s certificates of employee stock options, other relevant factors and written fairness opinion regarding reasonableness of conversion ratio from the independent expert, the parties herein agree that 3.5 shares of common stock of Party B will be canceled and extinguished and converted into one share of common stock ex-right of Party A of year 2005 (“Conversion Ratio”), Surviving Company expects to issue approximate 1,475,435,221 shares of common stocks, par value NT$10, aggregate amount of new issued shares is approximate NT$14,754,352,210; provided however that the total number of actually new issued shares is decided on the number of actual issued common stocks of Dissolved Company (including the number of shares of convertible corporate bonds holders by exercising convertible rights and of certificates of employee stock options holders by exercising subscription rights ) multiplied by Conversion Ratio.

(2)
With respect to a fraction of a share of new issued Party A’s common stocks for conversion pursuant to the preceding paragraph, Party A will pay an amount of cash (rounded down to the nearest whole NT dollar below) in proportion to such fraction based on par value, and Party A authorizes the chairperson of Board of Directors to request specific persons to undertake to procure the aforesaid fractions of Party A’s common stocks.

Article 4: Adjustments to Conversion Ratio

From the date of execution of this Agreement until the Merger Closing Date, in any following events, the Conversion Ratio as set forth in Article 3 shall be negotiated and adjusted by both parties’ Boards of Directors authorized by shareholders’ meetings respectively, and the number of new issued shares arising from the Merger shall be adjusted accordingly:

(1)
Except shareholders’ stock dividends NT$1,749,164, 140 and cash dividends NT$1,749,164, 140; employees’ stock dividends NT$886,050,410 and cash dividends NT$379,735,891, which will be submitted for resolution at the annual general meeting of shareholders of year 2006 , in the event of capital increase in the form of cash, distribution of shares or capitalization of employees’ bonus, distribution of stock dividends, cash dividends, engaging in capitalization of capital reserve, issuance of convertible corporate bonds, corporate bonds with stock subscription right, preferred stocks with stock subscription right, stock subscription warrant or issuance of other like securities with the nature of shares , Conversion Ratio will be negotiated and adjusted jointly by both parties’ Boards of Directors;

(2)
in the event of company material assets disposition by either party, which causes material effect on company’s finance or business, or occurrence of calamity or other material events, which cause material effect on shareholders’ rights or price of securities , Conversion Ratio will be negotiated and adjusted jointly by both parties’ Boards of Directors; or

(3)
in the event of necessity for adjusting Conversion Ratio pursuant to Article 3 under the circumstance in compliance with the comments with respect to the Merger from the relevant governmental authorities or for the purpose of obtaining approval with respect to the Merger from the relevant governmental authorities (including the permit to consent the consolidation by the Fair Trade Commission, the approval opinion of the Taiwan Stock Exchange Corporation with respect to the maintenance of the listed company of Party A after the Merger, the approval by Financial Supervisory Commission of the Executive Yuan with respect to issuing of new share by the capital increase as a result of the Merger and other approval by the relevant governmental authorities), Conversion Ratio will be negotiated and adjusted jointly by both parties’ Boards of Directors.

Article 5: Surviving Company Capital, Number and Classification of Shares after the Merger

The authorized capital of Surviving Company after the consummation of the Merger is NT $ 90,000,000,000, consisting of 9,000,000,000 shares of common stock, par value NT$10, which may be issued in installments, 100,000,000 of which shares have been reserved for issuance upon exercise of certificate of employee stock options, par value NT$10; after issuing common stocks pursuant to Article 3, the tentative paid-in capital is NT$75,695,038,080, tentative issuance of 7,569,503,808 shares of common stock.

Upon the Merger, in the event increase or decrease in the paid-in capital of Dissolved Company from the execution date of this Agreement to the Merger Closing Date causes increase or decrease in the number of new issued shares of Surviving Company arising from the Merger, the aforesaid paid-in capital and number of issued shares will be adjusted accordingly.

Article 6: Merger Closing Date

The Merger Closing Date shall be set by the respective Boards of Directors, under authorization of resolution from the shareholders’ meetings, and also upon the approvals by competent Authorities, whereas the resolution of respective Boards of Directors shall be made accordingly in addition thereto. The parties agree that the Merger Closing Date will tentatively be October 1, 2006. However, in the event that the parties are not able to obtain the necessary approvals/permissions (including the permit to consent the consolidation by the Fair Trade Commission, the approval opinion of the Taiwan Stock Exchange Corporation with respect to the maintenance of the listed company of Party A after the Merger, the approval by Financial Supervisory Commission of the Executive Yuan with respect to issuing of new share by the capital increase as a result of the Merger and other approval by the relevant governmental authorities) prior to the Merger Closing Date, or both parities consider it necessary to alter such effective date on other accounts, such decision of alternation is to be jointly negotiated and made by the Boards of Directors of both parties.

Article 7: Prohibited Actions

Unless a prior written consent is given by the other party, upon the effectuation of this Agreement, either Party A or Party B is not allowed to perform one of the following actions prior to the Merger Closing Date:

(1)	Those activities materially affected the company in finance, or business aspects, pursuant to Article 185, Section 1 of the Company Law.
(2)	To engage any agreements which materially affect the rights and benefits of the company, or to pledge any substantial undertakings, so as to materially and adversely impact the company.
(3)	To repurchase treasury stocks, provided however, to repurchase in accordance with Article 11 of this Agreement is not prohibited.
(4)	To amend the Certificate of Incorporation, or to adjust the job title of corporate employees, or to alter the position of directors, supervisors, managers or the compensation, salaries or benefits of any employee, but for the necessity of running the daily operation of the company, and there is no impact to the Conversion Ratio of this Agreement are not prohibited herein.
(5)
Except for the conversion into common stocks form a corporate bonds holder of company, and the exercise of stock option to purchase common stocks by employees, as well as Party A resolved in its annual general meeting of shareholders in year 2006 for distribution of the stock dividends and employees’ stock dividends, to issue new shares for cash or any securities that with share natures, Or

(6)	To proceed with decrease of capital, liquidation, dissolution or restructuring.

Article 8: Process of Merger and Time Schedule

(1)	Both parties should obtain the approving resolution of this Merger from the respective shareholders’ meetings on June 16, 2006.
(2)
Both parties should proceed with the Merger by following the prescribed schedule under this Agreement, in the event that either party is not able to convene its annual shareholders’ meeting on June 15, 2006 and to have this Merger approved, thus making this Merger is not completed on the tentative Merger Closing Date date, the Boards of Directors of both parties should negotiate the alternation of Merger Schedule, in order to continue the process, and not to affect the validity of this Agreement.

Article 9: Representations and Warranties by both Parties

Party A and party B each, represents and warrants to the other party, as of the date of execution of this Agreement, each of the followings shall be true and correct,

(1)
The company is duly organized and existing: the company is a legal entity that organized and registered in accordance with the ROC Company Law, and up to present it is still legal in its presence in the form of corporation, and further, it has already obtained all necessary business permits, licenses, permissions and other relevant certificates to operate its business.
(2)	The authorized and paid-in capital: its authorized and paid-in capital and the shares of stock under the registration are stated in Article 2.
(3)	The authorization and resolution from the Board of Directors: the Board of Directors has already resolved to approve this Merger.
(4)
The legality of the Merger: both execution and performance of this Agreement do not violate (i) any currently promulgated laws and regulations, (ii) any court judgments or decrees, orders or decisions from competent authorities, (iii)Certificate of Incorporation, (iv)by laws, any legally binding contracts, agreements, representations, undertakings, guaranties, warranties, promises or any other obligations, provided however, for those agreements ( hereinafter referred to as “agreements demanding consent”) which already disclosed to the other party, where it should, in accordance with relevant contractual terms, obtain the consent from its counter party of this Agreement, are not included herein.

(5)	The books and data of finance: for those books and data of finance provided with by one party to the other, are produced and complied in accordance with the Business Accounting Act and the ROC GAAP.
(6)
Litigations and non-suit proceedings: as of the date of execution of this Agreement, there is not any litigation or non-suit proceedings in existence, which outcome may materially cause dissolution or change of the corporate structure, capital, business plans, financial status, cease in production, or any other serious and adverse influence the may affect the business operation or finance status.

(7)	Assets and liabilities: all assets and liabilities are clearly listed in the financial books and data that already produced to the other party.
(8)
Contingent liabilities: other than those information already disclosed in financial books and data that produced to the other party, there is no any contingent liability which may materially and adversely cause the company any substantial and disfavored impact to company either in business or finance aspect.

(9)
Contracts and undertakings: as of the date of execution of this Agreement, all executed, agreed or promised material contracts in whatsoever forms, agreements, representations, guaranties, warranties, promises or any other obligations are all provided with the other party, or duly notified, there is no any misrepresentation, false and untrue statement.

(10)
Labor Dispute: other than those already disclosed to the other party, there is no any labor dispute or any violation of relevant labor laws and regulation that caused any citations or penalty from labor authorities.

(11)
Environmental protection events: for all operating business, if by relevant environmental protection laws, either party should obtain permission on establishment of contaminating facility or the permission on emitting contamination, or make the payment on the imposed contamination prevention fee/duty, or the establishment of environmental protection professional employees, all such obligations are fully complied with, and further, there is no any environmental contamination related dispute, or any actual emitted contamination event that sanctioned by competent authority, which may materially and adversely affect the company either in business or finance aspect.

(12)
Other events: for party A, as of the date of execution of this Agreement, there is no any other violation of laws and regulation, or lost of business credits or any other adverse events that may affect the continuity of business operation.

Article 10: Both Parties’ Obligations ought to be performed prior to the Merger

Except otherwise agreed upon, from the execution date of this Agreement to the Merger Closing Date, both Parties shall perform the following obligations:

(1)	Both parties shall abide by those contracts where demanding consent of this merger from counterparty, and notify the same of counterparty, for obtaining whose consent of this merger.
(2)
Party B shall, according to its already issued convertible bonds, abide by the relevant contractual terms to notify its creditors and trustee to complete other necessary procedures that stipulated in those contracts.

(3)
In the event that either party occurs to the adjustment of Conversion Ratio that stipulated in Article 4 in this Agreement, that party shall notify the other party of such event, and act upon integrity, to provide with all necessary information in good faith.

(4)
Any event occurs to either party that contradicts to the representations and warranties as stated in Article 9, that party shall immediately notify the other party of such event, and to provide with all necessary information.

(5)	The party who owns or utilizes any asset shall retain and manage such asset in due course, thus enabling the Surviving Company to continue its proper use after the Merger.
(6)	Either party shall, by following law, act in good faith; maintain accounting, finance, transaction, litigation and all other documents in connection with corporate assets and business operation.
(7)
Either party shall, by following relevant laws and regulation, Certificate of Incorporation and by laws and so forth, operate the business in accordance with the generally accepted and reasonable business practice, acting

(7)	in good faith by due business care, to continue operate and manage its business activities.

Article 11: Handling of Objecting Shareholders

(1)
Where a shareholder of Party A and/or Party B lawfully raises an objection against the proposition of this Merger, it shall be handled in accordance with the Company Law, the Enterprise Merger and Acquisition Law and relevant laws and rules.

(2)
Unless otherwise provided by the relevant laws and regulations, the shares taken back by Party A and/or Party B shall be cancelled on the Merger Closing Date, and the number of shares of the new shares issued by Party A due to the merger as well as the paid-in capital after the merger shall be reduced accordingly.

Article 12: Creditors’ Notice and Publication

(1)
After the passing of resolution by the respective shareholders’ meetings of the parties, the balance sheet and list of assets shall be prepared and be immediately and separately notified and publicized to each creditor, and to designate a deadline with over 30 days for each creditor to raise an objection before the deadline.

(2)	If a creditor raises an objection during the said deadline, Party A or Party B shall clear such debt or provide sufficient security.

Article 13: Rights and Obligations after the Merger

From the Merger Closing Date, unless otherwise provided by the laws and regulations or otherwise agreed under this Agreement, the rights and obligations and credits and debts of Party B which are still effective as of the Merger Closing Date will be assumed by Party A. From the Merger Closing Date, all the assets, liabilities and all rights and obligations (including but not limited to patent, copyright, trademark, other intellectual property right, contract, the qualification and status of the participating issuer of global depository receipts as well as the convertible corporate bonds and certificates of employee stock options issued by Party B) as listed on Party B’s books will be assumed by Party A.

Article 14: Employee after the Merger

From the Merger Closing Date, Party A agrees to continue employing employees retained by Party B, and agrees to recognize the seniority of Party B’s employees prior to the Merger Closing Date.

Article 15: Tax and Expense

Except as otherwise provided under this Agreement, all tax or expenses incurred by the signing or performance of this Agreement, other than those which qualify for tax exemption or waiver, will be bore by Party A, but the relevant expenses for attorneys and accountants, among others, will be bore by each of the parties. If this Merger did not obtain the approval of the governmental authorities or is cancelled, terminated or does not take effect for other reasons, then except as otherwise provided under this Agreement, the expenses incurred will be equally shared by the parties.

Article 16: The Certificate of Incorporation and Re-election of Directors and Supervisors of the Surviving Company after the Merger

The Certificate of Incorporation of the Surviving Company after the merger shall be the Certificate of Incorporation as originally regulated, but the relevant provisions shall be amended in light of this Agreement. The authorized capital after the merger shall be amended in the resolution of this Merger by the shareholders’ meeting of the Surviving Company.

Unless otherwise agreed by the Board of Directors of both parties, the Surviving Company shall have nine directors and three supervisors, and for Party A to recommend seven directors and for Party B to recommend two directors. Both parties shall cause the current directors and supervisors of both parties, based on the principle of good faith and to the extent permitted by laws and regulations, to make their utmost efforts to assist the directors and supervisors as recommended by the other party to be legally elected as the directors and supervisors of the Surviving Company.

The Surviving Company shall have a Chairperson, a Vice-Chairperson and a President. The first Chairperson of the Surviving Company after the merger will be recommended by Party A, and the first Vice-Chairperson will be recommended by Party B, which will then be submitted for reference to the Board of Directors of the Surviving Company, and then be elected in accordance with the law; the first President after the merger will be recommended by Party A, and then be submitted for reference to the Board of Directors of the Surviving Company to retain. Both parties shall cause the first Board of Directors of the Surviving Company after the merger, based on the principle of good faith and to the extent permitted by laws and regulations, to make its utmost effort to assist the Chairperson, Vice-Chairperson and President recommended by the other party to be legally elected and retained.

Article 17: Principle in Handling Securities of the Dissolved Company Having the Nature of Shares

(1)
The domestic and overseas convertible corporate bonds of the Dissolved Company shall be assumed and issued by the Surviving Company after the Merger Closing Date, and its conversion price shall be adjusted in accordance with the final Conversion Ratio of this Merger.

(2)
All the rights and obligations of the employee stock options issued by the Dissolved Company before the record date for calculating the stock Conversion Ratio will be assumed by the Surviving Company from the Merger Closing Date, the issuance and conditions for purchasing the stock being the same as the original conditions for issuance and purchase of stock, provided that the price for purchase of stock and the volume which each unit may purchase shall be adjusted according to the final Conversion Ratio.

Article 18: Addition of Parties Joining the Merger

Before the completion of this Merger, if there are other companies that intend to join the merger, the various procedures and juristic acts which were already in progress shall be re-done by all the companies joining the merger.

Article 19: The Effectiveness and Performance of this Agreement

(1)
This Agreement is signed after it is approved by resolution of the Boards of Directors of both parties, and will take effect after it is approved by the resolution of each party’s shareholders’ meeting as well as having obtained the permit or approval of the relevant governmental authorities (including the permit to consent the consolidation by the Fair Trade Commission, the approval opinion of the Taiwan Stock Exchange Corporation with respect to the maintenance of the listed company of Party A after the Merger, the approval by Financial Supervisory Commission of the Executive Yuan with respect to issuing of new share by the capital increase as a result of the Merger and other approval by the relevant governmental authorities).

(2)
After this “Merger Agreement” is approved in the shareholders’ meetings of both parties, each of its shareholders’ meetings may authorize its Board of Directors to make necessary adjustments with respect to each provision.

Article 20: Cancellation of the Agreement

Before the Merger Closing Date, if there is any one of the circumstances below of Party A or Party B, then one party may notify the other party in writing to cancel this Agreement:

(1)	Both parties agree to cancel this Agreement in writing.

(2)	The shareholders meeting of either party did not approve this Merger.

(3)
The Surviving Company or Dissolved Company breaches the representations, warranties, undertaking or material event made under this Agreement and, having one party notified the other party in writing to cure within a designated period of time and the other fails to so cure, it may notify the other company to cancel this Agreement in writing.

(4)
The relevant governmental authorities mandatorily requires the amendment of the contents of this Agreement according to the law, to which the Surviving Company or the Dissolved Company is unable to cooperate to so amend having made its utmost commercial efforts, then either party may cancel this Agreement by notifying the other party in writing.

After the cancellation of this Agreement, both parties shall take necessary actions to stop the progress of this Merger, and either party may request the other party to return or destroy the documents, information, files, items, plans, trade secrets and other tangible information obtained from the other party according to this Agreement. The party that returns or destroys shall have a person with representative authority to issue an undertaking that the duty to return or destroy under this provision is fully performed.

Article 21: Miscellaneous

(1)
The laws of the Republic of China shall be the governing law for the interpretation, effectiveness and performance of this Agreement. Where there is any matter not regulated under this Agreement, it shall be processed according to the relevant laws and regulations.

(2)
In the event that any clause under this Agreement is inconsistent with the relevant laws and regulations and becomes invalid, then only such portion which is inconsistent shall be invalid, while the other clauses of this Agreement shall remain valid. If it is necessary for any clause of this Agreement to be amended according to the instruction of the relevant governmental authorities, then it shall be amended according to the instruction of the relevant governmental authorities, or to have the Board of Directors of both parties to jointly amend according to the instruction of the relevant governmental authorities.

(3)	Any dispute arising under this Agreement shall have the Taiwan Taipei District Court as the court of first instance.

(4)	An amendment of this Agreement can only be made by having both parties agree in writing.

(5)	Any accord, agreement or commitment made by both parties prior to the signing of this Agreement with respect to this Merger are superseded by this Agreement and becomes ineffective.

(6)	The titles used under this Agreement are for convenience and reference only, and are not relevant to the interpretation of this Agreement.

(7)
Without the prior written consent of the other party, either party may not transfer this Agreement to a third party, or to assign the rights under this Agreement to a third party or to have any third party assume the obligations of this Agreement.

(8)	This Agreement shall be binding upon the successors or assigns of either party.

(9)
If either party is unable to perform or delays in performing an obligation under this Agreement due to factors of force majeure such as judgment or order of the court, the decree or order of the relevant agency in charge, war, hostility, blockade, riot, revolution, labor strike, stoppage of work, fire, typhoon, tsunami or floods, among others, then it is not liable for any responsibility to the other party.

However, in the occurrence of any of the above force majeure, either party shall notify the other party within three days upon knowledge thereof; provided that the foregoing provision does not release that either party shall, as soon as the event of force majeure is terminated, apply this Agreement and the obligation to perform its duties. If such event of force majeure continues for a period of over three months, then either party may notify the other party before the Closing Merger Date to terminate this Agreement.

(10)
Unless the laws and regulations provide otherwise or if it is otherwise agreed under this Agreement, both parties agree to strictly keep confidential any documents, information, files, items, plans, trade secrets and other tangible and intangible information of confidential nature which were transmitted by the other party or obtained from the other party before the Merger Closing Date based on the purpose of this Merger. Notwithstanding any cancellation, rescind, termination or any reason causing this Agreement to become ineffective, the foregoing duty of confidentiality shall remain effective.

(11)	This Agreement shall be made in one form in two original copies, one copy of which to be retained by each party, with several photocopies for keeping.

Parties to the Merger Agreement:

Party A:  AU Optronics Corporation

Chairman: Kuen-Yao Lee

Address: No.1, Li-Hsin 2 Road, Hsinchu Science Park

Party B: Quanta Display Incorporated

Chairman: Barry Lam

Address: No.189, Hua-Ya 2 Rd, Kuei-Shan Hsiang,

Taoyuan Hsien

April 7, 2006

AU Optronics Corp. to Merge with Quanta Display Inc.

Report of Fairness Opinion

To AU Optronics Corp.

Subject

According to the Article 22 of the Regulations Governing the Acquisition or Disposal of Assets by Public Companies announced and amended by the Financial Supervisory Commission, Executive Yuan on April 8, 2005, we are engaged to give an opinion on the reasonableness of the share exchange ratio for your merger with Quanta Display Inc. (“QDI”).

Explanations
1.
The consolidation date of the merger is targeted on October 1st, 2006. AU Optronics Corp. (“AUO” or the “Company”) will issue new common shares to the shareholders of QDI and every 3.5 QDI common shares will be exchanged for one common share of the Company (“Exchange Ratio”).

2.	The major considerations and computation data of Exchange Ratio are as follows:

The Exchange Ratio is basically determined by the public trading market prices of AUO and QDI for the first quarter of 2006.

Basis	AUO	QDI
The average market price of first quarter 2006	NT $47.97	NT $11.98

Exchange Ratio	1	4.00

The decision made by the Company is based on the above market prices as well as the synergy of the consolidation. After negotiation, every 3.5 QDI common shares will be exchanged for one common share of the Company as the final share exchange ratio.

3.
In conclusion, via considering the above reasons, the process of decision making is objective, as well as the trade price determined by the public market price of both entities is reasonable. Therefore, we believe the Exchange Ratio for the merger with QDI is reasonable and objective.

DIWAN, ERNST & YOUNG
CERTIFIED PUBLIC ACCOUNTANTS
Taipei, Taiwan
Republic of China
April 7, 2006

AU OPTRONICSCORP.
Pro-forma Consolidated Balance Sheet
AUO & QDI
December 31, 2005
(Expressed in thousands of New Taiwan dollars)

	Amount		Amount

Assets		Liabilities and Stockholders’ Equity

Current assets:		Current liabilities:
Cash and cash equivalents	$49,156,121	Accounts payable	$36,659,615
Short-term investments	7,264,277	Payables to related parties	21,165,216
Notes and accounts receivable, net	42,575,278	Accrued expenses and other current liabilities	12,937,784
Receivables from related parties	8,993,944	Equipment and construction in progress payable	29,146,328
Other current financial assets	4,199,840	Current installments of long-term liabilities	22,474,705
Inventories, net	22,926,508
Prepayments and other current assets	1,506,191		122,383,648
Deferred tax assets	4,276,016
		Long-term liabilities:
	140,898,175	Bonds payable, excluding current installments	38,286,050
		Long-term borrowings, excluding current installments	108,005,483
Long-term investments:
Equity method	14,925,419		146,291,533
Cost method	191,982
		Other liabilities	313,945
	15,117,401

Property, plant and equipment:

Cost:
Land	6,125,041
Buildings	51,480,053	Total liabilities	268,989,126

Machinery and equipment	306,531,484	Stockholders’ equity:
Other equipment	23,211,975	Capital stock:
		Common stock	73,059,538
	387,348,553
Less: accumulated depreciation	(113,157,626)	Capital surplus:
Construction in progress	8,389,782	Paid-in capital in excess of par value—common stock	50,281,599
Prepayments for purchases of land and equipment	36,393,703	Paid-in capital in excess of par value—convertible bonds	3,794,968
		Capital surplus—long-term investments	49,914
	318,974,412
		Premium from merger and others	53,221,562
Intangible assets:
			107,348,043
Technology related fees	3,392,103
		Retained earnings:
Other assets:
Idle assets, net	1,165,781	Legal reserve	4,964,545
Refundable deposits	3,247,309	Special reserve	201,809
		Unappropriated retained earnings	34,507,005
Deferred charges	2,609,752
			39,673,359
Deferred tax assets	1,420,224
		Cumulative translation adjustment	59,213
Restricted cash in bank	32,200
Long-term prepayments for materials	1,918,888	Total stockholders’ equity	220,140,153
Others	353,034

	10,747,188

Total Assets	$489,129,279	Total Liabilities and Stockholders' Equity	$489,129,279

Consolidated net worth per share = 30.13

MINUTES
OF
2006 ANNUAL GENERAL SHAREHOLDERS' MEETING
OF
QUANTA DISPLAY INCORPORATION

Time: Thursday, June 15, 2006 at 9:00A.M. (Local Time)
Place of Meeting: 3F, Highness Hotel (No. 28, Wen Hua 2nd Rd., Kueishan Township, Taoyuan County)
Total outstanding shares of QDI: 5,168,236,303 shares
Total shares represented by shareholders present: 3,847,148,796 shares
Percentage of shares held by shareholders present: 74.44%
Speech by the Chairman: Dr. C. C. Leung, the Vice-President of the Board of Directors
Recorder: Elton Yang

A. The Chairman called the meeting to order

The aggregate shareholding of the shareholders present constituted a quorum. The Chairman called the meeting to order.

B. Chairman's Address

C. Report Items

I.	Review of 2005 operations and business outlook for 2006
II.	Supervisors’ report on 2005 audited financial reports
III.	Establishing the Company’s Rules and Procedure of the Board of Directors
IV.	Status of the 2nd domestic Convertible Bond issuance
Our board of directors made the resolution on May 19, 2005 of an offering up to NT$6 billion Convertible Bonds through a book-building process to fund the capital needs for the 6th-generation TFT-LCD equipment. The offering was approved by the Financial Supervisory Commission on June 23, 2005 with an official approval document (Ref. no. Jin Guan Cheng Tze 0940124035). We have successfully completed the offering on July 15, 2005 by the attestation of the completion of funds collection from the bank hosting the saving account specifically for the funds received from the Convertible Bond issuance. The Company will file pursuant to relevant laws and regulations any matters regarding the conversion of the bonds, changes in capital, and the public announcement of significant events.

D. Acknowledging items

I.	Company’s 2005 financial statements(Proposed by the Board of Directors)
Note: The financial statements of the Company for and as of the fiscal year ended December 31, 2005 have been audited by KPMG Certified Public Accountants with an audit report, as attached, which is reviewed, together with a business and operation report, by the supervisors of the Company.

Upon solicitation of comments by the Chairman, there was no objection voiced and the following resolution was adopted unanimously by the shareholders present:

RESOLVED, that Company’s 2005 financial statements be and hereby are accepted as submitted.

II.	Company’s 2005 accumulated deficits offset plan(Proposed by the Board of Directors)
Note:
1)	In 2005, the Company had a net loss of NT$8,315,654,375 accumulated into retained earnings.

Quanta Display Inc.
(unit: NT$)
2005 Statement of Accumulated Deficits
Beginning balance of retained earnings	860,332,141
[Adjustment to capital surplus due to non-proportional investment in investee’s increase in capital]	(19,328,702)
Effects on the stockholders’ equity
Net loss	(8,315,654,375)
Special reserves transferred
Accumulated adjustments to long-term equity investment	30,639,789
Unrealized gain on foreign currency translation of long-term debts	567,182,350
Ending balance of accumulated deficits	(6,876,882,797)
2)	The following table sets forth the plan of offsetting accumulated deficits.

Upon solicitation of comments by the Chairman, there was no objection voiced and the following resolution was adopted unanimously by the shareholders present:

RESOLVED, that Company’s 2005 accumulated deficits offset plan be and hereby are accepted as submitted.

E. Discussion items

I.	To approve the merger plan with AU Optronics Corp. (Proposed by the Board of Directors)

Proposal: Merger with Quanta Display Inc. (“QDI”) and issuance of new common shares to shareholders of QDI. Please discuss and approve.

Explanations:

1.
In order to increase the Company’s competitiveness and expand the market share, it is proposed that the Company merge with QDI in accordance with the Merger and Acquisition Law and the Company law, and that the Company will be the surviving company and QDI will be the dissolving company (“Merger”).

2.
The Merger should be completed after the Company’s capitalization of retained earnings, and issuance of stock dividends and employee bonus shares for the year of 2005 (such capitalization of retained earnings and issuance of stock dividends and employee bonus shares have been proposed by the board of directors for the 2006 annual shareholders meeting to approve, please see the Merger Agreement as shown in Attachment I). After the Merger is approved by the respective board of directors and the shareholders meeting of the Company and QDI as well as by the relevant government authorities, the Company will issue new common shares to the shareholders of QDI and every 3.5 QDI common shares will exchange for one common share of the Company (“Exchange Ratio”) (after capitalization of retained earnings and issuance of stock dividends and employee bonus shares for the year of 2005). Fractions of common shares will be paid by the Company in cash in accordance with the par value of the Company’s common share (NT$10 per share) (round up to the nearest one New Taiwan dollar). All fractions of common shares will be purchased by the specified person(s) designated by the chairman at the par value (NT$10 per share). The Company will increase its paid in capital in an amount of NT$14,754,352,210 and issue 1,475,435,221 new common shares, each share having the par value of NT$10 for the Merger, provided that the actual number of the new common shares to be issued by the Company for the Merger should be calculated in accordance with the actual number of the outstanding common shares of QDI as of the effective date of the Merger (“Effective Date”) taking account of the Exchange Ratio.

3.	The Effective Date is temporarily set as October 1, 2006, provided that the board of directors is authorized to change the Effective Date depending on the progress of the Merger.

4.
For the details of the Merger, please see the Merger Agreement. The Merger Agreement and the fairness opinion in connection with the Exchange Ratio issued by the independent advisor are shown in the Attachment I and Attachment II (page 18 - page 24).

5.
In order to process the Merger, it is proposed to authorize the chairman with full authority and power to handle all matters relating to the Merger, unless otherwise provided by the applicable laws and regulations or the Merger Agreement.

6.
It is proposed to authorize the chairman or his designate with full authority and power to take all appropriate and necessary actions and procedures, including without limitation, on behalf of the Company, signing, negotiating, amending and supplementing the Merger Agreement and other agreements or documents relating to the Merger and handling all relevant matters. It is further proposed to authorize the chairman or his designee with full authority and power to amend the terms of the Merger upon request by the government authorities or in accordance with the current market practice.

Upon solicitation of comments by the Chairman, there was no objection voiced and the following resolution was adopted unanimously by the shareholders present:

RESOLVED, that the merger plan with AU Optronics Corp. be and hereby are approved as proposed.

II.	To select among different tax schemes for the issuance of 400 million new shares in 2005(Proposed by the Board of Directors)

Note:
1)
The Company completed an issuance of 400 million new shares (par NT$10 per share, offer price of NT$15.5 per share) after obtained relevant approvals from regulatory authorities and filed all changes in company registrations.

2)
Pursuant to the Rules Governing the Promotion of Industry Upgrade, issuing those shares is qualified for tax benefits of either a income tax exemption for the issuer or a tax credit for investing shareholders. It is proposed to choose the former of the above tax benefits.

3)	It is proposed to authorize the Chairman to handle all matters regarding other tax issues in relation to this issuance.

Upon solicitation of comments by the Chairman, there was no objection voiced and the following resolution was adopted unanimously by the shareholders present:

RESOLVED, that the different tax schemes for the issuance of 400 million new shares in

2005 be and hereby are approved as proposed.

III.	To approve the plan of a rights offering (Proposed by the Board of Directors)
Note:
1)
It is proposed to issue up to 800 million new common shares, par NT$10 per share, with a total par value of NT$8 billion in aggregate, through a rights offering. Shares to be issued will have the same rights and bear the same obligations as those of currently issued and outstanding common shares.

2)
It is proposed to authorize the Board of Directors to issue new shares either through a book-building process or through public subscription. If new shares is issued through public subscription, there is an 10% of the new issue subject to employee subscription, as required by Article 267 of the Company Law, 10% subject to public subscription, and the rest 80% can be subscribed by original shareholders pro rata by registered share holdings on the reference date. Share holdings less than 1,000 shares have to be accumulated to 1,000 shares by the share holders to be registered by our share agency. In 5 days starting from the reference day, the subscription rights are deemed given up if not registered. Under the book-building method, there is an 10% of the new issues subject to employee subscription as required by Article 267 of the Company Law, and the rest 90% can be put for a public underwriting pursuant to Article 28-1 of the Securities and Exchange Law. It is proposed to authorize the Chairman to sell shares not subscribed by original shareholders or employees to any specific investors at the issue price.

3)
On the basis of the Criteria Governing the Offering and Issuance of Securities by Corporations mentored by the Chinese Securities Association, if the underwriting process is through public subscription, the issuing price should not be lower then 70% of the closing price of the Company’s common stock, adjusted to ex-dividend and ex-capital reduction, immediately preceding the date when the Company decides the ex-dividend date after the application of new shares issuance to be approved by the Financial Supervisory Commission (“the Date”) or 70% of the average of closing prices of the Company’s common stock in 3 or 5 days before the Date (the “Reference Price”). If the underwriting process is through book-building, the issuing price should not be lower then 90% of the closing price of the Company’s common stock, adjusted to ex-dividend and ex-capital reduction, immediately preceding dates when (1) the Company files application to the Financial Supervisory Commission, (2) the Company announces book-building process started, and (3) the Company files the contract of underwriting to the securities association (“the Dates”) or 90% of the average of closing prices of the Company’s common stock in 3 or 5 days before the Dates (the “Reference Price”).The pricing process is decided in accordance with related regulations, but subject to modification. However, it is proposed that the Chairman be authorized to make adjustments to the issue price with the discussion with the leading underwriter if market conditions change.
4)
Use of proceeds from the offering includes expansion of production capacities, improvement of financial structure, strengthening of working capitals and other capital needs for mid- and long-term operations and it is expected to be executed in two years. Such plan is expected to strengthen the Company’s competitiveness and increase operating efficiency which results in positive impact on shareholder value. It is proposed to authorize the Board of Directors on the basis of maximizing shareholder value to decide offering terms, use of proceeds, implementation plan and expected benefits depending on operating status then. It is also proposed to authorize the Board of Directors to decide the use of funds in the offering plan to be filed with regulatory authorities and revise relevant filings by request of regulatory authorities or according to market conditions.

5)	After the offering plan is approved by relevant authorities, it is proposed to authorize the Chairman to decide matters related to offering.
6)	It is proposed to authorize the Board of Directors to decide other matters not described here if any.

Upon solicitation of comments by the Chairman, there was no objection voiced and the following resolution was adopted unanimously by the shareholders present:

RESOLVED, that the plan of a rights offering be and hereby are approved as proposed.
However, if the company has completed the merger with AU Optronics Corp., the above-mentioned proposal will not be implemented.

IV.	To approve the plan of a rights offering through private placement(Proposed by the Board of Directors)
Note:

Considering the timing of the fund raising and then market conditions, to ensure the timeliness and availability of funds needed or to attract certain financial or strategic investors, it is proposed to authorize the Board of Directors to raise the capital of common stock through a private placement. According to Article 43-6 of the Securities and Exchange Law, a private placement shall be carried out as follows:

1)	It is proposed to issue up to 800 million new common shares, par NT$10 per share, at once or in installments with a total par value up to NT$8 billion through a private placement.
2)
The issuing price of the common shares will be tentatively based on the closing price of the Company’s common stock on the trading day, adjusted to ex-dividend and ex-capital reduction, immediately preceding the pricing date or the average of closing prices of the Company’s common stock in 3 or 5 days before the pricing date (the “Reference Price”).

In addition, the issue price of each common stock shall not be lower than 80% of the Reference Price as stated above. It is proposed the Board of Directors can be authorized to decide on the issue price based on the market situation and the profitability of the Company.
3)
The regulation that the issue price of each common stock should not be lower than 80% of the Reference Price is according to Article 43-8 of the Securities and Exchange Law, it imposes strict restrictions on offerees and purchasers of the timing, the buyer and the quantity of privately placed securities if resold, and the securities and these shares cannot be listed for public trading until three years later. Due to less liquidity and timing risk, the issue price shouldn’t be too high. Besides, referring to the Criteria Governing the Offering and Issuance of Securities by Corporations mentored by the Chinese Securities Association, the issue price of common stocks through public subscription and private placement shall not be lower than 70% of the market price, therefore, the above proposal should be reasonable.

4)
The target investors of this private placement should be limited to those correspondent to what are stated under Article 43-6 of the Securities and Exchange Law and the letter issued by Securities and Future Bureau on June 13, 2002 (Ref. no. Tai Tse Cheng Yi Tze 0910003455). The total number of the investors for this private placement shall not exceed 35 except those from banking, bill finance, trust, insurance and security industries.

5)
In order to maintain the Company’s business operations, the timeliness and feasibility of the fund raising, to improve financial structure, to ease interest burden and to ensure that specific financial and strategic investors are properly targeted, it is necessary to authorize the Board of Directors to execute the new common shares issuance through a private placement.

6)
Newly issued shares from the private placement shall have the same rights and bear the same obligations as those of the existing common shares. However, the launch and settlement of the private placement will not proceed through the Taiwan Stock Exchange, and the resell of these shares shall follow the Securities and Exchange Law. It is proposed to authorize the Board of Directors to apply for trading on the Taiwan Stock Exchange to the regulatory authorities after three years of the private placement.

7)
Use of proceeds from such private placement includes equipment procurement, improvement of financial structure, payback syndication loans and etc. Such plan is expected to reduce debt ratios, improve capital structure, and reduce interest payment to improve profitability. It in return will strengthen the Company’s competitiveness and increase operating efficiency which results in positive impact on shareholder value. It is proposed to authorize the Board of Directors on the basis of maximizing shareholder value to decide offering terms, use of proceeds, implementation plan and expected benefits depending on operating status then.

Upon solicitation of comments by the Chairman, there was no objection voiced and the following resolution was adopted unanimously by the shareholders present:

RESOLVED, that the plan of a rights offering through private placement be and hereby are approved as proposed. However, if the company has completed the merger with AU Optronics Corp., the above-mentioned proposal will not be implemented.

V.	To approve the plan of a Global Depositary Receipts (“GDRs”) offering(Proposed by the Board of Directors)
Note:
It is proposed to authorize the Board of Directors, depending on capital needs of the Company and market conditions, to issue new common shares as the underlying shares of a proposed GDR offering.
1)
The offering will be up to 800 million common shares, and the Board of Directors will be able to adjust the actual issue size to be within 800 million common shares as a one-time offering based on market conditions. The Board of Directors can also apply to regulatory authorities to postpone or cancel the offering plan.

2)
Article 267 of the Company Law states that 10% of the increased capital has to be allocated to employees. If their total subscription is less than 10%, the Chairman is authorized to find other specific investors to purchase or offer as certificates of GDRs the stocks that these employees give up. The remaining 90% of the increased capital, which is given up by existing shareholders, will be publicly offered in certificates of GDRs, according to Article 28-1 of the Securities and Exchange Law.

3)
The issue price of the common shares will tentatively be based on any of the: (a) the closing price of the Company’s common stock on the Taiwan Stock Exchange on the pricing date, (b) the closing price of the Company’s common stock on the Taiwan Stock Exchange on the trading day immediately preceding the pricing date, (c) the average closing price of the Company’s common stock on Taiwan Stock Exchange within three business days before the pricing date, or (d) the average of the closing prices of the common shares of the Company on the Taiwan Stock Exchange within five business days before the pricing date (the “Reference Price”). It is authorized that the Chairman will decide on the actual price along with the underwriters based on market conditions, and the actual price shall not be lower than 90% of the ex-dividend Reference Price. However, it is subject to changes in relevant rules or regulations at pricing.

4)
The issue price of this GDR offering will refer to the Reference Price mentioned above, which is equivalent to the market practice and the actual issuance price shall not be lower than 90% of ex-dividend Reference Price which is correspondent to the regulations. Based on the proposed authorized capital of no more than 800 million shares which is equivalent to 13% of outstanding shares, the underlying shares for this GDR offering are relatively limited and therefore to define the actual issuance price not below 90% of ex-dividend Reference Price should not cause any significant dilution of existing shareholders’ equity. Therefore the pricing for this GDR offering is reasonable and shouldn’t cause any material impact toward the existing shareholders.

5)
Use of proceeds from the offering includes overseas material procurement, equipment procurement, expansion of production capacities, improvement of financial structure, strengthening of working capitals, overseas investments, and other capital needs for mid- and long-term operations and it is expected to be executed in two years. Such plan is expected to strengthen the Company’s competitiveness and increase operating efficiency which results in positive impact on shareholder value. It is proposed to authorize the Board of Directors on the basis of maximizing shareholder value to decide offering terms, use of proceeds, implementation plan and expected benefits depending on operating status then. It is also proposed to authorize the Board of Directors to decide the use of funds in the offering plan to be filed with regulatory authorities and revise relevant filings by request of regulatory authorities or according to market conditions.

6)	The Chairman and other assigned personnel who represent the Company are authorized to sign all contracts and documents related to the GDR offering.
7)	After the offering plan is approved by relevant authorities, it is proposed to authorize the Chairman to decide matters related to offering.
8)	It is proposed to authorize the Board of Directors to decide other matters not described here if any.

Upon solicitation of comments by the Chairman, there was no objection voiced and the following resolution was adopted unanimously by the shareholders present:

RESOLVED, that the plan of a Global Depositary Receipts (“GDRs”) offering be and hereby are approved as proposed. However, if the company has completed the merger with AU Optronics Corp., the above-mentioned proposal will not be implemented.

VI.	To approve the plan of a rights offering through a private placement of GDRs(Proposed by the Board of Directors)
Note:

Considering the timing of the fund raising and then market conditions, to ensure the timeliness and availability of funds needed or to attract certain financial or strategic investors, it is proposed to authorize the Board of Directors to issue GDRs with underlying shares of up to 800 million shares at once or by installments through a private placement. According to Article 43-6 of the Securities and Exchange Law, a private placement shall be carried out as follows:

1)
The issue price of this private placement will be tentatively based on the closing price of the Company’s common stock on the Taiwan Stock Exchange on the trading day immediately preceding the pricing date, or the average of the closing prices of the

Company’s common stock on the Taiwan Stock Exchange in 3 or 5 days before the pricing date, adjusted to ex-dividend and ex-capital deduction (the “Reference Price”). In addition, the issue price of each common stock shall not be lower than 80% of the Reference Price as stated above. It is proposed the Board of Directors be authorized to decide on issue price based on the market situation and the profitability of the Company.
The regulation that the issue price of each common stock should not be lower than 80% of the Reference Price is according to Article 43-8 of the Securities and Exchange Law, it imposes strict restrictions on offerees and purchasers of the timing, the buyer and the quantity of privately placed securities if resold, and the securities and these shares cannot be listed for public trading until three years later. Due to less liquidity and timing risk, the issue price shouldn’t be too high. Besides, referring to the Criteria Governing the Offering and Issuance of Securities by Corporations mentored by the Chinese Securities Association, the issue price of common stocks through public subscription and private placement shall not be lower than 70% of the market price, therefore, the above proposal should be reasonable.
2)	All funding and transfer of these GDRs during and after the private placement shall be handled in accordance with and subject to the applicable law overseas.
3)
Considering the effectiveness and feasibility of funding via public GDRs and in order to not to interrupt the Company’s business operations, improve financial structure, reduce interest burden and to introduce strategic or financial investors, it is necessary to authorize the Board of Directors to issue GDRs through a private placement.

4)
Shares represented by the GDRs issued this time shall in principle have the same rights and bear the same obligations as the existing common shares. However, the underlying shares will not be traded on the Taiwan Stock Exchange but the GDRs can be converted into local common shares and sold based on the Securities and Exchange Law. It is proposed to authorize the Board of Directors to apply to the regulatory authorities for trading on the Taiwan Stock Exchange after three years of this issuance of common stocks through a private placement.

5)
Use of proceeds from the offering includes equipment procurement, overseas material procurement, payback syndication loans and etc. Such plan is expected to reduce debt ratios, improve capital structure, and reduce interest payment to improve profitability. It in return will strengthen the Company’s competitiveness and increase operating efficiency which results in positive impact on shareholder value. It is proposed to authorize the Board of Directors on the basis of maximizing shareholder value to decide offering terms, use of proceeds, implementation plan and expected benefits depending on operating status then.

Upon solicitation of comments by the Chairman, there was no objection voiced and the following resolution was adopted unanimously by the shareholders present:

RESOLVED, that the plan of a rights offering through a private placement of GDRs be and hereby are approved as proposed. However, if the company has completed the merger with AU Optronics Corp., the above-mentioned proposal will not be implemented.

VII.	To approve the amendments to the Company’s Articles of Incorporation(Proposed by the Board of Directors)
Note:

Article	Original Article	Revised Article	Notes
7
The total authorized share capital of the Company is NT$80,000,000,000, divided into 8,000,000,000 shares with a par value of NT$10 each, which may be issued in installments. There is NT$3,000,000,000 of the aforesaid capital, divided into 300,000,000 shares with a par value of NT$10 each have been reserved for issuance of employee stock option certificates, preferred shares with warrants or corporate bonds with warrants. The un-issued shares may be issued in installments by the Board of Directors thereafter.

The total authorized share capital of NT$95,000,000,000, divided into 9,500,000,000 shares with a par value of NT$10 each, which may be issued in installments. There is NT$3,000,000,000 of the aforesaid capital, divided into 300,000,000 shares with a par value of NT$10 each have been reserved for issuance of employee stock option certificates, preferred shares with warrants or corporate bonds with warrants. The un-issued shares may be issued in installments by the Board of Directors thereafter.
Change for business needs
13	Each shareholder is entitled to one vote for each share held.	Except regulated by laws, each shareholder is entitled to one vote for each share held.	Modification on words

Article	Original Article	Revised Article	Notes
35
The articles of Incorporation were drafted on July 19, 1999
The first amendment was made on June 24, 2000
The second amendment was made on May 30, 2001
The third amendment was made on June 12, 2002
The fourth amendment was made on June 27, 2003
The fifth amendment was made on June 25, 2004
The sixth amendment was made on June 10, 2005

The articles of Incorporation were drafted on July 19, 1999
The first amendment was made on June 24, 2000
The second amendment was made on May 30, 2001
The third amendment was made on June 12, 2002
The fourth amendment was made on June 27, 2003
The fifth amendment was made on June 25, 2004
The sixth amendment was made on June 10, 2005
The seventh amendment was made on June 15, 2006
Reflect new amendment

Upon solicitation of comments by the Chairman, there was no objection voiced and the following resolution was adopted unanimously by the shareholders present:

RESOLVED, that the amendments to the Company’s Articles of Incorporation be and hereby are approved as proposed.

VIII.	To approve the amendments to the Company’s Rules and Procedures of Shareholders’ Meeting (Proposed by the Board of Directors)
Note: For the purpose of corporate governance and the needs in fact, it is proposed to amend the Company’s Rules and Procedures of Shareholders’ Meeting.

Article	Original Article	Revised Article	Notes
1-1
The Company should announce the time period and venue for collecting all shareholders’ proposals for AGM before the closing period. The collection period should last at least 10 days.
Proposals should be restricted in 300 words. If exceeding 300 words, the proposal is not included into the
Newly added

Article	Original Article	Revised Article	Notes

discussion. Shareholders who raise proposals should either attend the meeting personally or assign personnel as a representative.
The Company should inform the shareholders who raise proposals before the Date on which AGM notice is sent whether the proposals are included into discussion. Proposals not included for discussion should be explained by the Board of Directors during the meeting.

Upon solicitation of comments by the Chairman, there was no objection voiced and the following resolution was adopted unanimously by the shareholders present:

RESOLVED, that the amendments to the Company’s Rules and Procedures of Shareholders’ Meeting be and hereby are approved as proposed.

IX.	To approve the amendments to the Company’s Rules for Endorsements and Guarantees (Proposed by the Board of Directors)
Note: According to Jin Guan Cheng Tze 0940006026 issued on December 12, 2005, it is proposed to amend the Company’s Rules for Endorsements and Guarantees.

Article	Original Article	Revised Article	Notes
5
The Company may provide endorsements and guarantees for the followings:
-  The companies which it has business relationships with
-  Subsidiaries
-  Parent company

Companies in same type of business and providing mutual endorsements/ guarantees in favor of each other in accordance with the contractual

The Company may provide endorsements and guarantees for the followings:
-  The companies which it has business relationships with
-  Subsidiaries in which the company holds directly and indirectly more than 50% of its total common shares with voting rights
-  The parent company which holds directly or indirectly more than
Amendment on the basis of rule issued by Financial Supervisory Commission, Executive Yuan on December 29, 2005 (Ref. no. Jin Guan Cheng

Article	Original Article	Revised Article	Notes

obligations in order to fulfill the needs of the construction project; or shareholders making endorsements and/or guarantees for their mutually invested company in proportion to their shareholding percentage, shall not be subject to the restriction set forth in the above Paragraph, and may provide such endorsements/guarantees

50% of its outstanding common shares

Companies in same type of business and providing mutual endorsements/ guarantees in favor of each other in accordance with the contractual obligations in order to fulfill the needs of the construction project; or shareholders making endorsements and/or guarantees for their mutually invested company in proportion to their shareholding percentage, shall not be subject to the restriction set forth in the above Paragraph, and may provide such endorsements/guarantees
Tze 0940006026)

Upon solicitation of comments by the Chairman, there was no objection voiced and the following resolution was adopted unanimously by the shareholders present:

RESOLVED, that the amendments to the Company’s Rules for Endorsements and Guarantees be and hereby are approved as proposed.

E. Other proposals and extemporary motions

There being no other business and special motion, upon a motion duly made and seconded, the meeting was adjourned.

C. C. Leung	Elton Yang
Vice-President of the Board of Directors	Recorder

Section IV Financial Summary

1. Summary financial data for the most recent 5 fiscal years

(1) Condensed balance sheet and income statement

a. Condensed balance sheet

Unit : NT$ thousands
Year		Financial data for the most recent 5 fiscal years (note 1)					Financial Data up to Mar 31st 2006 (note 1)
Items		2001	2002	2003	2004	2005
Current Assets		30,453,656	49,035,593	50,147,672	56,248,843	91,552,518	92,232,714
Fund and Long-term Investment		5,285,782	4,296,776	5,377,428	12,805,950	13,594,665	13,680,881
Fixed Assets		65,523,544	68,378,582	94,842,300	149,087,522	208,203,236	212,393,037
Intangible Assets		3,638,445	2,984,455	2,237,936	1,062,747	2,483,329	2,743,356
Other Assets		7,146,753	8,092,432	5,619,640	3,825,050	4,653,955	5,132,768
Total Assets		103,383,192	126,621,548	153,850,536	221,443,608	318,901,199	324,317,158
Current Liabilities	Before Distribution	19,479,078	23,519,728	39,622,505	48,193,994	83,702,449	78,650,625
	After Distribution	19,479,078	25,580,849	45,281,795	54,815,774	85,852,445	-
Long-term Liabilities		39,877,780	25,162,713	21,253,410	42,491,700	79,323,528	83,170,372
Other Liabilities		79,049	111,063	320,094	192,319	173,035	154,355
Total Liabilities	Before Distribution	59,435,907	48,793,504	61,196,009	90,878,013	163,199,012	161,975,352
	After Distribution	59,435,907	50,854,625	66,855,299	97,499,793	165,349,008	-
Capital Stock		29,705,816	40,242,957	43,522,372	49,580,409	58,305,471	58,305,471
Capital Surplus		17,998,396	31,718,116	32,197,790	45,165,093	57,664,144	57,675,484
Retained Earnings	Before Distribution	(3,765,829)	6,022,669	17,180,927	36,272,883	39,673,359	46,323,292
	After Distribution	(3,765,829)	1,520,999	8,463,600	24,226,041	34,888,148	-
Unrealized Loss on Financial Instruments		-	-	-	-	-	(5,752)
Cumulative Translation Adjustments		8,902	27,151	4,419	(201,809)	59,213	43,311
Total Shareholder's Equity	Before Distribution	43,947,285	77,828,044	92,654,527	130,565,595	155,702,187	162,341,806
	After Distribution	43,947,285	75,766,923	86,995,237	123,943,815	153,552,191	-
Note 1 : Financial reports for years 2001 to 2005 were attested and audited by CPA; financial report for 2006 Q1 have been reviewed by CPA.

b. Condensed income statement
Unit : NT$ thousands
Year	Financial data for the most recent 5 fiscal years (note 1)					Financial Data up to Mar 31st 2006 (note 1)
Items	2001	2002	2003	2004	2005
Gross Sales	37,588,625	75,507,279	97,610,121	164,603,464	217,295,128	66,240,819
Gross Profit	(2,784,970)	12,741,050	22,320,559	38,794,214	27,544,279	10,801,680
Operating Income(Loss)	(6,282,581)	8,606,904	15,570,269	28,610,152	15,993,104	7,952,054
Non-operating Income and Gains	701,209	532,108	1,130,097	440,746	1,422,202	421,379
Non-operating Expenses and Losses	1,163,179	3,116,315	1,127,107	1,026,700	1,314,886	1,130,664
Continuing Operations' Income (Loss) Before Tax	(6,744,551)	6,022,697	15,573,259	28,024,198	16,100,420	7,242,769
Continuing Operations' Income (Loss)	(6,710,230)	6,022,669	15,659,928	27,962,852	15,626,991	6,688,920
Income (Loss) from Discontinued Operations	-	-	-	-	-	-
Gain (Loss) from Extraordinary Items	-	-	-	-	-	-
Cumulative Effect of Changes in Accounting Principle	-	-	-	-	-	(38,986)
Income after Tax	(6,710,230)	6,022,669	15,659,928	27,962,852	15,626,991	6,649,934
Earnings Per Share (note 2)	(1.86)	1.32	3.07	5.25	2.77	1.14
Note 1 : Financial reports for years 2001 to 2005 were attested and audited by CPA; financial report for 2006 Q1 have been reviewed by CPA.
Note 2 : Earnings per share is based on outstanding shares in the previous yearend.

(2)Matters of material significance which affected the comparability of the above-mentioned financial statements : None

(3) The names and auditor's opinions of the attesting certified public accountant for the most recent five years

a. The names and auditor's opinions of the attesting certified public accountant for the most recent five years
Year	Accounting Office	Auditing CPA	Auditing Opinion
2001	KPMG Certified Public Accountants	Shing Hai Wei & Mei-Yu Tseng	Modified unqualified opinion (note 1)
2002	KPMG Certified Public Accountants	Shing Hai Wei & Kuen Huei Chen	Unqualified opinion
2003	KPMG Certified Public Accountants	Shing Hai Wei & Kuen Huei Chen	Unqualified opinion
2004	KPMG Certified Public Accountants	Kuen Huei Chen & Mei-Yu Tseng	Unqualified opinion
2005	KPMG Certified Public Accountants	Mei-Yu Tseng & Chung-Hwa Wei	Unqualified opinion
Note 1 : Unipac Optoelectronics Corporation’s financial statement for the year 2000 was previously audited by other CPAs. CPAs from KPMG expressed a ‘Modified unqualified opinion’ on Unipac Optoelectronics Corporation’s revised financial statement for the year 2000.

b. If there was change/replacement of the certified public accountant within the most recent five years, explanation made by the company's previous and current certified public accountant over the causes for such change/replacement shall be set forth.

The attesting certified public accountants changed from Shing Hai Wei & Mei-Yu Tseng to Shing Hai Wei & Kuen Huei Chen in 2002. In 2004 it was Kuen Huei Chen & Mei-Yu Tseng. In 2005 it was Mei-Yu Tseng & Chung-Hwa Wei. The above changes were the result of internal adjustments to KPMG Certified Public Accountants’ organizational structures.

(4) Financial analysis
Year Analytical Items		Financial data for the most recent five years (note 1)					Financial Analysis for 2006 Q1
		2001	2002	2003	2004	2005
Financial structure (%)	Ratio of liabilities to assets	58	39	41	41	51	50
	Ratio of long-term capital to fixed assets	128	151	120	116	113	115

Debt service ability		Current ratio (%)	156	208	127	117	109	117
		Quick ratio (%)	108	173	105	88	88	89
		Interest coverage folds	(5)	6	18	48	15	15
Operating ability		Account receivables' turnover rate	6.19	7.86	8.56	9.56	6.85	6.19
		Average days for cash receipts	59	46	43	38	53	59
		Inventory's turnover rate	4.99	7.36	9.11	11.28	12.52	12.00
		Payables turnover rate	4.68	4.22	4.78	6.89	5.23	4.75
		Average days for sale of goods	73	50	40	32	29	30
		Fixed assets' turnover rate	0.57	1.10	1.03	1.10	1.04	1.25
		Total assets' turnover rate	0.36	0.60	0.63	0.74	0.68	0.82
Profitability		Assets return ratio(%)	(6)	6	12	15	6	9
		Shareholder's equity return ratio(%)	(15)	10	18	25	11	17
	Paid-in ratio (%)	Operating profit	(21)	21	36	58	27	55
		Pre-tax net profit	(23)	15	36	57	28	50
		Net profit ratio(%)	(18)	8	16	17	7	10
		Earnings per share	(1.86)	1.32	3.07	5.25	2.77	1.14
Cash flow (%)		Cash flow ratio	7	91	89	99	53	64
		Cash flow sufficiency ratio	4	26	45	52	55	55
		Cash reinvestment ratio	1	19	22	18	12	15
Leverage		Operational leverage	(0.88)	2.86	2.35	2.05	3.53	2.38
		Financial leverage	0.85	1.16	1.05	1.02	1.08	1.07
Analysis of changes in the financial ratios during the most recent two fiscal years (only those with a change of 20% or over are analyzed):
a. Ratio of liabilities to assets rose due to the increase in accounts payable, payable on machinery, equipment, and construction, and increase in long-term borrowings and corporate debt as the result of continued expansion in operation, construction of plant, and purchase of machinery and equipment in 2005.
b. Interest coverage folds fell due to the increase in interest expenses and decrease in earnings before interest and tax.
c. Average days for cash receipts of account receivables rose due to a higher yearend balance of account receivables due to significant growth in operating income in 2005 Q4.

d. Profitability ratios fell due to decrease in operating profits and pre-tax earnings.
e. Cash flow ratio fell due to the increase in current liabilities as the result of the rise in payable on machinery and equipment and bank borrowings maturing in one year.
f. Cash reinvestment ratio fell due to slight drop in net cash inflow from operating activities and increase in gross value of fixed assets.
g. Operational leverage reflects increase in fixed capital (mainly depreciation) and decrease in operating profits.

Note 1 : Financial reports for years 2001 to 2005 were attested and audited by CPA; financial report for 2006 Q1 have been reviewed by CPA.

Note 2 : Formulas for calculating the ratios listed above are as follows :

1. Financial structure

(1) Ratio of liabilities to assets = total liabilities / total assets

(2) Ratio of long-term capital to fixed assets = (shareholder's equity + long-term liabilities) / fixed assets-net

2. Debt service ability

(1) Current ratio = current assets / current liabilities

(2) Quick ratio = (current assets– inventory– prepaid expenses) / current liabilities

(3) Interest coverage folds = EBIT / interest expense

3. Operating ability

(1) Account receivables' turnover rate = net sales / average trade receivables

(2) Average days for cash receipts = 365 / average collection turnover

(3) Inventory's turnover rate = COGS / average inventory

(4) Payables turnover rate = COGS / average trade payables

(5) Average days for sale of goods = 365 / average inventory turnover

(6) Fixed assets' turnover rate = net sales / average fixed assets-net

(7) Total assets' turnover rate = net sales / average total assets

4. Profitability

(1) Assets return ratio = [income after tax + interest expense× (1– effective tax rate)] / average total assets

(2) Shareholder's equity return ratio = income after tax / average shareholder's equity

(3) Net profit ratio = income after tax / net sale

(4) Earnings per share = (income after tax– preferred stock dividends) / weighted average number of issued shares

5. Cash flow

(1) Cash flow ratio = net cash generated from operating / current liabilities

(2) Cash flow sufficiency ratio = 5-year sum of net cash generated from operating / 5-year sum of capital expenditures, inventory additions, and cash dividends

(3) Cash re-investment rate = (net cash generated from operating– cash dividends) / (gross fixed assets + long-term investments + other assets + working capital)

6. Leverage

(1) Operational leverage = (net sales– variable costs) / operating income

(2) Financial leverage = operating income / (operating income– interest expense)

(5) Description of major variations of accounting items
Unit : NT$ thousands
Year Accounting Items	2005		2004		Change		Description (Note 3)
	Amount	% (Note 1)	Amount	% (Note 1)	Amount	% (Note 2)
Cash and Cash Equivalents	24,667,216	7.73	16,528,558	7.46	8,138,658	49.24%	Cash flow from operating and financing activities
Accounts Receivable-Net	34,841,347	10.92	15,292,249	6.9	19,549,098	127.84%	Growth in operating income in 2005
Fixed Assets-Net	208,203,236	65.28	149,087,522	67.32	59,115,714	39.65%	Operational expansion, plant construction, and equipment and machinery purchases
Short-term Borrowings	-	-	5,800,000	2.61	(5,800,000)	-100.00%	Repayment of short-term borrowings
Accounts Payable	27,838,726	8.72	14,192,923	6.4	13,645,803	96.15%	Growth in accounts payable due to operational expansion
Payables to related parties	19,390,576	6.08	11,161,422	5.04	8,229,154	73.73%	Growth in payables to related parties due to operational expansion
Accrued Expenses and Other Liabilities	8,927,674	2.79	4,967,531	2.24	3,960,143	79.72%	Growth in accrued expenses due to operational expansion
Equipment and Construction in Progress Payable	19,360,251	6.07	6,176,008	2.78	13,184,243	213.48%	Growth in equipment, machinery, and construction payable due to operational expansion, plant construction, and equipment and machinery purchases
Bonds Payable	12,000,000	3.76	6,000,000	2.7	6,000,000	100.00%	$6 billion corporate bonds issued for plant construction, and equipment and machinery purchases
Long-term Bank Loans (Bank loans maturing within one year are excluded)	67,323,528	21.11	36,491,700	16.47	30,831,828	84.49%	Long-term borrowing for plant construction, and equipment and machinery purchases
Capital Stock	58,305,471	18.28	49,580,409	22.38	8,725,062	17.60%	Cash capital increase and earnings recapitalization
Capital Surplus	57,664,144	18.08	45,165,093	20.39	12,499,051	27.67%	premium on capital stock
Net Sales	217,295,128	100	164,603,464	100	52,691,664	32.01%	Significant growth in sales volume and sales value of panels due to capacity expansion
Cost of Goods Sold	189,750,849	87.32	125,809,250	76.43	63,941,599	50.82%	Significant growth in sales volume of panels due to capacity expansion

Gross Profit	27,544,279	12.67	38,794,214	23.56	-11,249,935	-29.00%	Price drops due to industry competition caused by the growth in supply
Operating Income	15,993,104	7.36	28,610,152	17.38	-12,617,048	-44.10%	Decrease in gross profit and net operating income due to operational expansion and increase in marketing related expenses
Income after Tax	15,626,991	7.19	27,962,852	16.98	-12,335,861	-44.12%	Decrease in net operating income
Note 1 : Compared to the same item in other statements.
Note 2 : Compared to the previous year.
Note 3 : Comparison of the same account title on the balance sheets and income statements for the most recent two fiscal years. Only those with changes of 10% or over and amounts to more than 1% of the total assets for the current year are listed.

2. Financial statements

(1) The financial statements and a certified public accountant audit report for the two years preceding the time when the issuer registered (or applied for) the offering and issuance of securities. If the time when the issuer registers (or applies for) the offering and issuance of securities is more than eight months after the beginning of that year, the financial statements for the first half of that year shall also be included.

Please refer to pages 198~300 in the prospectus for financial statements for years 2004 and 2005.

(2) A consolidated financial statement for the parent company and its subsidiaries for the most recent fiscal year and the most recent fiscal period, audited and attested (or reviewed) by a CPA : Please refer to pages 301~356 in the prospectus for the consolidated financial statement.

(3) During the period after the issuer has registered (or applied for) the offering and issuance of securities and until the prospectus' printing date, if there exists any updated certified public accountant audited/attested financial statement, it shall also be disclosed : None

3. Financial summary and other important matters

(1) If the company or an affiliated enterprise has encountered any financial difficulties in the most recent two years or during the current fiscal year up to the date of the prospectus's printing, the impact on the company's financial condition shall be set forth : None

(2) If any of the events in Article 185 of the Company Act has occurred within the most recent two years or up to the date of the prospectus's printing : None

(3) Subsequent events : None

(4) Other matters : None

4. Review and analysis of financial condition and operating results

(1) Financial condition

a. financial condition

Unit : NT$ thousands
Year	2005	2004	Change
Items			Amount	%
Current Assets	91,552,518	56,248,843	35,303,675	63
Long-term Investments	12,088,161	11,219,446	788,715	7
Fixed Assets	208,203,236	149,087,522	59,115,714	40
Intangible Assets	2,483,329	1,062,747	1,420,582	134
Other Assets	4,653,955	3,825,050	828,905	22
Total Assets	318,901,199	221,443,608	97,457,591	44
Current Liabilities	83,702,449	48,193,994	35,508,455	74
Long-term Liabilities	79,323,528	42,491,700	36,831,828	87
Other Liabilities	173,035	192,319	(19,284)	(10)
Total Liabilities	163,199,012	90,878,013	72,320,999	80
Capital Stock	58,305,471	49,580,409	8,725,062	18
Capital Surplus	57,664,144	45,165,093	12,499,051	28
Retained Earnings	39,673,359	36,272,883	3,400,476	9
Total Shareholder's Equity	155,702,187	130,565,595	25,136,592	19

b. Reasons for any material change

(a) Increase in current assets was the result of the rise in account receivables and cash due to cash inflow from operating activities and financing activities.

(b) Increase in fixed assets was the result of operational expansion, construction of plants, and purchase of machinery and equipment. AUO will continue to evaluate the benefits of capital expenditures and appropriate funds as required.

(c) Increase in intangible assets was the result of the purchase of patent rights from IBM in 2005 and the signing of patent and technology license agreement with Guardian Industries Corp.

(d) Increase in other assets was the result of the signing of a long-term procurement contract with Corning and the payment of long-term material pre-payments. The aim is to obtain stable access to key components.

(e) Increase in current liabilities was the result of the rise in payable on machinery, equipment, and constructions due to the continued expansion in operations, construction of plants, and purchase of equipment in 2005.

(f) Increase in long-term liabilities was the result of rise in long-term borrowings and corporate bonds payable due to the expansion of plants and purchase of equipments in 2005.

(g) Increase in capital stock was the result of additional paid-in capital from cash capital increase.

(2) Operating results

a. Operating results
Unit : NT$ thousands
Year	2005		2004		Difference	Change
Items	Subtotal	Total	Subtotal	Total		(%)
Gross Sales	217,747,960		165,794,293		51,953,667	31.00
Less:Sales Returns and Allowances	452,832		1,190,829		(737,997)	(62.00)
Net Sales		217,295,128		164,603,464	52,691,664	32.00
Cost of Goods Sold		189,750,849		125,809,250	63,941,599	51.00
Gross Profit		27,544,279		38,794,214	(11,249,935)	(29.00)
Operating Expenses		11,551,175		10,184,062	1,367,113	13.00
Operating Income		15,993,104		28,610,152	(12,617,048)	(44.00)
Non-operating Income and Gains		1,422,202		440,746	981,456	223.00
Non-operating Expenses and Losses		1,314,886		1,026,700	288,186	28.00

Income before Tax	16,100,420	28,024,198	(11,923,778)	(43.00)
Income Tax Expenses	473,429	61,346	412,083	672.00
Income after Tax	15,626,991	27,962,852	(12,335,861)	(44.00)

b. Analysis of changes in operating results

(a) Gross Profit : sales value and sales volume of panels rose significantly in 2005 due to expansion of capacity. However, growth in supplies and industry competition led to continued price drops and consequently a decrease in gross profit.

(b) Operating Expenses : rose in 2005 due to expansion of operations and increase in expenses related to marketing and sales.

(c) Non-operating Income and Gains : rose in 2005 due to increase in investment income recognized under equity method and net exchange gain.

(d) Non-operating Expenses and Losses : rose in 2005 due to increase in interest expense.

(e) Income Tax Expenses : rose in 2005 due to the increase in income tax expense arising from additional 10% surtax levied on undistributed earnings and decrease in investment allowance.

(3) Cash flows

a. Analyze and explain any changes over the most recent fiscal year in the company's cash flows
Year	2005	2004	Change %
Items
Cash flow ratio	53%	99%	(46)%
Cash flow sufficiency ratio	55%	52%	6%
Cash re-investment ratio	12%	18%	(33)%

Cash flow ratio in 2005 was lower than that of 2004 due to the increase in current liabilities as a result of increase in payable on machinery and equipment and accounts payable. The rise in cash flow sufficiency ratio compared to the previous year as the net cash flow from operating activities during the most recent five fiscal years rose more than capital expenditure and inventory compared to the same period last year. Cash re-investment ratio was lower in 2005 compared to the previous year due to the increase in capital expenditure for expansion of facilities for operation.

b. Analysis of the company's cash liquidity for the coming year

Unit : NT$ thousands
Beginning cash balance	Projected cash inflow from operating activities for 2006	Projected cash outflow for 2006	Projected cash balance before funding	Remedial actions if deficiency of cash is forecasted
				Investing activities	Financing activities
24,667,216	58,070,967	(91,516,904)	(8,778,721)	-	74,000,000

(a) Analysis of the company's cash liquidity for the 2006
(i) Cash flows from operating activities : Net cash inflow from operating activities is the result of growth in operating income and profits due to business growth.
(ii) Cash flows from investing activities : Are the result of persistent growth in capital expenditure.
(iii) Cash flows from financing activities : Are the result of financing activities through utilization of funds acquired through syndicated loans.

(b) Describe how the company plans to address any illiquidity problems

A total of NT$74,000,000 thousand dollars from syndicated loans obtained at the end of 2005 remain unused. The funds are expected to cover capital requirements for the purchase of machines and equipment. Analysis of the company’s liquidity for 2006 :

Year	2006	2005	Change %
Items
Cash flow ratio	69%	53%	30%
Cash flow adequacy ratio	60%	55%	9%
Cash reinvestment ratio	14%	12%	17%

Net cash inflow from operating activities is expected to rise with persistent growth in output in 2006. Cash flow ratio, cash flow adequacy ratio, and cash reinvestment ratio in 2006 shall exceed that of 2005.

(4) The impact of any material capital expenditures over the most recent fiscal year upon the company's financial and operating condition

a. Material capital expenditures

Unit : NT$ thousands
Items	Source of Fund	Complet-ion Date	Funding Requirement	Spending Schedule
				Year 2003	Year 2004	Year 2005	Year 2006	Year 2007	Year 2008	Year 2009	Year 2010
Fab construction & purchase of machines and equipment	Bank loans and self-funding	Year 2004	35,000,000	16,150,949	18,849,051	-	-	-	-	-	-
Fab construction & purchase of machines and equipment	Rights issue, bank loans, and self-funding	Year 2006	70,000,000	-	4,631,743	32,175,068	33,193,189	-	-	-	-
Fab construction & purchase of machines and equipment	Bank loans and self-funding	Year 2007	85,000,000	2,718,154	40,446,809	27,644,019	13,191,018	1,000,000	-	-	-
Fab construction & purchase of machines and equipment	Rights issue and self-funding	Year 2008	13,600,000	-	-	1,561,862	7,938,138	2,700,000	1,400,000	-	-

b. Expected Benefits
Unit : NT$ thousands
Year	Item	Output	Sales volume	Sales value	Gross profit
2006	TFT-LCD	7,690	7,690	173,509,129	17,167,151
2007	TFT-LCD	10,530	10,530	225,543,567	25,352,748
2008	TFT-LCD	11,640	11,640	224,921,458	24,369,102
2009	TFT-LCD	11,640	11,640	205,578,295	20,095,505
2010	TFT-LCD	11,640	11,640	198,302,295	17,482,505

(5) The company's policy for the most recent fiscal year on investments in other companies, the main reasons for profit/losses resulting therefrom, plans for improvement, and investment plans for the coming year

AUO invests in key component makers to further consolidate the supply chain for the purpose of strengthening its competitiveness within in the industry. In the coming year AUO will continue to expand production capacity to respond to growing market demand.

(6) Other important matters : None

Section V Special Items to be Included

1. Summary of the internal control system

(1) The certified public accountant's suggestions for improving the internal control system and improvements to major flaws discovered through internal auditing in the most recent three fiscal years

AUO’s CPA discovered no major flaws in internal auditing and made no suggestions for improving the internal control system in the CPA’s 2004 Internal Control System Recommendations. In 2003 and 2005 CPA made suggestions for improving the control of material contracts and classified documents and the control system for account management and disclosure of material contracts. AUO has made improvements according to CPA’s suggestion in the Internal Control System Recommendations. AUO’s internal control auditors found no major flaws of impact to the company’s operations.

(2) Internal control statement : Please see page 128

(3) Where the company has retained certified public accountants to exclusively review its internal control systems, the prospectus shall set forth the reason for doing so, the certified public accountants' review opinions, measures the company has taken for improvement, and the condition of improvement on lacking items : None

2. Those who have retained an FSC-approved or -recognized credit rating institution to conduct a credit rating/evaluation shall disclose the credit rating/evaluation report issued by the credit rating institution : Not Applicable

3. Summary opinion from the securities underwriter's assessment : Please see page 129

4. Attorney's legal opinion : Please see page 130

5. Summary opinion stated in the case checklist schedule written by the issuer and reviewed by a certified public accountant : Not Applicable

6. The improvement status of the items notified to be corrected, if at the time the company registered (or applied for approval of) the previous offering and issuance of securities the FSC had notified it to make self-correction on certain items : None

7. The items notified to be further disclosed, if at the time the company registered (or applied for approval of) the current offering and issuance of securities the FSC had notified it to make supplemental disclosure on certain items : None

8. The statement or promised items disclosed in the prospectus from the company's registration (application) for offering and issuance of securities for the first time, the preceding time, and within the most recent three years, and the current state of fulfillment of such : None

9. The major content of any dissenting opinion of any director or supervisor regarding any material resolution passed by the board of directors, where there is a record or written statement of such opinion, for the most recent five years and up to the date of printing of the prospectus : None

10. Status of private placements of common shares in the three most recent fiscal years : None

11. Any legal sanctions against the company or its internal personnel, or any disciplinary action taken by the company against its own personnel for violation of internal controls, during the most recent fiscal year or during the current year up to the date of printing of the prospectus; and a description of the main shortcomings in the company's internal control system as well as an indication of measures for improvement : None

12. Other necessary items to be supplemented and explained : None

13. A company listed on the stock exchange or traded on an OTC market shall record the following matters relating to the state of its implementation of corporate governance

(1) The state of the company's implementation of corporate governance, any departure of such implementation from the Corporate Governance Best-Practice Principles for TSEC/GTSM Listed Companies, and the reason for any such departure

Item	Implementation Status	Reason for Non-Implementation
1.Shareholding Structure & Shareholders' Rights
(1) The way of handling shareholder suggestions or disputes
(2) The Company's possession of major shareholder's list and the list of ultimate owners of these major shareholders

(1)   AUO’s spokesperson and acting spokesperson handles shareholders’ suggestions and disputes.
(2)   AUO makes regular reports of major shareholder's shareholding status and maintains a good relationship with investors
(3)   AUO has set up operating rules
Not Applicable

Item	Implementation Status	Reason for Non-Implementation
(3) Risk Management Mechanism and Fire Wall between the Company and its affiliates	regarding management, business, and financial dealings with our affiliates
2. Composition and Responsibilities of the Board of Directors (1) Independent Directors (2) Regular evaluation of external auditors' independency	(1) There are currently three independent directors (2) The board of directors make regular evaluation of attesting CPA's independency	Not Applicable
3. Composition and Responsibilities of Supervisors (1) Independent Supervisor(s) (2) Communication channel with employees or shareholders	(1) There is currently one independent director (2) Supervisors may review the company’s financial and business operation status at any time and request management to file reports.	Not Applicable
4.Communication channel with stakeholders	Communication channel with stakeholders include the company spokesperson and website for latest information	Not Applicable
5.Information Disclosure
(1) Establishment of corporate website to disclose information regarding the Company's financials, business and corporate governance status)
(2) Other information disclosure channels (e.g. English website, appointing responsible people to handle information collection and disclosure, appointing spokesperson, webcasting investors conference

AUO has established a corporate website in both Chinese and English to disclose information regarding the company’s business and corporate governance status. AUO holds regular investor conferences and webcasts the conference on the corporate website
Not Applicable
6. Operations of the Company's audit committee and other committees of the Board of Directors
AUO has established an Audit Committee in compliance with the requirements of the U.S. SEC and the NYSE. The Audit Committee provides assistance to the board of directors for affairs including the review of corporate financial reports, the internal control and auditing system, accounting policies and practices, and the hiring of CPAs.
The three members of AUO's Audit Committee are all independent directors of the company.

Item	Implementation Status	Reason for Non-Implementation
7. If the Company has established corporate governance policies based on TSE Corporate Governance Best Practice Principles, please describe discrepancy between the policies and their implementation : AUO’s corporate governance policies have not yet been established based on relevant regulations.

8. If the Company’s has adopted mechanisms regarding the fulfillment of its social responsibilities (e.g. human rights, employee rights and interests, environmental protection, community service, supplier relationship, and stakeholder rights) and implementation status:
(1)   AUO complies with the government’s laws regarding environmental protection. For more information on environmental affairs please refer to Section II Operation Summary: Environmental Expenditure.
(2)   AUO respects and cares for our employees. AUO has a comprehensive set of programs governing employee welfare as well as a Welfare Committee. For more information regarding employee rights and interests please refer to Section II Operation Summary: Labor Relations.
(3)   AUO has a supplier evaluation process examining items including safety, sanitation, environmental protection, green product, and social responsibility of our suppliers. The results of the evaluation serve as reference for selecting suppliers in the procurement process.
9. Other important information to facilitate better understanding of the Company's corporate governance practices (e.g. directors' and supervisors' training records, directors' and supervisors' attendance of the board of director's meetings, the implementation of risk management policies and risk evaluation measures, the implementation of consumers/customers protection policies, the implementation of directors recusing themselves in case of conflicts of interests situations, purchasing insurance for directors and supervisors, and social responsibilities.): AUO send written notices to directors and supervisors on a non-regular basis for attending professional training programs. AUO has purchased insurance for directors and supervisors. AUO's board of directors and audit committee meet regularly to supervise the company’s business operation and risk management. AUO's directors recuse themselves in case of conflicts of interests situations,
Note 1: For directors' and supervisors' training records, please refer to TAIEX’s regulations governing the training of supervisors and directors at exchange- and OTC-listed companies.

(2) If the company has adopted corporate governance best-practice principles or related bylaws, it shall disclose how these are to be searched : To be adopted in compliance with relevant laws.

(3) Any other material information that would afford a better understanding of the status of the company's implementation of corporate governance may also be disclosed : None

Section VI Important Resolutions

1.The section on "important resolutions" shall include resolutions relevant to the current issuance of securities : Please see page 357

Internal Audit Report
AU Optronics Corp.
Statement of Internal Control
Date: February 8, 2006

AUO has conducted a self-assessment of internal controls for the period of January 1, 2005 to December 31, 2005 based on AUO’s internal control system. The results are as follows:

•
AUO acknowledges that the Board of Directors and the members of management are responsible for establishing, performing, and maintaining an internal control system, which has already been established. The purpose of the internal control system is to provide a reasonable assurance for achieving the company’s goals, i.e. (Ⅰ) efficient and effective operations (including profit, efficiency and the safeguard of assets, etc.), (Ⅱ) reliability of financial reports, and (Ⅲ) compliance with applicable laws and regulations.

•
No matter how impeccable it has been designed, the internal control system has an inherent constraint. It can only provide a reasonable assurance of achieving the three goals abovementioned. Due to the changes in the environment and changing circumstances, the effectiveness of the internal control system may vary accordingly. However, AUO’s internal control system has self-monitoring functions with which once a shortcoming is found, necessary action(s) will be taken to cure.

•
AUO evaluates the effectiveness in the design and performance of its internal control system in accordance with the items for evaluating the effectiveness of internal control system as indicated in the “Standards in Governing the Establishment of Internal Control Systems by Public Companies” (the “Standards”). Based on management control process, the items for assessing the internal control system specified in the Standards divide internal control into five components: 1) Control Environment; 2) Risk Assessments; 3) Control Activities; 4) Information and Communication; 5) Monitoring. Each component comprises certain factors. For the said factors please refer to the Standards.

•	AUO has examined the effectiveness in the design and performance of its internal control system in accordance with the aforesaid factors.

•
Based upon the results of examination abovementioned, AUO is of the opinion that the design and performance of its internal control (including its supervision of subsidiaries), as well as its internal controls to monitor the achievement of its objectives concerning operational effectiveness and efficiency, reliability of financial reports, and compliance with applicable laws and regulations, during the period of January 1, 2005 to December 31, 2005 is effective and provide a reasonable assurance of achieving the abovementioned goals.

•
This Statement of Internal Control will be a prominent feature of AUO’s annual report and prospectus, and will be released to the public. Should any statement herein involve forgery, concealment or any other illegality, Articles 20, 32, 171 and 174 of the Security Transaction Law shall apply.

•
This Statement of Internal Control has been approved by AUO’s Board of Directors at the meeting of February 8, 2006 with 9 directors present at the meeting and 0 director disagreeing with this Statement of Internal Control.

K.Y. Lee	H.B. Chen
Chairman & CEO	President & COO

Summary opinion from the securities underwriter's assessment

For the merger of Quanta Display Incorporated (hereinafter referred to as ‘QDI’ or ‘extinguished companys) with and into AU Optronics Corporation (hereinafter referred to as ‘AUO’ or ‘surviving companys), AUO will issue 1,304,006,649 shares of common stocks for the conversion of the extinguished company’s publicly issued shares. (A total number of 1,475,435,221 new shares shall be issued if including QDI’s private placement shares) NT$10 par value stocks will be issued with the total value of shares amounting to NT$ 13,040,066,490. The issuance of new shares will be registered with (applied to) the Financial Supervisory Commission, Executive Yuan for approval in accordance with regulatory requirements.
This Summary Opinion has been prepared in compliance with the ‘Regulations Governing the Offering and Issuance of Securities by Securities Issuers’ and Taiwan Securities Association ‘Guidelines for Information to be Published in Assessments of Underwriters for Offering and Issuance of Securities’ and ‘Taiwan Securities Association Assessment and Auditing Procedures for Securities Underwriters Consigned to Prepare Underwriter Assessment Reports for Offerings and Issuance of Securities by Issuers’. The underwriter has taken necessary assistance and evaluation procedures (including on-site inspection of AUO and QDI’s operation situation, interview or meeting with the directors, managers or other relevant people of the company, collect, sort, investigate, and compare relevant information and other necessary procedures

The underwriter is of the opinion that AUO’s offering and issuing plan is in compliance with Regulations Governing the Offering and Issuance of Securities by Securities Issuers and relevant regulatory requirements. The plan is feasible and necessary. The projected schedule and expected benefits are reasonable.

KGI Securities Co. Ltd.
Responsible Person: Chin Lung Tseng
Director of Underwriting Department: Fred Chien
Date: 7/28/2006

Attorney's legal opinion

For the merger of Quanta Display Incorporated with and into AU Optronics Corporation, 1,304,006,649 shares of common stocks will be issued for the conversion of the extinguished company’s (QDI) publicly issued shares. (A total number of 1,475,435,221 new shares shall be issued if including QDI’s private placement shares) NT$10 par value stocks will be issued with the total value of shares amounting to NT$ 13,040,066,490. The issuance of new shares will be registered with (applied to) the Financial Supervisory Commission, Executive Yuan for approval.

This Opinion has been prepared in compliance with the Regulations Governing the Offering and Issuance of Securities by Securities Issuers. Relevant legal issues have been reviewed by the attorney, including on-site inspection, interview or meeting with the directors, managers or other relevant people of the company, collect, sort, investigate the company’s meeting minutes, material contracts, other relevant documents and information, as well as reference to expert opinions.

The attorney found no violation of law or regulations of impact to the offering and issuing of securities in the Checklist of Legal Issues submitted to the Financial Supervisory Commission, Executive Yuan, by AU Optronics Corporation.

To
AU Optronics Corporation

Name of Attorney: Chin-Hung Lin
Name of Attorney’s Law Firm: Chin-Hung Lin Law Office
Date: 7/28/2006

Independent Auditors’ Report

The Board of Directors and Shareholders of
Quanta Display Inc.:

We have audited the accompanying non-consolidated balance sheets of Quanta Display Inc. (the “Company”) as of December 31, 2005 and 2004, and the related non-consolidated statements of income, changes in stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Rules Governing and Certification of Financial Statements by Certified Public Accountants’ and auditing standards generally accepted in the Republic of China. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the non-consolidated financial statements referred to above present fairly, in all material respects, the financial position of Quanta Display Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the Republic of China.

We have audited the consolidated financial statements as of and for the years ended December 31, 2005 and 2004, prepared by the Company. Based on our audit, we expressed an unqualified opinion on the consolidated financial statements.

Taipei, Taiwan, ROC
March 10, 2006

Notice to Readers

The accompanying financial statements are intended only to present the financial position, results of operation and cash flows in accordance with the accounting principles and practices generally accepted in the Republic of China and not those of any other jurisdictions. The standards, procedures, and practices to audit such financial statements are those generally accepted and applied in the Republic of China.

QUANTA DISPLAY INC.
Balance Sheets
December 31, 2005 and 2004
(Expressed in Thousands of New Taiwan Dollars, Unless Otherwise Stated)
	December 31, 2005		December 31, 2004			December 31, 2005		December 31, 2004

ASSETS	Amount	%	Amount	%	LIABILITIES AND STOCKHOLDERS' EQUITY	Amount	%	Amount	%

Current assets:					Current liabilities
Cash (Note 4.a)	$24,488,905	14	24,477,680	18	Accounts payable
Short-term investments (Notes 2 and 4.b)	5,677,773	3	18,059,304	14	-Related parties (Note 5)	$1,774,640	5	1,226,052	7
Accounts receivable, net of allowance					-Others	8,820,889	1	8,953,315	1
and for doubtful accounts					Accrued expenses (Note 5)	3,329,794	2	1,855,305	1
sales return and allowances					Payable for construction and retention	2,967,261	2	3,602,713	3
(Notes 2 and 4.b)					Payable for equipment	6,818,816	4	3,345,906	2
-Related parties (Note 5)	1,170,484	1	3,326,858	2	Other payables	316,265		126,430
-Others	7,733,931	4	9,477,989	7	Convertible bonds - current portion
Forward exchange contracts receivable -					(Notes 2 and 4.g)	6,601,504	4	-	-
less forward exchange contracts					Long-term debt - current portion
payable (Note 2)	-	-	780	-	(Note 4.h)	7,687,979	5	4,849,095	4
Premium on forward exchange contracts	-	-	(96)	-	Other current liabilities	364,051	-	161,371	-
(Note 2)
Other financial assets - current (Note 5)	3,124,463	2	1,075,399	1		38,681,199	23	24,120,187	18
Inventories, net of allowance for market
decline and obsolescence					Long-term liabilities
(Note 2 and 4.b)	6,418,042	4	6,324,499	5	Bonds payable (Notes 2 and 4.g)	26,286,050	15	26,527,801	20
Other current assets	732,059	-	418,008	1	Long-term debt (Note 4.h)	40,681,955	24	21,646,891	16

	49,345,657	28	63,160,421	48		66,968,005	39	48,174,692	36

Long-term equity investments					Other liabilities	140,910	-	152,208	-
(Notes 2 and 4.e)
Accounted for under the equity method	2,917,258	2	1,326,431	1	Total liabilities	105,790,114	62	72,447,087	54
Prepayment for long-term investments	41,613	-	124,961	-
Other long-term investments	150,369	-	115,109	-	Stockholders' equity
					Capital stock, par value $10 per share;
	3,109,240	2	1,566,501	1	authorized 6,500,000 thousand share
					issued 5,163,923 thousand shares, and
Other financial assets - non-current	3,019,846	2	166,290	-	73,969 thousand stock warrants
					with 4,301 thousand stock warrants
Property, plant, and equipment,					converted in 2005; issued 3,899,620
at cost (Notes 2 , 4.f and 6)					thousand shares and 73,969 thousand
Land	2,534,505	1	2,534,505	2	stock warrants in 2004. (Note 4.k)	51,639,233	30	38,996,201	29
Buildings	15,641,701	9	4,899,526	4	Advance receipts for common stock
Machinery	53,497,354	31	36,573,535	27	(Note 4.k)	-	-	582	-
Molds and tools	21,932	-	21,132	-	Capital surplus (Note 2)
Plant facilities	20,848,721	12	12,619,034	9	Additional paid-in capital	15,775,841	9	13,085,855	10
Transportation equipment	34,793	-	16,910	-	Premium from bond conversion	3,367,911	2	3,367,911	3
Furniture and office facilities	232,966	-	200,602	-	Retained Earnings
Leased assets	140,337	-	128,896	-	Legal reserve (Note 2)	523,713	-	47,068	-
Miscellaneous equipment	13,169,959	8	7,568,680	6	Special reserve	597,822	1	-	-
					Accumulated earnings (deficit)
Less: Accumulated depreciation	(24,678,016)	(14)	(16,379,700)	(12)	(Note 4.l)	(7,474,705)	(4)	5,190,056	4
					Cumulative translation adjustments
Construction in progress	7,830,650	5	11,838,549	9	(Note 2)	8,151	-	(30,640)	-
Prepayment for equipment	21,496,274	13	4,146,914	3
					Total stockholders' equity	64,437,966	38	60,657,033	46
	110,771,176	65	64,168,583	48	Commitments and contingencies
					(Note 7)
Intangible assets (Note 2)	908,774	1	1,607,191	1

Other assets (Note 2)	3,073,387	2	2,435,134	2

					TOTAL LIABILITIES AND
TOTAL ASSETS	$170,228,080	100	133,104,120	100	STOCKHOLDERS' EQUITY	$170,228,080	100	133,104,120	100

QUANTA DISPLAY INC.
Statements of Income
For the Years Ended December 31, 2005 and 2004
(Expressed in Thousands of New Taiwan Dollars, Except Share Data)
	For the Year Ended December 31, 2005		For the Year Ended December 31, 2004

	Amount	%	Amount	%

Gross Sales (Note 2)	$62,888,592	102	60,440,048	103
Less: Sales returns	(555,957)	(1)	(1,447,770)	(2)
Sales allowances	(534,127)	(1)	(794,366)	(1)

Net sales	61,798,508	100	58,197,912	100
Cost of sales	(65,071,021)	(105)	(49,374,086)	(85)

Gross margin (loss)	(3,272,513)	(5)	8,823,826	15
Unrealized gain on inter-affiliate accounts	-	-	(25,249)	-
Realized gain on inter-affiliate accounts	25,249	-	-	-

	(3,247,264)	(5)	8,798,577	15

Operating Expenses:
Selling	(1,628,661)	(3)	(1,057,814)	(2)
Administrative	(1,836,013)	(3)	(871,581)	(1)
Research and development	(1,492,278)	(2)	(1,171,488)	(2)

	(4,956,952)	(8)	(3,100,883)	(5)

Income (loss) from Operations	(8,204,216)	(13)	5,697,694	10

Non-operating Income:
Interest income	392,631	1	81,426	-
Gain on disposal of investments	258,889	1	215,625	-
Foreign exchange gain (Note 2)	-	-	690,562	1
Reversal (loss) of allowance for inventory market decline	787,534	1	(809,503)	(1)
Other income	194,183	-	552,193	1

	1,633,237	3	730,303	1

Non-operating expenses:
Interest expense	(670,492)	(1)	(658,495)	(1)
Investment loss under the equity method (Note 4.e)	(81,429)	-	(403,411)	(1)
Loss from other investments (Note 4.e)	(8,055)	-	(4,343)	-
Foreign exchange loss (Note 2)	(791,860)	(1)	-	-
Other expenses	(316,011)	(1)	(79,694)	-

	(1,867,847)	(3)	(1,145,943)	(2)

Income (loss) before Income Tax	(8,438,826)	(13)	5,282,054	9
Income tax benefit (Notes 2 and 4.j)	123,172		483,795	1

Net Income (loss)	$(8,315,654)	(13)	5,765,849	10

Earnings per share (Notes 2 and 4.m)	Before tax	After tax	Before tax	After tax

Basic earnings (loss) per share	$(1.92)	(1.89)	$1.42	1.55

Basic earnings per share			1.42	1.55

Basic earnings per share after retroactive adjustments			1.34	1.46

Diluted earnings per share			1.20	1.32

Diluted earnings per share after retroactive adjustments			1.13	1.24

The accompanying notes are an integral part of the financial statements.

QUANTA DISPLAY INC.
     Statements of Changes in Stockholders' Equity
For the Years Ended December 31, 2005 and 2004
(Expressed in Thousands of New Taiwan Dollars)
				Retained Earnings

	Common Stock	Advance receipts for common stock	Capital Surplus	Legal Reserve	Special reserve	Accumulated Earnings (deficit)	Cumulative Translation Adjustments	Total Stockholders' Equity

Balance on January 1, 2004	$31,941,408	-	8,596,345	47,068	-	(575,793)	2,469	40,011,497
Cash Capitalization	4,000,000	-	5,555,792	-	-	-		9,555,792
Convertible corporate bonds converted to common stock	3,024,606	-	2,296,195	-	-	-	-	5,320,801
Employee stock warrants converted to common stock	30,187	582	5,434	-	-	-	-	36,203
Net income in 2004	-	-	-	-	-	5,765,849	-	5,765,849
Translation adjustment for long-term investments	-	-	-	-	-	-	(33,109)	(33,109)

Balance on December 31, 2004	38,996,201	582	16,453,766	47,068	-	5,190,056	(30,640)	60,657,033
Appropriation of 2004 earnings:
Legal reserve	-	-	-	476,645	-	(476,645)	-	-
Special reserve	-	-	-	-	597,822	(597,822)	-	-
Remuneration to directors and supervisors	-	-	-	-	-	(5,000)	-	(5,000)
Employee bonuses-stock	290,000	-	-	-	-	(325,000)	-	(35,000)
Shareholders' dividends	2,340,206	-	-	-	-	(2,925,257)	-	(585,051)
Employee stock warrants converted to common stock	12,826	(582)	2,226	-	-	-	-	14,470
Cash Capitalization	10,000,000	-	2,687,760	-	-	-	-	12,687,760
Net income in 2005	-	-	-	-	-	(8,315,654)	-	(8,315,654)
Effects of change in percentage of ownership in long-term equity investments	-	-	-	-	-	(19,383)	-	(19,383)
Translation adjustment for long-term investments	-	-	-	-	-	-	38,791	38,791

Balance on December 31, 2005	$51,639,233	-	19,143,752	523,713	597,822	(7,474,705)	8,151	64,437,966

The accompanying notes are an integral part of the financialstatements.

QUANTA DISPLAY INC.
Statements of Cash Flows
For the Years Ended December 31, 2005 and 2004
(Expressed in Thousands of New Taiwan Dollars, Unless Otherwise Stated)
	For the Year Ended December 31,

	2005	2004

Cash flows from operating activities:
Net income (loss)	$(8,315,654)	5,765,849
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Allowance for doubtful accounts		59,911
Depreciation and amortization	10,424,486	9,340,085
Deferred expenses amortized to non-operating expenses	69,037	33,745
Realized gain on inter-affiliate accounts	(25,249)
(Reversal for) allowance for inventory market decline and obsolescence	(787,534)	809,503
Reversal for sales returns and allowances		278,022
Investment loss under the equity method	81,429	403,411
Loss on other long-term investments	8,055	4,343
Effect of changes in exchange rate on long-term liabilities	518,953
Effect of changes in exchange rate	95,978	51,873
Changes in assets and liabilities:
Short term investments	12,381,531	(15,223,231)
Accounts receivable	3,900,432	(4,585,703)
Inventories	693,992	(4,079,633)
Other financial assets - current	(1,998,973)	(972,481)
Deferred income tax assets, net	(123,172)	(483,795)
Other current assets	(34,804)	(2,475)
Prepaid pension	(52,422)	(37,563)
Other prepaid expenses - non current	(209,405)
Accounts payable	416,162	4,378,588
Accrued expenses	1,474,489	428,234
Other payables	21,801
Other current liabilities	202,680	91,780
Forward contracts receivable, net	780	6,053
Discount on forward contracts	(96)	(16)

Net cash provided by (used in) operating activities	18,742,496	(3,733,500)

Cash flows from investing activities:
Purchase of property, plant, and equipment	(55,317,092)	(19,134,932)
Proceeds from disposal of property, plant, and equipment	2,412,964	632,683
Increase in restricted assets	(50,091)	(26,794)
Increase in long-term investments	(1,599,884)	(1,578,413)
Increase in intangible assets		(159,000)
Increase in other assets	(1,060,401)	(1,015,937)
Increase in other financial assets - non-current	(2,853,556)	(156,002)

Net cash used in investing activities	(58,468,060)	(21,438,395)

Cash flows from financing activities:
Decrease in short-term borrowings		(8,953)
Increase in long-term debt	27,016,400	476,146
Repayment of long-term debt	(5,301,652)	(2,880,000)
Increase in other liabilities	5,840	25,143
Issuance of common stock for cash	12,687,760	9,555,792
Issuance of convertible corporate bonds	6,000,000	28,706,709
Cash dividend and directors' and supervisiors' remuneration	(590,051)
Conversion of employee stock warrants	14,470	36,203

Net cash provided by financing activities	39,832,767	35,911,040

Effect of changes in exchange rates	(95,978)	(51,873)
Net increase in cash	11,225	10,687,272
Cash at the beginning of the year	24,477,680	13,790,408

Cash at the end of the year	$24,488,905	24,477,680

QUANTA DISPLAY INC.
Statements of Cash Flows (CONT'D)
For the Years Ended December 31, 2005 and 2004
(Expressed in Thousands of New Taiwan Dollars, Unless Otherwise Stated)
		For the Year Ended December 31,

		2005	2004

	Supplemental disclosures of cash flow information:
	Cash paid during the year for:
	Interest	$581,524	654,542

	Income taxes	$-	-

	Investing and financing activities with no effect on cash flows:
	Corporate bonds converted into stock and capital surplus	$-	5,369,017

	Current portion of long-term debts and convertible bonds payable	$14,289,483	4,849,095

	Construction in progress and prepayment for equipment transferred to other assets	$281,686	28,859

	Reconciliation on purchase of property, plant, and equipment with cash and other payables:
	increase in property, plant and equipment	$58,164,641	20,312,207
Add:	Other payables - beginning of the year	-	5,886
	Payable for construction and retention - beginning of the year	3,602,713	1,439,273
	Payable for equipment - beginning of the year	3,345,906	4,453,559
	Payable for leases - beginning of the year	126,559	135
	Long-term payable for lease - beginning of the year	950	-
Less:	Other payables, end of the year	-	-
Less:	Payable for construction and retention - end of the year	(2,967,261)	(3,602,713)
	Payable for equipment - end of the year	(6,818,816)	(3,345,906)
	Payable for leases - end of the year	(2,931)	(950)
	Long-term payable for leases - end of the year	(134,669)	(126,559)

	Cash paid	$55,317,092	19,134,932

	Reconciliation on purchase of intangible assets with cash and other payables:
	increase in Intangible assets	$-	-
	Add: Other payables - beginning of the year	-	159,000
	Less: Other payables - end of the year	-	-

	Cash paid	$-	159,000

	Reconciliation on purchase of other assets with cash and other payables:
	increase in Other assets (Deferred assets)	$1,191,454	988,115
	Add: Other payables - beginning of the year	125,480	153,302
	Less: Other payables - end of the year	(256,533)	(125,480)

	Cash paid	$1,060,401	1,015,937

The accompanying notes are an integral part of the financial statements.

QUANTA DISPLAY INC.
Notes to Non-Consolidated Financial Statements (continued)
December 31, 2005 and 2004
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

1.    Overview

Quanta Display Inc. (the “Company”) was incorporated in the Republic of China on July 29, 1999. The Company’s primary business scope consists of the manufacturing of thin film transistor liquid crystal display monitors, data storage, electronic components, optic equipment, data storage and processing, and the wholesale business of software sales, and trades in general.

As of December 31, 2005, the Company had 8,766 employees.

2.    Summary of Significant Accounting Policies

The Company’s financial statements were prepared in accordance with generally accepted accounting principles of the Republic of China. The significant accounting policies and basis of measurement used in preparing these financial statements are as follows:

a.	Foreign Currency Translation

Non-forward contract foreign currency denominated transactions are recorded at spot rates as transactions occur. Foreign exchange gains and losses on settlement of foreign currency denominated assets and liabilities and those of year-end adjustments to foreign currency denominated assets and liabilities at spot rates on the balance sheet date are included in current earnings.

Under SFAS No. 14, the balance sheet accounts of any of the Company’s offshore subsidiaries, which are denominated in currencies other than the New Taiwan dollar, are translated at exchange rates prevailing at the end of year. Stockholders’ equity is translated at historical rates except for the beginning balance of retained earnings. Revenue and expense accounts are translated using the weighted-average exchange rates during the year. Gains and losses resulting from such translations are recorded as a cumulative translation adjustment, a separate component of stockholders’ equity.

b.	Assets Impairment

Effective January 1, 2005, the Company adopted Statement of Financial Accounting Standards No. 35 (SFAS 35) “Accounting for Asset Impairment”.  According to SFAS 35, the Company assesses at each balance sheet date whether there is any indication that an asset may have been impaired. If any such indication exists, the Company estimates the recoverable amount (higher of fair value less costs to sell or value in use) of the asset. The Company recognizes impairment loss for an asset whose carrying value is higher than the recoverable amount.

The Company reverses an impairment loss recognized in prior periods for assets other than goodwill if there is indication that the impairment loss recognized no longer exists or has decreased. The carrying value after the reversal should not exceed the recoverable amount or the depreciated or amortized balance of the assets assuming no impairment loss was recognized in prior periods.

c.	Short-term Investments

Short-term investments in open-end mutual funds are carried at cost and valued at the lower of cost or market at the balance sheet date. Market prices are based on their net worth at the balance sheet date, while costs of funds sold are determined by the moving-average method.

d.	Accounts Receivable

Accounts receivable are stated in their net realizable value. Allowance for doubtful accounts is based on aging of the accounts receivable, credit quality, and results of the Company’s evaluation of the collectibility of outstanding accounts receivable.

e.	Inventories

Inventories are carried at the lower of cost or market. Cost is determined at standard cost, with cost variance adjusted to inventory and cost of goods sold to conform with actual cost (weighted-average method) at the balance sheet date. Market price is based upon replacement cost and net realizable value. An allowance for losses on inventory market decline is provided when the market value of inventories is lower than its cost. An allowance for

QUANTA DISPLAY INC.
Notes to Non-Consolidated Financial Statements (continued)
December 31, 2005 and 2004
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

inventory obsolescence is also provided on obsolete and slow-moving inventory items, net of salvage value, if any. Such provisions can be reversed in whole or in part if management subsequently determines that the market value of inventories is greater than their cost basis.

f.	Long- term Equity Investments

Long-term equity investments where the Company has less than 20% equity ownership and has no significant influence over the investee companies are stated at cost, unless the investee companies’ shares are traded in the OTC exchange or listed on a stock exchange, where the lower of cost or market method is adopted. For the equity investments in non-listed investee companies, if evidence suggests that investment value impairment may be other than temporary and the possibility of recovery is remote, loss is recognized immediately.

When the Company has significant influence over the operating, financial and dividend policies of investees or has the intention to hold the investment for a long period of time, and owns less than 50% of the investee’s voting shares, those investments are accounted for using the equity method. For those investees, carried under the equity method, that the Company has degree of control over their operation, consolidated financial statements are prepared while compiling both semi-annual and year-end financial statements.

Under the equity method of accounting, unrealized inter-company transactions are eliminated. In either of downstream or upstream transactions, unrealized inter-company gains and losses thereon are eliminated in proportion of the shareholding ratio, except in the case of downstream transactions, where gain or loss is fully eliminated when controlling interest exists. Gains and losses resulting from depreciable asset transactions are recognized ratably over their economic lives.

Upon sale of long-term equity investments, the investment cost and disposal gain or loss is calculated using the weighted average method. If there is a remaining balance in capital surplus and cumulative translation adjustment arising from long-term equity investments, then such balance is recognized currently based on percentage of sale.

g.	Property, Plant, and Equipment and Their Depreciation

Property, plant, and equipment are carried at cost. Gain or loss on disposal of property, plant, and equipment is included in current earnings. Major additions, improvements, and replacements are capitalized. Interest incurred due to asset acquisition is capitalized as part of the acquisition cost. Gain on sales of trial products is carried as a reduction of the cost of asset, and the maintenance and repairing expenditure are recognized as current expense.

Assets held from capital leases are capitalized and are carried at the lower of the sum of total rental payments and a contractually determined favorable purchase price after the termination of the lease or the present value of the guaranteed salvage value, net of any contract performance costs borne by the lessor, or the fair values of such assets on the date when the lease contracts commence. If the lease agreement allows the transfer of ownership of the asset to the lessee or contains a bargain purchase option, then depreciation is calculated using the economic life of the asset. For other capital lease, depreciation is calculated using the term of the lease.

Depreciation is calculated using the straight-line method over the economic useful lives. Assets still in use after full depreciation may continue to be depreciated based on salvage values over the remaining estimated economic useful lives. The economic useful lives of major property and equipment are as follows:

QUANTA DISPLAY INC.
Notes to Non-Consolidated Financial Statements (continued)
December 31, 2005 and 2004
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

Buildings	50 years
Machinery	5 years
Molds and tools	2 years
Plant facilities	3 - 15 years
Transportation equipment	5 years
Furniture and office facilities	3 - 5 years
Leased assets	3 - 47 years
Miscellaneous equipment	3 - 5 years

h.	Intangible Assets

The costs incurred to license the product and process technology for TFT-LCD panel and patents are capitalized and amortized upon commencement of commercial production over the license term or patents effective period.

i.	Deferred Charges

Expenditures on software, rights on usage of water pipeline, electricity facility installation charges, masks are capitalized and equally amortized over their estimated service lives using the straight-line method.

The expenses associated with issuing convertible bonds and syndicated loan are amortized by using the straight-line basis only when there is slightly difference between the straight-line and the interest method.

j.	Convertible Bonds Payable

Due to the inseparability of the conversion option and debt elements of the convertible bonds, the Company records the total proceeds received from the issuance of the convertible bonds solely as a liability. The direct and necessary costs of issuing convertible bonds are recognized as deferred expense and amortized using the straight-line method over the term of the bond or through the earliest redemption date, whichever is shorter.

As bondholders exercise the conversion right, shares entitlement certificates are issued, and the number of shares is calculated by the conversion price and the bond’s par value on the conversion date. According to the terms of conversion, the Company transfers the shares entitlement certificates to common stock based on the equivalent number of shares at its par values. The excess of conversion price over par value of common stock plus related issue cost is reflected as “capital surplus—additional paid-in capital from premium from bonds conversion.”

Premium on issuance of convertible bonds is amortized within the outstanding periods. When the bondholder exercises the conversion option or the Company redeems the bonds, the Company will write off the unamortized issuance cost.

k.	Global Depositary Receipts

For global depository receipts issued at a premium, the premium net of issuance costs is transferred to capital surplus. If issuance costs are insignificant, then the issuance costs are recognized as current expense.

l.	Legal Reserve and Capital Surplus

Under the Company Law, legal reserve is required to be used exclusively to offset deficit or to increase capital. When the reserve reaches 50% of the Company’s paid-in capital up to one half thereof may be transferred to capital.

Under the ROC Company Law, capital surplus can only be used to offset cumulative losses and increase capital. Capitalization of capital surplus shall conform to the ratio set forth by the ROC SFB.

QUANTA DISPLAY INC.
Notes to Non-Consolidated Financial Statements (continued)
December 31, 2005 and 2004
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

m.	Special Reserve

Under SFB regulations, a special reserve has to be appropriated from retained earnings equal to the debit balance of any stockholders’ equity account (excluding treasure shares) and the amount of gain on exchange of long-term debt. At the end of each financial reporting year, the balance of the special reserve will be adjusted on the basis of the debit balance of the relevant stockholders’ equity account.

n.	Financial Derivatives

(a)       Foreign Exchange Forward Contracts

The related contract receivables and payables arising from foreign exchange forward contracts purchased to hedge currency fluctuations are recorded at spot rate on the date of inception. The amortization of discount or premium on a forward contract is included in determining net income over the life of the contract. Realized and unrealized gains or losses on the contracts resulting from actual settlement or balance sheet date translation are charged or credited to current operations. Receivables and payables resulting from foreign exchange forward contracts are offset and the net amount is classified either as an asset or a liability. If the purpose of foreign exchange forward contracts is to hedge the exchange risk of foreign currency commitments, the differences are deferred and recognized as an adjustment to the transaction price on the transaction date.

Foreign exchange forward contracts purchased for trading purposes are recorded at settlement date rates. Settlement date rate adjustments for the remaining period of the contract are made on the balance sheet, gains or losses incurred from such adjustments are included current operations.

(b)       Options

Foreign currency options or interest rate options designated as qualifying hedges are not reflected on the balance sheet on the contract date. Upon settlement, exchange gains and losses are included in current earnings. Premiums paid or collected from purchase or sale of options are reflected as receivables or payables and ratably recognized equally over the contract term as current gains or losses.

For options designated for trading purposes, premiums paid or collected from purchase or sale of options are reflected as receivables or payables and ratably recognized equally over the contract term as current gains or losses. Gains or losses resulting from the execution of the contract are recognized as current earnings. The options are evaluated by market at the balance date and gains or losses are recognized as current earnings or losses.

o.	Retirement Plan

The Company has a pension plan covering all regular employees, under which pension payment is commensurate with years of service. The Company contributes annually to the pension fund and deposits in a government designated account. The pension fund is not reflected in the Company’s financial statements. Effective July 1, 2005, the Company adopted the “Labor Pension Act” (the “Act”) that prescribes a defined contribution pension scheme for those employees who were covered by the Labor Standards Law prior to the enforcement of this Act but chose to be subject to the pension mechanism under this Act or those employees who are employed after the enforcement of this Act. In accordance with this Act, the Company contributes monthly to the Labor Pension Fund for the employee individual pension fund accounts at the rate of 6% of the employee's monthly wages.

The Company adopted SFAS No.18 “Accounting for Pensions” to determine its yearly pension expenses, including service and interest costs, projected return on pension plan assets, and the unamortized gain or loss on pension plan assets. The unamortized gain or loss on pension plan assets is amortized equally over the employees’ remaining years of service.

For defined contribution pension plan, the contributions are reflected as current pension expense.

p.	Revenue Recognition

Revenue is recognized when title to the product and risk and benefits of ownership are transferred to the customer. Sales that do not fulfill the above criteria are only recognized when the aforementioned criterion are met.

Sales which discounts have a high probability of occurring due to pre-sale discount agreements or market practices

QUANTA DISPLAY INC.
Notes to Non-Consolidated Financial Statements (continued)
December 31, 2005 and 2004
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

are first recognized in their full amount. A provision for sales allowances is estimated based on past experience, and either a deduction is made to sales revenue or an allowance for sales discounts is recognized.

q.	Warranty Reserve

An allowance for warranty costs is estimated and provided for products with warranties and reflected as current expense.

r.	Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes. The tax effects of significant deductible and taxable temporary differences, unused investment tax credits, and operating loss carryforwards are accounted for as deferred tax assets or liabilities. Deferred tax assets or liabilities are classified as current or non-current items based on the underlying assets or liabilities and the years in which the differences are expected to reverse. A valuation allowance is provided for deferred tax assets if evidence suggests such assets are impaired or may not be realized. Income tax provision (benefit) resulting from unrealized gains or losses and changes in capital surplus from long-term equity investments surplus which are not included in current earnings are offset against the related equity accounts. Adjustments to prior year’s income tax expenses are reflected as current income tax expense.

The 10% surtax on unappropriated earnings is reported as current expense on the date when the stockholders declared not to distribute the earnings during their annual meeting.

s.	Earnings (Loss) per Share (“EPS”)

EPS is based on the effect of all common shares issued and outstanding and is calculated by dividing the net income by the weighted-average shares outstanding during the year. In the event of a capital increase through capitalization of retained earnings, capital surplus, or employee bonus, EPS is retroactively adjusted to reflect the capital increase for all years presented in the financial statements, regardless of the period when the issued incremental shares are outstanding.

Convertible bonds and employee stock warrants issued by the Company are potentially dilutive common shares. If dilutive effect does not exist, only basic EPS is disclosed; otherwise, diluted EPS is disclosed in addition to basic EPS. Diluted EPS is calculated by dividing the net income by the weighted-average number of common shares used in the basic EPS calculation plus the number of common shares that would be issued assuming conversion of all potentially dilutive common shares outstanding.

3.    Reasons for and effect of accounting changes:

The Company adopted Statement of Financial Accounting Standards No.35 “Accounting for Asset Impairment” in 2005. After performing impairment tests on those assets with an indication of impairment, the Company determined that no impairment loss shall be recognized as of December 31, 2005.

QUANTA DISPLAY INC.
Notes to Non-Consolidated Financial Statements (continued)
December 31, 2005 and 2004
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

4.    Summary of Major Accounts

a.	Cash

	December 31, 2005	December 31, 2004

Cash on hand	$566	526
Checking accounts	3,151	275
Demand deposits	4,899	170,045
Time deposits	18,740,614	17,892,900
Foreign currency deposits	5,739,675	6,413,934

Total	$24,488,905	24,477,680

b.	Short-term Investments

	December 31, 2005		December 31, 2004

	Cost	Market Value	Cost	Market Value

Bond mutual funds	$5,677,773	5,678,005	18,059,304	18,215,471

c.	Accounts Receivable

Accounts Receivable	December 31, 2005	December 31, 2004

- Related parties	$1,170,484	3,326,858
- Others	7,979,871	9,998,906

	9,150,355	13,325,764
Less: allowance for sales returns and allowances	(90,392)	(365,369)
allowance for doubtful accounts	(155,548)	(155,548)

Net	$8,904,415	12,804,847

As of December 31, 2005, the factored accounts receivable that met the removing criteria were as follows:

2005.12.3

Bank	Amount Sold	Factoring Amount	Credit Advanced	Interest Rate Interval	Collateral	Important Clauses	Amount Derecognized

Chinatrust Commercial Bank	$4,264,754	US$ 212,000	US$ 117,557	5.0000% ~5.2114%	Promissory Notes US$ 21,200	Non-recourse. The buyer bears credit risk and the seller bears non-credit risks.	$4,264,754

The International Commercial Bank of China	$980,225	US$ 30,000	US$ 27,000	5.0317%	Promissory Notes US$ 27,000	Non-recourse. The buy er bears credit risk and the seller bears non-credit risks.	$980,225

QUANTA DISPLAY INC.
Notes to Non-Consolidated Financial Statements (continued)
December 31, 2005 and 2004
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

d.	Inventories

	December 31, 2005	December 31, 2004

Raw materials	$2,422,962	1,833,827
Supplies	481,088	451,433
Work in process	2,170,501	2,557,711
Finished goods	481,713	2,238,177
Merchandise	887,218	60,014
Inventories-in-transit	3,688	-

	6,447,170	7,141,162
Less: allowance for market decline and
Less: obsolescence	(29,128)	(816,663)

Net	$6,418,042	6,324,499

Insurance coverage	$5,700,000	5,500,000

e.	Long-term Investments

	December 31, 2005		December 31, 2004

Investee Company	Book Value	Shareholding Ratio	Book Value	Shareholding Ratio

Carried under the equity method:

QDI International Ltd.	$2,389,261	100%	1,283,926	$100%
(Invested capital 2005: US$80,010 ; 2004: US$50,010)
QDI Development Ltd.	32,505	100%	42,505	100%
(Invested capital 2005: US$9,636 ; 2004: US$6,728)
QDIT Investment Inc.	448,607	100%	-	-%
(Invested capital 2005:$490,000)
TopSun Optronics Inc.	46,885	7.17%	-	-%
(Invested capital 2005:$63,879)

Subtotal	2,917,258		1,326,431

Prepayment for long-tern investment:

Asia Pacific Genesis Venture Capital Fund, L.P.	41,613	-%		-%
(Invested capital 2005: US$1,250)
QDIT Investment Inc.	-	-%	124,961	100%
(Invested capital 2004:$125,000)

Subtotal	41,613		124,961

Other long-term investments-partnership:

Asia Pacific Genesis Venture Capital Fund, L.P.	150,369	11.25%	115,109	11.25%
(Invested capital 2005: US$5,000; 2004: US$3,750)

Total	$3,109,240		$1,566,501

QUANTA DISPLAY INC.
Notes to Non-Consolidated Financial Statements (continued)
December 31, 2005 and 2004
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

Gains (losses) on investment accounted for under the equity method based on the audited financial statements of investee companies for the years ended December 31, 2005 and 2004 were as follows:

	For the Year Ended December 31,

Investee Company	2005	2004

Carried under the equity method

QDI International Ltd.	$57,194	(317,788)
QDI Development Ltd.	(99,658)	(85,584)
QDIT Investment Inc.	(21,971)	-
TopSun Optronics Inc.	(16,994)	-

	(81,429)	(403,372)

Prepayment for long-term investments

QDIT Investment Inc.	-	(39)

Other long-term investments

Asia Pacific Genesis Venture Capital Fund, L.P.	(8,055)	(4,343)

Total	$(89,484)	(407,754)

In June 2002, the Board of Directors resolved to establish QDI International Ltd. in the British Virgin Islands as an overseas holding company. As of December 31, 2005, investment funds remitted to this subsidiary amounted to US$80,010. QDI International Ltd. invested US$80,000 in Tech-Well (Shanghai) Display Co. for 100% equity ownership. Tech-Well (Shanghai) Display Co. mainly engages in the assembly of TFT- LCD modules.

In October 2002, the Board of Directors resolved to establish QDI Development Ltd. in the British Virgin Islands as an overseas holding company. As of December 31, 2005, investment funds remitted to this subsidiary amounted to JPY1,075,225 (approximately US$9,636). QDI Development Ltd. invested JPY100,000 in Quanta Display Japan Inc. for 100% equity ownership. Quanta Display Japan Inc. mainly engages in panel design.

On June 25, 2004, the Board of Directors resolved to invest in Asia Pacific Genesis Venture Capital Fund, L.P. As of December 31, 2005, investment funds remitted to this company amounted US$6,250 (approximately NT$208,075) in which prepaid investment amounted to US$1,250(approximately NT$41,613). However, the investment had not been authorized by and registered with the government authorities on December 31, 2005. Asia Pacific Genesis Venture Capital Fund, L.P. is a partnership entity.

On December 17, 2004, the Board of Directors resolved to invest in QDIT Investment Inc. As of December 31, 2005, investment funds remitted to this subsidiary amounted to $490,000. QDIT Investment Inc. mainly engages in various investing.

In 2005, the Company resolved to invest TopSun Optronics, Inc. As of December 31, 2005, investment funds remitted to this company amounted $63,879. TopSun Optronics Inc. mainly engages in manufacturing small size TFT-LCD. The investee was accounted under equity method due to the combined holdingshare held by the Company and related parties to the investee were in excess of 20%.

Starting from January 2005, the consolidated financial statements include the accounts of the Company and its directly and indirectly owned subsidiaries and entities in which the Company has controlling interests, as required by revised ROC GAAP SFAS No. 7 - “Consolidated Financial Statements”and related regulations of SFC.

QUANTA DISPLAY INC.
Notes to Non-Consolidated Financial Statements (continued)
December 31, 2005 and 2004
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

f.	Property, Plan Equipment and Leased Assets

(i)	As of December 31, 2005 and 2004, leased assets consisted of the following:

Leased assets	For the Year Ended December 31,

	2005	2004

Buildings	$132,161	128,344
Others	8,176	552

Total	140,337	128,896
Less:Accumulated depreciation	(5,571)	(2,668)

	$134,766	126,228

As of December 31, 2005 and 2004, leased assets - buildings of the Company were classified as capital lease. Details of lease payments were as follows:

Lessor	Period	Bargain purchase option	Rent	December 31, 2005	December 31, 2004	Purchase option of Land

Heidelberg Construction Company	March 5, 2004 ~ March 4, 2024	Transfer without restriction	$1,800 per month (since April 05, 2005)	$130,144	127,509	The right to purchase the land and the premises on it from the lessor at the announced fair value after termination of the lease.

Less: Current portion				(1,389)	(950)

				$128,755	126,559

As of December 31, 2005, the yearly future gross rental payments were as follows:

Year	Amount

2006.1.1~2006.12.31	$21,595
2007.1.1~2007.12.31	21,595
2008.1.1~2008.12.31	21,595
2009.1.1~2009.12.31	21,595
2010.1.1~2010.12.31	21,595
2011.1.1~2015.12.31	107,975
2016.1.1~2020.12.31	107,975
2021.1.1~2024.03.31	68,389

Total lease payments	392,314
Less: Unrealized interest expense	(262,170)

Present value	$130,144

(ii)	Please refer to Note 6 for details of property, plant and equipment pledged as collateral for bank loans.

QUANTA DISPLAY INC.
Notes to Non-Consolidated Financial Statements (continued)
December 31, 2005 and 2004
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

(iii)	For the years ended December 31, 2005 and 2004, the details of capitalized interest were as follows:

	For the Year Ended December 31,

	2005	2004

Interest expense before capitalization	$1,184,453	693,409

Capitalized interest
-Prepayment for equipment	321,556	6,788
-Construction in progress	192,405	28,126

	$513,961	34,914

Interest capitalization rate	1.71%	1.55%

(iv)	As of December 31, 2005 and 2004, insurance coverage for the aforementioned property, plant and equipment were $132, 425,101 and $61,509,350, respectively.

g.	Convertible Corporate Bonds

1.         For the years ended December 31, 2005 and 2004, the details of convertible bonds were shown below:

a)     Convertible bonds - current portion

	2005		2004

	The Second Issuance of Overseas Unsecured Convertible Bonds		The First Issuance of Overseas Unsecured Convertible Bonds
	USD	NTD	USD	NTD

Beginning balance	$202,190	6,433,686	93,893	3,190,109
Converted to common stock	-	-	(93,893)	(3,125,404)
Foreign exchange (gain) loss	-	167,818	-	(64,705)

Ending balance	$202,190	6,601,504	-	-

Notes: According to the convertible bond covenants, bondholders can request the Company to redeem the bonds at face value 30 months and 42 months after the issue date, respectively. The Company cannot anticipate whether the bondholders will exercise the right; therefore, the bonds payable were reclassified to current liability on December 31, 2005. However, it does not necessarily suggest that the Company is obliged to redeem all such bonds within one year.

b)     Convertible bonds-non-current portion

	2005

	The First Issuance of Unsecured Convertible Bonds	The Second Issuance of Unsecured Convertible Bonds	The Third Issuance of Overseas Unsecured Convertible Bonds		Total

	NT$	NT$	US$	NT$	NT$

Opening balance	$10,500,000	-	294,500	9,370,990	19,870,990
Opening issuance premium	223,125	$-	-	-	223,125
Issuance in current period	-	6,000,000	-	-	6,000,000
Foreign exchange gain	-	-	-	244,435	244,435
Amortization of issuance premium	(52,500)	-	-	-	(52,500)

Ending balance	$10,670,625	6,000,000	294,500	9,615,425	26,286,050

QUANTA DISPLAY INC.
Notes to Non-Consolidated Financial Statements (continued)
December 31, 2005 and 2004
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

	2004

	The First Issuance of Unsecured Convertible Bonds	The Second Issuance of Overseas Unsecured Convertible Bonds		The Third Issuance of Overseas Unsecured Convertible Bonds		Total

	NT$	US$	NT$	US$	NT$	NT$

Opening balance	$-	$-	$-	$-	$-	$-
Issuance in current period	10,500,000	270,000	8,986,950	294,500	9,482,900	28,969,850
Issuance Premium	262,500	-	-	-	-	262,500
Converted to common stock	-	(67,810)	(2,243,613)	-	-	(2,243,613)
Foreign exchange (gain) loss	-	-	(309,651)	-	(111,910)	(421,561)
Amortization of issuance premium	(39,375)	-	-	-	-	(39,375)

Ending balance	$10,723,125	$202,190	$6,433,686	$294,500	$9,370,990	$26,527,801

2.         The offer and issue terms and conditions of convertible bonds:

	The First Issuance of Overseas Unsecured Convertible Bonds	The Second Issuance of Overseas Unsecured Convertible Bonds	The First Issuance of Unsecured Convertible Bonds	The Third Issuance of Overseas Unsecured Convertible Bonds	The Second Issuance of Unsecured Convertible Bonds
(1) Original issue size	US$180,000	US$270,000	$10,500,000	US$294,500	$6,000,000
(2) Issue date	January 28, 2003	February 5, 2004	April 22, 2004	November 26, 2004	July 18, 2005
(3) Issue price	Face value	Face value	102.5 dollars	Face value	Face value
(4) Coupon rate	0%	0%	0%	0%	0%
(5) Period to maturity	January 28, 2003 - January 28, 2008	February 5, 2004 - February 5, 2009	April 22, 2004 - April 21, 2009	November 26, 2004 - November 26, 2009	July 18, 2005 - July 17, 2010
(6) Collateral	No	No	No	No	No
(7) Conversion terms
Unless previously redeemed, converted, or purchased and cancelled, and except during a closing or suspension period, bondholders may, at any time between 31 days after issuance and 10 days before maturity, convert bonds into common shares.

Unless previously redeemed, converted, or purchased and cancelled, and except during a closing or suspension period, bondholders may convert bonds into common shares or entitlement certificates as substitution for redemption on the maturity date between March 16, 2004 and January 26, 2009.

Unless previously redeemed, converted, or purchased and cancelled, and except during a closing or suspension period, bondholders may convert bonds into common shares between May 22, 2004 and April 21, 2009.

Unless previously redeemed, converted, or purchased and cancelled, and except during a closing or suspension period, bondholders may, at any time between 41 days after issuance and 10 days before maturity, convert bonds into common shares or entitlement certificates as substitution for redemption on the maturity date.

Unless previously redeemed, converted, or purchased and cancelled, and except during a closing or suspension period, bondholders may convert bonds into common shares between August 18, 2005 and July 07, 2010.

QUANTA DISPLAY INC.
Notes to Non-Consolidated Financial Statements (continued)
December 31, 2005 and 2004
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

	The First Issuance of Overseas Unsecured Convertible Bonds	The Second Issuance of Overseas Unsecured Convertible Bonds	The First Issuance of Unsecured Convertible Bonds	The Third Issuance of Overseas Unsecured Convertible Bonds	The Second Issuance of Unsecured Convertible Bonds
(8) Conversion price	Primary conversion price was $16.54. Effective on April 14, 2003, the conversion price is adjusted downwards to $16.20.	Primary conversion price was $22.23. Effective on September 5, 2005, the conversion price is adjusted downwards to $20.84.	Primary conversion price was $29.26. Effective on December 30, 2005, the conversion price is adjusted downwards to $20.14.	Primary conversion price was $20.02. Effective on November 25, 2005, the conversion price is adjusted downwards to $15.01.	Primary conversion price was $17.12. Effective on December 30, 2005, the conversion price is adjusted downwards to $15.52.
(9) Exchange rate used to determine conversion price	US$1 = $34.644	US$1 = $33.33	-	US$1 = $32.57	-

(10) Type of repayment:

A .       The first issuance of overseas convertible bonds:

Unless previously redeemed, put option exercised, purchased and cancelled, or converted, bonds will be redeemed on maturity at par.

a)    Bondholders may exercise the put option and request the Company to purchase bonds at par on the first, second and third anniversary of issuance.

b)    Effective on the second anniversary of issuance, the Company may redeem the bonds at par, entirely or partially, if the closing price of its common share on Taiwan Stock Exchange translated into U.S. dollars at spot rate for is at least 125% of the conversion price for 30 consecutive trading days ($34.644 = US$1).

B.        The second issuance of overseas convertible bonds:

Unless previously redeemed, put option exercised, purchased and cancelled, or converted, bonds will be redeemed on maturity at 99.75% par.

a)    Bondholders may exercise the put option and request the Company to purchase bonds at 99.875% and 99.825% of par effective on the 30th and 42nd month of issuance, respectively.

b)    Effective on the 30th month of issuance, the Company may redeem the bonds at par, entirely or partially, if the closing price of its common share on Taiwan Stock Exchange translated into U.S. dollars by the spot rate is at least 125% of the conversion price for 30 consecutive trading days ($33.33 = US$1).

QUANTA DISPLAY INC.
Notes to Non-Consolidated Financial Statements (continued)
December 31, 2005 and 2004
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

C.        The first issuance of convertible bonds:

Unless previously redeemed, purchased and cancelled, or converted, bonds will be redeemed on maturity at par.

a)     Effective on the first anniversary of issuance till 40 days before maturity, the Company may redeem the outstanding bonds at par if the closing price of its common share on Taiwan Stock Exchange is at least 150% of the conversion price for 30 consecutive trading days.

b)    Effective on the first anniversary of issuance till 40 days before maturity, the Company may redeem the outstanding bonds at par if the total amount of outstanding bonds less than $1,050,000.

D.        The third issuance of overseas convertible bonds:

Unless previously redeemed, purchased and cancelled, or converted, bonds will be redeemed on maturity at 100% par.

a)    Bondholders may exercise the put option and request the Company to purchase bonds at par effective on the twenty-sixth months after issuance.

b)    Effective twenty six months after issuance, the Company may redeem the bonds at par, entirely or partially, if the closing price of its common share on Taiwan Stock Exchange translated into U.S. dollars at spot rate is at least 125% of the conversion price for 30 consecutive trading days.

c)    The Company may redeem the remaining bonds at any time if at least 95% of the bond principal has been previously redeemed, converted, or purchased and cancelled.

E.        The second issuance of convertible bonds:

Unless previously redeemed, purchased and cancelled, or converted, bonds will be redeemed on maturity at par.

a)    Bondholders may exercise the put option and request the Company to purchase bonds at par effective on the three years after issuance.

b)    Effective on the first anniversary of issuance till 40 days before maturity, the Company may redeem the outstanding bonds at par if the closing price of its common share on Taiwan Stock Exchange is at least 150% of the conversion price for 30 consecutive trading days.

c)    Effective on the first anniversary of issuance till 40 days before maturity, the Company may redeem the outstanding bonds at par if the total amount of outstanding bonds less than $600,000.

(11) Other: Total number of the first issuance of overseas convertible bonds had been converted during November, 2004.

QUANTA DISPLAY INC.
Notes to Non-Consolidated Financial Statements (continued)
December 31, 2005 and 2004
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

h.	Long-Term Debts

As of December 31, 2005 and 2004, long-term debts consisted of the following:

		Amount

	Banks	Non-Current Portion	Current Portion	Total	Collaterals

	December 31, 2005

(i)	Bank Borrowings				Promissory
	International Commercial Bank of				notes and
	China and 28 other banks	$2,880,000	2,880,000	5,760,000	properties

(ii)	Bank Borrowings (loan B)
	Chinatrust Commercial Bank and 15
	other banks	431,250	862,500	1,293,750	"

	Commercial Paper Payable (loan A)
	International Bills Finance Corporation	318,600	637,600	956,200	"
	Less: Unamortized discount	(894)	(1,788)	(2,682)

		317,706	635,812	953,518

(iii)	Bank Borrowings
	International Commercial Bank of
	China and 24 other banks	9,928,999	3,309,667	13,238,666	"

(iv)	Bank Borrowings
	International Commercial Bank of
	China and 26 other banks	26,624,000	-	26,624,000	"

(v)	Bank Borrowings
	Industrial Bank of Taiwan	500,000	-	500,000	"

Total		$40,681,955	7,687,979	48,369,934

	December 31, 2004

(i)	Bank Borrowings				Promissory
	International Commercial Bank of				notes and
	China and 28 other banks	$5,760,000	2,880,000	8,640,000	properties

(ii)	Bank Borrowings (loan B)
	Chinatrust Commercial Bank and 15
	other banks	1,725,000	-	1,725,000	"

	Commercial Paper Payable (loan A)
	International Bills Finance	956,250	318,750	1,275,000	"
	Corporation
	Less: Unamortized discount	(1,726)	(576)	(2,302)

		954,524	318,174	1,272,698

	Sub-total	2,679,524	318,174	2,997,698

(iii)	Bank Borrowings
	International Commercial Bank of
	China and 24 other banks	13,207,367	1,650,921	14,858,288	"

	Total	$21,646,891	4,849,095	26,495,986

A.        In 2000, the Company obtained a syndicated loan of credit facilities of $15,000,000 from the International Commercial Bank of China and 28 other banks. The period available for fund withdrawal expires on the 7th anniversary of the first drawing of funds, and the loan bears a floating interest rate. As the first repayment of principal commences 30 months after the initial fund withdrawal (on October 6, 2000), principal repayment in 10 equal semi-annual installments commenced on April 6, 2003.

B.         In 2002, the Company obtained a syndicated loan of credit facilities of $3,000,000 from Chinatrust

QUANTA DISPLAY INC.
Notes to Non-Consolidated Financial Statements (continued)
December 31, 2005 and 2004
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

Commercial Bank, Ltd. and 15 other banks, of which $1,275,000 (loan A) received revolving guarantees of commercial paper issued by the Company, and $1,725,000 (loan B) was rendered in cash. The period available for fund withdrawal expires on the 5th anniversary of the first fund drawing. Guarantee fees are calculated by actual days of loan A outstanding per annum, whereas loan B bears a floating interest rate. The credit limit of loan A will be gradually decreased over 4 equal semi-annual installments, effective 42 months after the initial fund withdrawal (May 13, 2002). Loan B will be repaid in 4 equal semi-annual installments, effective 42 months after the initial fund withdrawal (September 27, 2002).

The Company obtained financing for future purchases of equipment by guaranteeing to issue commercial paper to Chinatrust Commercial Bank, Ltd. and 15 other banks. The Company plans to extend the terms of these loans as they reach their maturity.

C.        In 2002, the Company obtained a syndicated loan of credit facilities of $13,000,000 (loan A) and US$58,400 (loan B) from International Commercial Bank of China and 24 other banks. The period available for fund withdrawal expires on the 7th anniversary of the first drawing of funds and the loan bears a floating interest rate. As the first repayment of principal commences 36 months after the initial fund withdrawal (September 30, 2002), principal repayment in 9 equal semi-annual installments shall commence on September 30, 2005.

D.        In 2004, the Company obtained syndicated loan credit facilities of $23,300,000 (loan A) and US$200,000 (loan B) from the International Commercial Bank of China and 26 other banks. The period available for fund withdrawal expires on the 7th anniversary of the first drawing of funds and the loan bears a floating interest rate. The principal is payable in 9 equal semi-annual installments, effective 36 months after the initial fund withdrawal (January 12, 2005).

E.        In 2005, the Company entered into a loan contrast with credit facilities of $500,000 with Industrial Bank of Taiwan. The period available for fund withdrawal expires on the 4th anniversary of the first drawing of the funds (November 17, 2005) and the loan bears a floating interest rate. The first repayment of principal commencing 18 months after the initial fund withdrawal. The loan will be repaid in 6 equal semi-annual installments. The Company have to repaid 15% of principal in the four each installments initially and 40% in the rest each installments.

In 2005 and 2004, interest rates for the above loans ranged from 1.49%~ 5.13%, and 1.15%~2.59%, respectively.

During the loan repayment periods, the Company must comply with certain financial covenants on an annual and semi-annual basis, such as those relating to current ratios, debt ratios and leverage ratios, and related company’s shareholding ratio restrictions in connection with the loan agreements. The Company failed to comply with certain financial ratios under one credit facility described above as of June 30, 2005. However, the Company obtained written waivers from the syndicated banks with respect to such breaches, thus the terms of the relevant agreements particularly on the criteria for financial ratios subsequently was amended accordingly.

i.	Retirement Plan

The Company has a retirement plan covering all regular employees. Pension payments are determined on the basis of the employee’s years of service prior to approved retirement and maximum pension benefit payment is 45 months’ salary. An employee receives an additional 20% severance payment in the case of forced retirement due to occupational injuries.

QUANTA DISPLAY INC.
Notes to Non-Consolidated Financial Statements (continued)
December 31, 2005 and 2004
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

Pursuant to the Labor Standards Law, the Company contributes to the pension fund and deposits with Central Trust of China. As of December 31, 2005 and 2004, contributions were $83,593 and $65,363, respectively, and the related interest revenues were $2,793 and $1,409, respectively. As of December 31, 2005 and 2004, outstanding balance of the fund was $241,807and $155,422respectively.

Actuarial assumptions used in pension costs calculation were as follows:

	2005	2004
Discount rate	3.00%	2.50%
Rate of increase in future compensation levels	2.50%	1.00%
Expected long-term rate of return on pension fund assets	3.00%	2.50%

As of December 31, 2005 and 2004, reconciliation of funded status and prepaid pension per books were as follows:

	December 31, 2005	December 31, 2004

Benefit obligation:
Vested benefit obligation	$-	-
Non-vested benefit obligation	(123,649)	(73,287)

Accumulated benefit obligation	(123,649)	(73,287)
Effect of future salary increase	(115,621)	(53,168)

Estimated benefit obligation	(239,270)	(126,455)
Fair value of pension fund assets	241,807	155,422

Funded status	2,537	28,967
Unrecognized net transitional benefit obligation	758	800
Unrecognized gain (loss) on pension fund	140,334	61,440

Compensation of accrued pension liabilities
Prepaid pension	$143,629	91,207

As of December 31, 2005 and 2004, vested benefit obligations were both $0.

As of December 31, 2005 and 2004, net pension costs consisted of the following:

	For the Year Ended December 31,

	2005		2004

Service cost		$27,954		28,098
Interest cost		5,184		1,395
Actual return on pension fund assets	$(2,793)		(1,409)
Loss (gain) on pension plan assets	(2,497)		(807)

Expected return on pension fund assets		(5,290)		(2,216)
Amortization of unrecognized net transitional benefit obligation		42		42
Amortization of unrecognized pension gain		3,280		483

Net pension costs under defined benefit scheme		31,170		27,802
Net pension costs under defined contribution scheme		96,632		-

Net pension cost		$127,802		27,802

In 2005, for defined contribution scheme, the pension expense amounted to $96,632 (including the capitalized cost amounting to $30,332 as the construction cost of new factory) and the Company deposits in the Labor Pension Fund for the employee individual pension fund account amounting to $63,145, and the accrued pension liabilities amounted to $33,487 as of December 31, 2005.

QUANTA DISPLAY INC.
Notes to Non-Consolidated Financial Statements (continued)
December 31, 2005 and 2004
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

j.	Income Taxes

A.	Deferred income tax assets and liabilities:

	December 31,

	2005	2004

Deferred tax assets arising from taxable temporary differences:

Unrealized foreign exchange loss	$46,518	-
Recognition of reclassification of sundry
purchase as deferred expense	3,979	4,481
Provision for employee welfare	5,833	15,833
Unrealized investment loss under equity method	141,028	128,399
Provision for doubtful accounts	5,573	5,399
Provision for sales returns and allowances	22,598	91,342
Provision for warranty reserve	52,531	15,435
Provision for losses on inventory market
decline and obsolescence	7,282	204,166
Cumulative Translation Ad justment	-	10,213
Loss carryfowards	2,839,446	660,348
Investment tax credits	8,393,406	4,763,294
Other deductible temporary differences	-	6,312

Deferred tax assets, total	$11,518,194	5,905,222

	December 31

	2005	2004

Deferred tax liabilities arising from taxable temporary differences:

Depreciation	$54,778	114,536
Unrealized foreign exchange gain	-	47,003
Cumulative Translation Adjustment	2,717	-
Prepaid pension	27,536	22,802
Gain on financial asset evaluation	-	1,781

Deferred tax liabilities, total	$85,031	186,122

	December 31,

	2005	2004

Deferred tax assets - current	$566,130	335,666
Deferred tax liabilities - current	-	(48,784)

Net	$566,130	286,882

Deferred tax assets - non-current	$10,952,064	5,569,556
Deferred tax liabilities - non-current	(85,031)	(137,338)
Valuation allowance	(9,668,966)	(4,065,145)

Net	$1,198,067	1,367,073

QUANTA DISPLAY INC.
Notes to Non-Consolidated Financial Statements (continued)
December 31, 2005 and 2004
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

B.
The differences between income tax expense (benefit) based on the statutory income tax rate and the income tax benefit as reported in the accompanying statements of operations for the years ended December 31, 2005 and 2004 were summarized as follows:

	December 31

	2005	2004

Income tax expense (benefit) at statutory tax rate	$(2,109,707)	1,320,514
Permanent differences	(57,079)	(44,734)
10% surtax on unappropriated earnings	212,533
Prior year's adjustment	155,916	270,340
Expired investment tax credit	216,671	9,893
Unused investment tax credit	(4,036,098)	(1,104,813)
Investment tax credits authorized for prior year	(109,229)	(957,459)
Valuation allowance	5,603,821	22,464

Income tax benefit	$(123,172)	(483,795)

C.
The Company’s tax returns and stockholder’s imputation tax credit account through the calendar year 2002 have been assesses by the Tax Authority. In its assessment of the Company’s 2000 income tax return, the Tax Authority requires the Company to pay additional income tax of $86,376, and disapproves the Company’s tax credit on equipment and research and development expenditures of $81,012. On February 3, 2005, the Company filed for re-assessed and re-assessment case is still in progress. Because the Company is expecting a favorable ruling for this case, no loss has been recognized thereon.

D.	The balances of loss carryfowards benefits and unused investment tax credit which may be used to offset against future income tax liability were as follows:

Year of Loss	Operating Loss Carry forwards	Year of Expiration

2001 (as aceessed)	$1,691,850	2006
2002 (as aceessed)	667,501	2007
2005 (as filed)	8,998,433	2010

	$11,357,784

Under the current income tax laws, the balances of unused investment tax credits were as follows:

Year Occurred	Investment Tax Credit	Year of Expiration

2002 (as aceessed)	$1,261,178	2006
2003 (as aceessed)	1,882,088	2007
2004 (as filed)	1,214,042	2008
2005 (as filed)	4,036,098	2009

Total	$8,393,406

E.	Stockholders’ imputation tax credit account and tax rate:

	December 31

	2005		2004

Stockholders’ imputation tax credit account		$2,038		12,859

	2005		2004

Expected or actual creditable ratio		-		0.25%

F.	Unappropriated earnings:

QUANTA DISPLAY INC.
Notes to Non-Consolidated Financial Statements (continued)
December 31, 2005 and 2004
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

	December 31

Unappropriated earnings:	2005	2004

Accumulated prior to 1997 and before	$-	-

Accumulated after 1998	(7,474,705)	5,190,056

Total	$(7,474,705)	5,190,056

k.	Capital Stock

On December 27, 2005, the Board of Directors resolved to issue common stock by 600,000,000 shares at $10.88 per share amounting to $6,528,000 via private placement. The stock issuances described above were authorized by and registered with the government authorities on February 8, 2006.

On June 10, 2005, the stockholders’ meeting resolved to capitalize the unappropriated earnings and employee bonuses of $2,340,206 and $290,000, respectively. The shareholders’ meetings also resolved to issue additional 263,021 thousand shares, each with a par value of $10. The Board of Directors resolved to set the record date of September 5, 2005 for the distribution of stock dividends. The stock issuances described above were authorized by and registered with the government authorities on October 14, 2005.

Based on the resolution of meeting of Board of Directors held on May 19, 2005, the Company increased its common stock by 400,000,000 shares at $15.5 per share amounting to $6,200,000 and of which reserved 10% for employee. The stock issuances described above were authorized by and registered with the government authorities on October 6, 2005.

Based on the resolution of meeting of Board of Directors held on March 16, 2004, the Company increased its common stock by 400,000,000 shares at $24 per share and of which reserved 10% for employee. The stock issuances described above were authorized by and registered with the government authorities on May 19, 2004.

On October 30, 2003, the Board of Directors resolved to issue 100,000,000 employee stock warrants. 40,541,000 warrants were issued on December 31, 2003. Each warrant can be converted into one share of common stock. After the warrant has been held for two years, it can be converted into newly issued common stocks which have a predetermined price.

On June 12, 2002, the Board of Directors resolved to issue 100,000,000 employee stock warrants. 33,428,000 warrants were issued on August 8, 2002. Each warrant can be converted into one share of common stock. After the warrant has been held for two years, it can be converted into newly issued common stocks which have a predetermined price. As of December 31, 2005 and 2004, a total of 1,233 thousand and 3,068 thousand shares respectively have been converted, with $2,226 and $5,434 worth of conversion premium added to capital surplus - additional paid in capital. As of December, 31 2005 and 2004, employee stock warrants have been converted 4,301 thousand and 3,068 thousand shares, respectively.

For the year ended December 31, 2004, convertible bonds were converted to 302,461 thousand shares of common stock, with premium transferred to capital surplus (including issuance cost) totaling $2,296 thousand shares.

l.	Earnings Distributions and Dividend Policy

The Company’s Articles of Incorporation requires that after-tax earnings shall first be offset against cumulative losses, and 10% of the remainder shall be set aside as legal reserve. A special reserve may be appropriated if deemed necessary. The remaining balance is distributed according to the proposals presented at the annual stockholders’ meeting by the Board of Directors. These proposals will include, among other things, remuneration to directors and supervisor, which shall not exceed 2% and employees’ bonus ranging between 5% and 10%.

The appropriation of 2005 earning (deficit) of the Company has not been proposed by the Board of Directors and approved by the stockholders as of March 10, 2006. Related information can be accessed through the Market Observation Post System on the web site of the Taiwan Stock Exchange Corporation.

The information about employee bonuses and the remuneration to directors and supervisors in the appropriation of 2004 earnings was as follows:

QUANTA DISPLAY INC.
Notes to Non-Consolidated Financial Statements (continued)
December 31, 2005 and 2004
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

Amount

Bouns to employee-stock (in par value)	$290,000
Bouns to employee-cash	35,000
Remuneration to directors and supervisors	5,000

$330,000

Total shares issued for above bonus employee amounted to 29,000 thousand shares and reflect total outstanding shares constituting 0.74 percent as of December 31, 2005.

Had the above bonus to employee and remuneration to directors and supervisors been charged to net loss in 2004, the primary earnings per share for 2004 (after tax), based on the weighted-average number of outstanding shares would have decreased to $1.46 per share.

The Company is in the electronics industry and is in its growth phase. Considering the long-term budget planning and demand for capital, the Company adopts a residual dividend policy. Earnings are first retained to finance operations and then distributed as dividends. Cash dividends must be at least 10% of total dividends distributed.

m.	Earnings (loss) per Share (“EPS”)

	For the year ended December 31,

	2005		2004

	Before tax	After tax	Before tax	After tax

Net income	$(8,438,826)	(8,315,654)	5,282,054	5,765,849

Influence on potentially dilutive shares -
convertible bonds			(39,375)	(29,531)

Net income used to caculate diluted
earnings per share			5,242,679	5,736,318

Weighted-average shares outstanding
(in thousands)	4,401,241.00	4,401,241.00	3,719,292	3,719,292

Potentially dilutive shares (in thousands)	Note	Note	634,304	634,304

Fully dilutive shares (in thousands)	Note	Note	4,353,596	4,353,596

Weighted-average shares outstanding
(in thousands)			3,719,292	3,719,292
Distributed stock dividends			227,458	227,458

The weighted-average shares outstanding			3,946,750	3,946,750

Retroactively-adjusted contingency shares			673,096	673,096

Retroactively-adjusted shares diluted			4,619,846	4,619,846

Basic earnings per share (in dollars)	$(1.92)	(1.89)	1.42	1.55

Basic earnings per share (in dollars)-
retroactively-adjusted			1.34	1.46

Diluted earnings per share (in dollars)	Note	Note	1.20	0.21

Diluted earnings per share (in dollars)-
retroactively-adjusted			1.13	1.24

Note: In 2005, convertible bonds were anti-dilutive; thus, diluted EPS was not disclosed.

n.	Financial Instruments

A.        Financial Derivatives:

a)    Contract Amount/Notional Principal and Credit Risk:

QUANTA DISPLAY INC.
Notes to Non-Consolidated Financial Statements (continued)
December 31, 2005 and 2004
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

	December 31, 2005			December 31, 2004

Financial Instruments	Contract Amount		Credit Risk	Contract Amount		Credit Risk

Non-trading Forward Contract
Purchase Japanese Yen		-	-	JPY	520,150	780
Non-trading options contracts
- Option sold
USD Call/ JPY,NTD Put	USD	2,500	-	USD	142,000	-
- Option purchased
NTD, JPY Call/ USD Put	USD	2,500	2	USD	150,000	196,931
Trading Forward Contract
- Option sold
USD Call/ JPY Put		-	-	USD	266,000	-
- Option purchased
JPY Call/ USD Put		-	-	USD	598,500	-

The amount of credit risk is the sum of contracts with positive fair market value at the balance sheet date after netting the settlement of all contracts, and represents the Company’s possible loss in the event of default by counter-parties.

b)    Market Risk:

The Company is subject to market risk arising from changes in exchange rates, whereas the loss is offset by exchange gain or loss on hedged foreign currency denominated claims and obligations.

c)    Liquidity Risk, Cash Flow Risk, and Future Demand for Cash:

The likelihood that financial derivatives held by the Company cannot be sold at reasonable prices at market is deemed remote. Consequently, liquidity risk is immaterial. The Company uses its own funds to settle financial derivative contracts with banks and expects no cash flow risk. Future cash demand from financial derivatives transactions is within 1 year. For the years ended December 31, 2005 and 2004, future cash demand was $3,030 and $0,respectively.

d)    Gain or loss, market price difference resulting from trading options and relevant disclosures:

For the year ended December 31, 2005 and 2004, the gain or loss of $83,967 and $43,492, respectively. From the exercise of options for trading purposes, was reflected under non-operating income or loss.

QUANTA DISPLAY INC.
Notes to Non-Consolidated Financial Statements (continued)
December 31, 2005 and 2004
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

B.        Fair Value of Financial Instruments:

	December 31, 2005		December 31, 2004

Financial Assets	Book Value	Fair Value	Book Value	Fair Value

Total financial assets with fair
values equal to book values	39,537,629	39,537,629	38,534,120	38,534,120
Short-term investments	5,677,773	5,678,005	18,059,304	18,215,471
Long-term investments	3,109,240	3,028,567	1,556,501	1,556,501
Non-trading forward contracts-
US dollar and Japanese Yen purchased	-	-	780	780
Non-trading financial assets -
Call options	-	2	-	196,931
Trading financial assets -
Call options	-	-	7,125	7,125

Total financial assets	48,324,642	48,244,203	58,157,830	58,510,928

Financial Liabilities

Total financial liabilities with fair
values equal to book values	105,471,230	105,471,230	72,270,767	72,270,767
Non-trading financial liabilities -
Put options	-	3,032	-	203
Trading financial liabilities -
Put options	-	-	-	-

Total financial liabilities	105,471,230	105,474,262	72,270,767	72,270,970

Method and assumptions used to establish the fair values of financial instruments are as follows:

a)    The fair value of short-term financial instruments is determined by their face values stated on the balance sheet. Because such instruments will mature on short notice, the face value serves as a reasonable basis for establishing the fair value. The method is applied to cash, accounts receivable, other financial assetsócurrent, short-term borrowings, accounts payable, accrued expenses, payable for construction and retention, payable for equipment, other payables, bonds payable, and other current liabilities.

b)    The fair values of short-term investments are based on their net asset values on the balance sheet date.

c)    Because there are no market quotes or reference reports for non-listed companies, the fair values of these long-term investments are determined by their net equity values.

d)    With respect to financial instruments such as refundable deposits that serve as an indispensable guarantee for the on-going operation of the Company, it is impossible to estimate the time necessary to accomplish the exchange of assets. Consequently, the fair market value of such financial instruments cannot be established. Therefore, the book value is used as the fair market value.

e)    The fair market value of bonds payable is based on the present value of expected cash flows, which is discounted at the nominal rates of the bonds payable.

f)    The fair market value of long-term debt is determined by the present value of future cash flows. Since the values derived by using floating interest rates for discounting are close to the book values, the book values are their fair market values.

QUANTA DISPLAY INC.
Notes to Non-Consolidated Financial Statements (continued)
December 31, 2005 and 2004
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

g)    The fair values of non-trading financial derivatives are the amounts that the Company expects to receive or pay, based on the assumption that the contract is terminated on the balance sheet date. In general, it consists of unrealized gains and losses on current outstanding contracts. There are reference reports issued by financial institutions for most of the financial derivatives held by the Company.

C.        Financial Instruments with Off-Balance-Sheet Credit Risk:

As of December 31, 2005 and 2004, the Company provided endorsements and guarantees to the related party for bank loan were as follows:

	December 31

Related party guaranteed	2005		2004

Tech-Well (Shanghai) Display Co.	US$	80,000	-
		¥249,000	-

D.        Concentration of Credit Risks:

Implicit credit risk of the Company arises from cash, short-term investments, and accounts receivable. Cash is deposited in various financial institutions. Short-term investments are purchases of mutual funds issued by reputable companies. The Company controls credit risk exposure in each financial institution and assesses that cash and short-term investments are not subject to significant concentration of credit risk.

Major clients of the Company are concentrated in the hi-tech computer industry. To minimize credit risk, the Company periodically evaluates their financial positions, however the Company seldom request for collateral. As of December 31, 2005 and 2004, one and two customers reflect total accounts receivable constituting 13% and 33%, respectively, where credit risks are concentrated.

5.	Related Party Transactions

a.	Names of Related Parties and Relationship with the Company:

Name of Related Party	Relationship with the Company
Quanta Computer Inc.	Investing company which accounts for the Company under the equity method
Pou Chen Industrial Corp.	A member of the board of directors of the Company
QDI Development Ltd.	A subsidiary
QDI International Ltd.	〞
TopSun Optronics Inc.	An investee company accounted for under the equity method of the company and the company subsidiary
Quanta Display Japan Inc.	A subsidiary of QDI Development Ltd.
Tech-Well (Shanghai) Display Ltd.	A subsidiary of QDI International Ltd.
QCE Computer B.V.	A subsidiary of Quanta Computer Inc.
QCG Computer GmbH (QCG)	〞
Tech-Front (Shanghai) Computers Ltd.	〞
Tech-Com (Shanghai) Computers Ltd.	〞
Tech-Yeh (Shanghai) Computer Ltd.	〞
Tech-Pro (Shanghai) Computer Ltd.	〞

b.	Significant Transactions with Related Parties:

(i)	Purchases

QUANTA DISPLAY INC.
Notes to Non-Consolidated Financial Statements (continued)
December 31, 2005 and 2004
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

	For the year ended December 31,

	2005		2004

Name of Related Party	Amount	% of Net purchase	Amount	% of Net purchase

Tech-Well (Shanghai) Display Ltd.	$14,457,064	26.87%	-	-
Pou Chen Industrial Corp.	21,604	0.04%	123,210	0.30%

	$14,478,668	26.91%	123,210	0.30%

There are no comparable suppliers and payment terms are the same as other suppliers.

(ii)	Sales

	For the year ended December 31,

	2005		2004

Name of Related Party	Amount	% of Net sale	Amount	% of Net sale

Tech-Yeh (Shanghai) Co., Ltd	$4,048,697	6.55%	-	-
Tech-Well (Shanghai) Display Ltd.	141,803	0.23%	89,410	0.15%
Pou Chen Industrial Corp.	16,213	0.03%	2,825,437	4.85%
Quanta Computer Inc.	673,122	1.09%	1,796,955	3.09%
Tech-Front (Shanghai) Computers Ltd.	824,207	1.33%	5,555,753	9.55%
Tech-Com (Shanghai) Computers Ltd.	554,474	0.90%	314,284	0.54%
Tech-Pro (Shanghai) Computer Ltd.	1,648,704	2.67%	-	-
TopSun Optronics Inc.	280,315	0.45%	-	-

	$8,187,535	13.25%	10,581,839	18.18%

Except for the trading term with Tech-Well (Shanghai) Display Ltd. was incomparable, other trading terms with related parties are not significantly different from those with third-party customers.

In 2005 and 2004, the Company sold materials and work in process to Tech-Well (Shanghai) Display Inc., Pou Chen Industrial Corp. and QDI Development Ltd. for further processing, then the Company repurchase the processed finished goods from above related parties. To avoid recognizing the sales reduplicative, the amounts sales to and purchase from these related parties were eliminated. The receivables and payables to these related parties were carried at gross amount, however, starting from 2005, the receivables and payables to these related parties were disclosed at net amount within the limit of legal offsetting documents.

(iii)	Property Translation

In 2005 and 2004, fixed assets were sold to Tech-Well (Shanghai) Display Inc. at net book value of USD $2,412,964 and USD $632,684, respectively. There was no disposal gain or loss resulted from the transaction.

(iv)	Guarantee and Commitments

In 2005, endorsements and guarantees provided for Tech Well (Shanghai) Display Inc. were USD $80,000 and RMB $249,000,000.

(v)	Other

In 2001, the Company entered into a lease agreement with Quanta Computer Inc. to rent office space on 9F, No.119, Hougang St., Shilin District, Taipei City. Monthly rent was $57 for the years ended December 31, 2005 and 2004, rental payments both amounted to $686.

In 2005, the Company entered into a lease agreement with Quanta Computer Inc. to rent a warehouse space

QUANTA DISPLAY INC.
Notes to Non-Consolidated Financial Statements (continued)
December 31, 2005 and 2004
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

on No.188, Wenhua 2nd Rd., Kuei Shan Hsiang, Tao Yuan Shien. Monthly rent was $283 for the year ended December 31, 2005, rental payments amounted to $1,130.

For the years ended December 31, 2005 and 2004, the Company sold trial products, research and development products and provide repairing service to the related parties listed below:

	Credit to property, plant and equipment		Credited to research expenses		Repaire revemue		Other revenue

	For the year ended December 31,

Name of Related Party	2005	2004	2005	2004	2005	2004	2005	2004

Pou Chen Industrial Corp.	$-	-	-	463	-	-	-	-
Tech-Com (Shanghai)
Computers Ltd.	-	-	61,515	35,879	-	-	-	-
Tech-Well (Shanghai)
Display Ltd.	870,954	-	115,457	2,123	-	-	20,486	-
Tech-Front (Shanghai)
Computers Ltd.	-	-	38,915	158,702	-	-	-	-
Quanta Computer Inc.	194,832	-	11,643	13,710	149	-	-	416
Tech-Yeh (Shanghai)
Computer Ltd.	150,928	-	1,608	-	-	-	-	-
Other	-	-	6,252	-	1,044	-	-	-

Total	$1,216,714	-	235,390	210,877	1,193	-	20,486	416

For the years ended December 31, 2005 and 2004, the selling and administrative expense, and further processing expense paid to related parties are summarized as follows:

	Sellimg/ administration and research expense		Processing cost

	For the year ended December 31,

Name of Related Party	2005	2004	2005	2004

Pou Chen Industrial Corp.	$-	-	565,385	380,353
Quanta Computer Inc.	1,930	3,815	-	-

	$1,930	3,815	565,385	380,353

QUANTA DISPLAY INC.
Notes to Non-Consolidated Financial Statements (continued)
December 31, 2005 and 2004
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

(vi)	Receivables and Payables

	December 31, 2005		December 31, 2004

	Amount	%	Amount	%

Accounts Receivable

Tech-Well (Shanghai) Display Ltd.	$-	-	1,182,537	8.87%
Tech-Pro (Shanghai) Computers Ltd.	540,671	5.91%	-	-
Tech-Yeh (Shanghai) Computers Ltd.	317,770	3.47%	-	-
TopSun Optronics Inc.	195,748	2.14%	-	-
Quanta Computer Inc.	69,090	0.76%	210,476	1.58%
Tech-Com (Shanghai) Computers Ltd.	6,274	0.07%	28,829	0.22%
Tech-Front (Shanghai) Computers Ltd.	3,316	0.04%	1,549,438	11.63%
Pou Chen Industrial Corp.	37,602	0.41%	355,412	2.67%
Other	13	-	166	-

Total	$1,170,484	12.80%	3,326,858	24.97%

Other Financial Assets — Current

Tech-Well (Shanghai) Display Ltd.	$440,522	14.10%	417,590	38.83%
Tech-Yeh (Shanghai) Computers Ltd.	52,793	1.69%	-	-
Quanta Computer Inc.	57,739	1.85%	-	-

Total	$551,054	17.64%	417,590	38.83%

Accounts Payable

Tech-Well (Shanghai) Display Ltd.	$1,676,707	15.82%	955,857	9.39%
Pou Chen Industrial Corp.	95,321	0.90%	270,195	2.65%
Quanta Computer Inc.	2,612	0.02%	-	-

Total	$1,774,640	16.74%	1,226,052	12.04%

Accrued Expenses

Tech-Well (Shanghai) Display Ltd.	$21,587	6.82%	-	-
Quanta Computer Inc.	-	-	1,985	1.57%
Quanta Display Japan Inc.	214	0.07%	68	0.05%

Total	$21,801	6.89%	2,053	1.62%

Other Payables

Total	$38	-	2	-

6.	Pledged Assets

As of December 31, 2005 and 2004, the following assets were provided as collateral or have usage restriction:

Assets	December 31,		Purpose of Pledge

	2005	2004

Restricted assets	$82,184	32,093	Collateral for duty refund
Property, plant, and equipment
(book value)	27,593,740	33,413,910	Collateral for equipment purchase
Refundable deposits	3,019,846	166,290	Lease — Park management and long-term material purchase contract deposit

Total	$30,695,770	33,612,293

QUANTA DISPLAY INC.
Notes to Non-Consolidated Financial Statements (continued)
December 31, 2005 and 2004
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

7.	Significant Commitments and Contingencies

As of December 31, 2005 and 2004, major commitments and contingencies were as follows:

a.	Issued as guarantee for debt, foreign exchange forward contracts, and import acceptance:

	December 31,

	2005	2004

NTD	$78,731,000	79,012,200
USD	532,400	502,400

EUR	5,000	5,000

b.	Guarantee letters were deposited at customs for import of goods and local sales:

	December 31,

	2005	2004

NTD	$120,000	120,000

c.	Promissory notes received for unfinished construction and plants :

	December 31,

promissory notes	2005	2004

NTD	$1,921,271	1,649,135

Guarantee letters

NTD	$500,276	2,848,138
JPY	274,740	1,281,570
USD	-	3,854

d.	Unused letters of credit :

	December 31,

	2005	2004

NTD	$9,999,991	76,763,944
USD	10,839	195,719
EUR	10,399	-

e.
The Company entered into some agreements to purchase fixed assets and technical services. As of December 31, 2005, the total contract price and unpaid balance amounted to $66,521,121 and $16,450,726 respectively. As of December 31, 2004, the total price and unpaid balance amounted to $70,943,543 and $55,330,691, respectively.

f.	As of December 31, 2005 and 2004, major lease commitments were as follows:

Leased Premises & Property	Lease Term	Rent	Minimum Rent to be Paid

December 31, 2005

Factory land and employee dormitory	No later than March 4, 2024	$ 202,047	205,494

December 31, 2004

Factory land and employee dormitory	No later than March 4, 2024	$ 183,089	225,113

QUANTA DISPLAY INC.
Notes to Non-Consolidated Financial Statements (continued)
December 31, 2005 and 2004
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

Factory land refers to the land reserved for construction of the Lung Tan factory. The lease covers a period from February 9, 2004 to February 8, 2007 with a priority right to purchase the land at the end of the lease term. The information regarding to the capital lease agreement for employee dormitory, please refer to note 4.f.

g.
In December 2004 an United States technology company filed a complaint against a client of the Company alleging that the TFT-LCD products sold by a client of the Company infringe the U.S. patents held by this technology company. Although the complaint was not filed against the Company directly, the Company will most likely assist the client in defending itself from such complaint because certain materials used in the production of the products sold by the said client were purchased from the Company. The Company believes that the potential damages, which may arise from this complaint, will not have material effect on the Company’s operations.

h.
On November 5, 2005, the Company entered into a patent contract with a technology company in United States to settle the dispute in patent. The Company paid fixed royalties based on the signed contract.

i.
In April 2005, the Company entered into a five year material purchase contract with Corning Display Technologies Taiwan. According to the contract, Corning Display Technologies Taiwan is expected to deliver a specified quantity of materials at predetermined price during the contract period, and promised to provide the Company the glass plate in manufacturing of 6th generation TFT-LCD and color filter.

j.
In March, 2005, the Company entered into a patent contract with a research laboratory of energy in Japan to settle the dispute in patent. The Company paid running royalties based on the signed contract.

k.	On November 1, 2005, the Company entered into a patent agreement with a technology company in Japan. The Company is obligated to pay fixed royalties based on the signed agreement.

8. Significant Catastrophic Losses: None

9. Significant Subsequent Events: None

10. Others

a.     Personnel, depreciation and amortization expenses for the years ended, 2005 and 2004, were as follows:

	For the year ended December 31,

		2005			2004

	Operating Cost	Operating Expense	Total	Operating Cost	Operating Expense	Total

Personnel Expense
Salary expense	2,326,474	886,348	3,212,822	2,306,288	612,333	2,918,621
Insurance expense	173,587	105,456	279,043	164,726	33,529	198,255
Pension expense	75,094	22,376	97,470	24,155	3,647	27,802
Other personnelexpenses	101,745	42,718	144,463	92,013	14,410	106,423
Depreciation Expense	8,676,691	190,706	8,867,397	7,858,051	72,295	7,930,346
Amortization Expense	1,135,723	421,365	1,557,088	1,131,682	278,058	1,409,740

QUANTA DISPLAY INC.
Notes to Non-Consolidated Financial Statements (continued)
December 31, 2005 and 2004
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

11. Business Segment Information

a.	Industry:

The Company does not engage in business activities outside of electronics industry.

b.	Geographical region:

The Company conducts its business only domestically and has no overseas business units.

c.	Exports:

	For the Year Ended December 31,

Region	2005	2004

Asia	$36,563,822	$38,419,570
Europe	11,868,364	9,007,895
America	1,220,756	1,180,187

Total	$49,652,942	$48,607,652

d.	Major Clients:

In 2005 and 2004, clients with revenues over 10% of total revenues of the Company were the following:

	2005		2004

Name	Amount	%	Amount	%

A	$7,078,596	11.45	$8,967,410	15.42
B	6,005,639	9.72	6,855,337	11.76

	$13,084,235	21.17	$15,822,747	27.18

Independent Auditors’ Report

The Board of Directors and Shareholders of
Quanta Display Inc.:

We have audited the accompanying balance sheets of Quanta Display Inc. (the “Company”) as of December 31, 2004 and 2003, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with “Rules Governing Certified Public Accountant’s Certification of Financial Statements” and auditing standards generally accepted in the Republic of China. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quanta Display Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the Republic of China.

Taipei, Taiwan, ROC
March 20, 2005

The accompanying financial statements are intended only to present the financial position, results of operation and cash flows in accordance with the accounting principles and practices generally accepted in the Republic of China and not those of any other jurisdictions. The standards, procedures, and practices to audit such financial statements are those generally accepted and applied in the Republic of China.

QUANTA DISPLAY INC.
BALANCE SHEETS
December 31, 2004 and 2003
(Expressed in Thousands of New Taiwan Dollars, Unless Otherwise Stated)

	December 31, 2004		December 31, 2003			December 31, 2004		December 31, 2003

ASSETS	Amount	%	Amount	%	LIABILITIES AND STOCKHOLDERS' EQUITY	Amount	%	Amount	%

Current Assets:					Current Liabilities
Cash (Note 4.a)	$24,477,680	18	$13,790,408	16	Short-term borrowings (Note 4.g)	$-	-	$8,953
Short-term investments (Notes 2 and 4.b)	18,059,304	14	2,836,073	3	Accounts payable
Accounts receivable (Notes 2 and 4.c)					Non-related parties	8,953,315	7	5,800,779	7
Related parties (Note 5)	3,326,858	2	1,045,365	1	Related parties (Note 5)	1,226,052	1
Non-related parties	9,477,989	7	7,511,712	9	Accrued expenses	1,855,305	1	1,427,071	2
Forward exchange contracts receivable-less forward exchange
contracts payable (Note 2)	780	-	6,833	-	Payable for construction and retention	3,602,713	3	1,439,273	2
Discount (premium) on forward exchange contracts (Note 2)	(96)	-	(112)	-	Payable for equipment	3,345,906	2	4,453,559	5
Other finanicial assets - current	1,075,399	1	76,124	-	Other payables	126,430		318,323	-
Inventories (Notes 2 and 4.d)	6,324,499	5	3,054,369	4	Convertible bonds-current portion (Notes 2 and 4.h)	-		3,190,109	4
Other current assets	418,008	1	712,714	1	Long-term debt-current portion (Note 4.i)	4,849,095	4	2,880,000	3

	63,160,421	48	29,033,486	34	Other current liabilities	161,371	-	69,591	-

Long-Term Investments (Notes 2 and 4.e)						24,120,187	18	19,587,658	23
Long-term investments accounted for under the equity method	1,326,431	1	439,986	1	Long-Term Liabilities
Prepayment for long-term investments	124,961	-		-	Bonds payable (Notes 2 and 4.h)	26,527,801	20
Other long-term investments	115,109	-		-	Long-term debts (Note 4.i)	21,646,891	16	26,019,840	30

	1,566,501	1	439,986	1		48,174,692	36	26,019,840	30

Other financial assets - non-current	166,290	-	10,288	-	Other Liabilities	152,208	-	506	-

Property, Plant, and Equipment, at cost (Notes 2 , 4.f and 6)					Total Liabilities	72,447,087	54	45,608,004	53

Land	2,534,505	2	2,534,505	3	Stockholders' Equity
Buildings	4,899,526	4	4,893,409	6	Capital stock, par value $10 per share; authorized 5,000,000,000 shares;	38,996,201	29	31,941,408	37
Machinery	36,573,535	27	28,058,304	33	issued 3,899,620,112 shares, and 73,969,170 stock warrants with
Molds and tools	21,132	-	21,132	-	3,068,035 stock warrants converted in 2004; issued 3,194,140,817
Plant facilities	12,619,034	9	11,375,350	13	shares and 73,969,170 stock warrants in 2003. (Note 4.l)
Transportation equipment	16,910	-	15,190	-	Advance receipts for common stock (Note 4.l)	582		-
Furniture and office facilities	200,602	-	196,403	-	Capital surplus (Note 2)
Leased assets	128,896	-	552	-	Additional paid-in capital	13,085,855	10	7,524,629	9
Miscellaneous equipment	7,568,680	6	5,947,728	7	Premium from bond conversion	3,367,911	3	1,071,716	1
Less: Accumulated depreciation	(16,379,700)	(12)	(8,465,462)	(10)	Retained Earnings
Construction in progress	11,838,549	9	993,933	1	Legal reserve (Note 2)	47,068	-	47,068	-
Prepayment for equipment	4,146,914	3	6,877,220	8	Accumulated earnings (Note 4.m)	5,190,056	4	(575,793)

	64,168,583	48	52,448,264	61	Cumulative translation adjustments (Note 2)	(30,640)	-	2,469	-

Intangible Assets	1,607,191	1	2,305,608	2	Total Stockholders' Equity	60,657,033	46	40,011,497	47

Other Assets (Notes 2 and 10)	2,435,134	2	1,381,869	2	Commitments and Contingencies (Note 7)

TOTAL ASSETS	$133,104,120	100	$85,619,501	100	TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$133,104,120	100	85,619,501	100

The accompanying notes are an integral part of the financial statements.

QUANTA DISPLAY INC.
STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2004 and 2003
(Expressed in Thousands of New Taiwan Dollars, Except Share Data)
	For the Year Ended December 31, 2004		For the Year Ended December 31, 2003

	Amount	%	Amount	%

Gross Sales (Note 2)	$60,440,048	103	$28,127,633	102
Less: Sales returns	(1,447,770)	(2)	(101,542)	-
Sales allowances	(794,366)	(1)	(445,201)	(2)

Net Sales	58,197,912	100	27,580,890	100
Cost of Sales	(49,374,086)	(85)	(25,358,306)	(92)

Gross Margin	8,823,826	15	2,222,584	8
Unrealized gain on inter-affiliate accounts (Notes 2 and 5)	(25,249)	-	-	-

	8,798,577	15	2,222,584	8

Operating Expenses:
Selling expenses	(1,057,814)	(2)	(629,819)	(2)
Administrative and general expenses	(871,581)	(1)	(754,684)	(3)
Research and development expenses	(1,171,488)	(2)	(789,363)	(3)

	(3,100,883)	(5)	(2,173,866)	(8)

Income from Operations	5,697,694	10	48,718	-

Non-Operating Income:
Interest income	81,426	-	46,775	-
Gain on disposition of investments	215,625	-	69,179	-
Foreign exchange gain (Note 2)	690,562	1	355,256	1
Reversal of allowance for inventory market decline and obsolescence	-	-	412,484	2
Other income	552,193	1	88,831	1

	1,539,806	2	972,525	4

Non-Operating Expenses:
Interest expense	(658,495)	(1)	(496,346)	(2)
Loss on investment recognized under the equity method (Note 4.e)	(403,411)	(1)	(105,730)	-
Loss on investment recognized for other long-term investments
(Note 4.e)	(4,343)	-	-	-
Loss on inventory market decline and obsolescence	(809,503)	(1)	-	-
Other expenses	(79,694)	-	(117,054)	(1)

	(1,955,446)	(3)	(719,130)	(3)

Income before Income Tax	5,282,054	9	302,113	1
Income tax benefit (Notes 2 and 4.k)	483,795	1	272,686	1

Net Income	$5,765,849	10	$574,799	2

Earnings per share (Notes 2 and 4.n)	Before tax	After tax	Before tax	After tax

Basic earnings per share	$1.42	1.55	$0.12	0.24

Diluted Earnings per Share
Diluted earnings per share	$1.20	1.32	$0.11	0.21

The accompanying notes are an integral part of the financial statements.

QUANTADISPLAY INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS'EQUITY
For the Years Ended December 31, 2004 and 2003
(Expressed in Thousands of New Taiwan Dollars)
				Retained Earnings		Stockbolders' Equity Adjustment

	Common Stock	Advance receipts for common stock	Capital Surplus	Legal Reserve	Accumulated Earnings(deficit)	Cumulative Translation Adjustments	Total Stockholders' Equity

Balance on January 1, 2003	$20,000,000	-	2,800,000	47,068	(1,150,592)	651	21,697,127
Capital increase in cash	4,100,000	-	410,000	-	-	-	4,510,000
Convertible corporate bonds converted to common stock	1,841,408	-	1,071,716	-	-	-	2,913,124
Issuance of global depositary receipts	6,000,000	-	4,314,629	-	-	-	10,314,629
Net income in 2003	-	-	-	-	574,799	-	574,799
Cumulative translation adjustment for
long-term investment	-	-	-	-	-	1,818	1,818

Balance on December 31, 2003	31,941,408	-	8,596,345	47,068	(575,793)	2,469	40,011,497
Capital increase in cash	4,000,000	-	5,555,792	-	-	-	9,555,792
Convertible corporate bonds converted to common stock	3,024,606	-	2,296,195	-	-	-	5,320,801
Employee stock warrants converted to common stock	30,187	582	5,434	-	-	-	36,203

Net income in 2004	-		-	-	5,765,849	-	5,765,849
Cumulative translation adjustment for
long-term investment	-	-	-	-	-	(33,109)	(33,109)

Balance on December 31, 2004	$38,996,201	582	16,453,766	47,068	5,190,056	(30,640)	60,657,033

The accompanying notes are an integral part of the financialstatements.

QUANTA DISPLAY INC.
STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2004 and 2003
(Expressed in Thousands of New Taiwan Dollars, Unless Otherwise Stated)
	For the Year Ended December 31,

	2004	2003

Cash flows from operating activities:
Net income	$5,765,849	$574,799
Adjustments to reconcile net income to net
cash provided by (used in) operating activities:
Provision for doubtful accounts	59,911	95,637
Depreciation and amortization	9,340,085	5,351,161
Deferred expenses amortized to non-operating expenses	33,745	26,964
Property plant and equipment transferred to operating expenses	-	232
Allowance for (Reversal of ) provision for inventory market decline and obsolescenc	809,503	(412,484)
Provision for sales returns and allowances	278,022	15,371
Investment loss accounted for under the equity method	403,411	105,730
Loss from other long-term investments	4,343	-
Loss on disposal of property, plant, and equipment	-	60
Effect of changes in exchange rate	51,873	1,920
Changes in assets and liabilities:
Short term investments	(15,223,231)	(2,251,840)
Accounts receivable	(4,585,703)	(4,450,594)
Inventories	(4,079,633)	983,394
Other financial assets - current	(972,481)	299,838
Deferred income tax assets, net	(483,795)	(272,686)
Other current assets	(2,475)	2,505
Prepaid pension	(37,563)	-
Accounts payable	4,378,588	3,901,623
Accrued expenses	428,234	738,932
Other current liabilities	91,780	40,848
Forward contracts receivable, net	6,053	(4,568)
Premium (discount) on forward contracts	(16)	530

Net cash provided by (used in) operating activities	(3,733,500)	4,747,372

Cash flows from investing activities:
Purchase of property, plant, and equipment	(19,134,932)	(15,469,322)
Sale of property, plant, and equipment	632,683	-
Decrease (increase) in restricted assets	(26,794)	149,474
Increase in long-term investments	(1,578,413)	(514,134)
Increase in intangible assets	(159,000)	(294,900)
Increase in other assets	(1,015,937)	(631,754)
Increase in other financial assets - non-current	(156,002)	(27)

Net cash used in investing activities	(21,438,395)	(16,760,663)

Cash flows from financing activities:
Decrease in short-term borrowings	(8,953)	(604,834)
Decrease in short-term bills payable	-	(947,562)
Increase in long-term debt	476,146	8,935,951
Repayment of long-term debt	(2,880,000)	(2,880,000)
Increase in other liabilities	25,143	232
Capital increase in cash	9,555,792	4,510,000
Issuance of convertible corporate bonds	28,706,709	6,140,615
Issuance of global depositary receipts	-	10,314,629
Conversion of employee stock warrants	36,203	-

Net cash provided by financing activities	35,911,040	25,469,031

Effect of changes in exchange rates	(51,873)	(1,920)
Net increase in cash	10,687,272	13,453,820
Cash in the beginning of the year	13,790,408	336,588

Cash, the end of the year	$24,477,680	$13,790,408

QUANTA DISPLAY INC.
STATEMENTS OF CASH FLOWS (CONT'D)
For the Years Ended December 31, 2004 and 2003
(Expressed in Thousands of New Taiwan Dollars, Unless Otherwise Stated)
		For the Year Ended December 31,

		2004	2003

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest		$654,542	$498,175

Income taxes		$-	$-

Investing and financing activities with no effect on cash flows:
Corporate bonds converted into stock and additional paid-in capital		$5,369,017	$2,913,124

Current portion of long-term debts		$4,849,095	$2,880,000

Construction in progress and prepayment for equipment transferred to other assets		$28,859	$30,423

Reconciliation on purchase of property, plant, and equipment with cash and other payables:
Property plant and equipment purchase		$20,312,207	$19,524,266
Add:	Other payables, beginning of the year	5,886	-
	Payable for construction and retention, beginning of the year	1,439,273	1,127,733
	Payable for equipment, beginning of the year	4,453,559	715,762
	Payable for leases, beginning of the year	135	414
Less:	Other payables, end of the year	-	(5,886)
	Payable for construction and retention, end of the year	(3,602,713)	(1,439,273)
	Payable for equipment, end of the year	(3,345,906)	(4,453,559)
	Payable for leases, end of the year	(950)	(135)
	Long-term payable for leases, end of the year	(126,559)	-

Cash paid		$19,134,932	$15,469,322

Reconciliation on purchase of intangible assets with cash and other payables:
Intangible assets		$-	$441,600
Add:	Other payables, beginning of the year	159,000	12,300
Less:	Other payables, end of the year	-	(159,000)

Cash paid		$159,000	$294,900

Reconciliation on purchase of other assets with cash and other payables:
Other assets		$988,115	$718,776
Add:	Other payables, beginning of the year	153,302	66,280
Less:	Other payables, end of the year	(125,480)	(153,302)

Cash paid		$1,015,937	$631,754

The accompanying notes are an integral part of the financial statements.

QUANTA DISPLAY INC.
NOTES TO AUDITED FINANCIAL STATEMENTS
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

12.  Overview

Quanta Display Inc. (the “Company”) was incorporated on July 29, 1999 under the provisions of the Company Law of the Republic of China (“ROC”). The Company’s primary business scope consists of the manufacturing of thin film transistor liquid crystal display monitors, electric appliances, electronic components, optic equipment, data storage and processing, and the wholesale business of software sales, and trades in general. As of December 31, 2004, the number of employees was 5,855.

13.  Summary of Significant Accounting Policies

The financial statements of the Company have been prepared in the local currency and in Chinese. These financial statements have been translated into English. The translated information is consistent with the Chinese language financial statements from which it is derived.

The Company’s financial statements were prepared in accordance with generally accepted accounting principles of the Republic of China. The significant accounting policies and basis of measurement used in preparing these financial statement are as follows:

t.	Foreign Currency Translation

Non-forward contract foreign currency denominated transactions are recorded at spot rates as transactions occur. Foreign exchange gains and losses on settlement of foreign currency denominated assets and liabilities and those of year-end adjustments to foreign currency denominated assets and liabilities at spot rates on the balance sheet date are included in current earnings.

Under SFAS No. 14, the balance sheet accounts of any of the Company’s offshore subsidiaries, which are denominated in currencies other than the New Taiwan dollar, are translated at exchange rates prevailing at the end of year. Stockholders’ equity is translated at historical rates except for the beginning balance of retained earnings. Revenue and expense accounts are translated using the weighted-average exchange rates during the year. Gains and losses resulting from such translations are recorded as a cumulative translation adjustment, a separate component of stockholders’ equity.

u.	Short-term Investments

Short-term investments in open-end mutual funds are carried at cost and valued at the lower of cost or market at year-end. Market prices are based on their net worth at year-end, while costs of funds sold are determined by the moving-average method.

v.	Accounts Receivable

Accounts receivable are stated at net realizable value. Allowance for doubtful accounts is provided based on age, credit quality, and results of the Company’s evaluation of the collectibility of outstanding receivable balances.

w.	Inventories

Inventories are carried at the lower of cost or market. Cost is determined at standard cost, with cost variance adjusted to inventory and cost of goods sold to conform with actual cost (weighted-average method) at the balance sheet date. Market price is based upon replacement cost and net realizable value. An allowance for losses on inventory market decline is provided when the market value of inventories is lower than its cost. An allowance for inventory obsolescence is also provided on obsolete and slow-moving inventory items, net of salvage value, if any. Such provisions can be reversed in whole or in part if management subsequently determines that the market value of inventories is greater than their cost basis.

QUANTA DISPLAY INC.
NOTES TO AUDITED FINANCIAL STATEMENTS (CONTINUED)
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

x.	Long-term Equity Investments

Long-term equity investments where the Company has less than 20% equity ownership and has no significant influence over the investee companies are stated at cost, unless the investee companies’ shares are traded in the OTC exchange or listed on a stock exchange, where the lower of cost or market method is adopted. For the equity investments in non-listed investee companies, if evidence suggests that investment value impairment may be other than temporary and the possibility of recovery is remote, loss is recognized immediately.

When the Company has significant influence over the operating, financial and dividend policies of investees or has the intention to hold the investment for a long period of time, and owns less than 50% of the investee’s voting shares, those investments are accounted for using the equity method. If an investee company is unable to provide its audited financial statements on time, the Company’s share in the income (loss) of the investee is recognized in the following year, in accordance with SFAS No. 7 and rules set forth by the Securities and Futures Bureau (“ROC SFB”) under the Ministry of Finance (“MOF).

Under the equity method of accounting, unrealized inter-company transactions are eliminated. In either of downstream or upstream transactions, unrealized inter-company gains and losses thereon are eliminated in proportion of the shareholding ratio, except in the case of downstream transactions, where gain or loss is fully eliminated when controlling interest exists. Gains and losses resulting from depreciable asset transactions are recognized ratably over their economic lives.

For long-term investments in partnerships, gains or losses are recognized by earnings distribution ratio of partnerships at the balance sheet date with book value thereof adjusted accordingly. For any drawing of earnings or return of capital, long-term investments are adjusted accordingly.

Upon sale of long-term equity investments, the investment cost and disposal gain or loss are calculated using the weighted average method. If there is a remaining balance in capital surplus and cumulative translation adjustment arising from long-term equity investments, then such balance is recognized currently based on percentage of sale.

y.	Property, Plant, and Equipment and Their Depreciation

Property, plant, and equipment are carried at cost. Gain or loss on disposal of property, plant, and equipment is included in current earnings. Major additions, improvements, and replacements are capitalized. Interest incurred due to asset acquisition is capitalized as part of the acquisition cost.

Assets held from capital leases are capitalized and are carried at the lower of the sum of total rental payments and a contractually determined favorable purchase price after the termination of the lease or the present value of the guaranteed salvage value, net of any contract performance costs borne by the lessor, or the fair values of such assets on the date when the lease contracts commence.

Depreciation is calculated using the straight-line method over the economic useful lives. Assets still in use after full depreciation may continue to be depreciated based on salvage values over the remaining estimated economic useful lives. The economic useful lives of major property and equipment are as follows:

Buildings	50 years
Machinery	5 years
Molds and tools	2 years
Plant facilities	3 - 15 years
Transportation equipment	5 years
Furniture and office facilities	3 - 5 years
Leased assets	3 - 47 years
Miscellaneous equipment	3 - 5 years

z.	Intangible Assets

The costs incurred to license the product and process technology for TFT-LCD panel and patents are capitalized and amortized over their license term or patents effective period upon commencement of commercial production. Amortization of the fixed license fees associated with product productions and sales related to the licenses are included in cost of goods sold in the statement of operations. The Company’s acquire TFT-LCD core product technologies have a weighted average useful life of approximately 60 months and no estimated residual value.

aa.	Deferred Charges

Expenditures on software, rights for use of water pipeline, electrical facility installation charges, masks, corporate bond issue costs, and syndicated loan organizing charges are capitalized and equally amortized over their estimated economic lives using the straight line method.

bb.	Convertible Bonds Payable

QUANTA DISPLAY INC.
NOTES TO AUDITED FINANCIAL STATEMENTS (CONTINUED)
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

Due to the inseparability of the conversion option and debt elements of the convertible bonds, the Company records the total proceeds received from the issuance of the convertible bonds solely as a liability.

The direct and necessary costs of issuing convertible bonds are recognized as deferred expense and amortized using the straight-line method over the term of the bond or through the earliest redemption date, whichever is shorter.

As bondholders exercise the conversion right, entitlement certificates are issued, and the number is calculated by the conversion price and the bond’s par value on the conversion date. According to the terms of conversion, the Company transfers entitlement certificates for capital stock to new shares issued. The excess of conversion price over par value of common stock plus related unamortized bonds issue cost is reflected as “capital surplus—additional paid-in capital.”

If there is premium on issuing convertible bonds, the premium price should be amortized over the duration of the bond to the maturity date, and recognized as non-operating income-other income.

cc.	Global Depositary Receipts

For global depository receipts issued at a premium, premium net of issue costs is transferred to capital surplus. If issue costs are insignificant, then the issue costs are recognized as current expense.

dd.	Legal Reserve and Capital Surplus

A legal reserve is used exclusively to offset cumulative losses or to increase capital. Capitalization of the legal reserve is permitted only until it reaches 50% of the total paid-in capital, and only 50% thereof can be capitalized.

Under the ROC Company Law, capital surplus can only be used to offset cumulative losses and increase capital. Capitalization of capital surplus shall conform to the ratio set forth by the ROC SFB.

QUANTA DISPLAY INC.
NOTES TO AUDITED FINANCIAL STATEMENTS (CONTINUED)
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

ee.	Financial Derivatives

(b)       Foreign Exchange Forward Contracts

The related contract receivables and payables arising from foreign exchange forward contracts purchased to hedge currency fluctuations are recorded at spot rate on the date of inception. The amortization of discount or premium on a forward contract is included in determining net income over the life of the contract. Realized and unrealized gains or losses on the contracts resulting from actual settlement or balance sheet date translation are charged or credited to current operations. Receivables and payables resulting from foreign exchange forward contracts are offset and the net amount is classified either as an asset or a liability. If the purpose of foreign exchange forward contracts is to hedge the exchange risk of foreign currency commitments, the differences are deferred and recognized as an adjustment to the transaction price on the transaction date.

Foreign exchange forward contracts purchased for trading purposes are recorded at settlement date rates. Settlement date rate adjustments for the remaining period of the contract are made on the balance sheet, gains or losses incurred from such adjustments are included current operations.

(b)       Options

Foreign currency options or interest rate options designated as qualifying hedges are not reflected on the balance sheet on the contract date. Upon settlement, exchange gains and losses are included in current earnings. Premiums paid or collected from purchase or sale of options are reflected as receivables or payables and ratably recognized equally over the contract term as current gains or losses.

For options designated for trading purposes, premiums paid or collected from purchase or sale of options are reflected as receivables or payables and ratably recognized equally over the contract term as current gains or losses. Gains or losses resulting from the execution of the contract are recognized as current earnings. The options are evaluated by market at the balance date and gains or losses are recognized as current earnings or losses.

ff.	Retirement Plan

The Company has a retirement plan covering all regular employees. It contributes a certain ratio of total salaries to the pension fund, which is deposited with Central Trust of China.

The Company adopted SFAS No.18 “Accounting for Pensions” to determine its yearly pension expenses, including service and interest costs, projected return on pension plan assets, and the unamortized gain or loss on pension plan assets. The unamortized gain or loss on pension plan assets is amortized equally over the employees’ remaining years of service.

gg.	Revenue Recognition

Revenue is recognized when title to the product and risk and benefits of ownership are transferred to the customer. Sales that do not fulfill the above criteria are only recognized when the aforementioned criterion are met.

Sales which discounts have a high probability of occurring due to pre-sale discount agreements or market practices are first recognized in their full amount. A provision for sales allowances is estimated based on past experience, and either a deduction is made to sales revenue or an allowance for sales discounts is recognized.

hh.	Warranty Reserve

An allowance for warranty costs is estimated and provided for products with warranties and reflected as current expense.

ii.	Income Taxes

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes. The tax effects of significant deductible and taxable temporary differences, unused investment tax credits, and operating loss carryforwards are accounted for as deferred tax assets or liabilities. Deferred tax assets or liabilities are classified as current or non-current items based on the underlying assets or liabilities and the years in which the differences are expected to reverse. A valuation allowance is provided for deferred tax assets if evidence suggests such assets are

QUANTA DISPLAY INC.
NOTES TO AUDITED FINANCIAL STATEMENTS (CONTINUED)
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

impaired or may not be realized. Income tax provision (benefit) resulting from unrealized gains or losses and changes in capital surplus from long-term equity investments surplus which are not included in current earnings are offset against the related equity accounts. Adjustments to prior year’s income tax expenses are reflected as current income tax expense.

The 10% surtax on undistributed earnings is reported as current expense on the date when the stockholders declared not to distribute the earnings during their annual meeting.

jj.	Earnings (Loss) per Share (“EPS”)

EPS is based on the effect of all common shares issued and outstanding and is calculated by dividing the net income by the weighted-average shares outstanding during the year. In the event of a capital increase through capitalization of retained earnings, capital surplus, or employee bonus, EPS is retroactively adjusted to reflect the capital increase for all years presented in the financial statements, regardless of the period when the issued incremental shares are outstanding.

Convertible bonds and employee stock warrants issued by the Company are potentially dilutive common shares. If dilutive effect does not exist, only basic EPS is disclosed; otherwise, diluted EPS is disclosed in addition to basic EPS. Diluted EPS is calculated by dividing the net income by the weighted-average number of common shares used in the basic EPS calculation plus the number of common shares that would be issued assuming conversion of all potentially dilutive common shares outstanding.

14.  Reasons for and effect of accounting changes: None

15.  Summary of Major Accounts

g.	Cash

	December 31, 2004	December 31, 2003

Cash on hand	$526	$525
Checking accounts	275	2,831
Demand deposits	170,045	10,455,898
Time deposits	17,892,900	889,552
Foreign currency deposits	6,413,934	2,441,602

Total	$24,477,680	$13,790,408

h.	Short-term Investments

	December 31, 2004		December 31, 2003

	Cost	Market	Cost	Market

Bond Fund	$18,059,304	$18,215,471	$2,836,073	$2,846,615

QUANTA DISPLAY INC.
NOTES TO AUDITED FINANCIAL STATEMENTS (CONTINUED)
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

i.	Accounts Receivable

Accounts Receivable	December 31, 2004	December 31, 2003

— Related parties	$3,326,858	$1,045,365
— Non-Related parties	9,998,906	7,694,696

	13,325,764	8,740,061
Less: Allowance for sales returns and allowances	(365,369)	(87,347)
Allowance for doubtful accounts	(155,548)	(95,637)

Net	$12,804,847	$8,557,077

j.	Inventories

	December 31, 2004	December 31, 2003

Raw materials	$1,833,827	$1,258,066
Supplies	451,433	356,472
Work in process	2,557,711	1,003,279
Finished goods	2,238,177	443,712
Merchandise	60,014	-

	7,141,162	3,061,529
Less: Allowance for market decline and obsolescence	(816,663)	(7,160)

Net	$6,324,499	$3,054,369

Insurance coverage	$5,500,000	$4,300,000

k.	Long-term Investments

	December 31, 2004		December 31, 2003

Investee Company	Book Value	Share holding Ratio	Book Value	Share holding Ratio

Carried under the equity method:

QDI Development Ltd.	$42,505	100%	$32,590	100%
(Invested capital 2004: US$6,728 ; 2003: US$3,843,
of which US$1,643 was prepayment for long-term
investment)
QDI International Ltd.	1,283,926	100%	407,396	100%
(Invested capital 2004: US$50,010 ; 2003: US$12,010)

Subtotal	1,326,431		439,986

Prepayment for long-tern investment:

QDIT Investment Inc.	124,961	100%	-	-%
(Invested capital 2004:$125,000)

Other long-term investments-partnership:

Asia Pacific Genesis Venture Capital Fund, L.P.	115,109	11.25%	-	-%
(Invested capital 2004: US$3,750)

Total	$1,566,501		$439,986

Losses on investment accounted for under the equity method based on either the audited or unaudited financial statements prepared by investee companies for the years ended December 31, 2004 and 2003 were as follows:

QUANTA DISPLAY INC.
NOTES TO AUDITED FINANCIAL STATEMENTS (CONTINUED)
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

	For the Year Ended December 31,

Investee Company	2004	2003

Carried under the equity method

QDI Development Ltd.	$85,584	$105,153
QDI International Ltd.	317,788	577

	403,372	105,730

Prepayment for long-term investments

QDIT Investment Inc.	39	-

Other long-term investments

Asia Pacific Genesis Venture Capital Fund, L.P.	4,343	-

Total	$407,754	$105,730

The Board of Directors resolved in October 2002 to establish QDI Development Ltd. in the British Virgin Islands as an overseas holding company. As of December 31, 2004, investment funds remitted to this subsidiary amounted to JPY755,307 (approximately US$6,728). QDI Development Ltd. invested JPY100,000 in Quanta Display Japan Inc. for 100% equity ownership. Quanta Display Japan Inc. mainly engages in panel design.

The Board of Directors resolved in June 2002 to establish QDI International Ltd. in the British Virgin Islands as an overseas holding company. As of December 31, 2004, investment funds remitted to this subsidiary amounted to US$50,010. QDI International Ltd. invested US$50,000 in Tech-Well (Shanghai) Display Co. for 100% equity ownership. Tech-Well (Shanghai) Display Co. mainly engages in the assembly of TFT- LCD modules.

The Board of Directors resolved on June 25, 2004 to invest in Asia Pacific Genesis Venture Capital Fund, L.P. As of December 31, 2004, investment funds remitted to this company amounted $126,525 (approximately US$3,750). Asia Pacific Genesis Venture Capital Fund, L.P. is an investing partnership company.

The Board of Directors resolved on December 17, 2004 to invest in QDIT Investment Inc. As of December 31, 2004, investment funds prepaid to this subsidiary amounted to $125,000. QDIT Investment Inc. is an investing company, and as of December 31, 2004 it has not yet completed relevant company registration procedures.

According to SFAS and SFC regulations, since the above investee companies’ total assets and operating revenues were less than 10% of the corresponding accounts of the Company, and the aggregate total assets and total operating revenues of all these investee companies were less than 30% of the Company’s total assets and operating revenues, respectively, consolidation was not required.

l.	Property, Plan Equipment and Leased Assets

(i)	As of December 31, 2004, leased assets consisted of the following:

Leased assets	Cost	Accumulated Depreciation	Carrying Value

Buildings and Structures	$128,344	$2,228	$126,116
Others	552	440	112

Total	$128,896	$2,668	$126,228

QUANTA DISPLAY INC.
NOTES TO AUDITED FINANCIAL STATEMENTS (CONTINUED)
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

As of December 31, 2004, leased assets - buildings and structures of the Company were treated as capital lease. Details of lease payments were as follows:

Lessor	Period	Bargain purchase option	Rent	December 31, 2004

Heidelberg Construction Company	March 5, 2004 ~	Transfer without	$1,747	$127,509
	March 4, 2024	restriction	per month
Less: Current portion				(950)

				$126,559

As of December 31, 2004, the yearly future gross rental payments (excluding tax) were as follows:

Year	Amount

2005.1.1~2005.12.31	$20,966
2006.1.1~2006.12.31	20,966
2007.1.1~2007.12.31	20,966
2008.1.1~2008.12.31	20,966
2009.1.1~2009.12.31	20,966
2010.1.1~2014.12.31	104,830
2015.1.1~2019.12.31	104,830
2020.1.1~2024.03.4	87,360

Total lease payments	401,850
Less: Unrealized interest expense	(274,341)

Present value	$127,509

(ii)	Please refer to Note 6 for details of property, plant and equipment pledged as collateral for bank loans.

(iii)	For the years ended December 31, 2004 and 2003, the details of capitalized interest were as follows:

	For the Year Ended December 31,

	2004	2003

Interest expense before capitalization	$693,409	$618,067

Capitalized interest
-Prepayment for equipment	$6,788	$72,039
-Construction in progress	28,126	49,682

	$34,914	$121,721

Interest capitalization rate	1.55%	1.94%

(iv)	As of December 31, 2004 and 2003, the total insurance coverage for property, plant and equipment amounted to $61,509,350 and $52,003,684, respectively.

o.	Short-Term Borrowings

December 31, 2003	Range of Interest Rates	Date to Maturity	Amount	Collateral

Loan -letters of credit, etc.	0.22%~0.39%	2004.07.03	$8,953	Promissory notes totaling $1,232,000

p.	Convertible Corporate Bonds

A.       On January 28, 2003, the Company issued overseas unsecured convertible bonds for a total face value of US$180,000 with put options. For the first issuance of overseas unsecured convertible bonds, bondholders may exercise the put option and request the Company to redeem the bonds at par on the first, second, and

QUANTA DISPLAY INC.
NOTES TO AUDITED FINANCIAL STATEMENTS (CONTINUED)
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

third anniversary of issuance. Based on the principle of prudence, all bonds are reflected under current liabilities but that does not necessarily suggest that the Company is obliged to redeem all such bonds within one year. All of the convertible bonds have been converted by November 2004.

On February 5, 2004, the Company issued overseas unsecured convertible bonds for a total face value of US$270,000. For the second issuance of overseas unsecured convertible bonds, bondholders may exercise the put option and request the Company to redeem the bonds at 99.875% and 99.825% of par value effective on the 30th and 42nd month of issuance, respectively. Therefore, the bonds are reflected under long-term liabilities.

On April 22, 2004, the Company issued unsecured convertible bond with total face value of $10,500,000 at 102.5% of par. The total issue amount was $10,762,500. Bondholders may not request the Company to redeem the bonds until April 21, 2009. Therefore, the bonds are reflected under long-term liabilities.

On November 26, 2004, the Company issued overseas unsecured convertible bonds for a total face value of US$294,500. For the third issuance of overseas unsecured convertible bonds, bondholders may exercise the put option and request the Company to redeem the bonds at par value effective on the 26th month of issuance (January 26, 2108). Therefore, the bonds are reflected under long-term liabilities.

For the years ended December 31, 2004 and 2003, the details of convertible bonds were shown below:

a)     Convertible bonds - current portion

	The First Issuance of Overseas Unsecured Convertible Bonds

	2004		2003

	US$ (issuance amount denominated in US$)	NT$	US$ (issuance amount denominated in US$)	NT$

Beginning balance	$93,893	$3,190,109	$-	$-
Original face value	-	-	180,000	6,233,400
Converted to common stock	(93,893)	(3,125,404)	(86,107)	(2,950,506)
Foreign exchange (gain) loss	-	(64,705)	-	(92,785)

Ending balance	$-	$-	$93,893	$3,190,109

b)     Convertible bonds-non-current portion

	2004

	The First Issuance of Unsecured Convertible Bonds	The Second Issuance of Overseas Unsecured Convertible Bonds		The Third Issuance of Overseas Unsecured Convertible Bonds		Total

	NT$	US$	NT$	US$	NT$	NT$

Beginning balance	$-	$-	$-	$-	$-	$-
Original face value	10,500,000	270,000	8,986,950	294,500	9,482,900	28,969,850
Issuance Premium	262,500	-	-	-	-	262,500
Converted to common stock	-	(67,810)	(2,243,613)	-	-	(2,243,613)
Foreign exchange (gain) loss	-	-	(309,651)	-	(111,910)	(421,561)
Amortization of issuance premium	(39,375)	-	-	-	-	(39,375)

Ending balance	$10,723,125	$202,190	$6,433,686	$294,500	$9,370,990	$26,527,801

QUANTA DISPLAY INC.
NOTES TO AUDITED FINANCIAL STATEMENTS (CONTINUED)
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

B.        The offer and issue terms and conditions of the first issuance of overseas convertible bonds:

a)    The coupon rate for the bonds is 0% per annum.

b)    Redemption and maturity period:

i)      Redemption: unless previously redeemed, put option exercised, purchased and cancelled, or converted, bonds will be redeemed on maturity at par.

1)        Bondholders may exercise the put option and request the Company to purchase bonds at par on the first, second and third anniversary of issuance.

2)        Effective on the second anniversary of issuance, the Company may redeem the bonds at par, entirely or partially, if the closing price of its common share on Taiwan Stock Exchange translated into U.S. dollars at spot rate for is at least 125% of the conversion price for 30 consecutive trading days ($34.644 = US$1).

3)        The Company may redeem the remaining bonds at any time if at least 95% of the bond principal has been previously redeemed, converted, or purchased and cancelled.

4)        If the Company must pay additional interest expense due to a change in the tax laws of the ROC, the Company may redeem all convertible bonds at par.

ii)     Period to maturity: 5 years from issue date, i.e., from January 28, 2003 to January 28, 2008.

c)    Collateral: None.

d)    Conversion terms and major contractual commitments:

i)      Conversion terms and conversion object:

Unless previously redeemed, converted, or purchased and cancelled, and except during a closing or suspension period, bondholders may, at any time between 31 days after issuance and 10 days before maturity, convert bonds into common shares or entitlement certificates as substitution for redemption on maturity date.

ii)     Conversion price at issuance: Originally $16.54. On April 14, 2003, conversion price was reevaluated according to the provisions of issue to $16.20.

iii)    Exchange rate used to determine conversion price: US$1 = $34.644.

e)    Issue and locations of transaction:

i)      Listing of the issue: Luxembourg Stock Exchange.

ii)     Locations of the issue: Asia, Europe, and the Americas.

iii)    Locations of transaction: Over-the-counter markets around the world.

C.        The offer and issue terms and conditions of the second issuance of overseas convertible bonds:

a)    The coupon rate for the bonds is 0% per annum.

QUANTA DISPLAY INC.
NOTES TO AUDITED FINANCIAL STATEMENTS (CONTINUED)
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

b)    Redemption and maturity period:

i)      Redemption: unless previously redeemed, put option exercised, purchased and cancelled, or converted, bonds will be redeemed on maturity at 99.75% par.

1)        Bondholders may exercise the put option and request the Company to purchase bonds at 99.875% and 99.825% of par value effective on the 30th and 42nd month of issuance, respectively.

2)        Effective on the 30th month of issuance, the Company may redeem the bonds at par value, entirely or partially, if the closing price of its common share on Taiwan Stock Exchange translated into U.S. dollars at spot rate is at least 125% of the conversion price for 30 consecutive trading days ($33.33 = US$1).

3)        The Company may redeem the remaining bonds at any time if at least 95% of the bond principal has been previously redeemed, converted, or purchased and cancelled.

4)        If the Company must pay additional interest expense due to a change in the tax laws of the Republic of China, the Company may redeem all convertible bonds at par value.

ii)     Period to maturity: 5 years from issue date, i.e., from February 5, 2004 to February 4, 2009.

c)    Collateral: None.

d)    Conversion terms and major contractual commitments:

i)      Conversion terms and conversion object

Unless previously redeemed, converted, or purchased and cancelled, and except during a closing or suspension period, bondholders may convert bonds into common shares or entitlement certificates as substitution for redemption on maturity dates between March 17, 2004 and January 23, 2009.

ii)     Conversion price at issuance: $22.23.

iii)    Exchange rate used to determine conversion price: US$1 = $33.33.

e)    Issue and locations of transaction:

i)      Listing of the issue: Luxembourg Stock Exchange.

ii)     Locations of the issue: Asia, Europe, and the Americas.

iii)    Locations of transaction: Over-the-counter markets around the world.

D.        The offer and issue terms and conditions of the first issuance of convertible bonds:

a)    The coupon rate for the bonds is 0% per annum.

QUANTA DISPLAY INC.
NOTES TO AUDITED FINANCIAL STATEMENTS (CONTINUED)
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

b)    Redemption and maturity period:

i)      Redemption: unless previously redeemed, purchased and cancelled, or converted, bonds will be redeemed on maturity at par.

1)        Effective on the first anniversary of issuance until 40 days before maturity, the Company may redeem the outstanding bonds at par value if the closing price of its common share on the Taiwan Stock Exchange is at least 150% of the conversion price for 30 consecutive trading days.

2)        Effective on the first anniversary of issuance until 40 days before maturity, the Company may redeem the outstanding bonds at par value if the total amount of outstanding bonds is less than $1,050,000.

ii)     Period to maturity: 5 years from issue date, i.e., from April 22, 2004 to April 21, 2009.

c)    Collateral: None.

d)    Conversion terms and major contractual commitments:

i)      Conversion terms and conversion object

Unless previously redeemed, converted, or purchased and cancelled, and except during a closing or suspension period, bondholders may convert bonds into common shares for redemption on maturity dates between May 22, 2004 and April 11, 2009.

ii)     Conversion price at issuance: $29.26. On October 23, 2003, conversion price was reevaluated according to the provisions of issue to $23.41.

E.        The offer and issue terms and conditions of the third issuance of overseas convertible bonds:

a)    The coupon rate for the bonds is 0% per annum.

b)    Redemption and maturity period:

i)      Redemption: unless previously redeemed, put option exercised, purchased and cancelled, or converted, bonds will be redeemed on maturity at par.

1)        Effective twenty six months after issuance, the Company may redeem the bonds at par, entirely or partially, if the closing price of its common share on Taiwan Stock Exchange translated into U.S. dollars at spot rate is at least 125% of the conversion price for 30 consecutive trading days.

2)        The Company may redeem the remaining bonds at any time if at least 95% of the bond principal has been previously redeemed, converted, or purchased and cancelled.

3)        If the Company must pay additional interest expense due to a change in the tax laws of the ROC, the Company may redeem all convertible bonds at par.

4)        Bondholders may exercise the put option and request the Company to purchase bonds at par value effective on the 26th month of issuance.

ii)     Period to maturity: 5 years from issue date, i.e., from November 26, 2004 to November 25, 2009.

c)    Collateral: None.

d)    Conversion terms and major contractual commitments:

i)      Conversion terms and conversion object:

Unless previously redeemed, converted, or purchased and cancelled, and except during a closing or suspension period, bondholders may, at any time between 41 days after issuance and 10 days before maturity, convert bonds into common shares or entitlement certificates as substitution for redemption on maturity date.

ii)     Conversion price at issuance: $20.02.

QUANTA DISPLAY INC.
NOTES TO AUDITED FINANCIAL STATEMENTS (CONTINUED)
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

iii)    Exchange rate used to determine conversion price: US$1 = $32.57.

e)    Issue and locations of transaction:

i)      Locations of the issue: Asia, Europe, and the Americas.

ii)     Listing of the issue: Luxembourg stock Exchange.

iii)    Locations of transaction: Over-the-counter markets around the world.

q.	Long-Term Debts

As of December 31, 2004 and 2003, long-term debts consisted of the following:

	Amount

Banks	Non-Current Portion	Current Portion	Total	Collaterals

December 31, 2004

(i) Bank Borrowings				Promissory
International Commercial Bank of				notes and
China and 28 other banks	$5,760,000	$2,880,000	$8,640,000	properties

(ii) Bank Borrowings (loan B)
Chinatrust Commercial Bank and 15
other banks	1,725,000	-	1,725,000	"

Commercial Paper Payable(loan A)
International Bills Finance Corporation	956,250	318,750	1,275,000	"
Less: Unamortized discount	(1,726)	(576)	(2,302)

	954,524	318,174	1,272,698

Sub-total	2,679,524	318,174	2,997,698

(iii) Bank Borrowings
International Commercial Bank of
China and 24 other banks	13,207,367	1,650,921	14,858,288	"

Total	$21,646,891	$4,849,095	$26,495,986

	Amount

Banks	Non-Current Portion	Current Portion	Total	Collaterals

December 31, 2003

(i) Bank Borrowings				Promissory
International Commercial Bank of				notes and
China and 28 other banks	$8,640,000	$2,880,000	$11,520,000	properties

(ii) Bank Borrowings (loan B)
Chinatrust Commercial Bank and 15
other banks	1,725,000	-	1,725,000	"

Commercial Paper Payable(loan A)
International Bills Finance	1,275,000	-	1,275,000	"
Corporation
Less: Unamortized discount	(4,358)	-	(4,358)

	1,270,642	-	1,270,642

Sub-total	2,995,642	-	2,995,642

(iii) Bank Borrowings
International Commercial Bank of
China and 24 other banks	14,384,198		14,384,198	"

Total	$26,019,840	$2,880,000	$28,899,840

A.        In 2000, the Company obtained syndicated loan credit facilities of $15,000,000 from the International

QUANTA DISPLAY INC.
NOTES TO AUDITED FINANCIAL STATEMENTS (CONTINUED)
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

Commercial Bank of China and 28 other banks. The period available for fund withdrawal expires on the 7th anniversary of the first drawing of funds (on October 6, 2000), and the loan bears a floating interest rate. The first repayment of principal commences 30 months after the initial fund withdrawal. Accordingly, principal repayment in 10 semi-annual installments commenced on April 6, 2003.

B.        In 2002, the Company obtained syndicated loan of credit facilities of $3,000,000 from the Chinatrust Commercial Bank, Ltd. and 15 other banks, of which $1,275,000 (loan A) received revolving guarantees of commercial paper issued by the Company, and $1,725,000 (loan B) was received in cash. The period available for fund withdrawal expires on the 5th anniversary of the first fund drawing. Guarantee fees are calculated by actual days of loan A outstanding annually, whereas loan B bears a floating interest rate. The credit limit of loan A will be gradually decreased over 4 semi-annual installments, effective 42 months after the initial fund withdrawal (May 13, 2002). Loan B will be repaid in 4 equal semi-annual installments, effective 42 months after the initial fund withdrawal (September 27, 2002). Accordingly, principal repayment shall commence on March 27, 2006.

The Company obtained financing for future purchases of equipment by guaranteeing to issue commercial paper to the Chinatrust Commercial Bank, Ltd. and 15 other banks. The Company plans to extend the term of financing after reaching maturity.

C.        In 2002, the Company obtained syndicated loan credit facilities of $13,000,000 (loan A) and US$58,400 (loan B) from the International Commercial Bank of China and 24 other banks. The period available for fund withdrawal expires on the 7th anniversary of the first drawing of funds (September 30, 2002) and the loan bears a floating interest rate. The first repayment of principal commences 36 months after the initial fund withdrawal. Accordingly, principal repayment in 9 equal semi-annual installments shall commence on September 30, 2005.

QUANTA DISPLAY INC.
NOTES TO AUDITED FINANCIAL STATEMENTS (CONTINUED)
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

D.        In 2004, the Company obtained syndicated loan credit facilities of $23,300,000 (loan A) and US$200,000 (loan B) from the International Commercial Bank of China and 26 other banks. The period available for fund withdrawal expires on the 7th anniversary of the first drawing of funds and the loan bears a floating interest rate. The first repayment of principal commences 36 months after the initial fund withdrawal. The loan will be repaid in 9 equal semi-annual installments. The loan facility had not been utilized as of December 31, 2004.

Interest rates for the syndicated loans for the years ended 2004 and 2003, ranged from 1.15%~ 2.59%, and 0.75%~3.12%, respectively.

During the loan repayment periods, the Company must comply with certain financial covenants on an annual and semi-annual basis, such as those relating to current ratios, debt ratios and leverage ratios, and related company’s shareholding ratio restrictions in connection with the loan agreements. The Company failed to comply with certain financial ratios under one credit facility described above as of June 30, 2003. However, the Company obtained written waivers from the syndicated banks with respect to such breaches, thus the terms of the relevant agreements particularly on the criteria for financial ratios subsequently was amended accordingly.

r.	Retirement Plan

The Company has a retirement plan covering all regular employees. Pension payments are determined on the basis of the years of service prior to approved retirement and maximum payment of 45 months’ salary. Forced retirement due to occupational injuries requires an additional 20% severance payment.

Pursuant to the Labor Standards Law, the Company contributes to the pension fund and deposits with Central Trust of China. As of December 31, 2004 and 2003, contributions were $65,363 and $42,775, respectively, and the related interest revenues were $1,409 and $900, respectively. As of December 31, 2004 and 2003, outstanding balance of the fund was $155,422 and $88,650, respectively.

Actuarial assumptions used in pension costs calculation were the following:

	2004	2003
Discount rate	2.50%	4.00%
Rate of increase in future compensation levels	1.00%	2.00%
Expected long-term rate of return on pension fund assets	2.50%	4.00%

As of December 31, 2004 and 2003, reconciliation of funded status and prepaid pension (accrued pension liabilities) per books were as follows:

	December 31, 2004	December 31, 2003

Benefit obligation:
Vested benefit obligation	$-	$-
Non-vested benefit obligation	(78,287)	(44,355)

Accumulated benefit obligation	(73,287)	(44,355)
Effect of future salary increase	(53,168)	(11,455)

Estimated benefit obligation	(126,455)	(55,810)
Fair value of pension fund assets	155,422	88,650

Funded status	28,967	32,840
Unrecognized net transitional benefit obligation	800	842
Unrecognized gain (loss) on pension fund	61,440	19,963

Compensation of accrued pension liabilities
Prepaid pension	$91,207	53,645

As of December 31, 2004 and 2003, vested benefit obligations were both $0.

QUANTA DISPLAY INC.
NOTES TO AUDITED FINANCIAL STATEMENTS (CONTINUED)
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

As of December 31, 2004 and 2003, components of net pension costs were the following:

	For the Year Ended December 31,

	2004		2003

Service cost		$28,098		$15,711
Interest cost		1,395		1,117
Actual return on pension fund assets	$(1,409)		$(900)
Loss (gain) on pension plan assets	(807)		(899)

Expected return on pension fund assets		(2,216)		(1,799)
Unrecognized amortizaton of net transitional benefit obligation		42		42
Unrecognized amortization of gain on pension fund assets		483		159

Net pension costs		$27,802		15,230

s.	Income Taxes

A. Deferred income tax assets and liabilities:

	December 31,

	2004	2003

Deferred tax assets arising from deductible temporary differences:

Unrealized foreign exchange loss	$-	$14,572
Provision for employee benefits	15,833	55,687
Recognition of loss from long-term investments	128,399	26,460
Provision for doubtful accounts	5,399	2,059
Recognition of sales returns and allowances	91,342	21,837
Provision for warranty reserve	15,435	11,614
Provision for allowance for inventory market
decline and obsolescence	204,166	1,790
Provision for sales royalty	-	43,750
Unused loss carryforwards	660,348	652,832
Unused investment tax credits	4,763,294	4,555,279
Other deductible temporary differences	21,006	3,925

Deferred tax assets, total	$5,905,222	$5,389,805

	December 31,

	2004	2003

Deferred tax liabilities arising from taxable temporary differences:

Tax-book difference of property depreciation	$114,536	$174,294
Unrealized foreign exchange gain	47,003
Provision for pension	22,802	12,884
Gain on financial asset evaluation	1,781
Other temporary differences		823

Deferred tax liabilities, total	$186,122	$188,001

QUANTA DISPLAY INC.
NOTES TO AUDITED FINANCIAL STATEMENTS (CONTINUED)
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

B.

	December 31,

	2004	2003

Deferred tax assets (liabilities) arising from deductible (taxable) temporary differences:

Deferred tax assets - current	$335,666	$584,063
Deferred tax liabilities - current	(48,784)	-

Net	$286,882	$584,063

Deferred tax assets - non-current	$5,569,556	$4,805,742
Deferred tax liabilities - non-current	(137,338)	(188,001)
Valuation allowance - deferred tax assets - non-current	(4,065,145)	(4,042,681)

Net	$1,367,073	$575,060

C.        The differences between income tax expense (benefit) based on the statutory income tax rate and the income tax benefit as reported in the accompanying statements of operations for the years ended December 31, 2004 and 2003 were summarized as follows:

	December 31,

	2004	2003

Income tax expense (benefit) calaulated on accounting
income at statutory tax rate	$1,320,514	$75,528
Permanent differences	(44,734)	(18,882)
Under-accrual of prior years' deferred income tax
and expiration of investemnt tax credits.	280,233	(10,420)
Unused investment tax credit	(1,104,813)	(1,014,433)
Investment tax credits authorized for prior year	(957,459)	(1,280,047)
Change in valuation allowance for
deferred tax assets	22,464	1,975,568

Income tax benefit	$(483,795)	$(272,686)

D.        The Company’s income tax returns and stockholders’ imputation tax credit account through 2001 have been approved by the Tax Authority. The Tax Authority demanded to pay income tax of $86,376 and did not admit the investment tax credits $81,012 for the year. The company did not agree with the approval, and filed for reexamination on February 3, 2005. It is currently under reexamination. According to the Company’s evaluation, the possibility of loss on other items is remote, thus adjustments have not been made to the relevant accounts.

E.        The balances of loss carryforward benefits and unused investment tax credit which may be used to offset against future income tax liability were as follows:

Year of Loss	Operating Loss Carryforwards	Year of Expiration

2001 (approved)	$1,973,892	2006
2002 (unapproved)	667,501	2007

	$2,641,393

QUANTA DISPLAY INC.
NOTES TO AUDITED FINANCIAL STATEMENTS (CONTINUED)
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

Under the current income tax laws, the balances of unused investment tax credits were as follows:

Year Occurred	Investment Tax Credit	Year of Expiration

2001 (approved)	$429,203	2005
2002 (unapproved)	1,304,670	2006
2003 (unapproved)	1,924,608	2007
2004 (unapproved)	1,104,813	2008

Total	$4,763,294

F.        Stockholders’ Imputation Tax Credit Account and Tax Rate:

As of December 31, 2004 and 2003, the balance of stockholders’ imputation tax credit account was $12,859 for both years. As of December 31, 2004 and 2003, after filing the corporate income tax returns, the estimated tax rate for earnings distributed to ROC residents were 0.25% and 0%, respectively.

As of December 31, 2004, the undistributed earnings accumulated after 1998 amounted to $5,190,056.

t.	Capital Stock

For the year ended December 31, 2004, corporate bonds were converted to 302,461,000 of common stock, with premium transferred to capital surplus (including issuance cost) totaling $2,296,195, and the Company completed the relevant registration on February 16, 2005.

On March 6, 2003, the Board of Directors resolved to increase the Company’s capital in cash by issuing additional 410,000,000 shares at $11 per share. The record date was May 23, 2003, and the Company completed the relevant registration on June 13, 2003.

On July 31, 2003, the Board of Directors resolved to issue global depositary receipts to repay debt and purchase overseas raw materials. With October 2, 2003 as the record date, the Company issued 30,000,000 global depositary shares. Each global depositary share represents the right to receive 20 common shares for a total offer of 600,000,000 common shares. The issue price is set at US$10.34 (equivalent to $17.46 per share) for a total issue size of US$310,200.

On October 30, 2003, the Board of Directors resolved to issue 100,000,000 employee stock warrants. 40,541,000 warrants were issued on December 31, 2003. Each warrant can be converted into one share of common stock. After the warrant has been held for two years, it can be converted into newly issued common stock which have a predetermined price.

On June 12, 2002, the Board of Directors resolved to issue 100,000,000 employee stock warrants. 33,428,000 warrants were issued on August 8, 2002. Each warrant can be converted into one share of common stock. After the warrant has been held for two years, it can be converted into newly issued common stock which have a predetermined price. Because stock warrants could be converted, a total of 3,068,000 shares have been converted, with $5,434 worth of conversion premium added to capital surplus - additional paid in capital. The proceeds from conversion of 49,000 shares were accounted for under advanced receipts from issuance of common stock because the registration for these shares have not been completed.

u.	Earnings Distributions and Dividend Policy

The Company’s Articles of Incorporation requires that after-tax earnings shall first be offset against cumulative losses, and 10% of the remainder shall be set aside as legal reserve. A special reserve may be appropriated if deemed necessary. The remaining balance is distributed according to the proposals presented at the annual stockholders’ meeting by the Board of Directors. These proposals will include, among other things, remuneration to directors and supervisor, which shall not exceed 2% and employees bonus ranging between 5% and 10%.

QUANTA DISPLAY INC.
NOTES TO AUDITED FINANCIAL STATEMENTS (CONTINUED)
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

The Company is in the electronics industry and is in its growth phase. Considering the long-term budget planning and funding needs, the Company adopts a residual dividend policy. Earnings are first retained to finance operations and then distributed as dividends. Cash dividends must be at least 10% of total dividends distributed.

The Board of Directors has yet to submit the proposal for the distribution of 2004 earnings to the stockholders’ meeting for resolutions. The information on the distribution of 2004 earnings will be announced through Market Observation Post System on the internet after the stockholders’ meeting.

v.	Earnings (loss) per Share (“EPS”)

	For the year ended December 31,

	2004		2003

	Before tax	After tax	Before tax	After tax

Net income	$5,282,054	$5,765,849	$302,113	$574,799

Influence on potentially dilutive shares -
convertible bonds	(39,375)	(29,531)

Net income used to caculate diluted
earnings per share	$5,242,679	$5,736,318

Weighted-average shares outstanding
(in thousands)	3,719,292	3,719,292	2,445,746	2,445,746

Potentially dilutive shares (in thousands)	634,304	634,304	317,248	317,248

Fully dilutive shares (in thousands)	4,353,596	4,353,596	2,762,994	2,762,994

Basic earnings per share (in dollars)	$1.42	1.55	0.12	0.24

Diluted earnings per share (in dollars)	$1.20	1.32	0.11	0.21

w.	Financial Instruments

A.        Financial Derivatives:

a)     Contract Amount/Notional Principal and Credit Risk:

	December 31, 2004			December 31, 2003

Financial Instruments	Contract Amount		Credit Risk	Contract Amount		Credit Risk

Non-trading Forward Contract
Purchase U.S.dollars		-	-	USD	5,000	-
Purchase Japanese Yen	JPY	520,150	780	JPY	555,700	6,833
Non-trading options contracts
-Sell interest rate swaption		-	-	USD	10,000	-
- Option sold
USD Put/ JPY Call		-	-	USD	36,000	-
USD Call/ JPY,NTD Put	USD	142,000	-	USD	1,118,000	-
NTD Call / JPY Put		-	-	JPY	1,500,000	-
- Option purchased
NTD, JPY Call/ USD Put	USD	150,000	196,931	USD	410,000	208,002
Trading Forward Contract
- Option sold
USD Call/ JPY Put	USD	266,000	-		-	-
- Option purchased
JPY Call/ USD Put	USD	598,500	-		-	-

QUANTA DISPLAY INC.
NOTES TO AUDITED FINANCIAL STATEMENTS (CONTINUED)
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

The amount of credit risk is the sum of contracts with positive fair market value at the balance sheet date after netting the settlement of all contracts, and represents the Company’s possible loss in the event of default by counter-parties.

b)     Market Risk:

The Company is subject to market risk arising from changes in exchange rates, whereas the loss is offset by exchange gain or loss on hedged foreign currency denominated claims and obligations.

c)     Liquidity Risk, Cash Flow Risk, and Future Demand for Cash:

The likelihood that financial derivatives held by the Company cannot be sold at reasonable prices at market is deemed remote. Consequently, liquidity risk is immaterial. The Company uses its own funds to settle financial derivative contracts with banks and expects no cash flow risk. Future cash demand from financial derivatives transactions is within 1 year. For the years ended December 31, 2004 and 2003, future cash demand was $0.

d)     Gain or loss, market price difference resulting from trading options and relevant disclosures:

For the year ended December 31, 2004, the gain or loss of $43,492 from the exercise of options for trading purposes, was reflected under other income.

B.        Fair Value of Financial Instruments:

	December 31, 2004		December 31, 2003

Financial Assets	Book Value	Fair Value	Book Value	Fair Value

Total financial assets with fair
values equal to book values	$40,090,621	$40,090,621	$22,873,883	$22,873,883
Short-term investments	18,059,304	18,215,471	2,836,073	2,846,615
Non-trading forward contracts-
US dollar and Japanese Yen purchased	780	780	6,833	6,833
Non-trading financial assets -
Call options	-	196,931	-	208,002
Trading financial assets -
Call options	7,125	7,125	-	-

Total financial assets	$58,157,830	$58,510,928	$25,716,789	$25,935,333

Financial Liabilities

Total financial liabilities with fair
values equal to book values	$72,270,767	$72,270,767	$45,550,952	$45,550,952
Non-trading financial liabilities -
Put options	-	203	-	75,671

Total financial liabilities	$72,270,767	$72,270,970	$45,550,952	$45,626,623

Method and assumptions used to establish the fair values of financial instruments are as follows:

a)    The fair value of short-term financial instruments is determined by their face values stated on the balance sheet. Because such instruments will mature on short notice, the face value serves as a reasonable basis for establishing the fair value. The method is applied to cash, accounts receivable, other financial assetsócurrent, short-term borrowings, accounts payable, accrued expenses, payable for construction and retention, payable for equipment, other payables, bonds payable, and other current liabilities.

QUANTA DISPLAY INC.
NOTES TO AUDITED FINANCIAL STATEMENTS (CONTINUED)
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

b)    The fair values of short-term investments are based on their net asset values on the balance sheet date.

c)    Because there are no market quotes or reference reports for non-listed companies, the fair values of these long-term investments are determined by their net equity values.

d)    With respect to financial instruments such as refundable deposits that serve as an indispensable guarantee for the on-going operation of the Company, it is impossible to estimate the time necessary to accomplish the exchange of assets. Consequently, the fair market value of such financial instruments cannot be established. Therefore, the book value is used as the fair market value.

e)    The fair market value of long-term debts is determined by the present value of future cash flows. Because the values derived by using floating interest rates for discounting are close to the book values, the book values are used as their fair market values.

f)    The fair values of non-trading financial derivatives are the amounts that the Company expects to receive or pay, based on the assumption that the contract is terminated on the balance sheet date. In general, it consists of unrealized gains and losses on current outstanding contracts. There are reference reports issued by financial institutions for most of the financial derivatives held by the Company.

C.        Financial Instruments with Off-Balance-Sheet Credit Risk: None.

D.        Concentration of Credit Risks:

Implicit credit risk of the Company arises from cash and cash equivalents, short-term investments, and accounts receivable. Cash is deposited in various financial institutions. Short-term investments are purchases of mutual funds issued by reputable companies. The Company controls credit risk exposure in each financial institution and assesses that cash and short-term investments are not subject to significant concentration of credit risk.

Major clients of the Company are concentrated in the hi-tech computer industry. To minimize credit risk, the Company periodically evaluates their financial positions and requests for collateral if deemed necessary. As of December 31, 2004 and 2003, two and three customers account for 33% and 39% of accounts receivable, respectively, where credit risks are concentrated.

16.	Related Party Transactions

c.	Names of Related Parties and Relationship with the Company:

Name of Related Party	Relationship with the Company
Quanta Computer Inc.	Investing company which accounts for the Company under the equity method
Pou Chen Industrial Corp.	A member of the board of directors of the Company
QDI Development Ltd.	An investee company accounted for under the equity method
QDI International Ltd.	〞
Quanta Display Japan Inc.	Investment of QDI Development Ltd. accounted for under the equity method
Tech-Well (Shanghai) Display Ltd.	Investment of QDI International Ltd. accounted for under the equity method
QCE Computer B.V.	A subsidiary of Quanta Computer Inc.
Tech-Front (Shanghai) Computers Ltd.	〞
Tech-Com (Shanghai) Computers Ltd.	〞

d.	Significant Transactions with Related Parties:

(i)	Purchases

QUANTA DISPLAY INC.
NOTES TO AUDITED FINANCIAL STATEMENTS (CONTINUED)
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

	For the year ended December 31

	2004		2003

Name of Related Party	Amount	% of Net	Amount	% of Net

Tech-Well (Shanghai) Display Ltd.	$1,017,322	2.51%	$-	-
Pou Chen Industrial Corp.	905,923	2.24%	-	-

	$1,923,245	4.75%	$-	-

There are no comparable suppliers and payment terms are the same as other suppliers.

(ii)	Sales

	For the year ended December 31

	2004		2003

Name of Related Party	Amount	% of Net	Amount	% of Net

Pou Chen Industrial Corp.	$2,825,437	4.85%	$-	-

Quanta Computer Inc.	1,796,955	3.09%	4,547,053	16.49%

Tech-Front (Shanghai) Computers Ltd.	5,555,753	9.55%	1,068,848	3.87%

Tech-Com (Shanghai) Computers Ltd.	314,284	0.54%	-	-

Tech-Well (Shanghai) Display Ltd.	89,410	0.15%	-	-

	$10,581,839	18.18%	$5,615,901	20.36%

The selling price and collection terms are the same as other customers.

As of December 31, 2004 the above sales resulted in unrealized profits of $25,249, reflected under deferred credits.

In 2004, the company sold materials and work in process for further processing to Tech- Well (Shanghai) Display Inc. and Pou Chen Industrial Corp, and the Company will repurchase them as finished goods. To prevent the double recording of sales, the inventory items sold to Tech-Well (Shanghai) Display Inc. and Pou Chen Industrial Corp. are disclosed in net, yet receivables and payables are disclosed in aggregate.

(iii)	Property Transaction

In 2004, fixed assets were sold to Tech-Well (Shanghai) Display Inc. at net book value of $632,683. No disposal gain or loss resulted from the transaction.

(iv)	Other

In 2003, the Company purchased computers, monitors and research supplies from Quanta Computer Inc. for $245.

In 2001, the Company entered into a lease agreement with Quanta Computer Inc. to rent office space on 9F., No.119, Hougang St., Shilin District, Taipei City. Monthly rent was $57. For the years ended 2004 and 2003, rental payments both amounted to $686.

As of December 31, 2004 and 2003, the Company provided repair services to QCE Computer B.V. for $1,477 and $525, respectively which was accounted for repair revenue.

For the years ended December 31, 2004 and 2003, the Company sold beta version products and research and development anent products to the related parties listed below:

QUANTA DISPLAY INC.
NOTES TO AUDITED FINANCIAL STATEMENTS (CONTINUED)
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

	Credited to research expenses		Credit to property, plant and equipment		Other revenue

	For the year ended December 31,

Name of Related Party	2004	2003	2004	2003	2004	2003

Pou Chen Industrial Corp.	$463	$-	$-	$-	$-	$-
Quanta Computer Inc.	13,710	4,274	-	113,703	416	-
Tech-Front (Shanghai) Computers Ltd.	158,702	951	-	79,827	-	-
Tech-Com (Shanghai) Computers Ltd.	35,879	-	-	-	-
Tech-Well (Shanghai) Display Ltd.	2,123	-	-	-	-	-

	$210,877	$5,225	$-	$193,530	$416	$-

In December 31, 2004 and 2003, the selling and administrative expense, and further processing expense paid to related parties are summarized as follows:

	Sellimg administration and research expense		Processing cost

	For the year ended December 31,

Name of Related Party	2004	2003	2004	2003

Pou Chen Industrial Corp.	$-	$-	$380,353	$-
Quanta Computer Inc.	3,815	-	-	-

	$3,815	$-	$380,353	-

(v)	Receivables and Payables

	December 31, 2004		December 31, 2003

	Amount	%	Amount	%

Accounts Receivable

Pou Chen Industrial Corp.	$355,412	2.67%	$-	-
Quanta Computer Inc.	210,476	1.58%	364,053	4.17%
Tech-Front (Shanghai) Computers Ltd.	1,549,438	11.63%	681,214	7.79%
Tech-Com (Shanghai) Computers Ltd.	28,829	0.22%	-	-
Tech-Well (Shanghai) Display Ltd.	1,182,537	8.87%	-	-
Other	166	-	98	-

	$3,326,85	24.97%	$1,045,365	11.96%

Other Financial AssetsCurrent

Tech-Well (Shanghai) Display Ltd.	$417,590	38.83%	$-	-

Accounts Payable

Pou Chen Industrial Corp.	$270,195	2.65%	$-	-
Tech-Well (Shanghai) Display Ltd.	955,857	9.39%	-	-

Total	$1,226,052	12.04%	$-	-

Accrued Expenses

Others	$2	-	$408	0.03%

Other Payables

Quanta Computer Inc.	$1,985	1.57%	$-	-
Quanta Display Japan Inc.	68	0.05%	-	-

Total	$2,053	1.62%	$-	-

QUANTA DISPLAY INC.
NOTES TO AUDITED FINANCIAL STATEMENTS (CONTINUED)
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

17.	Pledged Assets

As of December 31, 2004 and 2003, the following assets were provided as collateral or have usage restriction:

	December 31,

Assets	2004	2003	Purpose of Pledge

Restricted assets	$32,093	$5,299	Collateral for duty refund
Property, plant, and equipment
(book value)	33,413,910	17,715,705	Collateral for equipment purchase
Refundable deposits	166,290	10,288	Lease and Park management deposit

Total	$33,612,293	$17,731,292

18.	Significant Commitments and Contingencies

As of December 31, 2004 and 2003, major commitments and contingencies were as follows:

l.
As of December 31, 2004 and 2003, promissory notes aggregating to $79,012,200, US$502,400, EUR 5,000, and $46,983,000, US$287,400, EUR 5,000, respectively, were issued as guarantee for debt, foreign exchange forward contracts, and import acceptance.

m.	As of December 31, 2004 and 2003, guarantee letters worth $120,000 and $150,000, respectively, were deposited at customs for import of goods and local sales.

n.
As of December 31, 2004 and 2003, promissory notes received for unfinished construction and plants were $1,649,135 and $370,998, respectively. As of December 31, 2004 and 2003, guarantee letters deposit-in were $2,848,138, JPY 1,281,570, US$3,854 and $290,452, JPY 332,602, respectively.

o.	As of December 31, 2004 and 2003, unused letters of credit were JPY 76,763,944, US$195,719 and JPY 5,305,203, US$12,105, respectively.

p.
The Company entered into an agreement to purchase fixed assets and technical services. As of December 31, 2004, the total contract price and unpaid balance amounted to $70,943,543 and $55,330,691 respectively. As of December 31, 2003, the total price and unpaid balance amounted to $14,249,479 and $4,139,506, respectively.

q.	As of December 31, 2004 and 2003, major lease commitments were as follows:

Leased Premises & Property	Lease Term	Rent	Minimum Rent to be Paid

December 31, 2004

Factory land and employee dormitory	No later than March 4, 2024	$183,089	$225,113

December 31, 2003

Employee dormitory	No later than November 30, 2006	$30,095	$54,279

Factory land refers to the land reserved for construction of the Lung Tan factory. The lease covers a period from February 9, 2004 to February 8, 2007 with a bargain purchase option at the end of the lease term.

r.
On March 5, 2004, the Company entered into a capital lease agreement to lease employee dormitories for a period of twenty years. Please refer to note 4.f for related information regarding the contract and unpaid portion.

s.
In December 2004 an American technology company filed a complaint against a client of the Company alleging that the TFT-LCD products sold by a client of the Company infringe the U.S. patents held by this technology company. Although the complaint was not filed against the Company directly, the Company will most likely assist the client in defending itself from such complaint because certain materials used in the production of the products sold by the said client were purchased from the Company. The Company believes that the potential damages, which may arise from this complaint will not have material effect on the Company’s operations.

QUANTA DISPLAY INC.
NOTES TO AUDITED FINANCIAL STATEMENTS (CONTINUED)
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

19.	Significant Catastrophic Losses: None

20.	Significant Subsequent Events:

An American technology company filed a complaint to the US District Court in Delaware against the Company alleging that the Company’s LCD products infringe certain U.S. patents. The Company is currently preparing its defense against this complaint as it is aggressively working with its lawyers in preparing and collecting the data. As of March 20, 2005, the Company has not received any specified amounts of claim for damages and believes such claim will not have material effect on the Company’s operations.

21.	Others

b.    Certain prior year accounts have been reclassified to conform to the current year’s financial statements presentation.

c.    Personnel, depreciation and amortization expenses for the years ended, 2004 and 2003, were as follows:

	For the years ended December 31,

	2004			2003

	Operating Cost	Operating Expense	Total	Operating Cost	Operating Expense	Total

Personnel Expense
Salary expense	2,306,288	612,333	2,918,621	1,054,821	393,939	1,448,760
Insurance expense	164,726	33,529	198,255	84,443	41,417	125,860
Pension expense	24,155	3,647	27,802	13,386	1,844	15,230
Other personnel
expenses	92,013	14,410	106,423	48,808	9,712	58,520
Depreciation Expense	7,858,051	72,295	7,930,346	4,253,428	105,961	4,359,389
Amortization Expense	1,131,682	278,058	1,409,740	826,920	164,852	991,772

22.	Business Segment Information

e.	Industry:

The Company does not engage in business activities outside of electronics industry.

f.	Geographical region:

The Company conducts ifs business only domestically and has no overseas business units.

QUANTA DISPLAY INC.
NOTES TO AUDITED FINANCIAL STATEMENTS (CONTINUED)
(Expressed In Thousands of New Taiwan or US Dollars, Unless otherwise Stated)

g.	Exports:

	For the Year Ended December 31,

Region	2004	2003

Asia	$38,419,570	$14,348,285
Europe	9,007,895	4,778,356
America	1,180,187	56,010

Total	$48,607,652	$19,182,651

h.	Major Clients:

In 2004 and 2003, clients with revenues over 10% of total revenues of the Company were the following:

	2004		2003

Name	Amount	%	Amount	%

A	$1,796,955	3.09	$4,547,053	16.49
B	8,967,410	15.42	3,780,777	13.91
C	6,855,337	11.76	3,358,467	12.36

	$17,619,702	30.27	$11,686,297	42.76

English Translation of Financial Statements Originally Issued in Chinese

Independent Auditors’ Report

The Board of Directors
AU Optronics Corp.:

We have audited the balance sheets of AU Optronics Corp. as of December 31, 2004 and 2005, and the related statements of income, stockholders’ equity and cash flows for each of the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards generally accepted in the Republic of China and the Rules Governing Auditing and Certification of Financial Statements by Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AU Optronics Corp. as of December 31, 2004 and 2005, and the results of their operations and their cash flows for each of the years then ended, in conformity with the Guidelines Governing the Preparation of Financial Reports by Securities Issuers and accounting principles generally accepted in the Republic of China.

The Company also prepared consolidated financial statements of AU Optronics Corp. and its subsidiaries as of and for the years ended December 31, 2004 and 2005. We have expressed an unqualified opinion on such consolidated financial statements.

KPMG Certified Public Accountants

Tseng, Mei-Yu
Wei, Chung-Hwa

March 13, 2006

Notice to Readers

The accompanying financial statements are intended only to present the financial position, results of operations and cash flows in accordance with the accounting policies and practices generally accepted in the Republic of China and not those of any other jurisdictions. The standards, procedures and practices to audit such financial statements are those generally accepted and applied in the Republic of China.

For the convenience of readers, the auditors’ report and the accompanying financial statements have been translated into English from the original Chinese version prepared and used in the Republic of China. If there is any conflict between the English version and the original Chinese version or any difference in the interpretation of the two versions, the Chinese-language auditors’ report and financial statements shall prevail

English Translation of Financial Statements Originally Issued in Chinese

AU OPTRONICS CORP.
Balance Sheets
December 31, 2004 and 2005
(Expressed in thousands of New Taiwan dollars)

	2004		2005
	Amount	%	Amount	%
Assets
Current assets:
Cash and cash equivalents (note 4(a))	$16,528,558	8	24,667,216	8
Short-term investments (note 4(b))	1,586,504	1	1,586,504	-
Notes and accounts receivable, net (note 4(c))	15,292,249	7	34,841,347	11
Receivables from related parties (note 5)	5,486,663	2	7,823,460	3
Other current financial assets (note 4(n))	503,758	-	1,075,377	-
Inventories, net (note 4(d))	13,793,686	6	16,508,466	5
Prepayments and other current assets (note 7)	594,522	-	1,340,262	-
Deferred tax assets (note 4(l))	2,462,903	1	3,709,886	1
Total current assets	56,248,843	25	91,552,518	28
Long-term investments (notes 3 and 4(e)):
Equity method	11,020,916	5	12,008,161	4
Cost method	198,530	-	-	-
Total long-term investments	11,219,446	5	12,008,161	4
Property, plant and equipment (notes 4(f), 5 and 6):
Land	159,996	-	3,590,536	1
Buildings	14,905,070	7	35,838,352	11
Machinery and equipment	136,216,435	62	232,185,409	73
Other equipment	7,736,931	3	9,611,988	3
	159,018,432	72	281,226,285	88
Less: accumulated depreciation	(60,162,217)	(27)	(88,479,610)	(27)
Construction in progress	12,366,766	5	559,132	-
Prepayments for purchases of land and equipment	37,864,541	17	14,897,429	5
Net property, plant and equipment	149,087,522	67	208,203,236	66
Intangible assets:
Technology related fees (notes 5 and 7)	1,062,747	1	2,483,329	1
Other assets:
Idle assets, net (note 4(f))	1,259,621	1	1,165,781	-
Refundable deposits (note 5)	1,109,684	1	227,463	-
Deferred charges and others	919,084	-	1,087,466	-
Deferred tax assets (note 4(l))	507,461	-	222,157	-
Restricted cash in bank (note 6)	29,200	-	32,200	-
Long-term prepayments for materials (note 7)	-	-	1,918,888	1
Total other assets	3,825,050	2	4,653,955	1
Total Assets	$221,443,608	100	318,901,199	100

See accompanying notes to financial statements.

English Translation of Financial Statements Originally Issued in Chinese

AU OPTRONICS CORP.
Balance Sheets (continued)
December 31, 2004 and 2005
(Expressed in thousands of New Taiwan dollars)

	2004		2005
	Amount	%	Amount	%
Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings (note 4(g))	$5,800,000	3	-	-
Accounts payable	14,192,923	6	27,838,726	9
Payables to related parties (note 5)	11,161,422	5	19,390,576	6
Accrued expenses and other current liabilities (note 4(1))	4,967,531	2	8,927,674	3
Equipment and construction in progress payable	6,176,008	3	19,360,251	6
Current installments of long-term liabilities (notes 4(i) and 6)	5,896,110	3	8,185,222	2
Total current liabilities	48,193,994	22	83,702,449	26
Long-term liabilities:
Bonds payable, excluding current installments (notes 4(h) and 6)	6,000,000	3	12,000,000	4
Long-term borrowings, excluding current installments (notes 4(i) and 6)	36,491,700	16	67,323,528	21
Total long-term liabilities	42,491,700	19	79,323,528	25
Other liabilities (note 4(j))	192,319	-	173,035	-
Total liabilities	90,878,013	41	163,199,012	51
Stockholders’ equity (note 4(k)):
Capital stock:
Common stock	49,580,409	22	58,305,471	18
Capital surplus:
Paid-in capital in excess of par value—common stock	37,987,449	17	50,281,599	16
Paid-in capital in excess of par value—convertible bonds	3,794,968	2	3,794,968	1
Capital surplus—long-term investments	109	-	49,914	-
Premium from merger and others	3,382,567	2	3,537,663	1
	45,165,093	21	57,664,144	18
Retained earnings:
Legal reserve	2,168,260	1	4,964,545	2
Special reserve	-	-	201,809	-
Unappropriated retained earnings	34,104,623	15	34,507,005	11
	36,272,883	16	39,673,359	13
Cumulative translation adjustment	(201,809)	-	59,213	-
Treasury stock	(250,981)	-	-	-
Total stockholders’ equity	130,565,595	59	155,702,187	49
Commitments and contingent liabilities (note 7)
Total Liabilities and Stockholders’ Equity	$221,443,608	100	318,901,199	100

See accompanying notes to financial statements.

English Translation of Financial Statements Originally Issued in Chinese

AU OPTRONICS CORP.
Statements of Income
Years ended December 31, 2004 and 2005
(Expressed in thousands of New Taiwan dollars, except for per share data)

	2004		2005
	Amount	%	Amount	%

Sales	$165,794,293	101	217,747,960	100
Sales returns and discounts	1,190,829	1	452,832	-
Net sales (note 5)	164,603,464	100	217,295,128	100
Cost of goods sold (note 5)	125,809,250	76	189,750,849	87
Gross profit	38,794,214	24	27,544,279	13
Operating expenses (note 5):
Selling	2,135,602	1	3,632,146	2
General and administrative	3,036,913	2	3,057,796	1
Research and development	5,011,547	3	4,861,233	2
	10,184,062	6	11,551,175	5
Operating income	28,610,152	18	15,993,104	8
Non-operating income and gains:
Interest income	142,527	-	210,405	-
Investment gain recognized by equity method investment, net (note 4(e))	-	-	308,337	-
Gain on sale of investments, net (note 4(e))	39,929	-	106,080	-
Foreign currency exchange gain, net	131,372	-	629,050	-
Other income	126,918	-	168,330	-
	440,746	-	1,422,202	-
Non-operating expenses and losses:
Interest expense (note 4(f))	595,250	1	1,118,335	1
Investment loss recognized by equity method investment, net (note 4(e))	169,734	-	-	-
Other loss	261,716	-	196,551	-
	1,026,700	1	1,314,886	1
Income before income tax	28,024,198	17	16,100,420	7
Income tax expense (note 4(l))	61,346	-	473,429	-
Net income	$27,962,852	17	15,626,991	7

	Pre-tax	After tax	Pre-tax	After tax
Earnings per common share (note 4(m)):
Basic earnings per common share	$5.84	5.82	2.86	2.77
Basic earnings per common share – retroactively adjusted	$5.26	5.25

See accompanying notes to financial statements.

English Translation of Financial Statements Originally Issued in Chinese

AU OPTRONICS CORP.
Statements of Stockholders' Equity
Years ended December 31, 2004 and 2005
(Expressed in thousands of New Taiwan dollars and shares)

			Retained Earnings
	Common stock	Capital surplus	Legal reserve	Special reserve	Unappropri ated earnings	Cumulative translation adjustment	Treasury stock	Total

Balance at January 1, 2004	$43,522,372	32,197,790	602,267	-	16,578,660	4,419	(250,981)	92,654,527
Appropriation for legal reserve	-	-	1,565,993	-	(1,565,993)	-	-	-
Cash dividends	-	-	-	-	(5,208,285)	-	-	(5,208,285)
Issuance of shareholders stock dividends	2,170,119	-	-	-	(2,170,119)	-	-	-
Issuance of employee stock bonus	887,918	-	-	-	(887,918)	-	-	-
Cash employees’ profit sharing	-	-	-	-	(380,535)	-	-	(380,535)
Directors’ and supervisors’ remuneration	-	-	-	-	(70,470)	-	-	(70,470)
Issuance of common stock for cash	3,000,000	12,967,194	-	-	-	-	-	15,967,194
Effect of disproportionate participation in investee’s capital increase	-	109	-	-	(153,569)	-	-	(153,460)
Net income for 2004	-	-	-	-	27,962,852	-	-	27,962,852
Cumulative translation adjustment	-	-	-	-	-	(206,228)	-	(206,228)
Balance at December 31, 2004	49,580,409	45,165,093	2,168,260	-	34,104,623	(201,809)	(250,981)	130,565,595
Appropriation for legal reserve	-	-	2,796,285	-	(2,796,285)	-	-	-
Appropriation for special reserve	-	-	-	201,809	(201,809)	-	-	-
Cash dividends	-	-	-	-	(5,935,249)	-	-	(5,935,249)
Issuance of shareholders stock dividends	4,451,437	-	-	-	(4,451,437)	-	-	-
Issuance of employee stock bonus	973,625	-	-	-	(973,625)	-	-	-
Cash employees’ profit sharing	-	-	-	-	(649,084)	-	-	(649,084)
Directors’ and supervisors’ remuneration	-	-	-	-	(37,447)	-	-	(37,447)
Issuance of common stock for cash	3,300,000	12,294,150	-	-	-	-	-	15,594,150
Issuance of treasury stock to employees	-	-	-	-	(73,076)	-	250,981	177,905
Effect of disproportionate participation in investee’s capital increase	-	204,901	-	-	(106,597)	-	-	98,304
Net income for 2005	-	-	-	-	15,626,991	-	-	15,626,991
Cumulative translation adjustment	-	-	-	-	-	261,022	-	261,022
Balance at December 31, 2005	$58,305,471	57,664,144	4,964,545	201,809	34,507,005	59,213	-	155,702,187

See accompanying notes to financial statements.

English Translation of Financial Statements Originally Issued in Chinese

AU OPTRONICS CORP.
Statements of Cash Flows
Years ended December 31, 2004 and 2005
(Expressed in thousands of New Taiwan dollars)

	2004	2005
Cash flows from operating activities:
Net income	$27,962,852	15,626,991
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,816,179	32,259,078
Provision for inventory devaluation	560,402	576,949
Investment loss (gain)	129,805	(414,417)
Proceeds from cash dividends	-	187,425
Unrealized foreign currency exchange loss (gain), net	4,046	(391,789)
Loss from disposal of property, plant and equipment and others	136,574	39,461
Increase in notes and accounts receivable (including related parties)	(2,156,369)	(22,088,556)
Increase in inventories	(5,839,189)	(3,291,728)
Increase in prepayments and other current assets	(151,790)	(1,429,521)
Increase in deferred tax assets, net	(294,415)	(1,048,303)
Increase in long-term prepayments for materials	-	(1,918,888)
Increase in notes and accounts payable (including related parties)	1,708,904	22,521,812
Increase in accrued expenses and other current liabilities	1,997,962	3,960,143
Increase (decrease) in accrued pension liabilities	59,323	(19,299)
Net cash provided by operating activities	47,934,284	44,569,358
Cash flows from investing activities:
Proceeds from disposal of short-term investments	557,723	-
Acquisition of property, plant and equipment	(76,154,525)	(76,992,745)
Proceeds from disposal of property, plant and equipment	318,010	402,956
Purchase of long-term investments	(8,773,744)	(417,137)
Proceeds from disposal of long-term investments	230,736	297,198
Increase in restricted cash in bank	-	(3,000)
Increase in intangible assets and deferred charges	(483,045)	(2,756,635)
Decrease (increase) in refundable deposits	(93,259)	882,221
Net cash used in investing activities	(84,398,104)	(78,587,142)
Cash flows from financing activities:
Increase (decrease) in short-term borrowings	5,800,000	(5,800,000)
Increase (decrease) in guarantee deposits	(44)	15
Repayment of long-term borrowings and bonds payable	(6,892,110)	(5,896,110)
Proceeds from long-term borrowings and bonds payable	27,338,150	44,657,750
Issuance of common stock for cash	15,967,194	15,594,150
Cash dividends	(5,208,285)	(5,935,249)
Directors’ and supervisors’ remuneration and employees’ profit sharing	(451,005)	(686,531)
Proceeds from issuance of treasury stock	-	177,905
Net cash provided by financing activities	36,553,900	42,111,930
Effect of exchange rate change on cash	(185,628)	44,512
Net increase (decrease) in cash and cash equivalents	(95,548)	8,138,658
Cash and cash equivalents at beginning of year	16,624,106	16,528,558
Cash and cash equivalents at end of year	$16,528,558	24,667,216
Supplemental disclosures of cash flow information:
Cash paid for interest expense	$573,463	1,009,396
Cash paid for income taxes	$14,189	607,279
Additions to property, plant and equipment:
Increase in property, plant and equipment	$76,696,387	90,530,309
Increase in equipment and construction in process payable	(541,862)	(13,537,564)
Cash paid	$76,154,525	76,992,745
Supplementary disclosure of non-cash investing and financing activities:
Current installments of long-term liabilities	$5,896,110	8,185,222

See accompanying notes to financial statements.

English Translation of Financial Statements Originally Issued in Chinese

AU OPTRONICS CORP.

Notes to Financial Statements

As of and for the years ended
December 31, 2004 and 2005
(Expressed in thousands of New Taiwan dollars, unless otherwise specified)

(1)	Organization

AU Optronics Corp. (hereinafter referred to as “AUO” or “the Company”) was founded in the Hsinchu Science Park of the Republic of China on August 12, 1996. The Company is principally engaged in the research, development, production and sale of thin film transistor liquid crystal displays (“TFT-LCDs”) and other flat panel displays. The Company’s common shares were publicly listed on the Taiwan Stock Exchange in September 2000. On May 10, 2001, the Company’s stockholders approved a proposal to merge with Unipac Optoelectronics Corp. (“Unipac”). On September 1, 2001, Unipac merged into the Company and AUO was the surviving entity. Unipac was subsequently dissolved. In May 2002, the Company’s American Depositary Shares (“ADSs”) were listed on the New York Stock Exchange.

Unipac was founded in the Hsinchu Science Park of the Republic of China on November 16, 1990. Unipac was principally engaged in the research, development, design, manufacture and sale of TFT-LCD and LCD modules used.

As of December 31, 2005, AUO employed 13,514 employees.

(2)	Summary of Significant Accounting Policies

The financial statements are prepared in accordance with the Guideline Governing the Preparation of Financial Report by Securities Issuers and accounting principles generally accepted in the Republic of China (“ROC GAAP”). The significant accounting policies and measurement basis adopted in preparing the accompanying financial statements are summarized as follows:

(a)	Foreign currency transactions and translation

AUO’s functional currency is the New Taiwan dollar. Foreign currency transactions are recorded at the exchange rates prevailing at the transaction dates. At the balance sheet date, monetary assets and liabilities denominated in foreign currencies are translated using the exchange rates prevailing on that date. The resulting realized and unrealized foreign currency exchange gains or losses from settlement of such transactions or translations of monetary assets and liabilities are reflected in the accompanying statements of income as non-operating gains or losses.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

The Company’s long-term equity-method investees record transactions in their respective local currencies. The translation from the applicable foreign currency assets and liabilities to the New Taiwan dollar is performed using exchange rates in effect at the balance sheet date except for stockholders’ equity, which is translated at historical exchange rates. Revenue and expense accounts are translated using average exchange rates during the year except for cash dividend, which is translated using exchange rate in effect at the declared date. Gains and losses resulting from such translations are recorded as a cumulative translation adjustment, a separate component of stockholders’ equity.

(b)	Current and non-current assets and liabilities

An asset is classified as a current asset when it is cash and cash equivalent not restricted in its use or is held for trading purposes, or for short-term and is expected to be realized within twelve months of the balance sheet date. All other assets are classified as non-current assets.

A liability is classified as a current liability when it is due to be settled within twelve months of the balance sheet date. All other liabilities are classified as non-current liabilities.

(c)	Impairment of assets

Effective from January 1, 2005, the Company adopted ROC SFAS No. 35, “Accounting for Asset Impairment”. Pursuant to SFAS No. 35, the Company evaluates, at the balance sheet date, whether there are any indications that an asset may be impaired. The asset referred to is either an individual asset or a cash-generating unit other than goodwill. If there are indications, the Company estimates the recoverable amount. If the asset’s recoverable amount is lower than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount and the reduction is recognized as impairment loss.

However, if the recoverable amount increases in the future period, the amount previously recognized as impairment loss for an asset (with the exception of goodwill) is allowed to be reversed and recognized as a gain provided that the adjusted amount does not exceed the carrying amount that would have been determined, net of depreciation, as if no impairment loss had been recognized.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(d)	Cash equivalents

The Company considers all short-term, highly liquid investments that are readily convertible to known amount of cash and with maturity dates that do not present significant risk on changes in value resulting from interest rate fluctuations. Cash equivalents include investments in government bonds with repurchase agreements with original maturity of three months or less.

(e)	Short-term investments

Short-term investments, which consist primarily of marketable securities such as publicly listed stock and open-end mutual funds, are recorded at cost when acquired and are stated at the lower of aggregate cost or fair value at the balance sheet date. The fair value of listed stocks is determined by the average closing prices during the last month prior to the balance sheet date. The fair value for open-end mutual funds is determined by their net asset value at the balance sheet date. The amount by which the aggregate cost of the entire portfolio exceeds fair value is reported as a loss in the current year. Stock dividends are not treated as income, but as an increase in the number of shares held.

(f)	Allowance for doubtful accounts

Allowance for doubtful accounts is provided based on the age of outstanding notes and account receivables. The Company uses aging analysis to evaluate collectibility of receivables.

(g)	Inventories

Inventories are stated at the lower of cost or fair value. Cost is determined using the weighted-average method. The fair value of raw material is determined on the basis of replacement cost. Fair values of finished goods and work-in-process are determined on the basis of net realizable value.

(h)	Long-term investments

Long-term equity investments in which the Company is not able to exercise significant influence over the investee’s operating and financial policies, generally those in which it owns less than 20% of the investee’s voting shares, are accounted for by the cost method if the investee is an unlisted company, otherwise, by the lower of cost or market value if the investee is a listed company. If there is evidence indicating that a decline in the value of an investment is other than temporary, then the carrying amount of the investment is reduced to reflect its net realizable value. The related loss is recognized in the accompanying statements of income.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

When the Company has significant influence over the operating, financial and dividend policies of investees or has the intention to hold the investment for a long term period, generally those in which it owns between 20 and 50 percent of the investee’s voting shares, those investments are accounted for using the equity method. The difference between the acquisition cost and the carrying amount of net equity of the investee as of the acquisition date is allocated based upon the excess of fair value over the carrying value of assets on the investee’s books. Allocated amounts are amortized based on the method used for the related asset. Any unallocated amount shall be amortized over five years using the straight-line method. The amortization is recorded as investment income (loss) in the accompanying statements of income.

If an investee company issues new shares and the Company does not acquire new shares in a proportion to its original ownership percentage, the Company’s equity in the investee’s net assets will be changed. The change in the equity interest shall be used to adjust the capital surplus and long-term investments accounts. If the Company’s capital surplus is not sufficient to offset the adjustment to long-term investment, then the difference shall be charged as a reduction to retained earnings.

When there is cross-shareholding between the Company and its equity-method investee, investment gain (loss) is recognized using the treasury stock method.

Prior to January 1, 2005, if equity-method investees are unable to forward their audited financial statements in a timely manner, the Company recognizes the income (loss) of the investees in the following year. Commencing January 1, 2005, the Company recognizes the income (loss) of the investees on a current year basis.

The Company includes in its interim and annual consolidated financial statements the results of operations of all entities in which it has control over the financial and operating policies, irrespective of whether or not it has a majority shareholding in such entities.

(i)	Property, plant and equipment and depreciation

Property, plant and equipment are stated at acquisition cost. Significant additions, renewals and improvements are treated as capital expenditures. Interest costs incurred in connection with the construction of property, plant and equipment before assets are ready for their intended use are capitalized and included in the cost of the related asset. Maintenance and repairs are charged to expense as incurred. Excluding land, depreciation of property, plant and equipment is provided over the estimated useful lives of the respective assets using the straight-line method less any salvage value. The range of the estimated useful lives is as follows: buildings - 20 to 50 years, machinery and equipment - 3 to 10 years, leasehold improvement - shorter of 5 years or the lease term, and other equipment - 3 to 5 years. If property, plant and equipment reach the end of their estimated useful lives but are still in use, the Company will estimate the remaining useful lives and depreciate the residual value using the same method. Gain or loss on disposal or property, plant and equipment are classified as non-operating income or loss. Property, plant and equipment not in use are classified as idle assets and are stated at the lower of carrying amount or net realizable value.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(j)	Technology related fees and deferred charges

The costs of patents and licenses for the product and process technology for TFT-LCDs and other flat-panel displays are capitalized and amortized on a straight-line basis over their estimated useful lives generally for periods ranging from three to fifteen years.

The cost of software systems, electrical facility installation charges, syndicated loan and bond issuances are accounted for as deferred charges and are amortized over the estimated useful lives of three to seven years on a straight-line basis. Costs associated with issuing bonds payable are amortized by using the straight-line method over the period from the issuance date to the maturity date (five years). When the Company early extinguishes its bonds, the unamortized issuance expenses will be written-off.

(k)	Derivative financial instruments

(i)    Forward foreign currency exchange contracts

Forward foreign currency exchange contracts are entered to hedge currency fluctuations affecting foreign currency transactions. These forward exchange contract receivables and payables are recorded at the spot rate at the date of inception. The discount or premium is amortized on a straight-line basis over the life of the contract. Realized and unrealized gains or losses on these contracts resulting from actual settlement or balance sheet date translation are charged or credited to current operations.

(ii)    Interest rate swaps

The net amounts received or paid under the interest rate swap contracts are reported as adjustments to interest expense on long-term debt.

(l)	Treasury stock

Treasury stock repurchased by the Company is accounted for under the cost method. The cost of treasury stock is shown as a deduction to stockholders’ equity, while any gain or loss from selling treasury stock is treated as an adjustment to capital surplus or retained earnings.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(m)	Employee retirement plan

Pursuant to government regulations, the Company has established an employee noncontributory, defined benefit retirement plan (the Plan) covering full-time employees in the Republic of China. In accordance with the Plan, employees are eligible for retirement or are required to retire after meeting certain age or service requirements. Payments of retirement benefits are based on years of service and the average salary for the six-month period before the employees’ retirement. Each employee earns two months of salary for the first fifteen years of service, and one month of salary for each year of service thereafter. The maximum retirement benefit is 45 months of salary. The plan is funded by contributions made by the Company, plus earnings thereon. On a monthly basis, the Company contributes two percent of wages and salaries to a pension fund maintained with the Central Trust of China. Retirement benefits are paid to eligible participants on a lump-sum basis upon retirement.

For the defined benefit plan under the ROC Labor Standards Law (the “old system”), the Company performs an actuarial calculation on its pension obligation as of each fiscal year-end. Based on the actuarial calculation, the Company recognizes a minimum pension liability and net periodic pension costs covering the service lives of the Plan participants.

Beginning July 1, 2005, pursuant to the effective ROC Labor Pension Act (hereinafter referred to as the “new system”), employees who elected to participate in the new system or joined the Company after July 1, 2005, are subjected to a defined contribution plan under the new system. For these employees, the Company is required to make a monthly contribution at a rate no less than 6% of the employee’s monthly salaries or wages to the employee’s individual pension fund accounts at the ROC Bureau of Labor Insurance. As the Company has not revised its retirement plan in accordance with the new system, anything not covered by the current retirement plan is handled pursuant to the ROC Labor Pension Act.

For the defined contribution plan, the Company appropriates 6% of the employees’ monthly salaries or wages to their pension fund accounts and recognizes these amounts as current pension costs.

(n)	Revenue recognition and allowance for sales returns and discounts

Revenue is recognized when title to the products and risk of ownership are transferred to the customers. Allowance and related provisions for sales returns and discounts are estimated based on historical experience. Such provisions are deducted from sales in the year the products are sold.

(o)	Government grants

Income from government grants for research and development is recognized as non-operating income in the accompanying statements of income as qualifying expenditures are made and the grant income is realizable.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(p)	Income tax

Income taxes are accounted for under the asset and liability method. Deferred income taxes are determined based on differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect during the years in which the differences are expected to reverse. The income tax effects resulting from taxable temporary differences are recognized as deferred income tax liabilities. The income tax effects resulting from deductible temporary differences, net operating loss carryforwards and income tax credits are recognized as deferred income tax assets. The realization of the deferred income tax assets is evaluated, and if it is considered more likely than not that the deferred tax assets will not be realized, a valuation allowance is recognized accordingly.

Classification of the deferred income tax assets or liabilities as current or non-current is based on the classification of the related asset or liability. If the deferred income tax asset or liability is not directly related to a specific asset or liability, then the classification is based on the expected realization date of such deferred income tax asset or liability.

The purchase of qualified machinery, expenditure for research and development and training of employees entitle the Company to investment tax credits. Income tax expense is reduced by investment tax credits in the year in which the credit arises, subject to any valuation allowance thereon.

According to the Republic of China Income Tax Law, undistributed income is subject to an additional 10% retained earning tax. The surtax is charged to income expense after the appropriation of earnings is approved by stockholders at the annual stockholders' meeting.

(q)	Earnings per common share

Earnings per share of common stock (“EPS”) is computed based on the weighted-average number of common shares and certificates exchangeable for common stock outstanding during the period. EPS for prior periods is retroactively adjusted to reflect the effects of stock issued from stock dividends and new common stock issued through unappropriated earnings and capital surplus.

(3)	Accounting Changes

For the financial year beginning January 1, 2005, ROC SFAS No. 5, “Long-Term Investments in Equity Securities”, as amended, requires the Company to recognize the income (loss) of equity method investee on a current year basis. As a result, for the year ended December 31, 2005, the Company recognized investment loss of NT$11,294 thousand, of which NT$10,405 thousand was attributed to investment loss recognized for year ended December 31, 2004.

For the financial year beginning January 1, 2005, the Company adopted ROC SFAS No. 35, “Accounting for Asset Impairment” which requires the Company to review long-lived assets for impairment. As a result, for the year ended December 31, 2005, the Company recognized an impairment loss on an equity method investment of NT$4,165 thousand.

As a result of the above changes, the net income of the Company decreased by NT$14,570 thousand for the year ended December 31, 2005.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(4)	Contents of Significant Accounts

(a)	Cash and Cash Equivalents

Cash and cash equivalents as of December 31, 2004 and 2005 consisted of the following:

	December 31,
	2004	2005
	(in thousands)

Cash and bank deposits	$13,017,287	15,911,828
Government bonds acquired under reverse repurchase agreements	3,511,271	8,755,388
	$16,528,558	24,667,216

The Company purchases government bonds under agreements to resell substantially the same securities within 30 days of the repurchase agreements. The interest rates ranged from 0.9%~1.0% and 1.2%~1.3% in 2004 and 2005, respectively.

(b)	Short-term Investments

Short-term investments as of December 31, 2004 and 2005 consisted of the following:

	December 31,
	2004	2005
	(in thousands)

Publicly listed stocks - at cost	$1,586,504	1,586,504
Fair value	$1,638,292	1,697,414

(c)	Notes and Accounts Receivable

Notes and accounts receivable as of December 31, 2004 and 2005 consisted of the following:

	December 31,
	2004	2005
	(in thousands)

Notes receivable	$4,839	22,460
Accounts receivable	15,954,506	35,185,160
Less: allowance for doubtful accounts	(48,440)	(47,546)
allowance for sales returns and discounts	(618,656)	(318,727)
	$15,292,249	34,841,347

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(d)	Inventories

Components of inventories as of December 31, 2004 and 2005 consisted of the following:

	December 31,
	2004	2005
	(in thousands)

Finished goods	$3,018,892	5,410,414
Work in process	9,356,652	9,938,936
Raw materials and spare parts	2,320,812	2,338,893
	14,696,356	17,688,243
Less: provision for inventory obsolescence and devaluation	(902,670)	(1,179,777)
	$13,793,686	16,508,466
Insurance coverage on inventories	$15,124,240	17,711,595

(e)	Long-term Investments

Long-term investments as of December 31, 2004 and 2005 consisted of the following:
	December 31,
	2004		2005
	Percentage of ownership	Amount	Percentage of ownership	Amount
	(in thousands)
Equity method:
AU Optronics (L) Corp. (AUL)	100%	$5,080,652	100%	6,434,952
BenQ Corporation (BenQ)	5%	4,047,403	5%	3,386,083
Konly Venture Corp. (Konly)	100%	1,026,572	100%	1,375,088
Cando Corporation (Cando)	12%	850,830	12%	812,038
Patentop Ltd. (Patentop)	41%	15,459	41%	-
		11,020,916		12,008,161
Cost method:
Fujitsu Display Technologies Corporation (FDTC)	10%	198,530	-	-
		$11,219,446		12,008,161

AUL was incorporated in Malaysia in September 2000. AUL is a holding company investing in foreign subsidiaries.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

Prior to January 1, 2005, as Patentop and FDTC were unable to forward their stand-alone audited financial statements in a timely manner, the Company recognized the income (loss) of these investees in the following year. Commencing January 1, 2005, ROC SFAS No. 5, “Long-Term Investments in Equity Securities”, as amended, requires the Company to recognize the income (loss) of investees on a current year basis. As a result, for the year ended December 31, 2005, the Company recognized investment loss of NT$11,294 thousand on Patentop, of which NT$10,405 thousand was attributed to investment loss recognized for year ended December 31, 2004. Pursuant to ROC SFAS No. 35, “Accounting for Asset Impairment”, the Company evaluated its investment in Patentop and has determined that the carrying amount may not be recoverable. Therefore, the Company recognized impairment loss of NT$4,165 thousand for the year ended December 31, 2005.

In August 2004, the Company sold half of its investment in FDTC and forfeited its right to appoint a member of the board of directors. The Company was not able to exercise significant influence over FDTC and as a result starting from September 2004 the investment in FDTC was accounted for by the cost method. In May 2005, the Company sold the remaining 10% interest in FDTC. The carrying amount of the investment was NT$198,530 thousand and gain on disposal of investment was NT$106,080 thousand.

In November 2003, the Company invested in Cando. In the special shareholders meeting held in December 2003, the Company obtained two board of director seats in Cando and was able to exercise significant influence over Cando’s day-to-day operations. As such, the Company accounted for its investment in Cando under the equity method of accounting effective upon its initial investments in Cando. The Company made additional investments in Cando on February and May 2004.

In November 2004, the Company invested in BenQ. As the Company is able to exercise significant influence over BenQ’s financial and operating policies, the Company accounts for its investment in BenQ under the equity method of accounting. In addition, as AUO has a cross-shareholding relationship with BenQ and BenQ accounts for its investment in AUO under the equity method of accounting, the Company recognizes investment gain (loss) of BenQ using the treasury stock method.

The Company recognized investment income (loss) amounted to NT$(169,734) thousand and NT$308,337 thousand as of December 31, 2004 and 2005, respectively.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(f)	Idle Assets, Interest Capitalization and Insurance Coverage on Property, Plant and Equipment

Idle assets as of December 31, 2004 and 2005 consisted of the following:

	December 31,
	2004	2005
	(in thousands)
Cost:
Land	$478,214	478,214
Buildings	544,421	544,421
Machinery	1,033,750	1,127,747
Other equipment	48,240	31,134
	2,104,625	2,181,516
Less: accumulated depreciation	(633,593)	(795,138)
	1,471,032	1,386,378
Less: allowance for devaluation on idle assets	(211,411)	(220,597)
	$1,259,621	1,165,781

The above idle assets comprise mainly land, buildings, machinery and other equipment from the operations of the Company’s Chunan fab.

Interest costs incurred and capitalized in connection with the construction of property, plant and equipment for the year ended December 31, 2004 and 2005 amounted to:

	December 31,
	2004	2005
	(in thousands)

Buildings	$112,882	190,441
Machinery	369,040	692,504
	$481,922	882,945

The capitalization interest rates ranged from 2.11% to 2.34% and 2.03% to 2.53% in 2004 and 2005, respectively.

Insurance coverage on property, plant and equipment amounted to NT$210,311,000 thousand and NT$286,908,000 thousand as of December 31, 2004 and 2005, respectively.

As of December 31, 2005, the Company purchased land amounting to NT$23,671 thousand at Lungtan for use as part of the Company’s manufacturing site. However, as the title of the land is temporarily not allowed to be transferred to the Company due to the nature of the land under applicable laws and regulations, the Company has entered into contracts with land-owners to clearly specify the rights and obligations to secure the ownership of the land.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

Certain property, plant and equipment were pledged as collateral against long-term borrowings (see note 6).

(g)	Short-term Borrowings

	December 31,
	2004			2005
	Amount	Interest range		Amount	Interest range
	(in thousands)

Short-term borrowings	$5,800,000	1.40% 1.85	~ %	-	-
Unused available balance	8,086,989			23,387,392

(h)	Bonds Payable

Bonds payable as of December 31, 2004 and 2005 consisted of the following:

	December 31,
	2004	2005
	(in thousands)

Secured bonds payable	$6,000,000	12,000,000
Interest payable	$15,472	84,603
Unissued available balance	$-	5,000,000

The significant terms of secured bonds payable are as follows:

	The first (2004) issuance	The first (2005) issuance

Par value	NT$6,000,000 thousand	NT$6,000,000 thousand
Issue date	April 23, 2004	June 6, 2005 ~ June 13, 2005
Issue price	At par value	At par value
Coupon rate	As stated below	Bond I 2.00%, Bond II 1.9901%
Duration	As stated below	June 6, 2005 ~ June 13, 2010
Bank that provided guarantee	International Commercial Bank of China and other eleven banks	Bank of Taiwan and other eight banks

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

The aforementioned secured bonds issued in 2004 can be divided into five types, namely, I, II, III, IV and V, based upon their respective issuance structures. Bond I has a fixed coupon rate of 1.43%, and the remaining are floating-rate based. However, the Company has entered into separate interest rate swap contracts (see note 4(n)) that have the effect of converting the floating rates into fixed rates. Whereas Bond I is of a three-year term, the rest has a term of five years. The Company is obligated to repay the principal amount of each tranche under Bond I in full at maturity; the principal amount of tranche A~F under Bond II, tranche A, B, E, F under Bond III, and tranche A and B under Bond IV will be repaid in 3 installments in a proportion of 10/60, 25/60 and 25/60 at the end of year 3, 4 and 5, respectively, from its respective issuance date; tranche G and H under Bond II, tranche C and D under Bond III, tranche C and D under Bond IV, as well as tranche A~D under bond V will be repaid in 2 equal installments at the end of year 4 and 5 from its respective issuance date.

The aforementioned secured bonds issued in 2005 can be divided into two types, namely I and II based upon their respective coupon rates and interest calculation structure. While the Company is obligated to make annual interest payment for both types of bonds, Bond I is calculated based on simple interest and Bond II is calculated semi-annually based on compound interest. Based upon their respective issuance date, the bonds can be divided into six types, namely A, B, C, D, E and F, payable in two equal installments at the end of year 4 and 5 from their respective issuance dates.

The aforementioned bonds are secured by bank guarantees through an arrangement of a syndicated bank guarantee facility. Based on financial covenants under the syndicate agreement for the bond guarantee, the Company is obligated to maintain its current ratio, debt ratio, interest coverage ratio, and net tangible net worth at a certain level. Bonds payable were pledged, please see note 6.

The aforementioned unissued available balance includes NT$5,000,000 thousand of bank guarantee through an arrangement of a syndicated bank guarantee facility provided by several financial institutions through Mizuho Corporate Bank acting as the lead bank.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(i)	Long-term Borrowings

The components of long-term borrowings as of December 31, 2004 and 2005 are summarized below:

			December 31,
Lead Bank	Purpose	Term	2004	2005
			(in thousands)

International Commercial Bank of China	Purchase of machinery, equipment and building	From Dec. 23, 1999 through Dec. 23, 2005. Repayable in 9 semi-annual installments starting in Dec. 2001	$996,110	-
International Commercial Bank of China	Purchase of machinery, equipment and building	From Dec. 21, 2000 through Dec. 21, 2007. Repayable in 10 semi-annual installments starting in June 2003	6,600,000	4,400,000
Chinatrust Commercial Bank	Purchase of machinery, equipment and building	From Sep. 21, 2000 through Sep. 21, 2007. Repayable in 10 semi-annual installments starting in Mar. 2003	8,100,000	5,400,000
Chinatrust Commercial Bank	Purchase of machinery, equipment and building	From April 25, 2003 through April 25, 2010. Repayable in 9 semi-annual installments starting in April 2006. Denominated in NTD and US dollars	14,691,700	14,783,500
International Commercial Bank of China	Purchase of machinery, equipment and building	From May 11, 2004 through May 11, 2011. Repayable in 9 semi-annual installments starting in May 2007.	9,000,000	29,000,000
Bank of Taiwan	Purchase of machinery, equipment and building	From Dec. 18, 2004 through Dec. 18, 2011. Repayable in 9 semi-annual installments starting in Dec. 2007. Denominated in NTD and US dollars	3,000,000	18,925,250
Bank of Taiwan	Purchase of machinery, equipment and building	From Dec. 29, 2005 through Dec. 29, 2012. Repayable in 9 semi-annual installments starting in Dec. 2008	-	3,000,000
			42,387,810	75,508,750
Less: current portion			(5,896,110)	(8,185,222)
			$36,491,700	67,323,528
Unused available balance			$76,787,550	69,000,000

Interest rates on long-term borrowings outstanding as of December 31, 2004 and 2005 ranged from 2.07% to 2.57% and 2.36% to 4.56%, respectively.

The Company entered into syndication loan agreements with several financial institutions to obtain credit facilities, for building construction projects and the purchase of TFT-LCD production line related machinery and equipment. The commitment fee is charged based on the committed-to-withdraw but unborrowed balance, if any. No commitment fees were paid for the years ended December 31, 2004 and 2005. During the loan period, the current ratio, debt-equity ratio, times interest earned, tangible assets ratio and other financial ratios of the Company must comply with certain restrictions as specified in the agreements.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

The long-term borrowings are all secured. Certain property, plant and equipment were pledged as collateral against long-term borrowings (see note 6).

(j)	Retirement Plan

The following table sets forth the defined benefit obligation and accrued pension liabilities balance related to AUO’s retirement plan in the Republic of China as of December 31, 2004 and 2005:

	December 31,
	2004	2005
	(in thousands)
Benefit obligation:
Vested benefit obligation	$(3,570)	(3,990)
Non-vested benefit obligation	(222,368)	(261,636)
Accumulated benefit obligation	(225,938)	(265,626)
Additions based on future salary increase	(260,503)	(299,866)
Projected benefit obligation	(486,441)	(565,492)
Fair value of plan assets	299,030	398,478
Funded status	(187,411)	(167,014)
Unrecognized transitional liability	13,845	12,761
Unrecognized pension loss	(16,748)	(16,762)
Accrued pension liabilities	$(190,314)	(171,015)

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

The components of net periodic pension cost of AUO for 2004 and 2005 are summarized as follows:

	For the year ended December 31,
	2004	2005
	(in thousands)
Defined benefit pension plan:
Service cost	$127,467	69,596
Interest cost	15,213	17,835
Expected return on plan assets	(7,571)	(11,322)
Amortization	4,303	1,084
Net pension cost	$139,412	77,193
Defined contribution pension cost	$-	170,573

Significant actuarial assumptions used in the above calculations are summarized as follows:

	December 31,
	2004	2005

Discount rate	3.50%	3.50%
Rate of increase in future compensation levels	3.50%	3.50%
Expected long-term rate of return on plan assets	3.50%	3.50%

Unrecognized transitional liability is amortized over 16 years to net period pension cost.

(k)	Stockholders’ Equity

(i)	Common stock

Based on stockholder resolutions on April 29, 2004, the Company increased its common stock by NT$3,058,037 thousand, par value NT$10 per share, through the transfer of retained earnings and employee bonuses of NT$2,170,119 thousand and NT$887,918 thousand, respectively. The stock issuances described above were authorized by and registered with the government authorities. Pursuant to stockholder resolutions, the Company issued 300 million shares of its common stock in the form of 30 million ADS on June 23, 2004. Each ADS represents the right to receive 10 shares of common stock. The public offering price per ADS was US$16.00.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

Based on stockholder resolutions on June 14, 2005, the Company increased its common stock by NT$5,425,062 thousand, par value NT$10 per share, through the transfer of retained earnings and employee bonuses of NT$4,451,437 thousand and NT$973,625 thousand, respectively. The stock issuances described above were authorized by and registered with the government authorities. Pursuant to stockholder resolutions, the Company issued 330 million shares of its common stock in the form of 33 million ADS on July 22, 2005. Each ADS represents the right to receive 10 shares of common stock. The public offering price per ADS was US$15.35.

As of December 31, 2004 and 2005, the Company’s authorized common stock, par value NT$10 per share, amounted to NT$58,000,000 thousand and NT$70,000,000 thousand, respectively, and the issued common stock amounted to NT$49,580,409 thousand and NT$58,305,471 thousand, respectively.

(ii)	Capital surplus

Pursuant to the Republic of China Company Law, the capital surplus has to be used to offset a deficit, and then the capital surplus resulting from the issuance of new shares at a premium and from donations received by the Company can be used to increase common stock. Furthermore, pursuant to securities regulations, the total sum of capital surplus capitalized per year may not exceed 10 percent of the paid-in capital. Additionally, the capital surplus realized from a capital increase shall be capitalized only from the following fiscal year after the capital increase being registered by the Company with the competent authority.

(iii)	Legal reserve

According to the Republic of China Company Law, the Company must retain 10 percent of its annual income as a legal reserve until such retention equals the amount of issued common stock. The retention is accounted for by transfers to a legal reserve upon approval at the annual stockholders’ meeting. The legal reserve can be used to offset an accumulated deficit and transferred to common stock however cannot be distributed as cash dividends.

(iv)	Distribution of earnings and dividend policy

According to the Company’s articles of incorporation, 10% of the Company’s annual income, after offsetting any accumulated deficit, shall be set aside as a legal reserve. After establishing the legal reserve, earnings may be distributed in the following order in accordance with the Company’s articles of incorporation:

- 5 to 10 percent as employee bonuses

- At most 1 percent as remuneration to directors and supervisors

- The remainder, after retaining a certain portion for business consideration, as common stockholders’ dividends.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

The appropriation of the Company’s net income may be distributed by way of cash dividend and/or stock dividend. Since the Company is in a capital-intensive industry, distribution of profits shall be made preferably by way of stock dividend. Distribution of profits may also be made by way of cash dividend, and the amount of that should exceed or equal 10% of total dividends. This cash dividend percentage may be adjusted depending on actual profit of the year and operational conditions.

According to Financial Supervisory Commission (“FSC”) regulations, when there is a deduction item in stockholders’ equity during the year, an amount equal to the deduction item before earnings distribution must be appropriated as a special reserve within retained earnings. The special reserve will be available for dividend distribution only after the related stockholders’ equity deduction item has been reversed.

Employee bonuses and directors’ remuneration appropriated from the distributable retained earnings of 2004 were as follows:

	Shares	NT$
	(in thousands)

Employee bonuses - stock (at par value)	97,363	$973,625
Employee bonuses - cash		649,084
Directors’ and supervisors’ remuneration		37,447
		$1,660,156

The shares issued from the above distribution were 1.96 percent of outstanding shares as of December 31, 2004.

If the above distributions were recorded as expenses in 2004, the pro forma information on earnings per share in 2004 would be as follows:

NT$

Basic earnings per common share after retroactive adjustment	4.93

Earnings distribution of fiscal year 2005 earnings has not been proposed by the board of directors and is still subject to approval at the stockholders’ meeting.

(v)	Treasury stock

Based on a board of directors resolution on December 16, 2002, the Company decided to purchase its own shares on the Taiwan Stock Exchange for use as employee bonus shares in future periods. The Company purchased treasury stock amounting to 12,000 thousand shares at a total cost of NT$250,981 thousand.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

Upon approval by the Financial Supervisory Commission of the ROC (FSC) on August 16, 2005, the Company transferred to its employees all of the treasury stock. Taking into consideration of increase in issued common stock, the Company calculated a transfer price at the Company’s original purchase price plus an interest factor determined over the holding period. Total selling price was NT$177,905 thousand. The difference between cost and selling price of NT$73,076 was deducted from retained earnings.

(l)	Income Taxes

(i)
Pursuant to the Statute for the Establishment and Administration of Science-based Industrial Park and Statute for Upgrading Industries, the Company and the extinguished Unipac have elected appropriate tax incentives, such as tax exemption for qualified TFT-LCD products/processes and investment tax credits for shareholders, based on initial investment and subsequent capital increases.

The followings are the details of the Company’s effective tax incentive provided by the Ministry of Finance as of December 31, 2005:

Year of investment	Tax incentive chosen	Tax exemption period

1999	Tax exemption of the Company’s L3A facility corporate income taxes for four years	2002~2005
1996	Tax exemption of the Company’s L5 facility corporate income taxes for five years	2003~2007
1999	Tax exemption of the Company’s L3B facility corporate income taxes for four years	2005~2008
1999, 2001	Tax exemption of the Company’s L6 facility corporate income taxes for five years	2005~2009

(ii)	The components of income tax expense are summarized as follows:

	For the year ended December 31,
	2004	2005
	(in thousands)
Current income tax expense	$355,761	1,521,732
Deferred income tax benefit	(294,415)	(1,048,303)
	$61,346	473,429

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

The differences between income tax expense based on the Republic of China statutory income tax rate of 25% and the income tax expense as reported in the accompanying statements of income for 2004 and 2005 are summarized as follows

	For the year ended December 31,
	2004	2005
	(in thousands)
Expected income tax expense	$7,006,049	4,025,105
Tax exemption	(1,424,088)	(479,973)
Investment tax credits	(7,144,655)	(4,804,868)
Tax on undistributed retained earnings	419,039	1,491,149
Increase in valuation allowance	1,031,632	103,831
Other	173,369	138,185
Income tax expense	$61,346	473,429

(iii)	The components of deferred income tax assets (liabilities) are summarized as follows:

	December 31,
	2004		2005
	Amount	Tax effect	Amount	Tax effect
	(in thousands)
Current:
Investment tax credits	$1,777,511	1,777,511	2,313,606	2,313,606
Unrealized loss and expenses	1,188,872	297,218	1,775,237	443,809
Unrealized sales profit	650,028	162,507	2,860,950	715,238
Unrealized exchange gain	-	-	(230,842)	(57,711)
Loss on inventories devaluation	902,670	225,667	1,179,777	294,944
Net deferred tax assets - current		$2,462,903		3,709,886
Non-current:
Investment tax credits	$9,674,319	9,674,319	9,921,352	9,921,352
Net operating loss carryforwards	2,393,749	598,437	-	-
Difference between carrying amount and tax basis of accumulated depreciation	(5,024,519)	(1,256,130)	(3,115,898)	(778,974)
Overseas investment loss (gain) under the equity method	537,596	134,399	(359,844)	(89,961)
Accrued pension	190,314	47,579	171,015	42,754
Other	455,346	113,836	143,814	35,796
Valuation allowance		(8,804,979)		(8,908,810)
Net deferred tax assets - non-current		$507,461		222,157

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(iv)	Investment tax credits

According to the Statute for Upgrading Industries, the purchase of machinery for the automation of production and pollution control, expenditure for research and development and training of professional personnel entitles the Company to tax credits. This credit may be applied over a period of five years. The amount of the credit that may be applied in any year except the final year is limited to 50% of the income tax payable for that year. There is no limitation on the amount of investment tax credit that may be applied in the final year. As of December 31, 2005, the Company’s remaining investment tax credits and their related expiration years were as follows:

Year of assessment	Unused tax credits	Expiration year
	(in thousands)

2002	$2,201,625	2006
2003	3,302,753	2007
2004	2,720,666	2008
2005 (estimated)	4,009,914	2009
	$12,234,958

(v)
The 2001 income tax return has been assessed by the tax authorities for additional income tax payable due to a dispute on the use of loss carryforwards prior to business combination of NT$3,546,535 thousand by the surviving company after the merger. The Company disagreed with the assessment and subsequently filed a tax appeal. The appeal is still under review. The Company has evaluated the impact on the financial statements and accrued additional income tax in 2004.

As of December 31, 2005, the tax authorities had assessed the income tax returns of the Company through 2001 and of Unipac through 2000.

(vi)	Information related to imputation credit account (ICA)

	December 31,
	2004	2005
	(in thousands)
Unappropriated earnings:
Earned after January 1, 1998	$34,104,623	34,507,005
ICA balance	$1,449	376,987

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

	For the year ended December 31,
	2004 (actual)	2005 (estimated)

Creditable ratio for earnings distribution to the Republic of China resident stockholders	1.89%	1.09%

(m)	Earnings Per Common Share

Earning per common share in 2004 and 2005 are computed as follows:

	For the year ended December 31,
	2004		2005
	Pre-tax	After tax	Pre-tax	After tax
	(in thousands)
Basic earnings per share:
Net income	$28,024,198	27,962,852	16,100,420	15,626,991
Weighted average number of shares outstanding (thousand shares):
Shares of common stock at beginning of the year	4,340,237	4,340,237	4,946,041	4,946,041
Issuance of common stock for cash	156,667	156,667	146,465	146,465
Issuance of shareholders stock dividends and employee stock bonus	305,804	305,804	542,506	542,506
Treasury stock	-	-	3,748	3,748
Weighted average number of shares outstanding during the year	4,802,708	4,802,708	5,638,760	5,638,760
Basic earnings per share	$5.84	5.82	2.86	2.77

(n)	Financial Instruments

(i)	Non-derivative financial instruments

The Company’s non-derivative financial assets include cash and cash equivalents, short-term investments, notes and accounts receivable, receivables from related parties, other financial assets, restricted cash in banks, refundable deposits and long-term investments. The Company’s non-derivative financial liabilities consist of short-term borrowings, long-term borrowings, bonds payable, accounts payable, payables to related parties, and equipment and construction in progress payables.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

As of December 31, 2004 and 2005, the carrying amounts of non-derivative financial instruments that were not equal to their fair values were as follows:

	December 31, 2004		December 31, 2005
	Fair value	Carrying amount	Fair value	Carrying amount
	(in thousands)
Assets:
Short-term investments	$1,638,292	1,586,504	1,697,414	1,586,504
Long-term investments:
Fair value (available)	4,421,980	4,047,403	4,155,025	3,386,083
Fair value (not available)	-	7,172,043	-	8,622,078
Liabilities:
Bonds payable	5,784,437	6,000,000	11,951,724	12,000,000

The following methods and assumptions are used to estimate the fair value for each class of non-derivative financial instruments:

1.	The carrying amounts of cash and cash equivalents, notes and accounts receivable, restricted cash in banks, other current financial assets, accounts payable, payables to related parties, equipment and construction in progress payables and short-term borrowings approximate their fair value due to the short-term nature of these items.

2.	The fair value of short-term investments is based on publicly quoted market prices.

3.	The fair value of long-term equity investments is based on publicly quoted market price. If it is impractical to determine the fair value of long-term equity investments when these investments are not publicly traded, the carrying amount is used as approximate of fair value. Refer to note 4(e) for information on the carrying amount of long-term equity investments.

4.	Refundable deposits are commonly required in the normal course of operations to provide for assurance. However, the fair value of such receivables or payables cannot be ascertained as the recovery time cannot be explicitly anticipated. Therefore, the carrying amount of refundable deposits is used as approximate of fair value.

5.	Long-term borrowings are obtained at floating rates. The fair value approximates their carrying value. Refer to note 4(h).

6.	The fair value of bonds payable is based on the present value using market interest rates of similar issuances by companies with comparable credit ratings.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(ii)	Derivative financial instruments

1.	Interest rate swaps

As of December 31, 2004 and 2005, interest rate swap contracts outstanding were as follows:

December 31, 2004
Inception	Maturity	Notional amount	Fixed interest rate paid	Variable interest rate received	Fair value
(in thousands)

2003	January 8, 2008~ December 11, 2008	$14,500,000	1.65%~2.54%	1.007%~ 1.059%	$(174,799)
2004	January 16, 2009~ July 13, 2009	4,500,000	2.18%~2.78%	1.006%~ 1.091%	(94,303)
2004	April 23, 2007~ April 23, 2009	5,500,000	1.43%	1.78%~ 3.50%	(44,800)
					$(313,902)

December 31, 2005
Inception	Maturity	Notional amount	Fixed interest rate paid	Variable interest rate received	Fair value
(in thousands)

2003	January 8, 2008~ December 11, 2008	$14,500,000	1.65%~2.54%	1.426%~ 1.458%	$(168,533)
2004	January 16, 2009~ July 13, 2009	4,500,000	2.18%~2.78%	1.42%~ 1.503%	(98,890)
2004	April 23, 2009	5,500,000	1.43%	0%~3.0001%	(46,282)
2005	September 14, 2010~ September 21, 2010	1,000,000	2.03%~2.05%	1.454%~ 1.473%	(586)
					$(314,291)

The interest expense resulted from these interest rate swap contracts for the years ended December 31, 2004 and 2005 was NT$233,110 thousand and NT$184,136 thousand, respectively.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

2.	Foreign currency forward contracts

As of December 31, 2004 and 2005, the details of foreign currency forward contracts outstanding were as follows:

December 31, 2004
Buy	Sell	Contract amount		Settlement date
		(in thousands)
NTD	USD	US$	505,000	January 10, 2005 ~ March 10, 2005
YEN	NTD	NT$	6,400,303	January 11, 2005 ~ February 15, 2005
USD	NTD	NT$	472,000	March 10, 2005

December 31, 2005
Buy	Sell	Contract amount		Settlement date
		(in thousands)
NTD	USD	US$	838,000	January 10, 2006 ~ February 27, 2006
YEN	NTD	NT$	17,595,929	January 10, 2006 ~ March 10, 2006

The details of the above foreign currency forward contracts balance included in other current financial assets as of December 31, 2004 and 2005 are as follows:

	December 31,
	2004	2005
	(in thousands)
Foreign currency forward contracts receivable	$16,450,143	27,903,200
Foreign currency forward contracts receivable - foreign currencies	6,891,535	17,325,810
Foreign currency forward contracts payable	(6,872,303)	(17,595,929)
Foreign currency forward contracts payable - foreign currencies	(16,118,085)	(27,515,730)
Unamortized premium	9,758	84,710
Included in other current financial assets	$361,048	202,061
Fair value	$366,164	162,515

The realized gain (loss) resulting from foreign currency forward contracts were NT$585,719 thousand and NT$(1,086,836) thousand in 2004 and 2005, respectively.

(iii)	Fair value and risks

The fair value of financial instruments is the expected receivable or payable, generally includes unrealized gain or loss on open contracts, assuming that a contract is terminated on

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

the balance sheet date. The fair value of derivate financial instruments is based upon quoted market prices from brokers, banks or financial institutions.

1.	Credit risk

Credit risk represents the accounting loss that would be recognized at the reporting date if the counter parties failed to perform. Credit risk will increase as the derivative instruments become more profitable to the Company. The Company entered into the above derivative contracts with major international foreign banks or reputable local banks. The likelihood of default on the part of the banks is considered remote.

2.	Market price risk

Market price risk represents the accounting loss that would be recognized at the reporting date for the derivative financial instruments due to the changes in market interest rates or foreign exchange rates. As the Company’s derivative financial instruments are for hedging purposes, the gains or losses due to changes in interest rates or foreign exchange rates will be offset by the hedged items. As a result, market price risk is considered low.

3.	Liquidity risk

Liquidity risk is the risk of being unable to settle the derivative contracts on schedule. The purpose of these instruments held by the Company is to manage and hedge changes in cash flows and risks associated with floating interest rate debt and foreign currency rates. There is no significant liquidity risk for the related cash flows.

(iv)	The categories of derivative financial instruments, objectives and strategies to accomplish the underlying objectives

The Company enters into interest rate swap contracts mainly to hedge its exposure to changes in cash flows associated with rising interest rates on its floating rate long-term debts and bonds payable. The Company uses foreign currency forward contracts to hedge existing assets and liabilities denominated in foreign currencies. The Company’s hedging strategies are to hedge market price risks to the highest extent possible. The Company uses derivative financial instruments that are highly correlated to the changes in fair values of the hedged items as hedging instruments and the hedge relationship is evaluated on a periodical basis.

(v)	Concentration of credit risks

The Company’s potential credits risks are derived primarily from cash in bank and cash equivalents, short-term investments and accounts receivable. The Company maintains its cash with various financial institutions. Cash equivalents are mainly government bonds. Short-term investments are mainly open-end mutual funds and publicly listed stocks from companies with reputable credit ratings. The Company constantly monitors the amount of

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

credit exposures with any one institution and as a result the Company believes that there is a limited concentration of credit risks in cash and short-term investments.

The majority of the Company’s customers are in the high-end computer and information technology industry. The Company continuously evaluates the credit quality and financial position of its customers and if necessary the Company will require collateral from these customers to minimize credit risks in accounts receivables.

(5)	Related-party Transactions

(a)	Name and relationship

Name of related party	Relationship with the Company

BenQ Corporation (“BenQ”)	Shareholder of AUO who accounts for its investment in AUO using the equity-method of accounting; equity-method investee of AUO
Acer Inc. (“Acer”)	Shareholder of BenQ who accounts for its investment in BenQ using the equity-method of accounting
Aspire Service & Development Inc. (“ASD”)	Indirect subsidiary of Acer
Wistron Corp. (“Wistron”)	Equity-method Investee of Acer
Wistron Infocomm (Kunshan) Corp. (“WKS”)	Indirect subsidiary of Wistron
Wistron Infocomm (Philippines) Corp. (“WPH”)	Subsidiary of Wistron
Wistron Infocomm Manufacturing (Kunshan) Co., Ltd (“WEKS”)	Indirect subsidiary of Wistron
United Microelectronics Corp. (“UMC”)	Shareholder and director of AUO (note 1)
Novatek Microelectronics Corp. (“Novatek”)	Equity-method investee of UMC (note 1)
Applied Component Technology Corp. (“ACT”)	Equity-method investee of UMC (note 1)
Faraday Technology Corp. (“Faraday”)	Equity-method investee of UMC (note 1)
BenQ Mexican, S.A. De C. V. (“BQX”)	Subsidiary of BenQ
Darfon Electronics Corp. (“Darfon”)	Subsidiary of BenQ
Daxon Technology Inc. (“Daxon”)	Subsidiary of BenQ
BenQ Technologies Czech S.V.O. (“BQZ”)	Subsidiary of BenQ
BenQ (IT) Co., Ltd. Suzhou (“BQS”)	Indirect subsidiary of BenQ
BenQ Optronics (Suzhou) Co. Ltd. (“BQOS”)	Indirect subsidiary of BenQ
AU Optronics (L) Corp. (AUL)	100%-owned subsidiary of AUO
AU Optronics (Suzhou) Corp. (AUS)	100%-owned subsidiary of AUL
Fujitsu Display Technologies Corporation (“FDTC”)	Cost-method investee of AUO (note 2)
Cando Corporation (“Cando”)	Equity-method investee of AUO

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

AU OPTRONICS CORP.

Notes to Financial Statements

Note 1:
As UMC disposed more than half of its shares held in AUO on April 22, 2004, its membership to the board of directors of AUO was forfeited. Consequently, UMC and its investees were not regarded as AUO’s related parties. Related-party transactions were disclosed until the end of April 2004.

Note 2:
Due to disposition of FDTC shares in August 2004, the FDTC shares held by AUO decreased to 10% and AUO lost its ability to exercise significant influence over FDTC. Consequently, FDTC was not regarded as AUO’s related party and related-party transactions were disclosed until the end of August 2004.

(b)	Significant transactions with related parties

1.	Sales

Net sales to related parties were as follows:

	For the year ended December 31,
	2004		2005
	Amount	% of net sales	Amount	% of net sales
	(in thousands)
BQS	$23,292,734	14	26,531,015	12
Acer	6,733,616	4	8,999,415	4
BenQ	2,310,915	1	2,083,647	1
WKS	819,631	—	961,816	—
WEKS	—	—	826,929	—
Wistron	931,678	1	393,157	—
BQX	850,691	1	370,150	—
BQOS	132,753	—	354,655	—
BQZ	—	—	210,846	—
WPH	906,906	1	167,742	—
AUL	8,492,207	5	38,066	—
FDTC	2,136,101	1	—	—
ACT	164,972	—	—	—
Others	82,712	—	132,177	—
	$46,854,916	28	41,069,615	17

The collection terms for sales to related parties and other customers are month-end 30~45 days and 30~60 days respectively. The average collection days for sales to related parties for the years ended December 31, 2004 and 2005 are 38 days and 59 days, respectively, and for other customers are 39 days and 52 days, respectively. The product price and other terms for sales to related parties are similar to those with unrelated customers.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

As of December 31, 2004 and 2005, receivables resulting from the above transactions were as follows:

	December 31,
	2004		2005
	Amount	% of total receivables	Amount	% of total receivables
	(in thousands)
BQS	$4,007,503	19	4,821,840	11
Acer	521,844	3	1,967,407	5
BenQ	475,784	2	409,520	1
BQX	85,144	—	215,997	1
BQZ	—	—	132,768	—
WEKS	—	—	103,771	—
Wistron	116,164	1	51,313	—
WPH	53,761	—	27,704	—
WKS	213,020	1	349	—
FDTC	14,804	—	—	—
Others	81,639	—	148,952	1
Less: allowance for doubtful accounts and sales returns and discounts	(83,079)	—	(99,481)	—
	$5,486,584	26	7,780,140	19

2.	Operating leases, disposal of property, plant and equipment and others

The Company leased part of its facility to related parties. The rental income amounted to NT$21,819 thousand and NT$17,568 thousand for the years ended December 31, 2004 and 2005, respectively. In addition, the Company disposed of property, plant and equipment to related parties at a consideration of NT$318,010 thousand and NT$384,807 thousand, respectively, for the year ended December 31, 2004 and 2005. As of December 31, 2004 and 2005, rental and other receivables, were NT$79 thousand and NT$2,634 thousand, respectively. The rental price and other terms for related parties are similar to those with unrelated customers.

In 2004, the Company purchased color filters production related equipments of NT$812,136 thousand on behalf of Cando. This amount represented reimbursement of the original purchase price. As of December 31, 2004, the full amount was received.

In 2005, the Company purchased materials of NT$492,261 thousand on behalf of Cando. This amount represented reimbursements of the original purchase price. As of December 31, 2005, amount due from Cando amounted to NT$40,686 thousand.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

During 2005, the Company received cash dividends of NT$187,425 thousand from its investments in BenQ, which have been recorded as a deduction in the long-term investment account.

3.	Purchases

Net purchases from related parties were as follows:

	For the year ended December 31,
	2004		2005
	Amount	% of net purchases	Amount	% of net purchases
	(in thousands)
AUL	$40,381,693	39	64,929,216	42
Cando	2,551,073	2	2,986,751	2
Daxon	—	—	676,729	—
Darfon	113,266	—	203,737	—
Novatek	537,578	1	—	—
FDTC	316,122	—	—	—
Faraday	60,432	—	—	—
Others	433	—	53,565	—
	$43,960,597	42	68,849,998	44

The purchase prices and payment terms with related parties were not materially different from those with unrelated vendors. The payment terms were both 30 to 120 days in 2004 and 2005.

As of December 31, 2004 and 2005, payables resulting from the above purchases were as follows:

	December 31,
	2004		2005
	Amount	% of total payables	Amount	% of total payables
	(in thousands)
AUL	$10,430,826	41	17,537,607	37
Cando	633,938	3	1,111,363	2
Daxon	—	—	608,060	1
Others	71,336	—	119,724	—
	$11,136,100	44	19,376,754	40

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

The aforementioned related-party transactions for purchases and sales excluded transactions with AUS, through the following arrangement between the Company and AUL.

AUS is the Company’s module processing factory in Mainland China. Prior to April 1, 2004, AUS operated as a factory engaged in processing imported materials and exporting finished products. AUS imported semi-finished products from AUO through AUL. After module and components assembling, the finished products were sold partly to AUO through AUL and partly to external parties. Commencing April 1, 2004, AUS changed its business operating model from a factory processing imported materials to processing customer’s materials, or in other words, processing materials at a processing fee. Under such model, AUL purchases semi-finished products from AUO and forwards the materials to AUS for processing. The finished products are then returned to AUL and subsequently sold to AUO.

Net sales to AUL amounted to NT$95,431,077 thousand and NT$93,496,666 thousand for the year ended December 31, 2004 and 2005, respectively. Net purchases from AUL amounted to NT$124,472,317 thousand and NT$150,385,603 thousand for the year ended December 31, 2004 and 2005, respectively. To avoid replication in recognizing purchases and sales under the aforementioned arrangement, the Company reverses sales and cost of sales of semi-finished products at the time AUL purchases the semi-finished products from the Company and recognizes respective sales, cost of sales of semi-finished products and processing fees only after AUO sells the finished products to external parties. For work in process in the possession of AUS at the balance sheet date, the cost of semi-finished products is adjusted against the Company’s inventories and related receivables accordingly. In addition, payables and receivables are presented as a net amount in the financial statements.

4.	Acquisition of property, plant and equipment, operating lease arrangement and others

Pursuant to board of directors resolution on January 12, 2005, the Company purchased the originally leased land at Lungtan from ASD for cash consideration of NT$2,774,000 thousand. In addition, acquisition of other property, plant, equipment from related parties for the years ended December 31, 2004 and 2005 amounted to NT$7,060 thousand and NT$29,794 thousand, respectively.

The Company entered into lease agreements for land, building, dormitory and equipment with related parties. The related rent expenses and administration fees for the years ended December 31, 2004 and 2005, were as follows:

	For the year ended December 31,
	2004	2005
	(in thousands)
Acer	$19,484	22,916
ASD	89,528	—
Others	240	526
	$109,252	23,442

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

The Company’s prepaid rent for the above lease agreements amounted to NT$6,565 thousand and NT$0 thousand as of December 31, 2004 and 2005, respectively. In January 2005, the Company received refundable deposits of NT$867,000 thousand for leased land at Lungtan pursuant to the Company’s acquisition of the said land from ASD. As of December 31, 2004 and 2005, refundable deposits resulting from the above transactions amounted to NT$870,245 thousand and NT$3,245 thousand, respectively.

Amounts paid to related parties for reimbursement of miscellaneous expenditures paid on behalf of the Company were NT$238,149 thousand and NT$239,494 thousand for the years ended December 31, 2004 and 2005, respectively.

As of December 31, 2004 and 2005, amounts due to related parties that resulted from the acquisition of property, plant and equipment, lease agreements and operating expenses were NT$25,322 thousand and NT$13,822 thousand, respectively.

5.	Technology-related fees and research and development

In 2003, the Company entered into a license and technical support agreement with FDTC. Pursuant to the agreement, the Company is required to pay an initial fee and a fixed annual royalty fee during the term specified in the agreement.

In March 2003, the Company also signed a collaborative research and development contract with FDTC that required the Company to pay a portion of certain project expenses on joint TFT-LCD research and development projects. The contract was cancelled in July 2004.

For the years ended December 31, 2004, total technology-related fees amounted to NT$182,302 thousand.

6.	Endorsement and guarantee provided

The Company, through AUL, provided a guarantee to AUS for its long-term loan agreement. The guarantee provided amounted to NT$4,957,396 thousand and NT$11,177,495 thousand for the year ended December 31, 2004 and 2005.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(6)	Pledged Assets

Assets pledged as collateral are summarized below:

		December 31,
Pledged assets	Pledged to secure	2004	2005
		(in thousands)
Restricted cash in banks	Oil purchase, customs duties and guarantees for foreign workers	$29,200	32,200
Building	Long-term borrowings	5,162,745	6,867,162
Machinery and equipment	Long-term borrowings and bonds payable	84,182,259	108,651,713
		$89,374,204	115,551,075

(7)	Commitments and Contingencies

(a)	Outstanding letters of credit

As of December 31, 2004 and 2005, the Company had the following outstanding letters of credit:

	December 31,
Currency	2004	2005
	(in thousands)

USD	$9,741	4,884
JPY	3,144,102	11,731,873
NTD	—	93,578

The outstanding letters of credit facilitate the Company’s purchase of machinery and equipment and materials from foreign suppliers. The letters of credit are irrevocable and expire upon the Company’s payment of the related obligations.

(b)	Technology and licensing agreements

The Company entered into technical cooperation and patent licensing agreements with Matsushita Electric Industrial Co., Ltd. (Matsushita), Semiconductor Energy Laboratory Co., Ltd. (SEL), Toppan Printing Co., Ltd. (Toppan), Fujitsu Limited, Hitachi Displays Ltd., Guardian Industries Corp., Sharp Corporation (Sharp) and others. Pursuant to the terms of each signed agreement, the Company pays patent and licensing fees to the aforementioned companies.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(c)	Long-term materials supply

In March 2005, the Company entered into a non-cancelable long-term materials supply agreement with Corning Display Technologies Taiwan Co. Ltd. (Corning Taiwan) for the supply of LCD glass substrates. The contract runs from March 9, 2005 to June 30, 2009. In accordance with the contract, the Company makes prepayments to Corning Taiwan in several installments during the contract period which will be deductible from subsequent purchases. The portion of prepayments which are expected to be utilized within one year is included in current assets. The non-current portion is included under other assets.

(d)	Purchase commitments

As of December 31, 2004 and 2005, outstanding commitments for purchase agreements for major property, plant and equipment totaled NT$71,283,162 thousand and NT$41,256,044 thousand, respectively.

(e)	Operating lease agreements

Commencing March 1, 1994, the Company entered into land lease agreements with the Science Park Administration Bureau for land used by its facilities located at the Hsinchu Science Park. The lease terms are for a period of 20 years. Commencing July, 2003, the Company entered into land lease agreement with the Science Park Administration Bureau at Central Taiwan for land used by its facility. The lease term runs from July 28, 2003 to December 31, 2023. In accordance with the aforementioned lease agreements, rental payments are subject to adjustment as the government reappraises the land value.

Future minimum lease payments as of December 31, 2005, under the existing non-cancelable agreements are:

Years	Minimum lease payments
(in thousands)

2006	$98,911
2007	98,911
2008	98,911
2009	98,911
2010	98,911
After 2011	892,237

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(f)	Litigation - Sharp Corporation

Since March 2002, Sharp Corporation (Sharp) launched a series of legal proceedings with regard to alleged patent infringements against the Company and its customers in the United States District Court and the Tokyo District Court requesting for damages. In July 2005, the Company settled some of the disputes relating to LCD panels for personal computer applications and entered into a patent cross license agreement with Sharp. In March 2006, the Company settled the remaining outstanding disputes with Sharp. Refer to second paragraph in note 9.

(g)	Litigation - Commissariat AL’energie Atomique

In April 2004, Commissariat AL’energie Atomique (CEA) launched a common plea with regard to alleged patent infringement against the Company in the United States Federal District Court for the District of Delaware. This litigation is in the final phase. As of December 31, 2005, the Company believes that the resolution of this litigation will not have material effect on the Company’s results of operations or financial position.

(8)	Significant Disaster Loss

None.

(9)	Subsequent Events

In January 2006, the Company signed a patent cross-license agreement with Samsung Electronics Co., Ltd. (Samsung) that covers patents in the area of TFT-LCD and OLED. This agreement enhances both companies’ relationship in the development and delivery of innovative digital consumer electronics products by sharing each other’s respective technologies.

In March 2006, the Company and Sharp entered into an amended patent cross license agreement to supersede the agreement signed in July 2005 in its entirety and expand the scope to include other LCD panels.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(10)	Other Information

For the years ended December 31, 2004 and 2005, employee expenses, depreciation and amortization expenses were as follows:

	For the year ended December 31,
	2004			2005
	Cost of goods sold	Operating expenses	Total	Cost of goods sold	Operating expenses	Total
	(in thousands)
Employee expenses:
Salaries and wages	4,392,131	1,664,235	6,056,366	6,167,986	2,067,906	8,235,892
Labor and health insurance	279,619	94,602	374,221	393,106	115,704	508,810
Pension	98,501	40,911	139,412	187,044	60,722	247,766
Others	197	37,900	38,097	193	55,107	55,300
Depreciation	20,390,245	1,683,590	22,073,835	28,309,723	2,605,204	30,914,927
Amortization	517,465	1,101,298	1,618,763	637,596	551,298	1,188,894

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(11)	Additional Disclosures

(a)	The followings are additional disclosures for the Company pursuant to the requirements of Securities and Futures Bureau (SFB):

(1)	Financing provided to others for the year ended December 31, 2005: None.

(2)	Endorsement/guarantee provided to others for the year ended December 31, 2005:

(Expressed in thousands of New Taiwan dollars, unless otherwise specified)
Item No.	Endorsor/ Guarantor	Counterparty		Limit of Endorsement/Guarantee Amount for Individual Counterparty	Maximum Amount of Endorsement/ Guarantee for Current Period	Ending Balance	Amount of Collateral for Guarantee/ Endorsement	Ratio of Accumulated Guarantee Amount to Net Assets in Latest Financial Statements	Maximum Amount of Guarantee / Endorsement
		Name	Relationship
1	AUO	AUL	100%-owned subsidiary of AUO	Not exceeding 50% of AUO’s net worth	NT$11,177,495 (US$74,000 thousand and RMB2,150,000 thousand) (Note1)	NT$11,177,495 (US$74,000 thousand and RMB2,150,000 thousand) (Note1)	—	7.18%	NT$155,702,187 (Note 2)

Note 1:	The translation was performed using exchange rate in effect at the balance sheet date.

Note 2:	This represented AUO’s net worth as of December 31, 2005.

(3)	Marketable securities held as of December 31, 2005:

(Expressed in thousands of New Taiwan dollars and shares, unless otherwise specified)
Company	Name and Type of Securities	Relationship with Security Issuers	Financial Statement Account	End of Reporting Period				Note
				Units/ Shares	Book Value	% of Ownership	Market Value
AUO	UMC	—	Short-term Investment	65,621	706,492	0.33%	1,245,488
AUO	Mega Holdings	—	Short-term Investment	20,845	880,012	0.18%	451,926
AUO	AUL	100%-owned subsidiary of AUO	Long-term Investment	175,655	6,434,952	100.00%	N/A
AUO	Konly	100%-owned subsidiary of AUO	Long-term Investment	100,000	1,375,088	100.00%	N/A
AUO	Patentop Ltd.	Equity-method investee of AUO	Long-term Investment	1,640	- (Note 1)	41.00%	N/A
AUO	Cando	Equity-method investee of AUO	Long-term Investment	71,252	812,038	11.93%	N/A
AUO	BenQ	Shareholder of AUO who accounts for its investment in AUO using the equity-method of accounting; equity-method investee of AUO	Long-term Investment	131,198	3,386,083	5.01%	4,155,025

Note 1:	This represented the amount after accumulated impairment loss.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(4)	Marketable securities acquired and disposed of with accumulated amount exceeding NT$100 million or 20% of the paid-in capital for the year ended December 31, 2005:

(Expressed in thousands of New Taiwan dollars and shares, unless otherwise specified)
Company	Name and Type of Securities	Financial Statement Account	Counterparty	Relationship	Beginning Balance		Addition		Disposal				Ending Balance
					Units/ Shares	Amount	Units/ Shares	Amount	Units/ Shares	Amount	Cost	Gain (Loss) on Disposal	Units/ Shares	Amount
AUO	Konly	Long-term Investment	—	Related party	80,000	1,026,572	20,000	300,000	—	—	—	48,516 (Note 1)	100,000	1,375,088
AUO	FDTC	Long-term Investment	—	(Note 2)	0.375	198,530	—	—	0.375	297,198	191,118	(106,080) (Note 1)	—	—
AUO	AUL	Long-term Investment	—	Related party	172,155	5,080,652	3,500	117,137	—	—	—	1,237,163 (Note 1)	175,655	6,434,952

Note 1:
Gain or loss on disposal included the adjustments to retained earnings as a result of long-term equity investment income or losses, cumulative translation adjustments and changes in long-term investment due to disproportionate participation in investee’s capital increase.

Note 2:	Due to disposition of shares in FDTC in August 2004, AUO’s ownership interest in FDTC decreased to 10% and consequently FDTC is not regarded as AUO’s related party starting from August 2004.

(5)	Acquisition of individual real estate with amount exceeding NT$100 million or 20% of the paid-in capital for the year ended December 31, 2005:

(Expressed in thousands of New Taiwan dollars, unless otherwise specified)
Company	Name of Property	Transaction Date	Transaction Amount	Payment Status	Counterparty		Details of Previous Transactions (If Dealing Party is a Related Party)				Pricing Reference	Purpose and Status of Use	Other Commitments
					Name	Relationship	Owner	Relation-ship	Transaction Date	Transaction Amount
AUO	Land	Jan. 2005	2,774,000	2,774,000	ASD	Related party	Min Tour Inc.	Related party	Dec.1999 and Apr. 2001	—	Real Estate Appraisal	In use	None
AUO	Land	Feb. 2005	640,000	640,000	Gi-Lu Co., Ltd.	Unrelated party	—	—	—	—	Real Estate Appraisal	(Note 1)	None
AUO	Buildings	Sep. 2005	203,000	48,111	Li-Jin Engineering Co., Ltd.	Unrelated party	—	—	—	—	Negotiated Price	(Note 1)	None
AUO	Buildings	Sep. 2005 ~ Dec. 2005	7,694,270	5,771,945	FU TSU Construction Co., Ltd.	Unrelated party	—	—	—	—	Negotiated Price	(Note 1)	None

Note 1:	In construction.

(6)	Disposal of individual real estate with amount exceeding NT$100 million or 20% of the paid-in capital for the year ended December 31, 2005: None.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(7)	Related-party transactions for purchases and sales with amount exceeding NT$100 million or 20% of the paid-in capital for the year ended December 31, 2005:

(Expressed in thousands of New Taiwan dollars, unless otherwise specified)
Company	Related Party	Details of Transactions					Reasons and Terms Different from an Arm’s Length Transaction		Notes and Accounts Receivable (Payable)		Note
		Relationship	Purchases (Sales)	Amount	Percentage of Total Purchases (Sales)	Credit Term	Unit Price	Credit Term	Balance	% to Total Receivables (Payables)
AUO	BQS	Indirect subsidiary of BenQ	Sales	(26,531,015)	(12.21)%	Month-end 45 days	(Note 1)	(Note 1)	4,821,840	11.30%
AUO	Acer	Shareholder of BenQ who accounts for its investment in BenQ using the equity-method of accounting	Sales	(8,999,415)	(4.14)%	Month-end 45 days	(Note 1)	(Note 1)	1,967,407	4.61%
AUO	BenQ	Shareholder of AUO who accounts for its investment in AUO using the equity-method of accounting; equity-method investee of AUO	Sales	(2,083,647)	(0.96)%	Month-end 45 days	(Note 1)	(Note 1)	409,520	0.96%
AUO	WKS	Indirect subsidiary of Wistron	Sales	(961,816)	(0.44)%	Month-end 30 days	(Note 1)	(Note 1)	349	- %
AUO	WEKS	Indirect subsidiary of Wistron	Sales	(826,929)	(0.38)%	Month-end 30 days	(Note 1)	(Note 1)	103,771	0.24%
AUO	Wistron	Equity-method investee of Acer	Sales	(393,157)	(0.18)%	Month-end 30 days	(Note 1)	(Note 1)	51,313	0.12%
AUO	BQX	Subsidiary of BenQ	Sales	(370,150)	(0.17)%	Month-end 45 days	(Note 1)	(Note 1)	215,997	0.51%
AUO	BQOS	Indirect subsidiary of BenQ	Sales	(354,655)	(0.16)%	Month-end 45 days	(Note 1)	(Note 1)	63,456	0.15%
AUO	BQZ	Subsidiary of BenQ	Sales	(210,846)	(0.10)%	Month-end 45 days	(Note 1)	(Note 1)	132,768	0.31%
AUO	WPH	Subsidiary of Wistron	Sales	(167,742)	(0.08)%	Month-end 30 days	(Note 1)	(Note 1)	27,704	0.06%
AUO	AUL	100% owned subsidiary of AUO	Purchase	64,929,216	41.63%	Month-end 45 days	(Note 1)	(Note 1)	(17,537,607)	(37.13)%
AUO	Cando	Equity-method of investee of AUO	Purchase	2,986,751	1.92%	Month-end 90 days	(Note 1)	(Note 1)	(1,111,363)	(2.35)%
AUO	Daxon	Subsidiary of BenQ	Purchase	676,729	0.43%	Month-end 45 days	(Note 1)	(Note 1)	(608,060)	(1.29)%
AUO	Darfon	Subsidiary of BenQ	Purchase	203,737	0.13%	Month-end 45 days	(Note 1)	(Note 1)	(99,925)	(0.21)%

Note 1:	Please refer to note 5 to the financial statements.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(8)	Receivables from related parties with amount exceeding NT$100 million or 20% of the paid-in capital as of December 31, 2005:

(Expressed in thousands of New Taiwan dollars, unless otherwise specified)
Company	Related Party	Relationship	Ending Balance	Turnover Rate	Overdue Receivables		Subsequent Collection (Note 1)	Allowance for Doubtful Accounts
					Amount	Actions Taken
AUO	BQS	Indirect subsidiary of BenQ	4,821,840	6.01	—	—	4,144,268	—
AUO	Acer	Shareholder of BenQ who accounts for its investment in BenQ using the equity-method of accounting	1,967,407	7.23	1,304	Active collection	1,967,407	1,249
AUO	BenQ	Shareholder of AUO who accounts for its investment in AUO using the equity-method of accounting; equity-method investee of AUO	409,520	4.71	2,792	Active collection	392,399	1,567
AUO	BQX	Subsidiary of BenQ	215,997	2.46	—	—	213,913	500
AUO	BQZ	Subsidiary of BenQ	132,768	3.18	—	—	40,856	—
AUO	WEKS	Indirect subsidiary of Wistron	103,771	15.94	32,223	Active collection	103,771	478

Note 1:	This represented subsequent collections up to March 13, 2006.

(9)	Transactions in derivative financial instruments: see note 4(n) to the financial statements.

(b)	Information on investee companies:

(1)	Name, location and other related information on investee companies as of December 31, 2005:

(Expressed in thousands of New Taiwan dollars and shares, unless otherwise specified)
Company	Investee Company	Location	Principal Business Activities	Initial Investment		End of Reporting Period			Net Income (Loss) of Investee	Investment Income (Loss) Recognized	Note
				Ending Balance	Beginning Balance	Units/ Shares	% of Ownership	Book Value
AUO	Cando	ROC	Production and sale of color filter	1,042,543	1,042,543	71,252	11.93%	812,038	(292,357)	(38,792)
AUO	Patentop	BVI	Intellectual property	50,873 (US$1,640)	50,873 (US$1,640)	1,640	41.00%	— (Note 1)	(4,343) (US$(135))	(11,294) (Note 2)
AUO	AUL	Malaysia	(Note 3)	5,920,086 (US$175,655)	5,802,948 (US$172,155)	175,655	100.00%	6,434,952	908,733 (US$28,218)	908,733 (US$28,218)
AUO	Konly	ROC	(Note 3)	1,200,000	900,000	100,000	100.00%	1,375,088	21,284	21,284
AUO	BenQ	ROC	(Note 6)	3,862,877	4,050,303	131,198	5.01%	3,386,083	(5,225,571)	(571,594)
AUL	AUA	America	(Note 4)	US$1,000	US$1,000	1,000	100.00%	US$256	US$(35)	US$(35)
AUL	AUJ	Japan	(Note 4)	US$800 (JPY$90,000)	US$800 (JPY$90,000)	1.8	100.00%	US$959	US$234	US$234
AUL	AUS	Mainland China	(Note 5)	US$170,000 (RMB 1,407,061)	US$170,000 (RMB 1,407,061)	—	100.00%	US$219,952	US$22,720	US$22,720
AUL	AUE	Netherlands	(Note 4)	US$59 (EUR$50)	US$59 (EUR$50)	50	100.00%	US$103	US$31	US$31
AUL	AUK	Korea	(Note 4)	US$155 (KRW 173,075)	US$155 (KRW 173,075)	—	100.00%	US$155	US$(6)	US$(6)
AUL	AUSH	Mainland China	(Note 4)	US$1,000 (RMB8,093)	—	—	100.00%	US$989	US$(14)	US$(14)

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

Company	Investee Company	Location	Principal Business Activities	Initial Investment		End of Reporting Period			Net Income (Loss) of Investee	Investment Income (Loss) Recognized	Note
				Ending Balance	Beginning Balance	Units/ Shares	% of Ownership	Book Value
AUL	DPL	Malaysia	(Note 3)	US$2,500	—	2,500	50.00%	US$2,503	—	—
DPL	DPS	Mainland China	(Note 7)	US$5,000 (RMB 40,398)	—	—	100.00%	US$5,006	—	—
Konly	Cando	ROC	(Note 8)	454,000	454,000	57,000	9.54%	569,298	(292,357)	(25,677)
Konly	BenQ	ROC	(Note 6)	56,145	58,620	1,733	0.07%	50,129	(5,225,571)	(9,118)
Konly	Sita Technology	ROC	IC Design	27,000	—	2,700	45.00%	26,587	(918)	(413)
Konly	Raydium	ROC	IC Design	161,613	22,000	11,063	73.75%	107,860	(29,415)	(21,289)
Konly	Wellypower	ROC	(Note 9)	244,408	—	12,229	9.32%	359,221	731,757	70,104
Konly	Apower	BVI	(Note 10)	40,978	—	1,200	7.22%	40,978	183,127 (US$5,686)	—

Note 1:	This represented the amount after accumulated impairment loss.
Note 2:	Of the NT$11,294 thousand recognized, NT$10,405 thousand was attributed to investment loss recognized for the year ended December 31, 2004.
Note 3:	This investee company is an investment holding company.
Note 4:	This investee company is principally engaged in the sale of TFT-LCD panels.
Note 5:	This investee company is principally engaged in the assembly of TFT-LCD module products.
Note 6:	This investee company is principally engaged in the manufacture and distribution of computer peripheral equipment and communication products.
Note 7:	This investee company is principally engaged in the manufacture and assembly of backlight modules.
Note 8:	This investee company is principally engaged in the manufacture and sale of color filters.
Note 9:	This investee company is principally engaged in the manufacture of Cold Cathode Fluorescent Lamps (CCFL).
Note 10:	This investee company is principally engaged in investment holding and general trading.

(2)	Financing provided to others for the year ended December 31, 2005: None.

(3)	Endorsement/guarantee provided to others for the year ended December 31, 2005:

Item No.	Endorsor/ Guarantor	Counterparty		Limit of Endorsement/Guarantee Amount for Individual Counterparty	Maximum Amount of Endorsement/ Guarantee for Current Period	Ending Balance	Amount of Collateral for Guarantee/ Endorsement	Ratio of Accumulated Guarantee Amount to Net Assets in Latest Financial Statements	Maximum Amount of Guarantee / Endorsement
		Name	Relationship
1	AUL	AUS	100%-owned subsidiary of AUL	Not exceeding 50% of AUO’s net worth	NT$11,177,495 (US$74,000 thousand and RMB2,150,000 thousand) (Note1)	NT$11,177,495 (US$74,000 thousand and RMB2,150,000 thousand) (Note1)	—	7.18%	NT$155,702,187 (Note 2)

Note 1:	The translation was performed using exchange rate in effect at the balance sheet date.

Note 2:	This represented AUO’s net worth as of December 31, 2005.

(4)	Marketable securities held as of December 31, 2005:

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(Expressed in thousands of New Taiwan dollars and shares, unless otherwise specified)
Company	Name and Type of Securities	Relationship with Security Issuers	Financial Statement Account	End of Reporting Period				Note
				Units/ Shares	Book Value	% of Ownership	Market Value
AUL	AUA	100% owned subsidiary of AUL	Long-term Investment	1,000	US$256	100.00	N/A
AUL	AUS	100% owned subsidiary of AUL	Long-term Investment	—	US$219,952	100.00	N/A
AUL	AUJ	100% owned subsidiary of AUL	Long-term Investment	1.8	US$959	100.00	N/A
AUL	AUE	100% owned subsidiary of AUL	Long-term Investment	50	US$103	100.00	N/A
AUL	AUK	100% owned subsidiary of AUL	Long-term Investment	—	US$155	100.00	N/A
AUL	DPL	50% owned subsidiary of AUL	Long-term Investment	2,500	US$2,503	50.00	N/A
AUL	AUSH	100% owned subsidiary of AUL	Long-term Investment	—	US$989	100.00	N/A
Konly	BenQ	Equity-method investee of Konly	Long-term Investment	1,733	50,129	0.07	54,868
Konly	Wellypower	Equity-method investee of Konly	Long-term Investment	12,229	359,221	9.32	1,981,070
Konly	Promate	LCM-method investee of Konly	Long-term Investment	476	10,000	0.50	18,163
Konly	Darly 3	Cost-method investee of Konly	Long-term Investment	3,193	38,633	15.57	N/A
Konly	Apower	Equity-method investee of Konly	Long-term Investment	1,200	40,978	7.22	N/A
Konly	Raydium	Equity-method investee of Konly	Long-term Investment	11,063	107,860	73.75	N/A
Konly	Cando	Equity-method investee of Konly	Long-term Investment	57,000	569,298	9.54	N/A
Konly	Daxon	Cost-method investee of Konly	Long-term Investment	660	17,000	0.31	N/A
Konly	StarBex	Cost-method investee of Konly	Long-term Investment	1,500	7,905	7.50	N/A
Konly	Sita	Equity-method investee of Konly	Long-term Investment	2,700	26,587	45.00	N/A

(5)	Marketable securities acquired and disposed of with accumulated amount exceeding NT$100 million or 20% of the paid-in capital for the year ended December 31, 2005:

(Expressed in thousands of New Taiwan dollars and shares, unless otherwise specified)
Company	Name and Type of Securities	Financial Statement Account	Counterparty	Relationship	Beginning Balance		Addition		Disposal				Ending Balance
					Units/ Shares	Amount	Units/ Shares	Amount	Units/ Shares	Amount	Cost	Gain (Loss) on Disposal	Units/ Shares	Amount
Konly	Wellypower	Long-term Investment	—	Related party	1,119	29,985	11,466	239,072	356	22,414	7,629	97,793 (Note 1)	12,229	359,221
Konly	Raydium	Long-term Investment	—	Related party	2,000	9,742	9,519	144,399	456	5,599	4,785	(41,496) (Note 1)	11,063	107,860

Note 1:
Gain or loss on disposal included the adjustments to capital reserves and cash dividends as a result of long-term equity investment income or losses, cumulative translation adjustments and changes in long-term investment due to disproportionate participation in investee’s capital increase.

(6)	Acquisition of individual real estate with amount exceeding NT$100 million or 20% of the paid-in capital for the year ended December 31, 2005: None.

(7)	Disposal of individual real estate with amount exceeding NT$100 million or 20% of the paid-in capital for the year ended December 31, 2005: None.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(8)	Related-party transactions for purchases and sales with amount exceeding NT$100 million or 20% of the paid-in capital for the year ended December 31, 2005:

(Expressed in thousands of New Taiwan dollars, unless otherwise specified)
Company	Related Party	Relationship	Details of Transactions				Reasons and Terms Different from an Arm’s Length Transaction		Notes and Accounts Receivable (Payable)		Note
			Purchases (Sales)	Amount	Percentage of Total Purchases (Sales)	Credit Term	Unit Price	Credit Term	Balance	% to Total Receivables (Payables)
AUL	AUO	100% owned subsidiary of AUO	Sales	(2,016,191)	100%	Month-end 45 days	-	-	532,967	100%
AUL	AUS	100% owned subsidiary of AUL	Purchase	216,186	11%	Month-end 45 days	-	-	(35,165)	5%
AUS	AUL	100% owned subsidiary of AUL	Sales	(216,186)	98%	Month-end 45 days	-	-	35,165	100%

(9)	Receivables from related parties with amount exceeding NT$100 million or 20% of the paid-in capital as of December 31, 2005:

(Expressed in thousands of New Taiwan dollars, unless otherwise specified)
Company	Related Party	Relationship	Ending Balance	Turnover Rate	Overdue Receivables		Subsequent Collection (Note 1)	Allowance for Doubtful Accounts
					Amount	Actions Taken
AUL	AUO	100% owned subsidiary of AUO	532,967	4.70%	-	-	517,986	-
AUS	AUL	100% owned subsidiary of AUL	35,165	6.78%	-	-	35,165	-

Note 1:	This represented subsequent collections up to March 13, 2006.

(10)	Transactions in derivative financial instruments:

(1)	As of December 31, 2005, the details of foreign currency forward contracts outstanding were as follows:

December 31,2005
Buy	Sell	Contract amount	Settlement date
YEN	USD	USD 4,000	Jan. 10, 2006 ~ Feb. 10, 2006
YEN	USD	USD 4,000	Jan. 06, 2006 ~ Jan. 13, 2006

(2)	The realized gains (losses) resulting from foreign currency forward contracts were US$(317) thousand and RMB696 thousand in 2005.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(c)	Investments in Mainland China:

(1)	Investment in Mainland China:

(Expressed in thousands of New Taiwan dollars and US dollars, unless otherwise specified)
Name of Investee Company in Mainland China	Principal Business Activities	Paid-in Capital	Method of Investment	Beginning Balance of Accumulated Investment Remitted from Taiwan	Investment Remitted and Retracted in current year		Ending Balance of Accumulated Investment Remitted from Taiwan	Percentage of Direct or Indirect Ownership in Investment	Investment Gain (Loss) Recognized in Current Year (Note 4)	Book Value as of Year-end	Amount of Profit (Loss) Remitted Back as of Year-end
					Amount Remitted	Amount Retracted
AU Optronics (Suzhou) Corp.	Production and assembly of TFT-LCD module	5,732,683 (US$170,000)	(Note 1)	5,732,683 (US$170,000)	—	—	5,732,683 (US$170,000)	100%	731,673 (US$22,720)	7,222,124 (US$219,952)	—
AUSH	Sale of TFT-LCD panels	33,400 (US$1,000)	(Note 1)	—	33,400 (US$1,000)	—	33,400 (US$1,000)	100%	(451) (US$14)	32,474 (US$989)	—
DPS	Manufacture and assembly of backlight module	167,474 (US$5,000)	(Note 1)	—	83,737(US$2,500)	—	83,737 (US$2,500)	50%	—	82,186 (US$2,503)	—

Accumulated Amount of Investment Remitted from Taiwan to Mainland China as of Dec. 31, 2005 (Note 2)	Amount of Investment Approved by the Ministry of Economic Affairs - Investment Commission (“MOEA-IC”)	Maximum Amount of Investment Imposed by MOEA-IC’s Regulations (Note 3)
5,849,820 (US$173,500)	5,849,820 (US$173,500)	32,640,437

Note 1:	Investment in Mainland China is made through a company registered in a third region.

Note 2:	The translation was performed using historical exchange rate in effect at the time of remittance.

Note 3:	The Company is in compliance with the limit of investment set by the Investment Commission of Ministry of Economic Affairs for its investments in Mainland China.

Note 4:	Investment gain (loss) was recognized based upon audited financial statements.

(2)	For significant direct or indirect transactions between the Company and investee company in Mainland China, please see notes 5 and 11 to the financial statements.

(12)	Industrial Segment Information

(a)	Industrial information

The Company consists of a single reportable operating segment, namely the research, development, production and sale of TFT-LCDs and other flat panel displays.

(b)	Geographic information

Geographic information has not been disclosed in the accompanying financial statements as the Company does not have any foreign operations.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(c)	Export sales information

	For the year ended December 31,
	2004		2005
	Amount	%	Amount	%
	(in thousands)
Taiwan	$68,274,878	41	82,469,375	38
Asia (excluding Taiwan)	88,070,838	54	120,529,200	55
Other (individually less than 10% of total net sales)	8,257,748	5	14,296,553	7
	$164,603,464	100	217,295,128	100

(d)	Major customer information

	For the year ended December 31,
	2004		2005
	Amount	%	Amount	%
	(in thousands)
BQS	$23,292,734	14	26,531,015	12

(Continued)

English Translation of Financial Statements Originally Issued in Chinese

Independent Auditors’ Report

The Board of Directors
AU Optronics Corp.:

We have audited the balance sheets of AU Optronics Corp. as of December 31, 2003 and 2004, and the related statements of income, stockholders’ equity and cash flows for each of the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards generally accepted in the Republic of China and the Rules Governing Auditing and Certification of Financial Statements by Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AU Optronics Corp. as of December 31, 2003 and 2004, and the results of their operations and their cash flows for each of the years then ended, in conformity with the Guidelines Governing the Preparation of Financial Reports by Securities Issuers and accounting principles generally accepted in the Republic of China.

The Company also prepared consolidated financial statements of AU Optronics Corp. and its subsidiaries as of and for the years ended December 31, 2003 and 2004. We have expressed an unqualified opinion on such consolidated financial statements.

KPMG Certified Public Accountants

Chen, Kuen-Huei
Tseng, Mei-Yu

February 3, 2005

Notice to Readers

The accompanying financial statements are intended only to present the financial position, results of operations and cash flows in accordance with the accounting policies and practices generally accepted in the Republic of China and not those of any other jurisdictions. The standards, procedures and practices to audit such financial statements are those generally accepted and applied in the Republic of China.

For the convenience of readers, the auditors’ report and the accompanying financial statements have been translated into English from the original Chinese version prepared and used in the Republic of China. If there is any conflict between the English version and the original Chinese version or any difference in the interpretation of the two versions, the Chinese-language auditors’ report and financial statements shall prevail.

English Translation of Financial Statements Originally Issued in Chinese

AU OPTRONICS CORP.

Balance Sheets

December 31, 2003 and 2004
(Expressed in thousands of New Taiwan dollars)

	2003		2004
	Amount	%	Amount	%
Assets
Current assets:
Cash and cash equivalents (note 4(a))	$16,624,106	11	16,528,558	8
Short-term investments (note 4(b))	2,136,504	1	1,586,504	1
Notes and accounts receivable, net (note 4(c))	9,711,285	6	15,292,249	7
Receivables from related parties (note 5)	9,695,086	6	5,486,663	2
Other current financial assets (note 4(n))	246,906	—	503,758	—
Inventories, net (note 4(d))	8,514,899	6	13,793,686	6
Prepayments and other current assets	423,153	—	594,522	—
Deferred tax assets (note 4(l))	2,795,733	2	2,462,903	1
Total current assets	50,147,672	32	56,248,843	25
Long-term investments (note 4(e)):
Equity method	3,240,924	2	11,020,916	5
Cost method	—	—	198,530	—
Total long-term investments	3,240,924	2	11,219,446	5
Property, plant and equipment (notes 4(f), 5 and 6):
Land	159,996	—	159,996	—
Buildings	13,944,719	9	14,905,070	7
Machinery and equipment	101,235,243	66	136,216,435	62
Other equipment	4,396,494	3	7,736,931	3
	119,736,452	78	159,018,432	72
Less: accumulated depreciation	(39,119,327)	(25)	(60,162,217)	(27)
Construction in progress	2,925,068	2	12,366,766	5
Prepayments for purchases of land and equipment	11,300,107	7	37,864,541	17
Net property, plant and equipment	94,842,300	62	149,087,522	67
Intangible assets:
Technology related fees (notes 5 and 7)	2,237,936	1	1,062,747	1
Other assets:
Idle assets, net (note 4(f))	1,492,584	1	1,259,621	1
Refundable deposits (note 5)	1,016,425	1	1,109,684	1
Deferred charges and others	843,495	1	919,084	—
Deferred tax assets (note 4(l))	—	—	507,461	—
Restricted cash in bank (note 6)	29,200	—	29,200	—
Total other assets	3,381,704	3	3,825,050	2
Total Assets	$153,850,536	100	221,443,608	100

See accompanying notes to financial statements.

English Translation of Financial Statements Originally Issued in Chinese

AU OPTRONICS CORP.

Balance Sheets (continued)

December 31, 2003 and 2004
(Expressed in thousands of New Taiwan dollars)

	2003		2004
	Amount	%	Amount	%
Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings (note 4(g))	$—	—	5,800,000	3
Accounts payable	14,270,202	10	14,192,923	6
Payables to related parties (note 5)	9,690,029	6	11,161,422	5
Accrued expenses and other current liabilities	2,969,569	2	4,967,531	2
Equipment and construction in progress payable	5,800,595	4	6,176,008	3
Current installments of long-term liabilities (notes 4(h), 4(i) and 6)	6,892,110	4	5,896,110	3
Total current liabilities	39,622,505	26	48,193,994	22
Long-term liabilities:
Bonds payable, excluding current installments (notes 4(h) and 6)	—	—	6,000,000	3
Long-term borrowings, excluding current installments (notes 4(i) and 6)	21,253,410	15	36,491,700	16
Total long-term liabilities	21,253,410	15	42,491,700	19
Other liabilities (notes 4(j)and 4(l))	320,094	—	192,319	—
Total liabilities	61,196,009	41	90,878,013	41
Stockholders’ equity (note 4(k)):
Capital stock:
Common stock	43,522,372	28	49,580,409	22
Capital surplus:
Paid-in capital in excess of par value—common stock	25,020,255	16	37,987,449	17
Paid-in capital in excess of par value—convertible bonds	3,794,968	2	3,794,968	2
Premium from merger and others	3,382,567	2	3,382,676	2
	32,197,790	20	45,165,093	21
Retained earnings:
Legal reserve	602,267	—	2,168,260	1
Unappropriated retained earnings	16,578,660	11	34,104,623	15
	17,180,927	11	36,272,883	16
Cumulative translation adjustment	4,419	—	(201,809)	—
Treasury stock	(250,981)	—	(250,981)	—
Total stockholders’ equity	92,654,527	59	130,565,595	59
Commitments and contingent liabilities (note 7)
Total Liabilities and Stockholders’ Equity	$153,850,536	100	221,443,608	100

See accompanying notes to financial statements.

English Translation of Financial Statements Originally Issued in Chinese

AU OPTRONICS CORP.

Statements of Income

Years ended December 31, 2003 and 2004

(Expressed in thousands of New Taiwan dollars, except for per share data)

	2003		2004
	Amount	%	Amount	%

Sales	$97,864,254	100	165,794,293	101
Sales returns and discounts	254,133	—	1,190,829	1
Net sales (note 5)	97,610,121	100	164,603,464	100
Cost of goods sold (note 5)	75,289,562	77	125,809,250	76
Gross profit	22,320,559	23	38,794,214	24
Operating expenses (note 5):
Selling	1,185,999	1	2,135,602	1
General and administrative	2,177,939	2	3,036,913	2
Research and development	3,386,352	4	5,011,547	3
	6,750,290	7	10,184,062	6
Operating income	15,570,269	16	28,610,152	18
Non-operating income and gains:
Interest income	153,814	—	142,527	—
Investment gain recognized by equity method investment, net (note 4(e))	634,671	1	—	—
Gain on sale of investments, net	—	—	39,929	—
Gain on market price recovery of short-term investments	126,883	—	—	—
Other income	214,729	—	258,290	—
	1,130,097	1	440,746	—
Non-operating expenses and losses:
Interest expense (note 4(f))	764,210	1	595,250	1
Investment loss recognized by equity method investment, net (note 4(e))	—	—	169,734	—
Loss on sale of investments, net	99,282	—	—	—
Other loss	263,615	—	261,716	—
	1,127,107	1	1,026,700	1
Income before income tax	15,573,259	16	28,024,198	17
Income tax expense (benefit) (note 4(l))	(86,669)	—	61,346	—
Net income	$15,659,928	16	27,962,852	17

	Pre-tax	After tax	Pre-tax	After tax
Earnings per common share (note 4(m)):
Basic earnings per common share	$3.63	3.65	5.84	5.82
Diluted earnings per common share	3.60	3.61
Basic earnings per common share — retroactively adjusted	$3.39	3.41
Diluted earnings per common share — retroactively adjusted	3.36	3.38
See accompanying notes to financial statements.

English Translation of Financial Statements Originally Issued in Chinese

AU OPTRONICS CORP.

Statements of Stockholders' Equity

Years ended December 31, 2003 and 2004
(Expressed in thousands of New Taiwan dollars and shares)

		Certificates		Retained Earnings
	Common	exchangeable for common	Capital	Legal	Unappropri- ated	Cumulative translation	Treasury
	stock	stock	surplus	reserve	earnings	adjustment	stock	Total

Balance at January 1, 2003	$40,241,945	1,012	31,718,116	—	6,022,669	27,151	(182,849)	77,828,044
Appropriation for legal reserve	—	—	—	602,267	(602,267)	—	—	—
Cash dividends	—	—	—	—	(2,006,917)	—	—	(2,006,917)
Issuance of shareholders stock dividends	2,006,917	—	—	—	(2,006,917)	—	—	—
Issuance of employee stock bonus	433,632	—	—	—	(433,632)	—	—	—
Directors’ and supervisors’ remuneration	—	—	—	—	(54,204)	—	—	(54,204)
Net income for 2003	—	—	—	—	15,659,928	—	—	15,659,928
Purchase of treasury stock	—	—	—	—	—	—	(68,132)	(68,132)
Cumulative translation adjustment	—	—	—	—	—	(22,732)	—	(22,732)
Convertible bonds converted to common stock	839,878	(1,012)	479,674	—	—	—	—	1,318,540
Balance at December 31, 2003	43,522,372	—	32,197,790	602,267	16,578,660	4,419	(250,981)	92,654,527
Issuance of common stock for cash	3,000,000	—	12,967,194	—	—	—	—	15,967,194
Appropriation for legal reserve	—	—	—	1,565,993	(1,565,993)	—	—	—
Cash dividends	—	—	—	—	(5,208,285)	—	—	(5,208,285)
Issuance of shareholders stock dividends	2,170,119	—	—	—	(2,170,119)	—	—	—
Cash employees’ profit sharing	—	—	—	—	(380,535)	—	—	(380,535)
Issuance of employee stock bonus	887,918	—	—	—	(887,918)	—	—	—
Directors’ and supervisors’ remuneration	—	—	—	—	(70,470)	—	—	(70,470)
Effect of disproportionate participation in investee’s capital increase	—	—	109	—	(153,569)	—	—	(153,460)
Net income for 2004	—	—	—	—	27,962,852	—	—	27,962,852
Cumulative translation adjustment	—	—	—	—	—	(206,228)	—	(206,228)
Balance at December 31, 2004	$49,580,409	—	45,165,093	2,168,260	34,104,623	(201,809)	(250,981)	130,565,595

See accompanying notes to financial statements.

English Translation of Financial Statements Originally Issued in Chinese
AU OPTRONICS CORP.
Statements of Cash Flows
Years ended December 31, 2003 and 2004
(Expressed in thousands of New Taiwan dollars)

	2003	2004
Cash flows from operating activities:
Net income	$15,659,928	27,962,852
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,671,751	23,816,179
Provision for early redemption of convertible bonds and amortization of discount for commercial paper	31,799	—
Provision for sales returns and discounts and others	62,840	645,030
Provision for inventory devaluation	223,850	560,402
Provision for idle assets revaluation	74,837	136,574
Unrealized foreign currency exchange loss (gain), net	(70,837)	4,046
Investment loss (gain)	(662,272)	129,805
Increase in notes and accounts receivable (including related parties)	(9,244,017)	(2,801,399)
Increase in inventories	(719,882)	(5,839,189)
Decrease (increase) in prepayments and other current assets	659,543	(151,790)
Increase in notes and accounts payable (including related parties)	12,672,271	1,708,904
Increase in accrued expenses and other current liabilities	1,097,925	1,997,962
Increase in deferred tax assets, net	(86,669)	(294,415)
Increase in accrued pension liabilities	43,799	59,323
Net cash provided by operating activities	35,414,866	47,934,284
Cash flows from investing activities:
Proceeds from disposal of short-term investments	1,072,932	557,723
Acquisition of property, plant and equipment	(36,200,128)	(76,154,525)
Proceeds from disposal of property, plant and equipment	560,644	318,010
Purchase of long-term investments	(1,514,043)	(8,773,744)
Proceeds from disposal of long-term investments	—	230,736
Decrease in restricted cash in bank	23,000	—
Increase in intangible assets and deferred charges	(996,243)	(483,045)
Increase in refundable deposits	(3,034)	(93,259)
Net cash used in investing activities	(37,056,872)	(84,398,104)
Cash flows from financing activities:
Increase in short-term borrowings	—	5,800,000
Decrease in guarantee deposits	(21,821)	(44)
Repayment of long-term borrowings and bonds payable	(10,792,110)	(6,892,110)
Proceeds from long-term borrowings and bonds payable	5,552,300	27,338,150
Issuance of common stock for cash	—	15,967,194
Directors’ and supervisors’ remuneration and employees’ profit sharing	(54,204)	(451,005)
Cash dividends	(2,006,917)	(5,208,285)
Proceeds from issuance of treasury stock	(68,132)	—
Net cash provided by (used in) financing activities	(7,390,884)	36,553,900
Effect of exchange rate change on cash	(2,035)	(185,628)
Net decrease in cash and cash equivalents	(9,034,925)	(95,548)
Cash and cash equivalents at beginning of year	25,659,031	16,624,106
Cash and cash equivalents at end of year	$16,624,106	16,528,558
Supplemental disclosures of cash flow information:
Cash paid for interest expense	$725,670	573,463
Cash paid (received) for income taxes	$(15,581)	14,189
Additions to property, plant and equipment:
Increase in property, plant and equipment	$41,313,247	76,696,387
Increase in equipment and construction in process payable	(5,113,119)	(541,862)
Cash paid	$36,200,128	76,154,525
Supplementary disclosure of non-cash investing and financing activities:
Current installments of long-term liabilities	$6,892,110	5,896,110
Convertible bonds converted to common shares	$1,318,540	—

See accompanying notes to financial statements.

English Translation of Financial Statements Originally Issued in Chinese

AU OPTRONICS CORP.

Notes to Financial Statements

As of and for the years ended
December 31, 2003 and 2004
(Expressed in thousands of New Taiwan dollars, unless otherwise specified)

(1)	Organization

AU Optronics Corp. (hereinafter referred to as “AUO” or “the Company”) was founded in the Hsinchu Science Park of the Republic of China on August 12, 1996. The Company is principally engaged in the research, development, production and sale of thin film transistor liquid crystal displays (“TFT-LCDs”) and other flat panel displays. The Company’s common shares were publicly listed on the Taiwan Stock Exchange in September 2000. On May 10, 2001, the Company’s stockholders approved a proposal to merge with Unipac Optoelectronics Corp. (“Unipac”). On September 1, 2001, Unipac merged into the Company and AUO was the surviving entity. Unipac was subsequently dissolved. In May 2002, the Company’s American Depositary Shares (“ADSs”) were listed on the New York Stock Exchange.

Unipac was founded in the Hsinchu Science Park of the Republic of China on November 16, 1990. Unipac was principally engaged in the research, development, design, manufacture and sale of TFT-LCD and LCD modules used.

As of December 31, 2004, AUO employed 10,544 employees.

(2)	Summary of Significant Accounting Policies

The financial statements are prepared in accordance with the Guideline Governing the Preparation of Financial Report by Securities Issuers and accounting principles generally accepted in the Republic of China (“ROC GAAP”). The significant accounting policies and measurement basis adopted in preparing the accompanying financial statements are summarized as follows:

(a)	Foreign currency transactions and translation

AUO’s functional currency is the New Taiwan dollar. Foreign currency transactions are recorded at the exchange rates prevailing at the transaction dates. At the balance sheet date, monetary assets and liabilities denominated in foreign currencies are translated using the exchange rates prevailing on that date. The resulting realized and unrealized foreign currency exchange gains or losses from settlement of such transactions or translations of monetary assets and liabilities are reflected in the accompanying statements of income as non-operating gains or losses.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

The Company’s long-term equity-method investees record transactions in their respective local currencies. Gains and losses resulting from the translations from the applicable foreign currency assets and liabilities to the New Taiwan dollar are recorded as a cumulative translation adjustment, a separate component of stockholders’ equity.

(b)	Cash equivalents

The Company considers all short-term, highly liquid investments that are readily convertible to known amount of cash and with maturity dates that do not present significant risk on changes in value resulting from interest rate fluctuations. Cash equivalents include investments in government bonds with repurchase agreements with original maturity of three months or less.

(c)	Short-term investments

Short-term investments, which consist primarily of marketable securities such as publicly listed stock and open-end mutual funds, are recorded at cost when acquired and are stated at the lower of aggregate cost or fair value at the balance sheet date. The fair value of listed stocks is determined by the average closing prices during the last month prior to the balance sheet date. The fair value for open-end mutual funds is determined by their net asset value at the balance sheet date. The amount by which the aggregate cost of the entire portfolio exceeds fair value is reported as a loss in the current year. Stock dividends are not treated as income, but as an increase in the number of shares held.

(d)	Allowance for doubtful accounts

Allowance for doubtful accounts is provided based on the age of outstanding notes and account receivables. The Company uses aging analysis to evaluate collectibility of receivables.

(e)	Inventories

Inventories are stated at the lower of cost or fair value. Cost is determined using the weighted-average method. The fair value of raw material is determined on the basis of replacement cost. Fair values of finished goods and work-in-process are determined on the basis of net realizable value.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(f)	Long-term investments

Long-term equity investments in which the Company is not able to exercise significant influence over the investee’s operating and financial policies, generally those in which it owns less than 20% of the investee’s voting shares, are accounted for by the cost method if the investee is an unlisted company, otherwise, by the lower of cost or market value if the investee is a listed company. If there is evidence indicating that a decline in the value of an investment is other than temporary, then the carrying amount of the investment is reduced to reflect its net realizable value. The related loss is recognized in the accompanying statements of income.

When the Company has significant influence over the operating, financial and dividend policies of investees or has the intention to hold the investment for a long term period, generally those in which it owns between 20 and 50 percent of the investee’s voting shares, those investments are accounted for using the equity method. The difference between the acquisition cost and the carrying amount of net equity of the investee as of the acquisition date is allocated based upon the excess of fair value over the carrying value of assets on the investee’s books. Allocated amounts are amortized based on the method used for the related asset. Any unallocated amount shall be amortized over five years using the straight-line method. The amortization is recorded as investment income (loss) in the accompanying statements of income.

If an investee company issues new shares and the Company does not acquire new shares in a proportion to its original ownership percentage, the Company’s equity in the investee’s net assets will be changed. The change in the equity interest shall be used to adjust the capital surplus and long-term investments accounts. If the Company’s capital surplus is not sufficient to offset the adjustment to long-term investment, then the difference shall be charged as a reduction to retained earnings.

When there is cross-shareholding between the Company and its equity-method investee, investment gain (loss) is recognized using the treasury stock method.

For long-term equity investments that the Company owns less than 50%, if investees are unable to forward audited financial statements to the Company in a timely manner before the Company closes its accounts, the Company recognizes its share of income (losses) of the investees in the following year in proportion to the Company’s percentage of ownership in the corresponding financial year. This policy has been consistently applied.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(g)	Property, plant and equipment and depreciation

Property, plant and equipment are stated at acquisition cost. Significant additions, renewals and improvements are treated as capital expenditures. Interest costs incurred in connection with the construction of property, plant and equipment before assets are ready for their intended use are capitalized and included in the cost of the related asset. Maintenance and repairs are charged to expense as incurred. Excluding land, depreciation of property, plant and equipment is provided over the estimated useful lives of the respective assets using the straight-line method less any salvage value. The range of the estimated useful lives is as follows: buildings - 20 to 50 years, machinery and equipment - 3 to 10 years, leasehold improvement - shorter of 5 years or the lease term, and other equipment - 3 to 5 years. If property, plant and equipment reach the end of their estimated useful lives but are still in use, the Company will estimate the remaining useful lives and depreciate the residual value using the same method. Gain or loss on disposal or property, plant and equipment are classified as non-operating income or loss.

Property, plant and equipment leased to others under operating lease are classified as leased assets. Property, plant and equipment not in use are classified as idle assets and are stated at the lower of carrying amount or net realizable value.

(h)	Technology related fees and deferred charges

The costs of patents and licenses for the product and process technology for TFT-LCDs and other flat-panel displays are capitalized and amortized on a straight-line basis over their estimated useful lives generally for periods ranging from three to fifteen years.

The cost of software systems, electrical facility installation charges, syndicated loan and bond issuances are accounted for as deferred charges and are amortized over the estimated useful lives of three to seven years on a straight-line basis. Costs associated with issuing bonds payable and convertible bonds are amortized by using the straight-line method over the period from the issuance date to the maturity date (five and seven years, respectively). When the bondholder’s exercise the conversion option or the Company early extinguishes its bonds, the unamortized issuance expenses will be written-off.

(i)	Derivative financial instruments

(i)	Forward foreign currency exchange contracts

Forward foreign currency exchange contracts are entered to hedge currency fluctuations affecting foreign currency transactions. These forward exchange contract receivables and payables are recorded at the spot rate at the date of inception. The discount or premium is amortized on a straight-line basis over the life of the contract. Realized and unrealized gains or losses on these contracts resulting from actual settlement or balance sheet date translation are charged or credited to current operations.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(ii)	Interest rate swaps

The net amounts received or paid under the interest rate swap contracts are reported as adjustments to interest expense.

(j)	Treasury stock

Treasury stock repurchased by the Company is accounted for under the cost method. The cost of treasury stock is shown as a deduction to stockholders’ equity, while any gain or loss from selling treasury stock is treated as an adjustment to capital surplus or retained earnings.

(k)	Employee retirement plan

Pursuant to government regulations, the Company has established an employee noncontributory, defined benefit retirement plan (the Plan) covering full-time employees in the Republic of China. In accordance with the Plan, employees are eligible for retirement or are required to retire after meeting certain age or service requirements. Payments of retirement benefits are based on years of service and the average salary for the six-month period before the employees’ retirement. Each employee earns two months of salary for the first fifteen years of service, and one month of salary for each year of service thereafter. The maximum retirement benefit is 45 months of salary. The plan is funded by contributions made by the Company, plus earnings thereon. On a monthly basis, the Company contributes two percent of wages and salaries to a pension fund maintained with the Central Trust of China. Retirement benefits are paid to eligible participants on a lump-sum basis upon retirement.

The Company performs an actuarial calculation on its pension obligation as of each fiscal year-end. Based on the actuarial calculation, the Company recognizes a minimum pension liability and net periodic pension costs covering the service lives of the Plan participants.

(l)	Income tax

Income taxes are accounted for under the asset and liability method. Deferred income taxes are determined based on differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect during the years in which the differences are expected to reverse. The income tax effects resulting from taxable temporary differences are recognized as deferred income tax liabilities. The income tax effects resulting from deductible temporary differences, net operating loss carryforwards and income tax credits are recognized as deferred income tax assets. The realization of the deferred income tax assets is evaluated, and if it is considered more likely than not that the deferred tax assets will not be realized, a valuation allowance is recognized accordingly.

Classification of the deferred income tax assets or liabilities as current or non-current is based on the classification of the related asset or liability. If the deferred income tax asset or liability is not directly related to a specific asset or liability, then the classification is based on the expected realization date of such deferred income tax asset or liability.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

The purchase of qualified machinery, expenditure for research and development and training of employees entitle the Company to investment tax credits. Income tax expense is reduced by investment tax credits in the year in which the credit arises, subject to any valuation allowance thereon.

According to the Republic of China Income Tax Law, undistributed income is subject to an additional 10% retained earning tax. The surtax is charged to income tax expense after the appropriation of earnings is approved by stockholders at the annual stockholder's meeting.

(m)	Earnings per common share

Earnings per share of common stock (“EPS”) is computed based on the weighted-average number of common shares and certificates exchangeable for common stock outstanding during the period. Unsecured convertible bonds issued by the Company are effectively potential common stock. It is assumed that convertible bonds are converted into common stock at the beginning of the financial period and if there is a dilutive effect, both basic and diluted earnings per common share are disclosed. If there is no dilutive effect, only basic earnings per common share is disclosed. EPS for prior periods is retroactively adjusted to reflect the effects of stock issued from stock dividends and new common stock issued through unappropriated earnings and capital surplus.

(n)	Revenue recognition and allowance for sales returns and discounts

Revenue is recognized when title to the products and risk of ownership are transferred to the customers. Allowance and related provisions for sales returns and discounts are estimated based on historical experience. Such provisions are deducted from sales in the year the products are sold.

(o)	Government grants

Income from government grants for research and development is recognized as non-operating income in the accompanying statements of income as qualifying expenditures are made and the grant income is realizable.

(p)	Business combination

The Company merged with Unipac in a transaction accounted for using the pooling-of-interests method of accounting and accordingly, all prior period financial statements of AUO have been restated for comparison purposes.

(3)	Accounting Changes

None.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(4)	Contents of Significant Accounts

(a)	Cash and Cash Equivalents

Cash and cash equivalents as of December 31, 2003 and 2004 consisted of the following:

	December 31,
	2003	2004
	(in thousands)

Cash and bank deposits	$13,324,412	13,017,287
Government bonds acquired under reverse repurchase agreements	3,299,694	3,511,271
	$16,624,106	16,528,558

The Company purchases government bonds under agreements to resell substantially the same securities within 30 days of the repurchase agreements. The interest rates ranged from 0.7%~0.8% and 0.9%~1.0% in 2003 and 2004, respectively.

(b)	Short-term Investments

Short-term investments as of December 31, 2003 and 2004 consisted of the following:

	December 31,
	2003	2004
	(in thousands)

Publicly listed stocks - at cost	$1,586,504	1,586,504
Mutual funds	550,000	—
	$2,136,504	1,586,504
Fair value	$2,596,409	1,638,292

(c)	Notes and Accounts Receivable

Notes and accounts receivable as of December 31, 2003 and 2004 consisted of the following:

	December 31,
	2003	2004
	(in thousands)

Notes receivable	$499	4,839
Accounts receivable	9,759,101	15,954,506
Less: allowance for doubtful accounts	(17,671)	(48,440)
allowance for sales returns and discounts	(30,644)	(618,656)
	$9,711,285	15,292,249

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(d)	Inventories

Components of inventories as of December 31, 2003 and 2004 consisted of the following:

	December 31,
	2003	2004
	(in thousands)

Finished goods	$1,166,759	3,018,892
Work in process	5,346,411	9,356,652
Raw materials and spare parts	2,508,320	2,320,812
	9,021,490	14,696,356
Less: provision for inventory obsolescence and devaluation	(506,591)	(902,670)
	$8,514,899	13,793,686
Insurance coverage on inventories	$6,548,000	15,124,240

(e)	Long-term Investments

Long-term investments as of December 31, 2003 and 2004 consisted of the following:

	December 31,
	2003		2004
	Percentage of ownership	Amount	Percentage of ownership	Amount
	(in thousands)
Equity method:
AU Optronics (L) Corp. (AUL)	100%	$2,185,355	100%	5,080,652
Konly Venture Corp. (Konly)	100%	592,462	100%	1,026,572
Fujitsu Display Technologies Corporation (FDTC)	20%	436,271	—	—
Patentop Ltd. (Patentop)	41%	26,836	41%	15,459
Cando Corporation (Cando)	—	—	12%	850,830
BenQ Corporation (BenQ)	—	—	5%	4,047,403
		3,240,924		11,020,916
Cost method:
Fujitsu Display Technologies Corporation (FDTC)	—	—	10%	198,530
		$3,240,924		11,219,446

AUL was incorporated in Malaysia in September 2000. AUL is a holding company investing in foreign subsidiaries.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

As of December 31, 2004, the Investment Commission of the Ministry of Economic Affairs approved an accumulated amount of US$170,000 thousand for the Company’s investment in Mainland China. The Company invested in AU Optronics (Suzhou) Corp. (AUS) in Mainland China indirectly through its wholly-owned subsidiary, AUL. AUS is engaged in the assembly of TFT-LCD module products in Mainland China. The Company remitted the full sum of approved amount for the said investment as of December 31, 2004.

In November 2004, the Company invested in BenQ. As the Company is able to exercise significant influence over BenQ’s financial and operating policies, the Company accounts for its investment in BenQ under the equity method of accounting. In addition, as AUO has a cross-shareholding relationship with BenQ and BenQ accounts for its investment in AUO under the equity method of accounting, the Company recognizes investment gain (loss) of BenQ using the treasury stock method.

As Patentop and FDTC are unable to forward their stand-alone audited financial statements in a timely manner, the Company recognizes the income (losses) of these investees in the following year. In August 2004, the Company sold half of its investment in FDTC and forfeited its ability to exercise significant influence over FDTC. As a result, starting from September 2004, the investment in FDTC is accounted for by the cost method.

In November 2003, the Company invested in Cando. In the special shareholders meeting held in December 2003, the Company obtained two board of director seats in Cando and was able to exercise significant influence over Cando’s day-to-day operations. As such, the Company accounted for its investment in Cando under the equity method of accounting effective upon its initial investments in Cando. The Company made additional investments in Cando on February and May 2004 respectively.

The Company recognized investment income (loss) amounted to NT$634,671 thousand and NT$(169,734) thousand as of December 31, 2003 and 2004, respectively.

(f)	Idle Assets, Interest Capitalization and Insurance Coverage on Property, Plant and Equipment

The Company leased its facility in Chunan, including land, building, machinery and equipment, to an unrelated party. The lease term was from July 1, 2002 to June 30, 2003. The lease was not extended or renewed at expiration of lease term. As the property was not leased to another party or used by the Company, the Company reclassified the aforementioned assets to idle assets based on the assets’ net realizable value.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

Idle assets as of December 31, 2003 and 2004 consisted of the following:

	December 31,
	2003	2004
	(in thousands)
Cost:
Land	$478,214	478,214
Buildings	544,421	544,421
Machinery	1,032,018	1,033,750
Other equipment	40,654	48,240
	2,095,307	2,104,625
Less: accumulated depreciation	(527,886)	(633,593)
	1,567,421	1,471,032
Less: allowance for devaluation on idle assets	(74,837)	(211,411)
	$1,492,584	1,259,621

Interest costs incurred and capitalized in connection with the construction of property, plant and equipment for the year ended December 31, 2003 and 2004 amounted to:

	December 31,
	2003	2004
	(in thousands)

Buildings	$4,645	112,882
Machinery	164,774	369,040
	$169,419	481,922

The capitalization interest rates ranged from 2.27% to 2.84% and 2.11% to 2.34% in 2003 and 2004, respectively.

Insurance coverage on property, plant and equipment amounted to NT$117,104,000 thousand and NT$210,311,000 thousand as of December 31, 2003 and 2004, respectively.

As of December 31, 2004, the Company purchased land amounting to NT$23,671 thousand at Lungtan for use as part of the Company’s manufacturing site. However, as the title of the land is temporarily not allowed to be transferred to the Company due to the nature of the land under applicable laws and regulations, the Company has entered into contracts with land-owners to clearly specify the rights and obligations to secure the ownership of the land.

Certain property, plant and equipment were pledged as collateral against long-term borrowings (see note 6).

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(g)	Short-term Borrowings

	December 31,
	2003		2004
	Amount	Interest range	Amount	Interest range
	(in thousands)

Short-term borrowings	$—	—	5,800,000	1.40%~1.85%
Unused available balance	12,768,381		8,086,989

(h)	Bonds Payable

Bonds payable as of December 31, 2003 and 2004 consisted of the following:

	December 31,
	2003	2004
	(in thousands)

Secured bonds payable	$996,000	6,000,000
Less: current portion	(996,000)	—
	$—	6,000,000
Interest payable	$14,714	15,472

The significant terms of secured bonds payable are as follows:

	The first issuance (1999)	The second issuance (1999)	The third issuance (2004)

Par value	NT$1,500,000 thousand	NT$1,500,000 thousand	NT$6,000,000 thousand
Issue date	August 27, 1999	November 8, 1999	April 23, 2004
Issue price	At par value	At par value	At par value
Coupon rate	6.05%	5.85%	As stated below
Duration	August 27, 1999~August 27, 2004	November 8, 1999~November 8, 2004	As stated below
Bank that provided guarantee	International Commercial Bank of China and other thirteen banks	International Commercial Bank of China and other thirteen banks	International Commercial Bank of China and other eleven banks

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

The aforementioned secured bonds issued in 1999 are payable in six semi-annual installments starting from the end of thirty months from their respective issuance dates.

The aforementioned secured bonds issued in 2004 can be divided into five types, namely, I, II, III, IV and V, based upon their respective issuance structures. Bond I has a fixed coupon rate of 1.43%, and the remaining are floating-rate based. However, the Company has entered into separate interest rate swap contracts (see note 4(n)) that have the effect of converting the floating rates into fixed rates. Whereas Bond I is of a three-year term, the rest has a term of five years. The Company is obligated to repay the principal amount of each tranche under Bond I in full at maturity; the principal amount of tranche A~F under Bond II, tranche A, B, E, F under Bond III, and tranche A and B under Bond IV will be repaid in 3 installments in a proportion of 10/60, 25/60 and 25/60 at the end of year 3, 4 and 5, respectively, from its respective issuance date; tranche G and H under Bond II, tranche C and D under Bond III, tranche C and D under Bond IV, as well as tranche A~D under bond V will be repaid in 2 equal installments at the end of year 4 and 5 from its respective issuance date.

The aforementioned bonds are secured by bank guarantees through an arrangement of a syndicated bank guarantee facility. Based on financial covenants under the syndicate agreement for the bond guarantee, the Company is obligated to maintain its current ratio, debt ratio, interest coverage ratio, and net tangible net worth at a certain level. Bonds payable were pledged, please see note 6.

(i)	Long-term Borrowings

The components of long-term borrowings as of December 31, 2003 and 2004 are summarized below:

			December 31,
Lead Bank	Purpose	Term	2003	2004
			(in thousands)
International Commercial Bank of China	Purchase of machinery, equipment and building	From Dec. 23, 1999 through Dec. 23, 2005. Repayable in 9 semi-annual installments starting in Dec. 2001	$1,992,220	996,110

International Commercial Bank of China	Purchase of machinery, equipment and building	From Dec. 21, 2000 through Dec. 21, 2007. Repayable in 10 semi-annual installments starting in June 2003	8,800,000	6,600,000

Chinatrust Commercial Bank	Purchase of machinery, equipment and building	From Sep. 21, 2000 through Sep. 21, 2007. Repayable in 10 semi-annual installments starting in Mar. 2003	10,800,000	8,100,000

Chinatrust Commercial Bank	Purchase of machinery, equipment and building	From April 25, 2003 through April 25, 2010. Repayable in 9 semi-annual installments starting in April 2006. Denominated in NTD and US dollars	5,557,300	14,691,700

International Commercial Bank of China	Purchase of machinery, equipment and building	From May 11, 2004 through May 11, 2011. Repayable in 9 semi-annual installments starting in May 2007.	—	9,000,000

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

			December 31,
Lead Bank	Purpose	Term	2003	2004
			(in thousands)
Bank of Taiwan	Purchase of machinery, equipment and building	From Dec. 18, 2004 through Dec. 18, 2011. Repayable in 9 semi-annual installments starting in Dec. 2007. Denominated in NTD and US dollars	—	3,000,000
			27,149,520	42,387,810
Less: current portion			(5,896,110)	(5,896,110)
			$21,253,410	36,491,700
Unused available balance			$44,339,700	76,787,550

Interest rates on long-term borrowings outstanding as of December 31, 2003 and 2004 ranged from 1.86% to 2.49% and 2.07% to 2.57%, respectively.

The Company entered into syndication loan agreements with several financial institutions to obtain credit facilities, for building construction projects and the purchase of TFT-LCD production line related machinery and equipment. The commitment fee is charged based on the committed-to-withdraw but unborrowed balance, if any. No commitment fees were paid for the years ended December 31, 2003 and 2004. During the loan period, the current ratio, debt-equity ratio, times interest earned, tangible assets ratio and other financial ratios of the Company must comply with certain restrictions as specified in the agreements.

The aforementioned unused available balance includes NT$6,000,000 thousand of bank guarantee for secured bonds through an arrangement of a syndicated bank guarantee facility provided by several financial institutions through Bank of Taiwan acting as the lead bank

The long-term borrowings are all secured. Certain property, plant and equipment were pledged as collateral against long-term borrowings (see note 6).

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(j)	Retirement Plan

The following table sets forth the defined benefit obligation and accrued pension liabilities balance related to AUO’s retirement plan in the Republic of China as of December 31, 2003 and 2004:

	December 31,
	2003	2004
Benefit obligations:	(in thousands)
Vested benefit obligation	$—	(3,570)
Non-vested benefit obligation	(140,943)	(222,368)
Accumulated benefit obligation	(140,943)	(225,938)
Additions based on future salary increase	(293,724)	(260,503)
Projected benefit obligation	(434,667)	(486,441)
Fair value of plan assets	216,316	299,030
Funded status	(281,351)	(187,411)
Unrecognized transitional liability	14,929	13,845
Unrecognized pension loss (gain)	72,431	(16,748)
Accrued pension liabilities	$(130,991)	(190,314)

The components of net periodic pension cost of AUO for 2003 and 2004 are summarized as follows:

	For the year ended December 31,
	2003	2004
	(in thousands)
Defined benefit pension plan:
Service cost	$96,330	127,467
Interest cost	11,203	15,213
Expected return on plan assets	(6,995)	(7,571)
Amortization	1,320	4,303
Net pension cost	$101,858	139,412

Significant actuarial assumptions used in the above calculations are summarized as follows:

	December 31,
	2003	2004

Discount rate	3.50%	3.50%
Rate of increase in future compensation levels	5.00%	3.50%
Expected long-term rate of return on plan assets	3.50%	3.50%

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

Unrecognized transitional liability is amortized over 16 years to net period pension cost.

(k)	Stockholders’ Equity

(i)	Common stock

Based on stockholder resolutions on May 29, 2003, the Company increased its authorized common stock to NT$58,000,000 thousand, NT$1,000,000 thousand of which was reserved for the issuance of certificates of employee stock options.

Based on stockholder resolutions on April 29, 2004, the Company increased its common stock by NT$3,058,037 thousand, par value NT$10 per share, through the transfer of retained earnings and employee bonuses of NT$2,170,119 thousand and NT$887,918 thousand, respectively. The stock issuances described above were authorized by and registered with the government authorities. Pursuant to stockholder resolutions, the Company issued 300 million shares of its common stock in the form of 30 million ADS on June 23, 2004. Each ADS represents the right to receive 10 shares of common stock. The public offering price per ADS was US$16.00.

As of December 31, 2004, the Company’s authorized and issued common stock, par value NT$10 per share, amounted to NT$58,000,000 thousand and NT$49,580,409 thousand, respectively.

(ii)	Capital surplus

Pursuant to the Republic of China Company Law, the capital surplus has to be used to offset a deficit, and then the capital surplus resulting from the issuance of new shares at a premium and from donations received by the Company can be used to increase common stock. Furthermore, pursuant to securities regulations, the total sum of capital surplus capitalized per year may not exceed 10 percent of the paid-in capital. Additionally, the capital surplus realized from a capital increase shall be capitalized only from the following fiscal year after the capital increase being registered by the Company with the competent authority.

(iii)	Legal reserve

According to the Republic of China Company Law, the Company must retain 10 percent of its annual income as a legal reserve until such retention equals the amount of issued common stock. The retention is accounted for by transfers to a legal reserve upon approval at the annual stockholders’ meeting. The legal reserve can be used to offset an accumulated deficit and transferred to common stock however cannot be distributed as cash dividends.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(iv)	Distribution of earnings and dividend policy

According to the Company’s articles of incorporation, 10% of the Company’s annual income, after offsetting any accumulated deficit, shall be set aside as a legal reserve. After establishing the legal reserve, earnings may be distributed in the following order in accordance with the Company’s articles of incorporation:

-	5 to 10 percent as employee bonuses

-	At most 1 percent as remuneration to directors and supervisors

-	The remainder, after retaining a certain portion for business consideration, as common stockholders’ dividends.

The appropriation of the Company’s net income may be distributed by way of cash dividend and/or stock dividend. Since the Company is in a capital-intensive industry, distribution of profits shall be made preferably by way of stock dividend. Distribution of profits may also be made by way of cash dividend, and the amount of that should exceed or equal 10% of total dividends. This cash dividend percentage may be adjusted depending on actual profit of the year and operational conditions.

According to Financial Supervisory Commission (“FSC”) regulations, when there is a deduction item in stockholders’ equity during the year, an amount equal to the deduction item before earnings distribution must be appropriated as a special reserve within retained earnings. The special reserve will be available for dividend distribution only after the related stockholders’ equity deduction item has been reversed.

Employee bonuses and directors’ remuneration appropriated from the distributable retained earnings of 2003 were as follows:

	Shares	NT$
	(in thousands)

Employee bonuses - stock (at par value)	88,792	$887,918
Employee bonuses - cash		380,535
Directors’ and supervisors’ remuneration		70,470
		$1,338,923

The shares issued from the above distribution were 2.04 percent of outstanding shares as of December 31, 2003.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

If the above distributions were recorded as expenses in 2003, the pro forma information on earnings per share in 2003 would be as follows:

NT$
Basic earnings per common share after retroactive adjustment	3.12

Earnings distribution of fiscal year 2004 earnings has not been proposed by the board of directors and is still subject to approval at the stockholders’ meeting.

(v)	Treasury stock

Based on a board of directors resolution on December 16, 2002, the Company decided to purchase its own shares on the Taiwan Stock Exchange for use as employee bonus shares in future periods. As of December 31, 2003 and 2004, the Company purchased treasury stock amounting to 12,000 thousand shares at a total cost of NT$250,981 thousand.

The SFC regulations imposed on treasury stock transactions are as follows:

1.	Total shares of treasury stock shall not exceed 10 percent of the Company’s common stock issued.

2.	Total treasury stock purchases shall not exceed the sum of retained earnings and capital surplus derived from premiums on capital stock plus other realized capital surplus.

3.	Treasury stock shall not be pledged, nor does it possess voting rights or receive dividends until it is disposed of or transferred to employees.

(l)	Income Taxes

(i)	The components of income tax expense (benefit) are summarized as follows:

	For the year ended December 31,
	2003	2004
	(in thousands)
Current income tax expense	$—	355,761
Deferred income tax benefit	(86,669)	(294,415)
	$(86,669)	61,346

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

The differences between income tax expense based on the Republic of China statutory income tax rate of 25% and the income tax expense (benefit) as reported in the accompanying statements of income for 2003 and 2004 are summarized as follows:

	For the year ended December 31,
	2003	2004
	(in thousands)
Expected income tax expense	$3,893,315	7,006,049
Tax exemption	(1,090,748)	(1,424,088)
Investment tax credits	(4,655,687)	(7,144,655)
Tax on undistributed retained earnings	200,697	419,039
Increase in valuation allowance	1,593,391	1,031,632
Other	(27,637)	173,369
Income tax expense (benefit)	$(86,669)	61,346

(ii)	The components of deferred income tax assets (liabilities) are summarized as follows:

	December 31,
	2003		2004
	Amount	Tax effect	Amount	Tax effect
	(in thousands)
Current:
Investment tax credits	$2,577,171	2,577,171	1,777,511	1,777,511
Unrealized loss and expenses	691,336	172,834	1,188,872	297,218
Unrealized sales profit	1,333,004	333,251	650,028	162,507
Loss on inventories devaluation	506,592	126,648	902,670	225,667
Valuation allowance		(414,171)		-
Net deferred tax assets - current		$2,795,733		2,462,903

Non-current:
Investment tax credits	$7,807,721	7,807,721	9,674,319	9,674,319
Net operating loss carryforwards	2,393,749	598,437	2,393,749	598,437
Difference between carrying amount and tax basis of accumulated depreciation	(5,416,796)	(1,354,199)	(5,024,519)	(1,256,130)
Overseas investment loss (gain) under the equity method	274,904	68,726	537,596	134,399
Other	205,749	51,437	645,660	161,415
Valuation allowance		(7,359,176)		(8,804,979)
Net deferred tax assets (liabilities) - non-current		$(187,054)		$507,461

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(iii)	Investment tax credits

Pursuant to the Statute for the Establishment and Administration of Science-based Industrial Park and Statute for Upgrading Industries, the Company and the extinguished Unipac have elected appropriate tax incentives, such as tax exemption for qualified TFT-LCD products/processes and investment tax credits for shareholders, based on initial investment and subsequent capital increases.

According to the Statute for Upgrading Industries, investment tax credits may be applied over a period of five years. The amount of the credit that may be applied in any year except the final year is limited to 50% of the income tax payable for that year. There is no limitation on the amount of investment tax credit that may be applied in the final year. As of December 31, 2004, the Company’s remaining investment tax credits and their related expiration years were as follows:

Year of assessment	Unused tax credits	Expiration year
	(in thousands)

2001	$1,777,511	2005
2002	2,475,615	2006
2003	2,204,715	2007
2004 (estimated)	4,993,989	2008
	$11,451,830

(iv)	Loss carryforwards

As of December 31, 2004, the 2001 loss carryforwards of NT$2,393,749 thousand are available up to 2006 to reduce taxable income.

(v)
The Company’s 1997 and 1998 income tax returns have been assessed by tax authorities for additional income tax payable of NT$30,122 thousand due to the reduction of certain tax credits together with penalties of NT$7,510 thousand. The additional assessments were related to the recognition of research and development subsidies. The Company disagreed with the assessments and filed tax appeals. The tax authorities agreed to eliminate the penalties however affirmed the reduction of tax credits of 1997. The assessment of tax credits of 1998 is still under review. The Company has accrued the additional income tax assessed accordingly.

The 2000 income tax return has been assessed by the tax authorities for additional income tax payable of NT$38,417 thousand. The dispute is regarding the recognition of the advertising expenses. The Company disagreed with the assessment and subsequently filed a tax appeal. The Company believes it has adequate documentation for the said expenses and is expecting a favorable resolution for the appeal. The Company has not accrued for the additional income tax assessed.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

As of December 31, 2004, the tax authorities had assessed the income tax returns of the Company through 2000 and of Unipac through 1999.

(vi)	Information related to imputation credit account (ICA)

	December 31,
	2003	2004
	(in thousands)
Unappropriated earnings:
Earned after January 1, 1998	$16,578,660	34,104,623
ICA balance	$1,515	1,449

	For the year ended December 31,
	2003 (actual)	2004 (estimated)

Creditable ratio for earnings distribution to the Republic of China resident stockholders	0.01%	-

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(m)	Earnings Per Common Share

Earning per common share in 2003 and 2004 are computed as follows:

	For the year ended December 31,
	2003		2004
	Pre-tax	After tax	Pre-tax	After tax
	(in thousands)
Basic earnings per share:
Net income	$15,573,259	15,659,928	28,024,198	27,962,852
Weighted average number of shares outstanding (thousand shares):
Shares of common stock at beginning of the year	4,015,255	4,015,255	4,340,237	4,340,237
Issuance of common stock for cash	—	—	156,667	156,667
Treasury stock	(2,926)	(2,926)	—	—
Issuance of shareholders stock dividends and employee stock bonus	244,055	244,055	305,804	305,804
Certificates exchangeable for common shares	33,044	33,044	—	—
Weighted average number of shares outstanding during the year	4,289,428	4,289,428	4,802,708	4,802,708
Basic earnings per share	$3.63	3.65	5.84	5.82

	For the year ended December 31,
	2003
	Pre-tax	After tax
	(in thousands)
Diluted earnings per share:
Net income	$15,573,259	15,659,928
Effects of potential common shares:
Adjustment for interest of convertible bonds payable	34,301	25,726
	$15,607,560	15,685,654
Weighted average number of shares outstanding (thousand shares):
Shares of common stock at the beginning of the year	4,015,255	4,015,255
Potential number of common shares assumed upon conversion of convertible bonds	83,952	83,952
Treasury stock	(2,926)	(2,926)
Issuance of shareholders stock dividends and employee stock bonus	244,055	244,055
Weighted average number of shares outstanding during the year	4,340,336	4,340,336
Diluted earnings per share	$3.60	3.61

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(n)	Financial Instruments

(i)	Non-derivative financial instruments

The Company’s non-derivative financial assets include cash and cash equivalents, short-term investments, notes and accounts receivable, receivables from related parties, other financial assets, restricted cash in banks and long-term investments. The Company’s non-derivative financial liabilities consist of short-term borrowings, long-term borrowings, bonds payable, accounts payable, payables to related parties, and equipment and construction in progress payables.

As of December 31, 2003 and 2004, the carrying amounts of non-derivative financial instruments that were not equal to their fair values were as follows:

	December 31, 2003		December 31, 2004
	Fair value	Carrying amount	Fair value	Carrying amount
	(in thousands)
Assets:
Short-term investments	$2,596,409	2,136,504	1,638,292	1,586,504
Long-term investments:
Fair value (available)	—	—	4,421,980	4,047,403
Fair value (not available)	—	3,240,924	—	7,172,043
Liabilities:
Bonds payable	1,035,813	996,000	5,784,437	6,000,000

The following methods and assumptions are used to estimate the fair value for each class of non-derivative financial instruments:

1.
The carrying amounts of cash and cash equivalents, notes and accounts receivable, restricted cash in banks, other current financial assets, accounts payable, payables to related parties, equipment and construction in progress payables and short-term borrowings approximate their fair value due to the short-term nature of these items.

2.	The fair value of short-term investments is based on publicly quoted market prices.

3.
The fair value of long-term equity investments is based on publicly quoted market price. If it is impractical to determine the fair value of long-term equity investments when these investments are not publicly traded, the carrying amount is used as approximate of fair value. Refer to note 4(e) for information on the carrying amount of long-term equity investments.

4.	Long-term borrowings are obtained at floating rates. The fair value approximates their carrying value. Refer to note 4(i).

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

5.	The fair value of bonds payable is based on the present value.

6.	The fair value of letters of credit is based on the contracted amount.

(ii)	Derivative financial instruments

1.	Interest rate swaps

The Company has entered into interest rate swap transactions to hedge its exposure to changes in cash flows associated with rising interest rates on its floating rate long-term debt. As of December 31, 2003 and 2004, interest rate swap contracts outstanding were as follows:

December 31, 2003
Inception	Maturity	Notional amount	Fixed interest rate paid	Variable interest rate received	Fair value
(in thousands)

1999	March 17, 2004	$1,600,000	5.65%~6.08%	1.025%	$(19,454)
2003	January 8, 2008~December 11, 2008	14,500,000	1.65%~2.54%	0.918%~0.998%	(45,394)
					$(64,848)

December 31, 2004
Inception	Maturity	Notional amount	Fixed interest rate paid	Variable interest rate received	Fair value
(in thousands)

2003	January 8, 2008~December 11, 2008	$14,500,000	1.65%~2.54%	1.007%~1.059%	$(174,799)
2004	January 16, 2009~July 13, 2009	4,500,000	2.18%~2.78%	1.006%~1.091%	(94,303)
2004	April 23, 2007~April 23, 2009	5,500,000	1.43%	1.78%~3.50%	(44,800)
					$(313,902)

The interest expense resulted from these interest rate swap contracts for the years ended December 31, 2003 and 2004 was NT$128,987 thousand and NT$233,110 thousand, respectively.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

2.	Foreign currency forward contracts

The Company used foreign currency forward contracts to hedge existing assets and liabilities denominated in foreign currencies. As of December 31, 2003 and 2004, the details of foreign currency forward contracts outstanding were as follows:

December 31, 2003
Buy	Sell	Contract amount	Settlement date
NTD	USD	US$343,000	January 12, 2004 ~ March 10, 2004
YEN	NTD	NT$9,057,448	January 13, 2004 ~ March 25, 2004
YEN	USD	US$41,000	February 10, 2004 ~ March 10, 2004

December 31, 2004
Buy	Sell	Contract amount	Settlement date
NTD	USD	US$505,000	January 10, 2005 ~ March 10, 2005
YEN	NTD	NT$6,400,303	January 11, 2005 ~ February 15, 2005
USD	NTD	NT$472,000	March 10, 2005

The details of the above foreign currency forward contracts balance included in other current financial assets as of December 31, 2003 and 2004 are as follows:

	December 31,
	2003	2004
	(in thousands)
Foreign currency forward contracts receivable	$11,625,729	16,450,143
Foreign currency forward contracts receivable - foreign currencies	10,551,796	6,891,535
Foreign currency forward contracts payable	(9,057,448)	(6,872,303)
Foreign currency forward contracts payable - foreign currencies	(13,044,480)	(16,118,085)
Unamortized premium	8,949	9,758
Included in other current financial assets	$84,546	361,048
Fair value	$86,027	366,164

The realized gain (loss) resulting from foreign currency forward contracts were NT$757,326 thousand and NT$585,719 thousand in 2003 and 2004, respectively.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(iii)	Fair value and risks

The fair value of financial instruments is the expected receivable or payable, generally includes unrealized gain or loss on open contracts, assuming that a contract is terminated on the balance sheet date. The fair value of derivate financial instruments is based upon quoted market prices from brokers, banks or financial institutions.

1.	Credit risk

Credit risk represents the accounting loss that would be recognized at the reporting date if the counter parties failed to perform. Credit risk will increase as the derivative instruments become more profitable to the Company. The Company entered into the above derivative contracts with major international foreign banks or reputable local banks. The likelihood of default on the part of the banks is considered remote.

2.	Market price risk

Market price risk represents the accounting loss that would be recognized at the reporting date for the derivative financial instruments due to the changes in market interest rates or foreign exchange rates. As the Company’s derivative financial instruments are for hedging purposes, the gains or losses due to changes in interest rates or foreign exchange rates will be offset by the hedged items. As a result, market price risk is considered low.

3.	Liquidity risk

Liquidity risk is the risk of being unable to settle the derivative contracts on schedule. The purpose of these instruments held by the Company is to manage and hedge changes in cash flows and risks associated with floating interest rate debt and foreign currency rates. There is no significant liquidity risk for the related cash flows.

The notional amounts disclosed above represent open contracts as of the balance sheet date and do not represent potential gain or loss resulting from the Company's exposure to market price risk or credit risk. The management believes the aforementioned transactions in financial instruments will not expose the Company to significant loss.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(iv)	Concentration of credit risks

The Company’s potential credits risks are derived primarily from cash in bank and cash equivalents, short-term investments and accounts receivable. The Company maintains its cash with various financial institutions. Cash equivalents are mainly government bonds. Short-term investments are mainly open-end mutual funds and publicly listed stocks from companies with reputable credit ratings. The Company constantly monitors the amount of credit exposures with any one institution and as a result the Company believes that there is a limited concentration of credit risks in cash and short-term investments.

The majority of the Company’s customers are in the high-end computer and information technology industry. The Company continuously evaluates the credit quality and financial position of its customers and if necessary the Company will require collateral from these customers to minimize credit risks in accounts receivables.

(5)	Related-party Transactions

(a)	Name and relationship

Name of related party	Relationship with the Company

BenQ Corporation (“BenQ”)	Shareholder of AUO who accounts for its investment in AUO using the equity-method of accounting; equity-method investee of AUO
Acer Inc. (“Acer”)	Shareholder of BenQ who accounts for its investment in BenQ using the equity-method of accounting
Aspire Service & Development Inc. (“ASD”)	Indirect subsidiary of Acer
Min Tour Inc. (“MTI”)	Indirect subsidiary of Acer (dissolved in Sep. 2003 after merging with ASD)
Wistron Corp. (“Wistron”)	Equity-method investee of Acer
Wistron Infocomm (Kunshan) Corp. (“WKS”)	Indirect subsidiary of Wistron
Wistron Infocomm (Philippines) Corp. (“WPH”)	Subsidiary of Wistron
United Microelectronics Corp. (“UMC”)	Shareholder and director of AUO (note 1)
Novatek Microelectronics Corp. (“Novatek”)	Equity-method investee of UMC (note 1)
Applied Component Technology Corp. (“ACT”)	Equity-method investee of UMC (note 1)
Faraday Technology Corp. (“Faraday”)	Equity-method investee of UMC (note 1)
BenQ Mexican, S.A. De C. V. (“BQX”)	Subsidiary of BenQ
Darfon Electronics Corp. (“Darfon”)	Subsidiary of BenQ
BenQ (IT) Co., Ltd. Suzhou (“BQS”)	Indirect subsidiary of BenQ
BenQ Optronics (Suzhou) Co. Ltd. (“BQOS”)	Indirect subsidiary of BenQ
AU Optronics (L) Corp. (AUL)	100%-owned subsidiary of AUO

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

Name of related party	Relationship with the Company

AU Optronics (Suzhou) Corp. (AUS)	100%-owned subsidiary of AUL
Fujitsu Display Technologies Corporation (“FDTC”)	Cost-method investee of AUO (note 2)
Cando Corporation (“Cando”)	Equity-method investee of AUO

Note 1:
As UMC disposed more than half of its shares held in AUO on April 22, 2004, its membership to the board of directors was forfeited. Consequently, UMC and its investees were not regarded as AUO’s related parties. Related-party transaction were disclosed until the end of April 2004.

Note 2:
Due to disposition of FDTC shares in August 2004, the FDTC shares held by AUO decreased to 10% and AUO lost its ability to exercise significant influence over FDTC. Consequently, FDTC is not regarded as AUO’s related party, and the amount of transactions between FDTC and AUO were disclosed until the end of August 2004.

(b)	Significant transactions with related parties

1.	Sales

Net sales to related parties were as follows:

	For the year ended December 31,
	2003		2004
	Amount	% of net sales	Amount	% of net sales
	(in thousands)
BQS	$2,505,168	3	23,292,734	14
AUL	19,135,300	20	8,492,207	5
Acer	3,894,690	4	6,733,616	4
BenQ	1,534,748	2	2,310,915	1
FDTC	769,492	—	2,136,101	1
Wistron	736,320	—	931,678	1
WPH	641,726	—	906,906	1
BQX	1,569,498	2	850,691	1
WKS	—	—	819,631	—
ACT	858,520	1	164,972	—
BQOS	3,118	—	132,753	—
Others	11,389	—	82,712	—
	$31,659,969	32	46,854,916	28

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

The collection terms for sales to related parties and other customers are month-end 30~45 days. The average collection days for sales to related parties for the years ended December 31, 2003 and 2004 are 44 days and 38 days, respectively, and for other customers are 42 days and 39 days, respectively. The product price and other terms for sales to related parties are similar to those with unrelated customers.

As of December 31, 2003 and 2004, receivables resulting from the above transactions were as follows:

	December 31,
	2003		2004
	Amount	% of total receivables	Amount	% of total receivables
	(in thousands)
BQS	$311,577	2	4,007,503	19
Acer	801,002	4	521,844	3
BenQ	558,650	3	475,784	2
WKS	—	—	213,020	1
Wistron	7,070	—	116,164	1
BQX	178,201	1	85,144	—
WPH	177,842	1	53,761	—
FDTC	182,423	1	14,804	—
AUL	7,432,708	38	—	—
Others	46,033	—	81,639	—
Less: allowance for doubtful accounts and sales returns and discounts	(57,510)	—	(83,079)	—
	$9,637,996	50	5,486,584	26

2.	Operating leases, disposal of property, plant and equipment and others

The Company leased part of its facility to related parties. The rental income amounted to NT$30,589 thousand and NT$21,819 thousand for the years ended December 31, 2003 and 2004, respectively. In addition, the Company disposed of property, plant and equipment to related parties at a consideration of NT$557,190 thousand and NT$318,010 thousand, respectively, for the years ended December 31, 2003 and 2004. Loss on disposal of assets amounted to NT$8,184 thousand and NT$0 thousand for the years ended December 31, 2003 and 2004, respectively. The rental price and other terms for related parties are similar to those with unrelated customers.

As of December 31, 2003 and 2004, rental and other receivables, were NT$57,090 thousand and NT$79 thousand, respectively.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

In 2004, the Company purchased color filters production related equipments of NT$812,136 thousand on behalf of Cando. This amount represented reimbursements of the original purchase price.

3.

Net purchases from related parties were as follows:

	For the year ended December 31,
	2003		2004
	Amount	% of net purchases	Amount	% of net purchases
	(in thousands)
AUL	$13,092,522	23	40,381,693	39
Cando	1,494,354	3	2,551,073	2
Novatek	1,440,428	3	537,578	1
FDTC	310,707	1	316,122	—
BenQ	218,414	—	—	—
Faraday	175,593	—	60,432	—
Darfon	—	—	113,266	—
Others	5,301	—	433	—
	$16,737,319	30	43,960,597	42

The purchase prices and payment terms with related parties were not materially different from those with unrelated vendors. The payment terms were both 30 to 120 days in 2003 and 2004.

The aforementioned related-party transactions for purchases and sales excluded transactions with AUS, through the following arrangement between the Company and AUL.

AUS is the Company’s module processing factory in Mainland China. Prior to April 1, 2004, AUS operated as a factory engaged in processing imported materials and exporting finished products. AUS imported semi-finished products from AUO through AUL. After module and components assembling, the finished products were sold partly to AUO through AUL and partly to external parties. Commencing April 1, 2004, AUS changed its business operating model from a factory processing imported materials to processing customer’s materials, or in other words, processing materials at a processing fee. Under such model, AUL purchases semi-finished products from AUO and forwards the materials to AUS for processing. The finished products are then returned to AUL and subsequently sold to AUO.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

Net sales to AUL amounted to NT$47,806,646 thousand and NT$95,431,077 thousand for the year ended December 31, 2003 and 2004, respectively. Net purchases from AUL amounted to NT$35,533,407 thousand and NT$124,472,317 thousand for the year ended December 31, 2003 and 2004, respectively. To avoid replication in recognizing purchases and sales under the aforementioned arrangement, the Company reverses sales and cost of sales of semi-finished products at the time AUL purchases the semi-finished products from the Company and recognizes respective sales, cost of sales of semi-finished products and processing fees only after AUO sells the finished products to external parties. For work in process in the possession of AUS at the balance sheet date, the cost of semi-finished products is adjusted against the Company’s inventories and related receivables accordingly. In addition, payables and receivables are presented as a net amount in the financial statements.

4.	Acquisition of property, plant and equipment

Acquisition of other property, plant, equipment from related parties for the years ended December 31, 2003 and 2004 amounted to NT$24,731 thousand and NT$7,060 thousand, respectively.

Pursuant to board of directors resolution on January 12, 2005, the Company purchased the originally leased land at Lungtan from ASD for cash consideration of NT$2,774,000 thousand.

The purchase price and other terms for the above transactions were similar to those with unrelated parties.

5.	Technology-related fees and research and development

In 2003, the Company entered into an arrangement with FDTC and paid NT$437,655 thousand to FDTC for technical support provided. The amount was capitalized as intangible assets. In addition, pursuant to the agreement, the Company is required to pay a fixed annual royalty fee during the term specified in the agreement.

In 2003, the Company also signed a collaborative research and development contract with FDTC that required the Company to pay a portion of certain project expenses on joint TFT-LCD research and development projects. The contract was cancelled in July 2004.

For the years ended December 31, 2003 and 2004, total technology-related fees amounted to NT$244,574 thousand and 182,302 thousand, respectively.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

6.	Operating lease and refundable deposits

The Company entered into lease agreements for land, building, dormitory and equipment with related parties. The related rent expenses and administration fees for the years ended December 31, 2003 and 2004, were as follows:

	For the year ended December 31,
	2003	2004
	(in thousands)
ASD and MTI	89,337	89,528
Others	9,948	19,724
	$99,285	109,252

The Company’s prepaid rent for the above lease agreements amounted to NT$7,914 thousand and NT$6,565 thousand as of December 31, 2003 and 2004, respectively. As of December 31, 2003 and 2004, refundable deposits resulting from the above transactions amounted to NT$869,693 thousand and NT$870,245 thousand, respectively.

7.	Others

Amounts paid to related parties for reimbursement of miscellaneous expenditures paid on behalf of the Company were NT$292,192 thousand and NT$238,149 thousand for the years ended December 31, 2003 and 2004, respectively.

As of December 31, 2003 and 2004, payables resulting from the above purchases, acquisition of property, plant and equipment, operating lease and others were as follows:

	December 31,
	2003		2004
	Amount	% of total payables	Amount	% of total payables
	(in thousands)
AUL	$8,696,653	36	10,430,826	41
Cando	512,411	2	633,938	3
FDTC	147,100	1	—	—
Novatek	245,159	1	—	—
Others	88,706	—	96,658	—
	$9,690,029	40	11,161,422	44

8.	Endorsement and guarantee provided

The Company, through AUL, provided a guarantee to AUS for its long-term loan agreement. The guarantee provided amounted to NT$3,962,760 thousand and NT$4,957,396 thousand for the year ended December 31, 2003 and 2004.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(6)	Pledged Assets

Assets pledged as collateral are summarized below:

		December 31,
Pledged assets	Pledged to secure	2003	2004
		(in thousands)
Restricted cash in banks	Oil purchase, customs duties and guarantees for foreign workers	$29,200	29,200

Building	Long-term borrowings	2,627,755	5,162,745

Machinery and equipment	Long-term borrowings and bonds payable	34,775,618	84,182,259
		$37,432,573	89,374,204

(7)	Commitments and Contingencies

(a)	Outstanding letters of credit
As of December 31, 2003 and 2004, the Company had the following outstanding letters of credit:

	December 31,
Currency	2003	2004
	(in thousands)

USD	$32,529	9,741
JPY	4,013,617	3,144,102

The outstanding letters of credit facilitate the Company’s purchase of machinery and equipment from foreign suppliers. The letters of credit are irrevocable and expire upon the Company’s payment of the related obligations.

(b)	Technology and licensing agreements

Since 1998, the Company has entered into technical cooperation agreements and patent licensing agreements with Matsushita Electric Industrial Co., Ltd. (Matsushita), Semiconductor Energy Laboratory Co., Ltd. (SEL), Toppan Printing Co., Ltd. (Toppan), FDTC and Hitachi. Pursuant to the terms of each signed agreement, the Company pays patent and licensing fees to the aforementioned companies.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(c)	Government grants

In December 2002, the Company entered into an agreement with the Ministry of Economic Affairs (MOEA) for a research and development project on “Full Color Active Matrix Organic Light Emitting Display Technology”. The contract term was from December 1, 2002 to May 31, 2004 and MOEA provided grants totaling NT$25,100 thousand for the project. Pursuant to the contract, the Company provided a cashier’s check of NT$30,120 thousand to guarantee the completion of the project. The project was completed in September 2004 and consequently the casher’s check was returned to the Company in November 2004. For the year ended December 31, 2004, the Company recognized grants from MOEA of NT$6,320 thousand as non-operating income.

(d)	As of December 31, 2003 and 2004, outstanding commitments for purchase agreements for major property, plant and equipment totaled NT$33,932,000 thousand and NT$71,283,162 thousand, respectively.

(e)	Operating lease agreements

Commencing March 1, 1994, the Company entered into land lease agreements with the Science Park Administration Bureau for land used by its facilities located at the Hsinchu Science Park. The lease terms are for a period of 20 years. Commencing July 2003, the Company entered into land lease agreement with the Science Park Administration Bureau at Central Taiwan for land used by its facility. The lease term runs from July 28, 2003 to December 31, 2023. In accordance with the aforementioned lease agreements, rental payments are subject to adjustment as the government reappraises the land value.

Future minimum lease payments as of December 31, 2004, under the existing non-cancelable agreements are:

Years	Minimum lease payments
(in thousands)

2005	$95,364
2006	95,364
2007	95,364
2008	95,364
2009	95,364
After 2010	956,173

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(f)	Litigation - Sharp Corporation

Since March 2002, Sharp Corporation (Sharp) launched a series of legal proceedings in the Tokyo District Court with regard to alleged patent infringement against the Company’s customers on products that contained TFT-LCD panels manufactured by the Company. Sharp sought an injunction against the import and sales of infringed products and damages. The Company’s customers pleaded to invalidate the patents in suit. Although the Company is not named as a defendant in the lawsuits, the Company is assisting its downstream customers to respond to the said lawsuits as the alleging infringement.

On September 17, 2003, Sharp launched a civil complaint with regard to alleged patent infringement against the Company and its customers in the United States District Court of Northern District of California. This litigation is still in the preliminary discovery phase. As of December 31, 2004, the Company believes that the resolution of this litigation will not have a material effect on the Company’s results of operations or financial position.

(g)	Litigation - Commissariat AL’energie Atomique

In April 2004, Commissariat AL’energie Atomique (CEA) launched a common plea with regard to alleged patent infringement against the Company in the United States Federal District Court for the District of Delaware. This litigation is in preliminary phase. As of December 31, 2004, the Company believes that the resolution of this litigation will not have material effect on the Company’s results of operations or financial position.

(8)	Significant Disaster Loss

None.

(9)	Subsequent Events

Please see second paragraph in note 5(b)4.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements
(10)	Other Information

For the years ended December 31, 2003 and 2004, employee expenses, depreciation and amortization expenses were as follows:

	For the year ended December 31,
	2003			2004
	Cost of goods sold	Operating expenses	Total	Cost of goods sold	Operating expenses	Total
	(in thousands)
Employee expenses:
Salaries and wages	3,873,960	1,074,660	4,948,620	4,392,131	1,664,235	6,056,366
Labor and health insurance	217,339	60,426	277,765	279,619	94,602	374,221
Pension	77,198	24,660	101,858	98,501	40,975	139,476
Others	297,159	81,183	378,342	197	37,900	38,097
Depreciation	13,400,240	656,212	14,056,452	20,390,245	1,683,590	22,073,835
Amortization	445,426	1,048,745	1,494,171	517,465	1,101,298	1,618,763

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(11)	Additional Disclosures

(a)	The followings are additional disclosures for the Company pursuant to the requirements of Securities and Futures Bureau (SFB):

(1)	Financing provided to others for the year ended December 31, 2004: None.

(2)	Endorsement/guarantee provided to others for the year ended December 31, 2004:

(Expressed in thousands of New Taiwan dollars, unless otherwise specified)
Item No.	Endorsor/ Guarantor	Counterparty		Limit of Endorsement/Guarantee Amount for Individual Counterparty	Maximum Amount of Endorsement/ Guarantee for Current Period	Ending Balance	Amount of Collateral for Guarantee/ Endorsement	Ratio of Accumulated Guarantee Amount to Net Assets in Latest Financial Statements	Maximum Amount of Guarantee / Endorsement
		Name	Relationship
1	AUO	AUL	100%-owned subsidiary of AUO	Not exceeding 50% of AUO’s net worth	NT$4,957,396 (US$20,000 thousand and RMB1,120,000 thousand) (Note1)	NT$4,957,396 (US$20,000 thousand and RMB1,120,000 thousand) (Note1)	—	4%	NT$130,565,595 (Note 2)

Note 1:	The translation was performed using exchange rate in effect at the balance sheet date.

Note 2:	This represented AUO’s net worth as of December 31, 2004.

(3)	Marketable securities held as of December 31, 2004:

(Expressed in thousands of New Taiwan dollars and shares, unless otherwise specified)
Company	Name and Type of Securities	Relationship with Security Issuers	Financial Statement Account	End of Reporting Period				Note
				Units/ Shares	Book Value	% of Ownership	Market Value
AUO	UMC	Shareholder and director of AUO (Note 1)	Short-term Investment	59,497	706,492	0.37%	1,194,705
AUO	Mega Holdings	—	Short-term Investment	20,845	880,012	0.18%	443,587
AUO	AUL	100-owned subsidiary of AUO	Long-term Investment	172,155	5,080,652	100.00%	N/A
AUO	Konly	100-owned subsidiary of AUO	Long-term Investment	80,000	1,026,572	100.00%	N/A
AUO	FDTC	Cost-method investee of AUO	Long-term Investment	0.375	198,530	10.00%	N/A
AUO	Patentop Ltd.	Equity-method investee of AUO	Long-term Investment	1,640	15,459	41.00%	N/A
AUO	Cando	Equity-method investee of AUO	Long-term Investment	71,252	850,830	11.93%	N/A
AUO	BenQ	Shareholder of AUO who accounts for its investment in AUO using the equity-method of accounting; equity-method investee of AUO	Long-term Investment	124,950	4,047,403	5.40%	4,421,980

Note 1:
As UMC disposed more than half of its shares held in AUO on April 22, 2004, its membership to the board of directors was forfeited. Consequently, UMC and its investees are not regarded as AUO’s related parties starting from April 2004.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(4)	Marketable securities acquired and disposed of with accumulated amount exceeding NT$100 million or 20% of the paid-in capital for the year ended December 31, 2004:

(Expressed in thousands of New Taiwan dollars and shares, unless otherwise specified)
Company	Name and Type of Securities	Financial Statement Account	Counterparty	Relationship	Beginning Balance		Addition		Disposal				Ending Balance
					Units/ Shares	Amount	Units/ Shares	Amount	Units/ Shares	Amount	Cost	Gain (Loss) on Disposal	Units/ Shares	Amount
AUO	Prudential Well Pool Fund	Short-term Investment	Prudential Securities Investment Trust Co., Ltd.	Unrelated party	45,668	550,000	-	-	45,668	552,767	500,000	2,767	-	-
AUO	Barits Bond Fund	Short-term Investment	Barits Securities Investment Trust Co., Ltd.	Unrelated party	-	-	42,791	500,000	42,791	500,304	500,000	304	-	-
AUO	NITC Bond Fund	Short-term Investment	National Investment Trust Co.	Unrelated party	-	-	3,168	500,000	3,168	500,310	500,000	310	-	-
AUO	Yuanta Fixed Income Trust Fund	Short-term Investment	Yuanta Securities Investment Trust Co., Ltd.	Unrelated party	-	-	45,243	724,254	45,243	726,144	724,254	1,890	-	-
AUO	IIT High Yield Trust Fund	Short-term Investment	International Investment Trust Co., Ltd.	Unrelated party	-	-	34,129	500,000	34,129	501,575	500,000	1,575	-	-
AUO	Cathay Bond Fund	Short-term Investment	Cathay Securities Investment Trust Co.	Unrelated party	-	-	53,769	600,000	53,769	600,551	600,000	551	-	-
AUO	ABN AMRO Bond Fund	Short-term Investment	ABN AMRO Assets Management Ltd.	Unrelated party	-	-	34,329	500,000	34,329	500,326	500,000	326	-	-
AUO	AUL	Long-term Investment	-	Related party	71,200	2,185,355	100,955	3,380,897	-	-	-	(485,600) (Note 1)	172,155	5,080,652
AUO	Konly	Long-term Investment	-	Related party	60,000	592,462	20,000	300,000	-	-	-	134,110 (Note 1)	80,000	1,026,572
AUO	Cando	Long-term Investment	-	Related party	-	-	71,252	1,042,543	-	-	-	(191,713) (Note 1)	71,252	850,830
AUO	FDTC	Long-term Investment	-	(Note 2)	0.75	436,271	-	-	0.375	230,736	198,530	32,206	0.375	198,530
AUO	BenQ	Long-term Investment	-	Related party	-	-	124,950	4,050,303	-	-	-	(2,900) (Note 1)	124,950	4,047,403

Note 1:
Gain or loss on disposal included the adjustments to retained earnings as a result of long-term equity investment income or losses, cumulative translation adjustments and changes in long-term investment due to disproportionate participation in investee’s capital increase.

Note 2:	Due to disposition of shares in FDTC in August 2004, AUO’s ownership interest in FDTC decreased to 10% and consequently FDTC is not regarded as AUO’s related party starting from August 2004.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements
(5)	Acquisition of individual real estate with amount exceeding NT$100 million or 20% of the paid-in capital for the year ended December 31, 2004:

(Expressed in thousands of New Taiwan dollars, unless otherwise specified)
Company	Name of Property	Transaction Date	Transaction Amount	Payment Status	Counterparty		Details of Previous Transactions (If Dealing Party is a Related Party)				Pricing Reference	Purpose and Status of Use	Other Commitments
					Name	Relationship	Owner	Relation-ship	Transaction Date	Transaction Amount
AUO	Buildings	Mar. 2004	762,990	341,429	Li-Jin Engineering Co., Ltd.	Unrelated party	-	-	-	-	Negotiated Price	(Note 1)	None
AUO	Buildings	Jun. 2004	126,600	88,620	Dicare Planning and Develoment Corp.	Unrelated party	-	-	-	-	Negotiated Price	(Note 1)	None
AUO	Buildings	Aug. 2004	307,000	46,578	Li-Jin Engineering Co., Ltd.	Unrelated party	-	-	-	-	Negotiated Price	(Note 1)	None
AUO	Buildings	Nov. 2004	4,568,300	3,336,750	FU TSU Construction Co., Ltd.	Unrelated party	-	-	-	-	Negotiated Price	(Note 1)	None
AUO	Buildings	Nov. 2004	5,270,000	4,216,000	FU TSU Construction Co., Ltd.	Unrelated party	-	-	-	-	Negotiated Price	(Note 1)	None

Note 1:	In construction, for operating use.

(6)	Disposal of individual real estate with amount exceeding NT$100 million or 20% of the paid-in capital for the year ended December 31, 2004: None.

(7)	Related-party transactions for purchases and sales with amount exceeding NT$100 million or 20% of the paid-in capital for the year ended December 31, 2004:

(Expressed in thousands of New Taiwan dollars, unless otherwise specified)
Company	Related Party	Details of Transactions					Reasons and Terms Different from an Arm’s Length Transaction		Notes and Accounts Receivable (Payable)		Note
		Relationship	Purchases (Sales)	Amount	Percentage of Total Purchases (Sales)	Credit Term	Unit Price	Credit Term	Balance	% to Total Receivables (Payables)
AUO	Novatek	Equity-method investee of UMC	Purchase	537,578	0.51%	Month-end 60 days	(Note 3)	(Note 3)	-	- %	(Note 1)
AUO	FDTC	Cost-method investee of AUO	Purchase	316,122	0.30%	Month-end 30 days	(Note 3)	(Note 3)	-	- %	(Note 2)
AUO	Cando	Equity-method investee of AUO	Purchase	2,551,073	2.44%	Month-end 90 days	(Note 3)	(Note 3)	(633,938)	2.50%
AUO	AUL	100% owned subsidiary of AUO	Purchase	40,381,693	38.66%	Month-end 45 days	(Note 3)	(Note 3)	(10,430,826)	41.13%
AUO	Darfon	Subsidiary of BenQ	Purchase	113,266	0.11%	Month-end 90 days	(Note 3)	(Note 3)	(50,774)	0.20%
AUO	ACT	Equity-method investee of UMC	Sales	(164,972)	(0.10)%	Month-end 30 days or L/C 30 days	(Note 3)	(Note 3)	320	- %	(Note 1)

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements
Company	Related Party	Details of Transactions					Reasons and Terms Different from an Arm’s Length Transaction		Notes and Accounts Receivable (Payable)		Note
		Relationship	Purchases (Sales)	Amount	Percentage of Total Purchases (Sales)	Credit Term	Unit Price	Credit Term	Balance	% to Total Receivables (Payables)
AUO	Acer	Shareholder of BenQ who accounts for its investment in BenQ using the equity-method of accounting	Sales	(6,733,616)	(4.09)%	Month-end 30 days	(Note 3)	(Note 3)	521,844	2.51%
AUO	BenQ	Shareholder of AUO who accounts for its investment in AUO using the equity-method of accounting; equity-method investee of AUO	Sales	(2,310,915)	(1.40)%	Month-end 45 days	(Note 3)	(Note 3)	475,784	2.29%
AUO	BQX	Subsidiary of BenQ	Sales	(850,691)	(0.52)%	Month-end 45 days	(Note 3)	(Note 3)	85,144	0.41%
AUO	BQS	Indirect subsidiary of BenQ	Sales	(23,292,734)	(14.15)%	Month-end 45 days	(Note 3)	(Note 3)	4,007,503	19.29%
AUO	WPH	Subsidiary of Wistron	Sales	(906,906)	(0.55)%	Month-end 30 days	(Note 3)	(Note 3)	53,761	0.26%
AUO	FDTC	Cost-method investee of AUO	Sales	(2,136,101)	(1.30)%	Month-end 30 days	(Note 3)	(Note 3)	14,804	0.07%	(Note 2)
AUO	AUL	100% owned subsidiary of AUO	Sales	(8,492,207)	(5.16)%	Month-end 45 days	(Note 3)	(Note 3)	-	- %
AUO	Wistron	Equity-method investee of Acer	Sales	(931,678)	(0.57)%	Month-end 30 days	(Note 3)	(Note 3)	116,164	0.56%
AUO	WKS	Indirect subsidiary of Wistron	Sales	(819,631)	(0.50)%	Month-end 30 days	(Note 3)	(Note 3)	213,020	1.03%
AUO	BQOS	Indirect subsidiary of BenQ	Sales	(132,753)	(0.08)%	Month-end 45 days	(Note 3)	(Note 3)	56,665	0.27%

Note 1:
Since UMC disposed more than half of its shares held in AUO on April 22, 2004, its membership to the board of directors was forfeited. Consequently, UMC and its investees were not regarded as AUO’s related parties. Related-party transactions were disclosed until the end of April 2004.

Note 2:	Due to disposition of shares in FDTC in August 2004, AUO’s ownership in FDTC decreased to 10% and consequently FDTC is not regarded as AUO’s related party starting from August 2004

Note 3:	Please refer to note 5 to the financial statements.

(8)	Receivables from related parties with amount exceeding NT$100 million or 20% of the paid-in capital as of December 31, 2004:

(Expressed in thousands of New Taiwan dollars, unless otherwise specified)
Company	Related Party	Relationship	Ending Balance	Turnover Rate	Overdue Receivables		Subsequent Collection (Note 1)	Allowance for Doubtful Accounts
					Amount	Actions Taken
AUO	BQS	Indirect subsidiary of BenQ	4,007,503	10.79	-	Active collection	1,904,962	-
AUO	WKS	Indirect subsidiary of Wistron	213,020	7.70	23,312	Active collection	193,494	249
AUO	Acer	Shareholder of BenQ who accounts for its investment in BenQ using the equity-method of accounting	521,844	10.18	9,842	Active collection	369,771	1,311
AUO	BenQ	Shareholder of AUO who accounts for its investment in AUO using the equity-method of accounting; equity-method investee of AUO	475,784	4.47	26,028	Active collection	197,888	730
AUO	Wistron	Equity-method investee of Acer	116,164	15.12	5,210	Active collection	112,444	53

Note 1:	This represented subsequent collections up to February 1, 2005.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(9)	Transactions in derivative financial instruments: see note 4(n) to the financial statements.

(b)	Information on investee companies:

(1)	Name, location and other related information on investee companies as of December 31, 2004:

(Expressed in thousands of New Taiwan dollars and shares, unless otherwise specified)
Company	Investee Company	Location	Principal Business Activities	Initial Investment		End of Reporting Period			Net Income (Loss) of Investee	Investment Income (Loss) Recognized	Note
				Ending Balance	Beginning Balance	Units/ Shares	% of Ownership	Book Value
AUO	Cando	ROC	Production and sale of color filter	1,042,543	-	71,252	11.93%	850,830	378,657	39,551
AUO	Patentop	BVI	Intellectual property	50,873 (US$1,640)	50,873 (US$1,640)	1,640	41.00%	15,459	(26,151)	(10,722)	(Note 8)
AUO	AUL	Malaysia	(Note 2)	5,802,948 (US$172,155)	2,422,051 (US$71,200)	172,155	100.00%	5,080,652	(205,346) (US$(6,162))	205,346 (US$6,162)
AUO	Konly	ROC	(Note 2)	900,000	600,000	80,000	100.00%	1,026,572	56,307	56,307
AUO	FDTC	Japan	(Note 3)	237,741 (JPY$ 740,250)	436,271 (JPY$ 1,480,500)	0.375	10.00%	198.530	(644,876) (JPY$ 2,104,000)	(46,624)	(Note 1)
AUO	BenQ	ROC	(Note 6)	4,050,303	-	124,950	5.4%	4,047,403	7,619,288	(2,900)
AUL	AUA	America	(Note 4)	US$1,000	US$1,000	1,000	100.00%	US$292	US$7	US$7
AUL	AUJ	Japan	(Note 4)	US$800 (JPY$90,000)	US$161 (JPY$20,000)	1.8	100.00%	US$845	US$71	US$71
AUL	AUS	Mainland China	(Note 5)	US$170,000 (RMB 1,407,061)	US$70,000 (RMB 579,377)	-	100.00%	US$192,032	US$28,120	US$28,120
AUL	AUE	Netherlands	(Note 4)	US$59 (EUR$50)	-	50	100.00%	US$84	US$15	US$15
AUL	AUK	Korea	(Note 4)	US$155 (KRW 173,075)	-	-	100.00%	US$157	US$(9)	US$(9)
Konly	Cando	ROC	(Note 7)	454,000	220,000	57,000	9.54%	594,975	378,657	66,873
Konly	Raydium	ROC	IC Design	22,000	22,000	2,000	32.79%	9,742	(27,734)	(12,284)
Konly	BenQ	ROC	(Note 6)	58,620	-	1,650	0.07%	58,994	7,619,288	374

Note 1:	In August 2004, AUO sold half of its investment in FDTC and is no longer able to exercise significant influence over FDTC.

Note 2:	This investee company is an investment holding company.

Note 3:	This investee company is principally engaged in manufacture, sale and research and development of TFT-LCD panels.

Note 4:	This investee company is principally engaged in the sale of TFT-LCD panels.

Note 5:	This investee company is principally engaged in the assembly of TFT-LCD module products.

Note 6:	This investee company is principally engaged in the manufacture and distribution of computer peripheral equipment and communication products.

Note 7:	This investee company is principally engaged in the manufacture and sale of color filters.

Note 8:	Investment gain (loss) is recognized on a one-year lag basis.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(2)	Financing provided to others for the year ended December 31, 2004: None.

(3)	Endorsement/guarantee provided to others for the year ended December 31, 2004:

Item No.	Endorsor/ Guarantor	Counterparty		Limit of Endorsement/Guarantee Amount for Individual Counterparty	Maximum Amount of Endorsement/ Guarantee for Current Period	Ending Balance	Amount of Collateral for Guarantee/ Endorsement	Ratio of Accumulated Guarantee Amount to Net Assets in Latest Financial Statements	Maximum Amount of Guarantee / Endorsement
		Name	Relationship
1	AUL	AUS	100%-owned subsidiary of AUL	Not exceeding 50% of AUO’s net worth	NT$4,957,396 (US$20,000 thousand and RMB1,120,000 thousand) (Note1)	NT$4,957,396 (US$20,000 thousand and RMB1,120,000 thousand) (Note1)	-	4%	NT$130,565,595 (Note 2)

Note 1:	The translation was performed using exchange rate in effect at the balance sheet date.

Note 2:	This represented AUO’s net worth as of December 31, 2004.

(4)	Marketable securities held as of December 31, 2004:

(Expressed in thousands of New Taiwan dollars and shares, unless otherwise specified)
Company	Name and Type of Securities	Relationship with Security Issuers	Financial Statement Account	End of Reporting Period				Note
				Units/ Shares	Book Value	% of Ownership	Market Value
AUL	AUA	100% owned subsidiary of AUL	Long-term Investment	1,000	US$292	100.00	N/A
AUL	AUS	100% owned subsidiary of AUL	Long-term Investment	-	US$192,032	100.00	N/A
AUL	AUJ	100% owned subsidiary of AUL	Long-term Investment	1.8	US$845	100.00	N/A
AUL	AUE	100% owned subsidiary of AUL	Long-term Investment	50	US$84	100.00	N/A
AUL	AUK	100% owned subsidiary of AUL	Long-term Investment	-	US$157	100.00	N/A
Konly	BenQ	Equity-method investee of Konly	Long-term Investment	1,650	58,994	0.07	58,394	(Note 1)
Konly	Wellypower	Cost-method investee of Konly	Long-term Investment	1,119	29,985	1.41	N/A
Konly	Promate	LCM-method investee of Konly	Long-term Investment	397	10,000	0.51	13,483
Konly	Darly 3	Cost-method investee of Konly	Long-term Investment	5,321	59,917	15.57	N/A
Konly	Apower	Cost -method investee of Konly	Long-term Investment	1,200	40,978	13.90	N/A
Konly	Raydium	Equity-method investee of Konly	Long-term Investment	2,000	9,742	32.79	N/A
Konly	Cando	Equity-method investee of Konly	Long-term Investment	57,000	594,975	9.54	N/A
Konly	Daxon	Cost-method investee of Konly	Long-term Investment	600	17,000	0.31	N/A
Konly	StarBex	Cost-method investee of Konly	Long-term Investment	1,500	16,875	7.50	N/A

Note 1:	The Company accounts for its investment in BenQ under the equity method of accounting.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(5)	Marketable securities acquired and disposed of with accumulated amount exceeding NT$100 million or 20% of the paid-in capital for the year ended December 31, 2004:

(Expressed in thousands of New Taiwan dollars and shares, unless otherwise specified)
Company	Name and Type of Securities	Financial Statement Account	Counterparty	Relationship	Beginning Balance		Addition		Disposal				Ending Balance
					Units/ Shares	Amount	Units/ Shares	Amount	Units/ Shares	Amount	Cost	Gain (Loss) on Disposal	Units/ Shares	Amount
AUL	AUS	Long-term Investment	-	Related party	-	US$ 63,927	-	US$ 100,000	-	-	-	US$(28,105) (Note 1)	-	US$ 192,032
Konly	President James Bond Fund	Short-term Investment	(Note 2)	Unrelated party	10,123	150,000	1,012	15,000	11,135	166,033	165,000	1,033	-	-
Konly	Cando	Long-term Investment	-	Related party	44,000	216,408	13,000	234,000	-	-	-	144,567 (Note 1)	57,000	594,975

Note 1:
Gain or loss on disposal included the adjustments to capital reserves and cash dividends as a result of long-term equity investment income or losses, cumulative translation adjustments and changes in long-term investment due to disproportionate participation in investee’s capital increase.

Note 2:	Uni-president Asset Management Corp.

(6)	Acquisition of individual real estate with amount exceeding NT$100 million or 20% of the paid-in capital for the year ended December 31, 2004:

Company	Name of Property	Transaction Date	Transaction Amount	Payment Status	Counterparty		Details of Previous Transactions (If Dealing Party is a Related Party)				Pricing Reference	Purpose and Status of Use	Other Commitments
					Name	Relationship	Owner	Relation-ship	Transaction Date	Transaction Amount
AUS	Buildings	Jun. 2004	34,544	7,683 unpaid	(Note 1)	Unrelated party	-	-	-	-	Negotiated Price	(Note 6)	None
AUS	Buildings	Jul. 2004	78,743	45,900 unpaid	(Note 2)	Unrelated party	-	-	-	-	Negotiated Price	(Note 7)	None
AUS	Buildings	Jul. 2004	245,000	164,229 unpaid	(Note 3)	Unrelated party	-	-	-	-	Negotiated Price	(Note 7)	None
AUS	Buildings	Jul. 2004	87,464	10,050 unpaid	(Note 4)	Unrelated party	-	-	-	-	Negotiated Price	(Note 8)	None
AUS	Buildings	Oct. 2004	43,094	-	(Note 5)	Unrelated party	-	-	-	-	Negotiated Price	(Note 6)	None

Note 1:	Jiangsu Jianxin Construction Group Co., Ltd. (Kunshan branch)

Note 2:	Suzhou Wuzhong Construction Co., Ltd.

Note 3:	Shanghai Baoye Construction Co., Ltd.

Note 4:	Taicang Yuewang Building Construction Co., Ltd.

Note 5:	Ingenious Engineering Corp.

Note 6:	Logistic center, in construction.

Note 7:	Factory, in construction.

Note 8:	Dormitory, in construction.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(7)	Disposal of individual real estate with amount exceeding NT$100 million or 20% of the paid-in capital for the year ended December 31, 2004: None.

(8)	Related-party transactions for purchases and sales with amount exceeding NT$100 million or 20% of the paid-in capital for the year ended December 31, 2004:

(Expressed in thousands of New Taiwan dollars, unless otherwise specified)
Company	Related Party	Relationship	Details of Transactions				Reasons and Terms Different from an Arm’s Length Transaction		Notes and Accounts Receivable (Payable)		Note
			Purchases (Sales)	Amount	Percentage of Total Purchases (Sales)	Credit Term	Unit Price	Credit Term	Balance	% to Total Receivables (Payables)
AUL	AUO	100% owned subsidiary of AUO	Purchase	254,838	18%	Month-end 45 days	-	-	-	- %
AUL	AUO	100% owned subsidiary of AUO	Sales	(1,211,794)	83%	Month-end 45 days	-	-	325,898	100%
AUL	AUS	100% owned subsidiary of AUL	Purchase	302,270	22%	Month-end 45 days	-	-	(28,588)	7%
AUL	AUS	100% owned subsidiary of AUL	Sales	(254,838)	17%	Month-end 45 days	-	-	-	- %
AUS	AUL	100% owned subsidiary of AUL	Sales	(302,270)	39%	Month-end 45 days	-	-	28,588	100%
AUS	AUL	100% owned subsidiary of AUL	Purchase	254,838	47%	Month-end 45 days	-	-	-	- %
AUS	BQS	subsidiary of BenQ	Sales	202,181	26%	Month-end 45 days	-	-	-	- %

(9) Receivables from related parties with amount exceeding NT$100 million or 20% of the paid-in capital as of December 31, 2004:

(Expressed in thousands of New Taiwan dollars, unless otherwise specified)
Company	Related Party	Relationship	Ending Balance	Turnover Rate	Overdue Receivables		Subsequent Collection (Note 1)	Allowance for Doubtful Accounts
					Amount	Actions Taken
AUL	AUO	100% owned subsidiary of AUO	325,898	(Note 2)	-	-	-	-
AUS	AUL	100% owned subsidiary of AUL	28,588	(Note 2)	-	-	-	-

Note 1:	This represented subsequent collections up to February 1, 2005.

Note 2:
Collection of receivables in the current period was within normal collection period however due to a change in business operating model in the current period (see note 5(b)3 to the financial statements), turnover rate calculated based upon amounts in the books was unable to reflect the actual condition.

(Continued)

AU OPTRONICS CORP.

Notes to Financial Statements

(10)	Transactions in derivative financial instruments:

(1)	As of December 31, 2004, the details of foreign currency forward contracts outstanding were as follows:

December 31,2004
Buy	Sell	Contract amount	Settlement date
YEN	USD	USD 13,500	Jan. 11, 2005 ~ Feb. 14, 2005

(2)	The realized gains resulting from foreign currency forward contracts were US$10 thousand and RMB608 thousand in 2004.

(c)	Investments in Mainland China:

(1)	Investment in Mainland China:

(Expressed in thousands of New Taiwan dollars and US dollars, unless otherwise specified)
Name of Investee Company in Mainland China	Principal Business Activities	Paid-in Capital	Method of Investment	Beginning Balance of Accumulated Investment Remitted from Taiwan	Investment Remitted and Retracted in current year		Ending Balance of Accumulated Investment Remitted from Taiwan	Percentage of Direct or Indirect Ownership in Investment	Investment Gain (Loss) Recognized in Current Year (Note 4)	Book Value as of Year-end	Amount of Profit (Loss) Remitted Back as of Year-end
					Amount Remitted	Amount Retracted
AU Optronics (Suzhou) Corp.	Production and assembly of TFT-LCD module	5,732,683 (US$170,000)	(Note 1)	2,383,933 (US$70,000)	3,348,750 (US$100,000)	-	5,732,683 (US$170,000)	100%	937,058 (US$28,120)	6,129,096 (US$192,032)	-

Accumulated Amount of Investment Remitted from Taiwan to Mainland China as of Dec. 31, 2004 (Note 2)	Amount of Investment Approved by the Ministry of Economic Affairs - Investment Commission (“MOEA-IC”)	Maximum Amount of Investment Imposed by MOEA-IC’s Regulations (Note 3)
5,732,683 (US$170,000)	5,732,683 (US$170,000)	27,613,119

Note 1:	Investment in Mainland China is made through a company registered in a third region.

Note 2:	The translation was performed using historical exchange rate in effect at the time of remittance.

Note 3:	The Company is in compliance with the limit of investment set by the Investment Commission of Ministry of Economic Affairs for its investments in Mainland China.

Note 4:	Investment gain (loss) was recognized based upon audited financial statements.

(2)	For significant direct or indirect transactions between the Company and investee company in Mainland China, please see notes 5 and 11 to the financial statements.

(Continued)

(12)	Industrial Segment Information

(a)	Industrial information

The Company consists of a single reportable operating segment, namely the research, development, production and sale of TFT-LCDs and other flat panel displays.

(b)	Geographic information

Geographic information has not been disclosed in the accompanying financial statements as the Company does not have any foreign operations.

(c)	Export sales information

	For the year ended December 31,
	2003		2004
	Amount	%	Amount	%
	(in thousands)
Taiwan	$44,557,727	46	68,274,878	41
Asia (excluding Taiwan)	48,344,944	50	88,070,838	54
Other (individually less than 10% of total net sales)	4,707,450	4	8,257,748	5
	$97,610,121	100	164,603,464	100

(d)	Major customer information

	For the year ended December 31,
	2003		2004
	Amount	%	Amount	%
	(in thousands)
BQS	$2,505,168	3	23,292,734	14
AUL	19,135,300	20	8,492,207	5
	$21,640,468	23	31,784,941	19

(Continued)

English Translation of Financial Statements Originally Issued in Chinese

Independent Auditors’ Report

The Board of Directors
AU Optronics Corp.:

We have audited the consolidated balance sheets of AU Optronics Corp. and subsidiaries as of December 31, 2004 and 2005, and the related consolidated statements of income, stockholders’ equity and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the auditing standards generally accepted in the Republic of China and the Rules Governing Auditing and Certification of Financial Statements by Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AU Optronics Corp. and its subsidiaries as of December 31, 2004 and 2005, and the results of their operations and their cash flows for each of the years then ended, in conformity with the Guidelines Governing the Preparation of Financial Reports by Securities Issuers and accounting principles generally accepted in the Republic of China.

KPMG Certified Public Accountants

Tseng, Mei-Yu
Wei, Chung-Hwa

March 13, 2006

Notice to Readers

The accompanying financial statements are intended only to present the financial position, results of operations and cash flows in accordance with the accounting policies and practices generally accepted in the Republic of China and not those of any other jurisdictions. The standards, procedures and practices to audit such financial statements are those generally accepted and applied in the Republic of China.

For the convenience of readers, the auditors’ report and the accompanying financial statements have been translated into English from the original Chinese version prepared and used in the Republic of China. If there is any conflict between the English version and the original Chinese version or any difference in the interpretation of the two versions, the Chinese-language auditors’ report and financial statements shall prevail.

English Translation of Financial Statements Originally Issued in Chinese

AU OPTRONICS CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2004 and 2005
(Expressed in thousands of New Taiwan dollars)

	2004		2005
	Amount	%	Amount	%
Assets
Current assets:
Cash and cash equivalents (note 4(a))	$17,797,663	8	26,263,265	8
Short-term investments, net (note 4(b))	1,586,504	1	1,586,504	—
Notes and accounts receivable, net (note 4(c))	15,297,617	7	34,848,588	11
Receivables from related parties (note 5)	5,420,358	2	7,766,800	2
Other current financial assets (note 4(n))	603,270	—	1,114,300	—
Inventories, net (note 4(d))	15,884,989	7	19,167,488	6
Prepayments and other current assets (note 7)	693,999	—	1,384,076	—
Deferred tax assets (note 4(l))	2,462,903	1	3,709,886	1
Total current assets	59,747,303	26	95,840,907	28
Long-term investments (notes 3 and 4(e)):
Equity method	5,577,403	3	5,244,334	2
Cost method	373,285	—	73,538	—
Total long-term investments	5,950,688	3	5,317,872	2
Property, plant and equipment (notes 4(f), 5 and 6):
Land	159,996	—	3,590,536	1
Buildings	16,648,783	7	38,056,666	12
Machinery and equipment	145,842,129	63	244,584,417	74
Other equipment	8,237,077	4	10,563,592	3
	170,887,985	74	296,795,211	90
Less: accumulated depreciation	(62,243,912)	(27)	(92,929,473)	(28)
Construction in progress	13,061,619	6	1,704,372	1
Prepayments for purchases of land and equipment	38,037,431	16	15,556,729	5
Net property, plant and equipment	159,743,123	69	221,126,839	68
Intangible assets:
Technology related fees (notes 5 and 7)	1,062,747	—	2,483,329	1
Other assets:
Idle assets, net (note 4(f))	1,259,621	1	1,165,781	—
Refundable deposits (note 5)	1,128,964	—	246,373	—
Deferred charges and others	1,265,318	1	1,441,982	—
Deferred tax assets (note 4(l))	507,461	—	222,157	—
Restricted cash in bank (note 6)	29,200	—	32,200	—
Long-term prepayments for materials (note 7)	—	—	1,918,888	1
Total other assets	4,190,564	2	5,027,381	1
Total Assets	$230,694,425	100	329,796,328	100

See accompanying notes to consolidated financial statements.

English Translation of Financial Statements Originally Issued in Chinese

AU OPTRONICS CORP. AND SUBSIDIARIES

Consolidated Balance Sheets (continued)

December 31, 2004 and 2005
(Expressed in thousands of New Taiwan dollars)

	2004		2005
	Amount	%	Amount	%
Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings (note 4(g))	$6,183,004	3	—	—
Accounts payable	27,129,790	12	48,666,310	14
Payables to related parties (note 5)	750,582	—	1,853,161	1
Accrued expenses and other current liabilities (note 4(l))	5,287,010	2	9,491,564	3
Equipment and construction in progress payable	7,165,981	3	20,014,348	6
Current installments of long-term liabilities (notes 4(i) and 6)	7,084,416	3	9,832,723	3
Total current liabilities	53,600,783	23	89,858,106	27
Long-term liabilities:
Bonds payable, excluding current installments (notes 4(h), and 6)	6,000,000	3	12,000,000	4
Long-term borrowings, excluding current installments (notes 4(i) and 6)	40,334,053	17	71,940,306	22
Total long-term liabilities	46,334,053	20	83,940,306	26
Other liabilities (note 4(j))	193,994	—	178,424	—
Total liabilities	100,128,830	43	173,976,836	53
Stockholders’ equity (note 4(k)):
Capital stock:
Common stock	49,580,409	21	58,305,471	18
Capital surplus:
Paid-in capital in excess of par value—common stock	37,987,449	17	50,281,599	15
Paid-in capital in excess of par value—convertible bonds	3,794,968	2	3,794,968	1
Capital surplus—long-term investments	109	—	49,914	—
Premium from merger and others	3,382,567	1	3,537,663	1
	45,165,093	20	57,664,144	17
Retained earnings:
Legal reserve	2,168,260	1	4,964,545	2
Special reserve	—	—	201,809	—
Unappropriated retained earnings	34,104,623	15	34,507,005	10
	36,272,883	16	39,673,359	12
Cumulative translation adjustment	(201,809)	—	59,213	—
Treasury stock	(250,981)	—	—	—
	130,565,595	57	155,702,187	47
Minority interest	—	—	117,305	—
Total stockholders’ equity	130,565,595	57	155,819,492	47
Commitments and contingent liabilities (note 7)
Total Liabilities and Stockholders’ Equity	$230,694,425	100	329,796,328	100

See accompanying notes to consolidated financial statements.

English Translation of Financial Statements Originally Issued in Chinese

AU OPTRONICS CORP. AND SUBSIDIARIES

Consolidated Statements of Income

Years ended December 31, 2004 and 2005
(Expressed in thousands of New Taiwan dollars, except for per share data)

	2004		2005
	Amount	%	Amount	%

Sales	$169,817,535	101	217,839,526	100
Sales returns and discounts	1,705,966	1	451,138	—
Net sales (note 5)	168,111,569	100	217,388,388	100
Cost of goods sold (note 5)	128,468,264	76	187,540,389	86
Gross profit	39,643,305	24	29,847,999	14
Operating expenses (note 5):
Selling	2,447,102	2	4,016,672	2
General and administrative	3,577,327	2	3,960,354	2
Research and development	5,011,547	3	4,882,285	2
	11,035,976	7	12,859,311	6
Operating income	28,607,329	17	16,988,688	8
Non-operating income and gains:
Interest income	174,898	—	225,062	—
Investment gain recognized by equity method investment, net (note 4(e))	34,268	—	—	—
Gain on sale of investments, net (note 4(e))	39,778	—	121,679	—
Foreign currency exchange gain, net	85,132	—	645,572	—
Other income	166,899	—	228,886	—
	500,975	—	1,221,199	—
Non-operating expenses and losses:
Interest expense (notes 4(f))	796,279	—	1,311,683	1
Investment loss recognized by equity method investment, net (note 4(e))	—	—	588,597	—
Other loss	287,827	—	215,039	—
	1,084,106	—	2,115,319	1
Income before income tax	28,024,198	17	16,094,568	7
Income tax expense (note 4(l))	61,346	—	473,429	—
Net income	$27,962,852	17	15,621,139	7
Attributable to:
Equity holders of the parent company	$27,962,852	17	15,626,991	7
Minority interest	—	—	(5,852)	—
Net income	$27,962,852	17	15,621,139	7

	Pre-tax	After tax	Pre-tax	After tax
Earnings per common share (note 4(m)):
Basic earnings per common share	$5.84	5.82	2.86	2.77
Basic earnings per common share — retroactively adjusted	$5.26	5.25

See accompanying notes to consolidated financial statements.

English Translation of Financial Statements Originally Issued in Chinese

AU OPTRONICS CORP. AND SUBSIDIARIES

Consolidated Statements of Stockholders' Equity

Years ended December 31, 2004 and 2005
(Expressed in thousands of New Taiwan dollars and shares)

			Retained Earnings
	Common	Capital	Legal	Special	Unapprop-riated	Cumulative translation	Treasury	Minority
	stock	surplus	reserve	reserve	earnings	adjustment	stock	interest	Total

Balance January 1, 2004	$43,522,372	32,197,790	602,267	-	16,578,660	4,419	(250,981)	-	92,654,527
Appropriation for legal reserve	-	-	1,565,993	-	(1,565,993)	-	-	-	-
Cash dividends	-	-	-	-	(5,208,285)	-	-	-	(5,208,285)
Issuance of shareholders stock dividends	2,170,119	-	-	-	(2,170,119)	-	-	-	-
Issuance of employee stock bonus	887,918	-	-	-	(887,918)	-	-	-	-
Cash employees’ profit sharing	-	-	-	-	(380,535)	-	-	-	(380,535)
Directors’ and supervisors’ remuneration	-	-	-	-	(70,470)	-	-	-	(70,470)
Issuance of common stock for cash	3,000,000	12,967,194	-	-	-	-	-	-	15,967,194
Effect of disproportionate participation in investee’s capital increase	-	109	-	-	(153,569)	-	-	-	(153,460)
Net income for 2004	-	-	-	-	27,962,852	-	-	-	27,962,852
Cumulative translation adjustment	-	-	-	-	-	(206,228)	-	-	(206,228)
Balance at December 31, 2004	49,580,409	45,165,093	2,168,260	-	34,104,623	(201,809)	(250,981)	-	130,565,595
Appropriation for legal reserve	-	-	2,796,285	-	(2,796,285)	-	-	-	-
Appropriation for special reserve	-	-	-	201,809	(201,809)	-	-	-	-
Cash dividends	-	-	-	-	(5,935,249)	-	-	-	(5,935,249)
Issuance of shareholders stock dividends	4,451,437	-	-	-	(4,451,437)	-	-	-	-
Issuance of employee stock bonus	973,625	-	-	-	(973,625)	-	-	-	-
Cash employees’ profit sharing	-	-	-	-	(649,084)	-	-	-	(649,084)
Directors’ and supervisors’ remuneration	-	-	-	-	(37,447)	-	-	-	(37,447)
Issuance of common stock for cash	3,300,000	12,294,150	-	-	-	-	-	-	15,594,150
Transfer of treasury stock to employees	-	-	-	-	(73,076)	-	250,981	-	177,905
Effect of disproportionate participation in investee’s capital increase	-	204,901	-	-	(106,597)	-	-	-	98,304
Net income for 2005	-	-	-	-	15,626,991	-	-	(5,852)	15,621,139
Cumulative translation adjustment	-	-	-	-	-	261,022	-	-	261,022
Adjustments for changes in minority interests	-	-	-	-	-	-	-	123,157	123,157
Balance at December 31, 2005	$58,305,471	57,664,144	4,964,545	201,809	34,507,005	59,213	-	117,305	155,819,492

See accompanying notes to consolidated financial statements.

English Translation of Financial Statements Originally Issued in Chinese

AU OPTRONICS CORP. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended December 31, 2004 and 2005
(Expressed in thousands of New Taiwan dollars)

	2004	2005
Cash flows from operating activities:
Net income	$27,962,852	15,621,139
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,309,276	34,493,200
Provision for inventory devaluation	588,428	613,105
Investment loss (gain)	(75,230)	467,731
Proceeds from cash dividends	-	206,920
Unrealized foreign currency exchange loss (gain), net	4,046	(391,789)
Loss from disposal and write-off of property, plant and equipment and others	159,113	57,790
Increase in notes and accounts receivable (including related parties)	(4,541,413)	(22,100,074)
Increase in inventories	(6,517,288)	(3,895,603)
Increase in prepayments and other current assets	(299,920)	(1,570,406)
Increase in deferred tax assets, net	(294,415)	(1,048,303)
Increase in long-term prepayments for materials	-	(1,918,888)
Increase in notes and accounts payable (including related parties)	5,026,628	23,285,954
Increase in accrued expenses and other current liabilities	2,012,180	4,204,553
Increase (decrease) in accrued pension liabilities	59,323	(19,299)
Net cash provided by operating activities	49,393,580	48,006,030
Cash flows from investing activities:
Proceeds from short-term investments	708,756	-
Acquisition of property, plant and equipment	(81,868,673)	(80,652,331)
Proceeds from disposal of property, plant and equipment	-	20,530
Purchase of long-term investments	(5,385,466)	(266,072)
Proceeds from disposal of long-term investments	230,736	319,612
Proceeds from long-term investments returned	-	21,284
Increase in intangible assets and deferred charges	(721,488)	(2,778,815)
Decrease in refundable deposits	25,961	882,591
Increase in restricted cash in bank	-	(3,000)
Net cash used in investing activities	(87,010,174)	(82,456,201)
Cash flows from financing activities:
Increase (decrease) in short-term borrowings	5,882,209	(6,183,004)
Increase (decrease) in guarantee deposits	1,455	3,729
Repayment of long-term borrowings and bonds payable	(6,892,110)	(7,472,752)
Increase in long-term borrowings and bonds payable	28,315,772	47,468,013
Issuance of common stock for cash	15,967,194	15,594,150
Cash dividends	(5,208,285)	(5,935,249)
Directors’ and supervisors’ remuneration and employees’ profit sharing	(451,005)	(686,531)
Proceeds from issuance of treasury stock	-	177,905
Changes in minority interest	-	131,087
Net cash provided by financing activities	37,615,230	43,097,348
Effect of exchange rate change on cash	(163,055)	(181,575)
Net increase (decrease) in cash and cash equivalents	(164,419)	8,465,602
Cash and cash equivalents at beginning of year	17,962,082	17,797,663
Cash and cash equivalents at end of year	$17,797,663	26,263,265
Supplemental disclosures of cash flow information:
Cash paid for interest expense	$771,423	1,190,438
Cash paid for income taxes	$14,189	607,511
Additions to property, plant and equipment:
Increase in property, plant and equipment	83,047,775	93,854,019
Increase in equipment and construction in process payable	(1,179,102)	(13,201,688)
Cash paid	$81,868,673	80,652,331
Supplementary disclosure of non-cash investing and financing activities:
Current installments of long-term liabilities	$7,084,416	9,832,723

See accompanying notes to consolidated financial statements.

English Translation of Financial Statements Originally Issued in Chinese

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

As of and for the years ended
December 31, 2004 and 2005
(Expressed in thousands of New Taiwan dollars, unless otherwise specified)

(1)	Organization

AU Optronics Corp. was founded in the Hsinchu Science Park of the Republic of China on August 12, 1996. The Company is principally engaged in the research, development, production and sale of thin film transistor liquid crystal displays (“TFT-LCDs”) and other flat panel displays. The Company’s common shares were publicly listed on the Taiwan Stock Exchange in September 2000. On May 10, 2001, the Company’s stockholders approved a proposal to merge with Unipac Optoelectronics Corp. (“Unipac”). On September 1, 2001, Unipac merged into the Company and AUO was the surviving entity. Unipac was subsequently dissolved. In May 2002, the Company’s American Depositary Shares (“ADSs”) were listed on the New York Stock Exchange.

Unipac was founded in the Hsinchu Science Park of the Republic of China on November 16, 1990. Unipac was principally engaged in the research, development, design, manufacture and sale of TFT-LCD and LCD modules used.

As of December 31, 2005, AUO and its consolidated subsidiaries have 24,327 employees.

(2)	Summary of Significant Accounting Policies
The consolidated financial statements are prepared in accordance with the Guideline Governing the Preparation of Financial Report by Securities Issuers and accounting principles generally accepted in the Republic of China (“ROC GAAP”). The significant accounting policies and measurement basis adopted in preparing the accompanying consolidated financial statements are summarized as follows:

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(a)	Details on consolidation

(i)	The details of subsidiaries included in the consolidated financial statements are summarized below:

			Percentage of Ownership
			December 31,
Company	Name of Subsidiaries	Principal Business Activities	2004	2005

(1) AUO	AU Optronics (L) Corp. (AUL)	Investments holding and sale of TFT-LCD panels	100	100
(2) AUO	Konly Venture Corp. (Konly)	Investments holding	100	100
(3) AUL	AU Optronics Corporation America (AUA)	Sale of TFT-LCD panels	100	100
(4) AUL	AU Optronics Corporation Japan (AUJ)	Sale of TFT-LCD panels	100	100
(5) AUL	AU Optronics Europe B.V. (AUE)	Sale of TFT-LCD panels	100	100
(6) AUL	AU Optronics Korea Ltd. (AUK)	Sale of TFT-LCD panels	100	100
(7) AUL	AU Optronics (Shanghai) Corp. (AUSH)	Sale of TFT-LCD panels	-	100
(8) AUL	AU Optronics (Suzhou) Corp. (AUS)	Assembly of TFT-LCD modules	100	100
(9) AUL	Darwin Precisions (L) Corp. (DPL)	Investment holding	-	50
(10) DPL	Darwin Precisions (Suzhou) Corp. (DPS)	Manufacture and assembly of backlight modules	-	100
(11) Konly	Raydium Semiconductor Corporation (Raydium)	IC design and sale	33	74

AU Optronics (L) Corp. (“AUL”) is a wholly owned subsidiary of AUO and was incorporated in September 2000. AUL is a holding company investing in the wholly owned foreign subsidiaries including AU Optronics Corporation America (“AUA”), AU Optronics (Suzhou) Corp. (“AUS”), AU Optronics Europe B.V. (“AUE”), AU Optronics Korea Ltd. (“AUK”), AU Optronics Corporation Japan (“AUJ”), AU Optronics (Shanghai) Corp. (“AUSH”) and a 50%-owned subsidiary, namely Darwin Precisions (L) Corp. (“DPL”). AUS is engaged in the assembly of TFT-LCD module products in Mainland China. AUA, AUJ, AUE and AUK are mainly engaged in the sale of TFT-LCDs. AUSH is engaged in the sale of TFT-LCD module products in Mainland China. DPL is a holding company investing in the wholly owned foreign subsidiary, Darwin Precisions (Suzhou) Corp. (“DPS”). DPS is engaged in the manufacture and assembly of backlight modules in Mainland China.

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Konly Venture Corp. (“Konly”), a wholly owned subsidiary of AUO, was incorporated in August 2002. Konly is an investment holding company for investments in other technology companies including Raydium Semiconductor Corporation (“Raydium”), a 73.75%-owned subsidiary. Raydium was incorporated in October 2003 and is engaged in the development, design and sale of integrated circuits.

(ii)	The details of change of subsidiaries included in the consolidated financial statements:

In April 2005, Konly increased its investments in Raydium resulting in an ownership interest of more than 50% and as a result obtained control over the financial and operating policies of the investee. Starting from 2005, the accounts of Raydium are included in the consolidated financial statements of the Company.

In December 2005, AUL made investments in DPL and AUSH resulting in ownership interests of 50% and 100% respectively, and as a result, obtained control over the financial and operating policies of the investees. Starting from 2005, the accounts of DPL and AUSH are included in the consolidated financial statements of the Company. In addition, DPS, a wholly owned subsidiary of DPL, is included in the consolidated financial statements of the Company from 2005.

(b)	Consolidation policy

The consolidated financial statements include the accounts of AUO and the aforementioned subsidiaries, hereinafter, referred to individually or collectively as the “Company”. The Company includes in its consolidated financial statements the results of operations of all entities in which it has control over the financial and operating policies, irrespective of whether or not it has a majority shareholding in such entities. All significant intercompany balances and transactions are eliminated in the consolidated financial statements.

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(c)	Foreign currency transactions and translation

Companies included in the consolidated financial statements record transactions in their functional currencies. Excluding foreign currency forward contracts, foreign currency transactions are translated to functional currency at the exchange rates prevailing at the transaction dates. At the balance sheet date, monetary assets and liabilities denominated in foreign currencies are translated using the exchange rates prevailing on that date. The resulting realized and unrealized foreign currency exchange gains or losses from settlement of such transactions or translations of monetary assets and liabilities are reflected in the accompanying statements of income as non-operating gains or losses.

The Company’s long-term equity-method investees record transactions in their respective local currencies. The translation from the applicable foreign currency assets and liabilities to the New Taiwan dollar is performed using exchange rates in effect at the balance sheet date except for stockholders’ equity, which is translated at historical exchange rates. Revenue and expense accounts are translated using average exchange rates during the year except for cash dividend, which is translated using exchange rate in effect at the declared date. Gains and losses resulting from such translations are recorded as a cumulative translation adjustment, a separate component of stockholders’ equity.

(d)	Current and non-current assets and liabilities

An asset is classified as a current asset when it is cash and cash equivalent not restricted in its use or is held for trading purposes, or for short-term and is expected to be realized within twelve months of the balance sheet date. All other assets are classified as non-current assets.

A liability is classified as a current liability when it is due to be settled within twelve months of the balance sheet date. All other liabilities are classified as non-current liabilities.

(e)	Impairment of assets

Effective from January 1, 2005, the Company adopted ROC SFAS No. 35, “Accounting for Asset Impairment”. Pursuant to SFAS No. 35, the Company evaluates, at the balance sheet date, whether there are any indications that an asset may be impaired. The asset referred to is either an individual asset or a cash-generating unit other than goodwill. If there are indications, the Company estimates the recoverable amount. If the asset’s recoverable amount is lower than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount and the reduction is recognized as impairment loss.

However, if the recoverable amount increases in the future period, the amount previously recognized as impairment loss for an asset (with the exception of goodwill) is allowed to be reversed and recognized as a gain provided that the adjusted amount does not exceed the carrying amount that would have been determined, net of depreciation, as if no impairment loss had been recognized.

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(f)	Cash equivalents

The Company considers all short-term, highly liquid investments that are readily convertible to known amount of cash and with maturity dates that do not present significant risk on changes in value resulting from interest rate fluctuations. Cash equivalents include investments in government bonds with repurchase agreements with original maturity of three months or less.

(g)	Short-term investments

Short-term investments, which consist primarily of marketable securities such as publicly listed stock and open-end mutual funds, are recorded at cost when acquired and are stated at the lower of aggregate cost or fair value at the balance sheet date. The fair value of listed stocks is determined by the average closing prices during the last month prior to the balance sheet date. The fair value for open-end mutual funds is determined by their net asset value at the balance sheet date. The amount by which the aggregate cost of the entire portfolio exceeds fair value is reported as a loss in the current year. Stock dividends are not treated as income, but as an increase in the number of shares held.

(h)	Allowance for doubtful accounts

Allowance for doubtful accounts is provided based on the age of outstanding notes and account receivables. The Company uses aging analysis to evaluate collectibility of receivables.

(i)	Inventories

Inventories are stated at the lower of cost or fair value. Cost is determined using the weighted-average method. The fair value of raw material is determined on the basis of replacement cost. Fair values of finished goods and work-in-process are determined on the basis of net realizable value.

(j)	Long-term investments

Long-term equity investments in which the Company is not able to exercise significant influence over the investee’s operating and financial policies, generally those in which it owns less than 20% of the investee’s voting shares, are accounted for by the cost method if the investee is an unlisted company, otherwise, by the lower of cost or market value if the investee is a listed company. If there is evidence indicating that a decline in the value of an investment is other than temporary, then the carrying amount of the investment is reduced to reflect its net realizable value. The related loss is recognized in the accompanying consolidated statements of income. Stock dividends are recorded as an increase in the number of shares held and not as investment income. The cost of stocks at the time of disposal is determined using the weighted-average method.

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

When the Company has significant influence over the operating, financial and dividend policies of investees or has the intention to hold the investment for a long term period, generally those in which it owns between 20 and 50 percent of the investee’s voting shares, those investments are accounted for using the equity method. The difference between the acquisition cost and the carrying amount of net equity of the investee as of the acquisition date is allocated based upon the excess of fair value over the carrying value of assets on the investee’s books. Allocated amounts are amortized based on the method used for the related asset. Any unallocated amount shall be amortized over five years using the straight-line method. The amortization is recorded as investment income (loss) in the accompanying consolidated statements of income.

If an investee company issues new shares and the Company does not acquire new shares in a proportion to its original ownership percentage, the Company’s equity in the investee’s net assets will be changed. The change in the equity interest shall be used to adjust the capital surplus and long-term investments accounts. If the Company’s capital surplus is not sufficient to offset the adjustment to long-term investment, then the difference shall be charged as a reduction to retained earnings.

When there is cross-shareholding between the Company and its equity-method investee, investment gain (loss) is recognized using the treasury stock method.

Prior to January 1, 2005, if equity-method investees are unable to forward their audited financial statements in a timely manner, the Company recognizes the income (loss) of the investees in the following year. Commencing January 1, 2005, the Company recognizes the income (loss) of the investees on a current year basis.

(k)	Property, plant and equipment and depreciation

Property, plant and equipment are stated at acquisition cost. Significant additions, renewals and improvements are treated as capital expenditures. Interest costs incurred in connection with the construction of property, plant and equipment before assets are ready for their intended use are capitalized and included in the cost of the related asset. Maintenance and repairs are charged to expense as incurred. Excluding land, depreciation of property, plant and equipment is provided over the estimated useful lives of the respective assets using the straight-line method less any salvage value. The range of the estimated useful lives are as follows: buildings - 20 to 50 years, machinery and equipment - 3 to 10 years, leasehold improvement - shorter of 5 years or the lease term, and other equipment - 3 to 5 years. If property, plant and equipment reach the end of their estimated useful lives but are still in use, the Company will estimate the remaining useful lives and depreciate the residual value using the same method. Gain or loss on disposal or property, plant and equipment are classified as non-operating income or loss. Property, plant and equipment not in use are classified as idle assets and are stated at the lower of carrying amount or net realizable value.

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(l)	Technology related fees and deferred charges

The costs of patents and licenses for the product and process technology for TFT-LCDs and other flat-panel displays are capitalized and amortized on a straight-line basis over their estimated useful lives generally for periods ranging from three to fifteen years.

The cost of software systems, electrical facility installation charges, syndicated loan and bond issuances are accounted for as deferred charges and are amortized over the estimated useful lives of three to seven years on a straight-line basis, and Costs associated with issuing bonds payable are amortized by using the straight-line method over the period from the issuance date to the maturity date (five years). When the Company early extinguishes its bonds, the unamortized issuance expenses will be written-off. The cost of land use rights are amortized using the straight-line method over the lease term of 20 years.

(m)	Derivative financial instruments

(i)	Forward foreign currency exchange contracts

Forward foreign currency exchange contracts are entered to hedge currency fluctuations affecting foreign currency transactions. These forward exchange contract receivables and payables are recorded at the spot rate at the date of inception. The discount or premium is amortized on a straight-line basis over the life of the contract. Realized and unrealized gains or losses on these contracts resulting from actual settlement or balance sheet date translation are charged or credited to current operations.

(ii)	Interest rate swaps

The net amounts received or paid under the contracts are reported as adjustments to interest expense on long-term debt.

(n)	Treasury stock

Treasury stock repurchased by the Company is accounted for under the cost method. The cost of treasury stock is shown as a deduction to stockholders’ equity, while any gain or loss from selling treasury stock is treated as an adjustment to capital surplus or retained earnings.

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(o)	Employee retirement plan

Pursuant to government regulations, the Company has established an employee noncontributory, defined benefit retirement plan (the Plan) for subsidiaries located in the Republic of China covering full-time employees in the Republic of China. In accordance with the Plan, employees are eligible for retirement or are required to retire after meeting certain age or service requirements. Payments of retirement benefits are based on years of service and the average salary for the six-month period before the employees’ retirement. Each employee earns two months of salary for the first fifteen years of service, and one month of salary for each year of service thereafter. The maximum retirement benefit is 45 months of salary. The plan is funded by contributions made by the Company, plus earnings thereon. On a monthly basis, the Company contributes two percent of wages and salaries to a pension fund maintained with the Central Trust of China. Retirement benefits are paid to eligible participants on a lump-sum basis upon retirement.

AUL and DPL have not set up their retirement plans. AUA, AUJ, AUS, AUE, AUSH, DPS and AUK have set up retirement plans based on local government regulations.

For the defined benefit plan under the ROC Labor Standards Law (the “old system”), the Company performs an actuarial calculation on its pension obligation as of each fiscal year-end. Based on the actuarial calculation, the Company recognizes a minimum pension liability and net periodic pension costs covering the service lives of the Plan participants.

Beginning July 1, 2005, pursuant to the effective ROC Labor Pension Act (hereinafter referred to as the “new system”), employees who elected to participate in the new system or joined the Company after July 1, 2005, are subjected to a defined contribution plan under the new system. For these employees, the Company is required to make a monthly contribution at a rate no less than 6% of the employee’s monthly salaries or wages to the employee’s individual pension fund accounts at the ROC Bureau of Labor Insurance. As the Company has not revised its retirement plan in accordance with the new system, anything not covered by the current retirement plan is handled pursuant to the ROC Labor Pension Act.

For the defined contribution plan, the Company appropriates 6% of the employees’ monthly salaries or wages to their pension fund accounts and recognizes these amounts as current pension costs.

(p)	Revenue recognition and allowance for sales returns and discounts

Revenue is recognized when title to the products and risk of ownership are transferred to the customers, which occurs principally at the time of shipment. Allowance and related provisions for sales returns and discounts are estimated based on historical experience. Such provisions are deducted from sales in the year the products are sold.

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(q)	Government grants

Income from government grants for research and development is recognized as non-operating income in the accompanying consolidated statements of income as qualifying expenditures are made and the grant income is realizable.

(r)	Income tax

Income taxes are accounted for under the asset and liability method. Deferred income taxes are determined based on differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect during the years in which the differences are expected to reverse. The income tax effects resulting from taxable temporary differences are recognized as deferred income tax liabilities. The income tax effects resulting from deductible temporary differences, net operating loss carryforwards and income tax credits are recognized as deferred income tax assets. The realization of the deferred income tax assets is evaluated, and if it is considered more likely than not that the deferred tax assets will not be realized, a valuation allowance is recognized accordingly.

Classification of the deferred income tax assets or liabilities as current or non-current is based on the classification of the related asset or liability. If the deferred income tax asset or liability is not directly related to a specific asset or liability, then the classification is based on the expected realization date of such deferred income tax asset or liability.

The purchase of qualified machinery, expenditure for research and development and training of employee entitles the Company to investment tax credits. Income tax expense is reduced by investment tax credits in the year in which the credit arises, subject to any valuation allowance thereon.

According to the Republic of China Income Tax Law, undistributed income  is subject to an additional 10%  retained earning tax. The surtax is charged to income tax expense after the appropriation of earnings is approved by stockholders at the annual stockholders' meeting.

(s)	Earnings per common share

Earnings per share of common stock (“EPS”) is computed based on the weighted-average number of common shares and certificates exchangeable for common stock outstanding during the period. EPS for prior periods is retroactively adjusted to reflect the effects of stock issued from stock dividends and new common stock issued through unappropriated earnings and capital surplus.

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(3)	Accounting Changes

For the financial year beginning January 1, 2005, ROC SFAS No. 5, “Long-Term Investments in Equity Securities”, as amended, requires the Company to recognize the income (loss) of equity method investee on a current year basis. As a result, for the year ended December 31, 2005, the Company recognized investment loss of NT$11,294 thousand, of which NT$10,405 thousand was attributed to investment loss recognized for year ended December 31, 2004.

For the financial year beginning January 1, 2005, the Company adopted ROC SFAS No. 35, “Accounting for Asset Impairment” which requires the Company to review long-lived assets for impairment. As a result, for the year ended December 31, 2005, the Company recognized impairment loss on equity method investment of NT$4,165 thousand.

As a result of the above changes, the net income of the Company decreased by NT$14,570 thousand for the year ended December 31, 2005.

(42)	Contents of Significant Accounts

(a)	Cash and Cash Equivalents

Cash and cash equivalents as of December 31, 2004 and 2005 consisted of the following:

	December 31,
	2004	2005
	(in thousands)

Cash and bank deposits	$14,136,984	17,340,808
Government bonds acquired under reverse repurchase agreements	3,660,679	8,922,457
	$17,797,663	26,263,265

The Company purchases government bonds under agreements to resell substantially the same securities within 30 days of the repurchase agreements. The interest rate ranged from 0.9%~1.0% and 1.2%~1.3%, respectively.

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(b)	Short-term Investments

Short-term investments as of December 31, 2004 and 2005 consisted of the following:

	December 31,
	2004	2005
	(in thousands)

Publicly listed stocks - at cost	$1,586,504	1,586,504
Fair value	$1,638,292	1,697,414

(c)	Notes and Accounts Receivable

Notes and accounts receivable as of December 31, 2004 and 2005 consisted of the following:

	December 31,
	2004	2005
	(in thousands)

Notes receivable	$4,839	22,460
Accounts receivable	15,998,511	35,232,155
Less: allowance for doubtful accounts	(87,077)	(87,300)
allowance for sales returns and discounts	(618,656)	(318,727)
	$15,297,617	34,848,588

(d)	Inventories

Components of inventories as of December 31, 2004 and 2005 consisted of the following:

	December 31,
	2004	2005
	(in thousands)

Finished goods	$4,950,732	6,849,281
Work in process	8,608,715	10,290,872
Raw materials and spare parts	3,356,574	3,371,630
	16,916,021	20,511,783
Less: provision for inventory obsolescence and devaluation	(1,031,032)	(1,344,295)
	$15,884,989	19,167,488
Insurance coverage on inventories	$21,234,750	25,879,100

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(e)	Long-term Investments

Long-term investments as of December 31, 2004 and 2005 consisted of the following:

	December 31,
	2004		2005
	Percentage of ownership	Amount	Percentage of ownership	Amount
	(in thousands)
Equity method:
BenQ Corporation (BenQ)	5%	$4,106,397	5%	3,436,212
Cando Corporation (Cando)	21%	1,445,805	21%	1,381,336
Wellypower Optronics Corporation Ltd. (Wellypower)	-	-	9%	359,221
Apower Optronics Corporation (Apower)	-	-	7%	40,978
Sita Technology Corp. (Sita)	-	-	45%	26,587
Patentop Ltd. (Patentop)	41%	15,459	41%	-
Raydium Semiconductor Corporation (Raydium)	33%	9,742	-	-
		5,577,403		5,244,334

The lower of cost or market value:
Promate Electronic Co., Ltd.	1%	10,000	1%	10,000
Cost method:
Wellypower Optronics Corporation Ltd.	1%	29,985	-	-
Darly3 Venture Inc.	16%	59,917	16%	38,633
Apower Optronics Corporation	14%	40,978	-	-
Daxon Technology Inc.	0%	17,000	0%	17,000
StarBex International Inc.	8%	16,875	8%	7,905
Fujitsu Display Technologies Corporation (FDTC)	10%	198,530	-	-
		363,285		63,538
		$5,950,688		5,317,872

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Prior to January 1, 2005, as Patentop and FDTC were unable to forward their stand-alone audited financial statements in a timely manner, the Company recognized the income (loss) of these investees in the following year. Commencing January 1, 2005, ROC SFAS No. 5, “Long-Term Investments in Equity Securities”, as amended, requires the Company to recognize the income (loss) of investees on a current year basis. As a result, for the year ended December 31, 2005, the Company recognized investment loss of NT$11,294 thousand on Patentop of which NT$10,405 thousand was attributed to investment loss recognized for year ended December 31, 2004. Pursuant to ROC SFAS No. 35, “Accounting for Asset Impairment”, the Company evaluated its investment in Patentop and has determined that the carrying amount may not be recoverable. Therefore, the Company recognized impairment loss of NT$4,165 thousand for the year ended December 31, 2005.

For the year ended December 31, 2005, the Company evaluated its investment in StarBex and has determined that the impairment is other than temporary. As a result, the Company recognized other than temporary impairment loss of NT$8,970 thousand.

In August 2004, the Company sold half of its investment in FDTC and forfeited its right to appoint a member of the board of directors. The Company is no longer able to exercise significant influence over FDTC. As a result, starting September 2004, the investment in FDTC is accounted for by the cost method. In May 2005, the Company sold the remaining 10% interest in FDTC. The carrying amount of the investment was NT$198,530 thousand and gain on disposal of investment was NT$106,080 thousand.

In November 2004, the Company invested in BenQ. As the Company is able to exercise significant influence over BenQ’s financial and operating policies, the Company accounts for its investment in BenQ under the equity method of accounting. In addition, as AUO has a cross-shareholding relationship with BenQ and BenQ accounts for its investment in AUO under the equity method of accounting, the Company recognizes investment gain (loss) of BenQ using the treasury stock method.

In January 2005, the Company invested in Sita and is able to exercise significant influence over Sita’s operating and financial policies. As such, the Company accounts for its investment in Sita under the equity method of accounting effective from the date of initial investment.

In January 2005, the Company made additional investments in Wellypower. In the special shareholders meeting held on March 30, 2005, the Company obtained two board of director seats in Wellypower and have significant influence over Wellypower’s operating and financial policies. As such, the Company accounts for its investment in Wellypower under the equity method of accounting effective from January 1, 2005. In addition, the Company is also able to exercise significant influence over Wellypower’s subsidiary, Apower. As such, the Company accounts for its investment in Apower under the equity method of accounting effective from January 1, 2005.

The Company recognized investment income (loss) amounted to NT$34,268 thousand and NT$(588,597) thousand as of December 31, 2004 and 2005, respectively, based upon audited financial statements of equity-method investees.

(f)	Idle Assets, Interest Capitalization and Insurance Coverage on Property, Plant and Equipment

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Idle assets as of December 31, 2004 and 2005 consisted of the following:

	December 31,
	2004	2005
	(in thousands)
Cost:
Land	$478,214	478,214
Buildings	544,421	544,421
Machinery	1,033,750	1,127,747
Other equipment	48,240	31,134
	2,104,625	2,181,516
Less: accumulated depreciation	(633,593)	(795,138)
	1,471,032	1,386,378
Less: allowance for devaluation on idle assets	(211,411)	(220,597)
	$1,259,621	1,165,781

The above idle assets comprise mainly land, buildings, machinery and other equipment from the operations of the Company’s Chunan fab.

Interest capitalized amounted to NT$516,436 thousand and NT$976,404 thousand for the years ended December 31, 2004 and 2005, respectively. The capitalization interest rates ranged from 1.725% to 5.265%, and 2.03% to 5.20% in 2004 and 2005, respectively.

Insurance coverage on property, plant and equipment amounted to NT$228,821,240 thousand and NT$308,878,980 thousand as of December 31, 2004 and 2005, respectively.

As of December 31, 2005, the Company purchased land amounting to NT$23,671 thousand at Lungtan for use as part of the Company’s manufacturing site. However, as the title of the land is temporarily not allowed to be transferred to the Company due to the nature of the land under applicable laws and regulations, the Company has entered into contracts with land-owners to clearly specify the rights and obligations to secure the ownership of the land.

Certain property, plant and equipment were pledged as collateral against long-term borrowings (see note 6).

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(g)	Short-term Borrowings

	December 31,
	2004		2005
	Amount	Interest range	Amount	Interest range
	(in thousands)

Short-term borrowings	$6,183,004	1.40%~2.90%	—	—
Unused available balance	8,469,993		25,141,089

(h)	Bonds Payable

Bonds payable as of December 31, 2004 and 2005 consisted of the following:

	December 31,
	2004	2005
	(in thousands)

Secured bonds payable	$6,000,000	12,000,000
Interest payable	$15,472	84,603
Unissued available balance	$—	5,000,000

The significant terms of secured bonds payable are as follows:

	The first (2004) issuance	The first (2005) issuance

Par value	NT$6,000,000 thousand	NT$6,000,000 thousand
Issue date	April 23, 2004	June 6, 2005 ~ June 13, 2005
Issue price	At par value	At par value
Coupon rate	As stated below	Bond I 2.00%, Bond II 1.9901%
Duration	As stated below	June 6, 2005 ~ June 13, 2010
Bank that provided guarantee	International Commercial Bank of China and other eleven banks	Bank of Taiwan and other eight banks

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The aforementioned secured bonds issued in 2004 can be divided into five types, namely, I, II, III, IV and V, based upon their respective issuance structures. Bond I has a fixed coupon rate of 1.43%, and the remaining are floating-rate based. However, the Company has entered into separate interest rate swap contracts (see note 4(n)) that have the effect of converting the floating rates into fixed rates. Whereas Bond I is of a three-year term, the rest has a term of five years. The Company is obligated to repay the principal amount of each tranche under Bond I in full at maturity; the principal amount of tranche A~F under Bond II, tranche A, B, E, F under Bond III, and tranche A and B under Bond IV will be repaid in 3 installments in a proportion of 10/60, 25/60 and 25/60 at the end of year 3, 4 and 5, respectively, from its respective issuance date; tranche G and H under Bond II, tranche C and D under Bond III, tranche C and D under Bond IV, as well as tranche A~D under bond V will be repaid in 2 equal installments at the end of year 4 and 5 from its respective issuance date.

The aforementioned secured bonds issued in 2005 can be divided into two types, namely I and II based upon their respective coupon rates and interest calculation structure. While the Company is obligated to make annual interest payment for both types of bonds, Bond I is calculated based on simple interest and Bond II is calculated semi-annually based on compound interest. Based upon their respective issuance date, the bonds can be divided into six types, namely A, B, C, D, E and F, payable in two equal installments at the end of year 4 and 5 from their respective issuance dates.

The aforementioned bonds are secured by bank guarantees through an arrangement of a syndicated bank guarantee facility. Based on financial covenants under the syndicate agreement for the bond guarantee, the Company is obligated to maintain its current ratio, debt ratio, interest coverage ratio, and net tangible net worth at a certain level. Bonds payable were pledged, please see note 6.

The aforementioned unissued available balance includes NT$5,000,000 thousand of bank guarantee through an arrangement of a syndicated bank guarantee facility provided by several financial institutions through Mizuho Corporate Bank acting as the lead bank.

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(i)	Long-term Borrowings

The components of long-term borrowings as of December 31, 2004 and 2005 are summarized below:

Bank/			December 31,
Lead Bank	Purpose	Term	2004	2005
			(in thousands)
International Commercial Bank of China	Purchase of machinery, equipment and building	From Dec. 23, 1999 through Dec. 23, 2005. Repayable in 9 semi-annual installments starting in Dec. 2001	$996,110	—
International Commercial Bank of China	Purchase of machinery, equipment and building	From Dec. 21, 2000 through Dec. 21, 2007. Repayable in 10 semi-annual installments starting in June 2003	6,600,000	4,400,000
Chinatrust Commercial Bank	Purchase of machinery, equipment and building	From Sep. 21, 2000 through Sep. 21, 2007. Repayable in 10 semi-annual installments starting in Mar. 2003	8,100,000	5,400,000
Chinatrust Commercial Bank	Purchase of machinery, equipment and building	From April 25, 2003 through April 25, 2010. Repayable in 9 semi-annual installments starting in April 2006. Denominated in NTD and US dollars	14,691,700	14,783,500
International Commercial Bank of China	Purchase of machinery, equipment and building	From May 11, 2004 through May 11, 2011. Repayable in 9 semi-annual installments starting in May 2007.	9,000,000	29,000,000
Bank of Taiwan	Purchase of machinery, equipment and building	From Dec. 18, 2004 through Dec. 18, 2011. Repayable in 9 semi-annual installments starting in Dec. 2007. Denominated in NTD and US dollars	3,000,000	18,925,250
Bank of Taiwan	Purchase of machinery, equipment and building	From Dec. 29, 2005 through Dec. 29, 2012. Repayable in 9 semi-annual installments starting in Dec. 2008	—	3,000,000
Citi Bank	Purchase of machinery, equipment and building	From April 10, 2003 through November 14, 2007. Repayable in 6 semi-annual installments starting in May 2005. Denominated in Renminbi	2,797,861	2,170,277
Citi Bank	Purchase of machinery, equipment and building	From Oct. 12, 2004 through Nov. 14, 2007. Repayable in 6 semi-annual installments starting in May 2005. Denominated in US dollars	925,512	437,929
Citi Bank	Purchase of machinery, equipment and building	From Aug. 10, 2005 through Dec. 2, 2009. Repayable in 6 semi-annual installments starting in June 2007. Denominated in US dollars and Renminbi	—	919,466
Industrial and Commercial Bank of China	Purchase of machinery, equipment and building	From June 11, 2002 through June 10, 2007. Repayable in 2 semi-annual installments starting in Dec. 2006. Denominated in Renminbi	219,809	231,916
Industrial and Commercial Bank of China	Purchase of machinery, equipment and building	From April 11, 2002 through April 10, 2007. Repayable on April 10, 2007. Denominated in Renminbi	231,378	244,122

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Bank/			December 31,
Lead Bank	Purpose	Term	2004	2005
			(in thousands)
Industrial and Commercial Bank of China	Purchase of machinery, equipment and building	From Aug. 31, 2004 through Aug. 31, 2009. Repayable on Mar. 1, 2009. Denominated in Renminbi	154,252	162,748
Bank of China	Purchase of machinery, equipment and building	From June 10, 2002 through Mar. 19, 2007. Repayable in 5 semi-annual installments starting in Mar. 2005. Denominated in Renminbi	640,146	405,242
Standard Chartered Bank	Purchase of machinery, equipment and building	From Dec. 31, 2004 through Nov. 11, 2009. Repayable in 6 semi-annual installments starting in June 2007. Denominated in Renminbi	61,701	878,839
Bank of America	Purchase of machinery, equipment and building	From Jan. 24, 2005 through Dec. 30, 2009. Repayable in 6 semi-annual installments starting in June 2007. Denominated in Renminbi	—	813,740
			47,418,469	81,773,029
Less: current portion			(7,084,416)	(9,832,723)
			$40,334,053	71,940,306
Unused available balance			$79,205,450	73,653,956

Interest rates on long-term borrowings outstanding as of December 31, 2004 and 2005 ranged from 1.77% to 5.02% and 2.36% to 5.27%, respectively.

The Company entered into syndication loan agreements with several financial institutions to obtain credit facilities, for building construction projects and the purchase of TFT-LCD production line related machinery and equipment. The commitment fee is charged based on the committed-to-withdraw but unborrowed balance, if any. No commitment fees were paid for the years ended December 31, 2004 and 2005. During the loan period, the current ratio, debt-equity ratio, times interest earned, tangible assets ratio and other financial ratios of the Company must comply with certain restrictions as specified in the agreements.

The long-term borrowings are all secured. Certain property, plant and equipment were pledged as collateral against long-term borrowings (see note 6).

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(j)	Retirement Plan

The following table sets forth the defined benefit obligation and accrued pension liabilities balance related to AUO’s retirement plan in the Republic of China as of December 31, 2004 and 2005:

	December 31,
	2004	2005
	(in thousands)
Benefit obligation:
Vested benefit obligation	$(3,570)	(3,990)
Non-vested benefit obligation	(222,368)	(261,636)
Accumulated benefit obligation	(225,938)	(265,626)
Additions based on future salary increase	(260,503)	(299,866)
Projected benefit obligation	(486,441)	(565,492)
Fair value of plan assets	299,030	398,478
Funded status	(187,411)	(167,014)
Unrecognized transitional liability	13,845	12,761
Unrecognized pension loss	(16,748)	(16,762)
Accrued pension liabilities	$(190,314)	(171,015)

The components of net periodic pension cost of AUO for 2004 and 2005 are summarized as follows:

	For the year ended December 31,
	2004	2005
	(in thousands)
Defined benefit pension plan:
Service cost	$127,467	69,596
Interest cost	15,213	17,835
Expected return on plan assets	(7,571)	(11,322)
Amortization	4,303	1,084
Net pension cost	$139,412	77,193
Defined contribution pension cost	$—	170,573

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Significant actuarial assumptions used in the above calculations are summarized as follows:

	December 31,
	2004	2005

Discount rate	3.50%	3.50%
Rate of increase in future compensation levels	3.50%	3.50%
Expected long-term rate of return on plan assets	3.50%	3.50%

Unrecognized transitional liability is amortized over 16 years to net period pension cost.

Pension expenses for the Company’s subsidiaries amounted to NT$95,927 thousand and NT$140,874 thousand for the year ended December 31, 2004 and 2005, respectively.

(k)	Stockholders’ Equity

(i)	Common stock

Based on stockholder resolutions on April 29, 2004, the Company increased its common stock by NT$3,058,037 thousand, par value NT$10 per share, through the transfer of retained earnings and employee bonuses of NT$2,170,119 thousand and NT$887,918 thousand, respectively. The stock issuances described above were authorized by and registered with the government authorities. Pursuant to stockholder resolutions, the Company issued 300 million shares of its common stock in the form of 30 million ADS on June 23, 2004. Each ADS represents the right to receive 10 shares of common stock. The public offering price per ADS was US$16.00.

Based on stockholder resolutions on June 14, 2005, the Company increased its common stock by NT$5,425,062 thousand, par value NT$10 per share, through the transfer of retained earnings and employee bonuses of NT$4,451,437 thousand and NT$973,625 thousand, respectively. The stock issuances described above were authorized by and registered with the government authorities. Pursuant to stockholder resolutions, the Company issued 330 million shares of its common stock in the form of 33 million ADS on July 22, 2005. Each ADS represents the right to receive 10 shares of common stock. The public offering price per ADS was US$15.35.

As of December 31, 2004 and 2005, the Company’s authorized common stock, par value NT$10 per share, amounted to NT$58,000,000 thousand and NT$70,000,000 thousand, respectively, and the issued common stock amounted to NT$49,580,409 thousand and NT$58,305,471 thousand, respectively.

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(ii)	Capital surplus

Pursuant to the Republic of China Company Law, the capital surplus has to be used to offset a deficit, and then the capital surplus resulting from the issuance of new shares at a premium and from donations received by the Company can be used to increase common stock. Furthermore, pursuant to securities regulations, the total sum of capital surplus capitalized per year may not exceed 10 percent of the paid-in capital. Additionally, the capital surplus realized from a capital increase shall be capitalized only from the following fiscal year after the capital increase being registered by the Company with the competent authority.

(iii)	Legal reserve

According to the Republic of China Company Law, the Company must retain 10 percent of its annual income as a legal reserve until such retention equals the amount of issued common stock. The retention is accounted for by transfers to a legal reserve upon approval at the annual stockholders’ meeting. The legal reserve can be used to offset an accumulated deficit and transferred to common stock however cannot be distributed as cash dividends.

(iv)	Distribution of earnings and dividend policy

According to the Company’s articles of incorporation, 10% of the Company’s annual income, after offsetting any accumulated deficit, shall be set aside as a legal reserve. After establishing the legal reserve, earnings may be distributed in the following order in accordance with the Company’s articles of incorporation:

4.	5 to 10 percent as employee bonuses

5.	At most 1 percent as remuneration to directors and supervisors

6.	The remainder, after retaining a certain portion for business consideration, as common stockholders’ dividends.

The appropriation of the Company’s net income may be distributed by way of cash dividend and/or stock dividend. Since the Company is in a capital-intensive industry, distribution of profits shall be made preferably by way of stock dividend. Distribution of profits may also be made by way of cash dividend, and the amount of that should exceed or equal 10% of total dividends. This cash dividend percentage may be adjusted depending on actual profit of the year and operational conditions.

According to Financial Supervisory Commission (“FSC”) regulations, when there is a deduction item in stockholders’ equity during the year, an amount equal to the deduction item before earnings distribution must be appropriated as a special reserve within retained earnings. The special reserve will be available for dividend distribution only after the related stockholders’ equity deduction item has been reversed.

Employee bonuses and directors’ remuneration appropriated from the distributable retained earnings of 2004 were as follows:
(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

	Shares	NT$
	(in thousands)

Employee bonuses - stock (at par value)	97,363	$973,625
Employee bonuses - cash		649,084
Directors’ and supervisors’ remuneration		37,447
		$1,660,156

The shares issued from the above distribution were 1.96 percent of outstanding shares as of December 31, 2004.

If the above distributions were recorded as expenses in 2004, the pro forma information on earnings per share in 2004 would be as follows:

NT$
Basic earnings per common share after retroactive adjustment	4.93

Earnings distribution of fiscal year 2005 earnings has not been proposed by the board of directors and is still subject to approval at the stockholders’ meeting.

(v)	Treasury stock

Based on a board of directors resolution on December 16, 2002, the Company decided to purchase its own shares on the Taiwan Stock Exchange for use as employee bonus shares in future periods. The Company purchased treasury stock amounting to 12,000 thousand shares at a total cost of NT$250,981 thousand.

Upon approval by the Financial Supervisory Commission of the ROC (FSC) on August 16, 2005, the Company transferred to its employees all of the treasury stock. Taking into consideration of increase in issued common stock, the Company calculated a transfer price at the Company’s original purchase price plus an interest factor determined over the holding period. Total selling price was NT$177,905 thousand. The difference between cost and selling price of NT$73,076 was deducted from retained earnings.

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(l)	Income Taxes

(i)
Pursuant to the Statute for the Establishment and Administration of Science-based Industrial Park and Statute for Upgrading Industries, the Company and the extinguished Unipac have elected appropriate tax incentives, such as tax exemption for qualified TFT-LCD products/processes and investment tax credits for shareholders, based on initial investment and subsequent capital increases.

The followings are the details of the Company’s effective tax incentive provided by the Ministry of Finance as of December 31, 2005:

Year of investment	Tax incentive chosen	Tax exemption period

1999	Tax exemption of the Company’s L3A facility corporate income taxes for four years	2002~2005
1996	Tax exemption of the Company’s L5 facility corporate income taxes for five years	2003~2007
1999	Tax exemption of the Company’s L3B facility corporate income taxes for four years	2005~2008
1999, 2001	Tax exemption of the Company’s L6 facility corporate income taxes for five years	2005~2009

(ii)	The components of income tax expense are summarized as follows:

	For the year ended December 31,
	2004	2005
	(in thousands)
Current income tax expense	$355,761	1,521,732
Deferred income tax benefit	(294,415)	(1,048,303)
	$61,346	473,429

The Company’s income tax is calculated based on tax rates applicable to respective subsidiaries at their jurisdiction of incorporation.

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The differences between income tax expense (benefit) based on the Republic of China statutory income tax rate of 25% and the income tax expense (benefit) as reported in the accompanying consolidated statements of income for 2004 and 2005 are summarized as follows:

	For the year ended December 31,
	2004	2005
	(in thousands)
Expected income tax expense	$7,006,049	4,023,642
Tax exemption	(1,424,088)	(479,973)
Investment tax credits	(7,144,655)	(4,813,223)
Tax on undistributed retained earnings	419,039	1,491,149
Increase in valuation allowance	1,031,632	127,211
Other	173,369	124,623
Income tax expense	$61,346	473,429

(iii)	The components of deferred income tax assets (liabilities) are summarized as follows:

	December 31,
	2004		2005
	Amount	Tax effect	Amount	Tax effect
	(in thousands)
Current:
Investment tax credits	$1,777,511	1,777,511	2,313,606	2,313,606
Unrealized loss and expenses	1,188,872	297,218	1,775,237	443,809
Unrealized sales profit	650,028	162,507	2,860,950	715,238
Unrealized exchange gain	—	—	(231,019)	(57,755)
Loss on inventories devaluation	902,670	225,667	1,183,996	295,999
Less: Valuation allowance		—		(1,011)
Net deferred tax assets - current		$2,462,903		3,709,886

Non-current:
Investment tax credits	$9,674,319	9,674,319	9,929,707	9,929,707
Net operating loss carryforwards	2,393,749	598,437	46,374	11,594
Difference between carrying amount and tax basis of accumulated depreciation	(5,024,519)	(1,256,130)	(3,106,217)	(776,554)
Overseas investment loss (gain) under the equity method	537,596	134,399	(359,844)	(89,961)
Accrued pension	190,314	47,579	171,015	42,754
Other	455,346	113,836	143,184	35,796
Less: Valuation allowance		(8,804,979)		(8,931,179)
Net deferred tax assets - non-current		$507,461		222,157

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(iv)	Loss carryforwards

Pursuant to Republic of China Income Tax Law, the Company has net operating loss carryforwards approved by the tax authorities. This loss carryforwards may be applied over a period of five years. As of December 31, 2005, the Company’s remaining loss carryforwards and their related expiration years were as follows:

Year of assessment	Loss carryforwards	Expiration year
	(in thousands)

2003	$9,655	2008
2004	21,064	2009
2005 (estimated)	15,655	2010
	$46,374

(v)	Investment tax credits

According to the Statute for Upgrading Industries, the purchase of machinery for the automation of production and pollution control, expenditure for research and development and training of professional personnel entitles the Company to tax credits. This credit may be applied over a period of five years. The amount of the credit that may be applied in any year except the final year is limited to 50% of the income tax payable for that year. There is no limitation on the amount of investment tax credit that may be applied in the final year. As of December 31, 2005, the Company’s remaining investment tax credits and their related expiration years were as follows:

Year of assessment	Unused tax credits	Expiration year
	(in thousands)

2002	$2,201,625	2006
2003	3,302,753	2007
2004	2,726,050	2008
2005 (estimated)	4,012,885	2009
	$12,243,313

(vi)
The 2001 income tax return has been assessed by the tax authorities for additional income tax payable due to a dispute on the use of loss carryforwards prior to business combination of NT$3,546,535 thousand by the surviving company after the merger. The Company disagreed with the assessment and subsequently filed a tax appeal. The appeal is still under review. The Company has evaluated the impact on the financial statements and accrued additional income tax in 2004.

As of December 31, 2005, the tax authorities had assessed the income tax returns of the Company through 2001 and of Unipac through 2000.

(vii)	Information related to imputation credit account (ICA)

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

	December 31,
	2004	2005
	(in thousands)
Unappropriated earnings:
Earned after January 1, 1998	$34,104,623	34,507,005
ICA balance	$1,449	376,987

	For the year ended December 31,
	2004 (actual)	2005 (estimated)
Creditable ratio for earnings distribution to the Republic of China resident stockholders	1.89%	1.09%

(m)	Earnings Per Common Share

Earning per common share in 2004 and 2005 are computed as follows:

	For the year ended December 31,
	2004		2005
	Pre-tax	After tax	Pre-tax	After tax
	(in thousands)
Basic earnings per share:
Net income	$28,024,198	27,962,852	16,100,420	15,626,991
Weighted average number of shares outstanding (thousand shares):
Shares of common stock at beginning of the year	4,340,237	4,340,237	4,946,041	4,946,041
Issuance of common stock for cash	156,667	156,667	146,465	146,465
Issuance of shareholders stock dividends and employee stock bonus	305,804	305,804	542,506	542,506
Treasury stock	—	—	3,748	3,748
Weighted average number of shares outstanding during the year	4,802,708	4,802,708	5,638,760	5,638,760
Basic earnings per share	$5.84	5.82	2.86	2.77

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(n)	Financial Instruments

(i)	Non-derivative financial instruments

The Company’s non-derivative financial assets include cash and cash equivalents, short-term investments, notes and accounts receivable, receivables from related parties, other financial assets, restricted cash in banks, refundable deposits and long-term investments. The Company’s non-derivative financial liabilities consist of short-term borrowings, long-term borrowings, bonds payable, accounts payable, payables to related parties, and equipment and construction in progress payables.

As of December 31, 2004 and 2005, the carrying amounts of non-derivative financial instruments that were not equal to their fair values were as follows:

	December 31, 2004		December 31, 2005
	Fair value	Carrying amount	Fair value	Carrying amount
	(in thousands)
Assets:
Short-term investments	$1,638,292	1,586,504	1,697,414	1,586,504
Long-term investments:
Fair value (available)	4,493,857	4,116,397	6,209,126	3,805,433
Fair value (not available)	—	1,834,291	—	1,512,439
Liabilities:
Bonds payable	5,784,437	6,000,000	11,951,724	12,000,000

The following methods and assumptions are used to estimate the fair value for each class of non-derivative financial instruments:

1.
The carrying amounts of cash and cash equivalents, notes and accounts receivable, restricted cash in banks, other current financial assets, accounts payable, payables to related parties, equipment and construction in progress payables and short-term borrowings approximate their fair value due to the short-term nature of these items.

2.	The fair value of short-term investments is based on publicly quoted market prices.

3.
The fair value of long-term equity investments is based on publicly quoted market price. If it is impractical to determine the fair value of long-term equity investments when these investments are not publicly traded, the carrying amount is used as approximate of fair value. Refer to note 4(e) for information on the carrying amount of long-term equity investments.

4.
Refundable deposits are commonly required in the normal course of operations to provide for assurance. However, the fair value of such receivables or payables cannot be ascertained as the recovery time cannot be explicitly anticipated. Therefore, the carrying amount of refundable deposits is used as approximate of fair value.

5.	Long-term borrowings are obtained at floating rates. The fair value approximates their carrying value. Refer to note 4(h).

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

6.	The fair value of bonds payable is based on the present value using interest market rates of similar issuance by companies with comparable credit ratings (or similar).

(ii)	Derivative financial instruments

1.	Interest rate swaps

As of December 31, 2004 and 2005, interest rate swap contracts outstanding were as follows:

December 31, 2004
Inception	Maturity	Notional amount	Fixed interest rate paid	Variable interest rate received	Fair value
(in thousands)
2003	January 8, 2008~December 11, 2008	$14,500,000	1.65%~2.54%	1.007%~1.059%	$(174,799)
2004	January 16, 2009~July 13, 2009	4,500,000	2.18%~2.78%	1.006%~1.091%	(94,303)
2004	April 23, 2007~April 23, 2009	5,500,000	1.43%	1.78%~3.50%	(44,800)
					$(313,902)

December 31, 2005
Inception	Maturity	Notional amount	Fixed interest rate paid	Variable interest rate received	Fair value
(in thousands)
2003	January 8, 2008~December 11, 2008	$14,500,000	1.65%~2.54%	1.426%~1.458%	$(168,533)
2004	January 16, 2009~July 13, 2009	4,500,000	2.18%~2.78%	1.42%~1.503%	(98,890)
2004	April 23, 2009	5,500,000	1.43%	0%~3.0001%	(46,282)
2005	September 14, 2010~September 21, 2010	1,000,000	2.03%~2.05%	1.454%~1.473%	(586)
					$(314,291)

The interest expense resulted from these interest rate swap contracts for the years ended December 31, 2004 and 2005 was NT$233,110 thousand and NT$184,136 thousand, respectively.

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

2.	Foreign currency forward contracts

As of December 31, 2004 and 2005, the details of foreign currency forward contracts outstanding were as follows:

December 31, 2004
Buy	Sell	Contract amount		Settlement date
(in thousands)
NTD	USD	US$	505,000	January 10, 2005 ~ March 10, 2005
YEN	NTD	NT$	6,400,303	January 11, 2005 ~ February 15, 2005
YEN	USD	US$	13,500	January 11, 2005 ~ February 14, 2005
USD	NTD	NT$	472,000	March 10, 2005

December 31, 2005
Buy	Sell	Contract amount		Settlement date
(in thousands)
NTD	USD	US$	838,000	January 10, 2006 ~ February 27, 2006
YEN	NTD	NT$	17,595,929	January 10, 2006 ~ March 10, 2006
YEN	USD	US$	8,000	January 6, 2006 ~ February 10, 2006

The details of the above foreign currency forward contracts balance included in other current financial assets as of December 31, 2004 and 2005 are as follows:

	December 31,
	2004	2005
	(in thousands)
Foreign currency forward contracts receivable	$16,450,143	27,903,200
Foreign currency forward contracts receivable - foreign currencies	7,324,145	17,589,049
Foreign currency forward contracts payable	(6,872,303)	(17,858,621)
Foreign currency forward contracts payable - foreign currencies	(16,548,965)	(27,515,730)
Unamortized premium	10,539	85,135
Included in other current financial assets	$363,559	203,033
Fair value	$368,275	163,789

The realized gain (loss) resulting from foreign currency forward contracts were NT$588,502 thousand and NT$(1,094,308) thousand in 2004 and 2005, respectively.

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(iii)	Fair value and risks

The fair value of financial instruments is the expected receivable or payable, generally includes unrealized gain or loss on open contracts, assuming that a contract is terminated on the balance sheet date. The fair value of derivate financial instruments is based upon quoted market prices from brokers, banks or financial institutions.

1.	Credit risk

Credit risk represents the accounting loss that would be recognized at the reporting date if the counter parties failed to perform. Credit risk will increase as the derivative instruments become more profitable to the Company. The Company entered into the above derivative contracts with major international foreign banks or reputable local banks. The likelihood of default on the part of the banks is considered remote.

2.	Market price risk

Market price risk represents the accounting loss that would be recognized at the reporting date for the derivative financial instruments due to the changes in market interest rates or foreign exchange rates. As the Company’s derivative financial instruments are for hedging purposes, the gains or losses due to changes in interest rates or foreign exchange rates will be offset by the hedged items. As a result, market price risk is considered low.

3.	Liquidity risk

Liquidity risk is the risk of being unable to settle the derivative contracts on schedule. The purpose of these instruments held by the Company is to manage and hedge changes in cash flows and risks associated with floating interest rate debt and foreign currency rates. There is no significant liquidity risk for the related cash flows.

(iv)	The categories of derivative financial instruments, objectives and strategies to accomplish the underlying objectives

The Company enters into interest rate swap contracts mainly to hedge its exposure to changes in cash flows associated with rising interest rates on its floating rate long-term debts and bonds payable. The Company uses foreign currency forward contracts to hedge existing assets and liabilities denominated in foreign currencies. The Company’s hedging strategies are to hedge market price risks to the highest extent possible. The Company uses derivative financial instruments that are highly correlated to the changes in fair values of the hedged items as hedging instruments and the hedge relationship is evaluated on a periodical basis.

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(v)	Concentration of credit risks

The Company’s potential credits risks are derived primarily from cash in bank and cash equivalents, short-term investments and accounts receivable. The Company maintains its cash with various financial institutions. Cash equivalents are mainly government bonds. Short-term investments are mainly open-end mutual funds and publicly listed stocks from companies with reputable credit ratings. The Company constantly monitors the amount of credit exposures with any one institution and as a result the Company believes that there is a limited concentration of credit risks in cash and short-term investments.

The majority of the Company’s customers are in the high-end computer and information technology industry. The Company continuously evaluates the credit quality and financial position of its customers and if necessary the Company will require collateral from these customers to minimize credit risks in accounts receivables.

(5)	Related-party Transactions

(a)	Name and relationship

Name of related party	Relationship with the Company

BenQ Corporation (“BenQ”)	Shareholder of AUO who accounts for its investment in AUO using the equity-method of accounting; equity-method investee of AUO
Acer Inc. (“Acer”)	Shareholder of BenQ who accounts for its investments in BenQ using the equity-method of accounting
Aspire Service & Development Inc. (“ASD”)	Indirect subsidiary of Acer
Wistron Corp. (“Wistron”)	Equity-method investee of Acer
Wistron Infocomm (Kunshan) Corp. (“WKS”)	Indirect subsidiary of Wistron
Wistron Infocomm (Philippines) Corp. (“WPH”)	Subsidiary of Wistron
Wistron Infocomm Manufacturing (Kunshan) Co., Ltd (”WEKS”)	Indirect subsidiary of Wistron
United Microelectronics Corp. (“UMC”)	Shareholder and director of AUO (note 1)
Novatek Microelectronics Corp. (“Novatek”)	Equity-method investee of UMC (note 1)
Applied Component Technology Corp. (“ACT”)	Equity-method investee of UMC (note 1)
Faraday Technology Corp. (“Faraday”)	Equity-method investee of UMC (note 1)
BenQ Mexican, S.A. De C. V. (“BQX”)	Subsidiary of BenQ
Darfon Electronics Corp. (“Darfon”)	Subsidiary of BenQ
Daxon Technology Inc. (“Daxon”)	Subsidiary of BenQ
BenQ Technologies Czech S.V.O. (“BQZ”)	Subsidiary of BenQ
BenQ (IT) Co., Ltd. Suzhou (“BQS”)	Indirect subsidiary of BenQ
BenQ Optronics (Suzhou) Co. Ltd. (“BQOS”)	Indirect subsidiary of BenQ
Fujitsu Display Technologies Corporation (“FDTC”)	Cost-method investee of AUO (note 2)

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Name of related party	Relationship with the Company

Cando Corporation (“Cando”)	Equity-method investee of AUO
Wellypower Optronics Corporation (“Wellypower”)	Equity-method investee of Konly

Note 1:
Since UMC disposed more than half of its shares held in AUO on April 22, 2004, its membership to the board of directors was forfeited. Consequently, UMC and its investees were not regarded as AUO’s related parties. Related-party transactions were disclosed until the end of April 2004.

Note 2:
Due to disposition of FDTC shares in August 2004, the FDTC shares held by AUO decreased to 10% and AUO lost its ability to exercise significant influence over FDTC. Consequently, FDTC was not regarded as AUO’s related party, and related-party transactions were disclosed until the end of August 2004.

(b)	Significant transactions with related parties

1.	Sales

Net sales to related parties were as follows:

	For the year ended December 31,
	2004		2005
	Amount	% of net sales	Amount	% of net sales
	(in thousands)

BQS	$30,030,189	18	26,532,871	12
Acer	6,733,616	4	8,999,415	4
BenQ	2,310,915	1	2,083,647	1
WKS	819,631	—	961,816	1
WEKS	—	—	826,929	—
Wistron	931,678	1	393,157	1
BQX	850,691	1	370,150	—
BQOS	132,753	—	354,655	—
BQZ	—	—	210,846	—
WPH	906,906	1	167,742	—

FDTC	2,136,101	1	—	—
ACT	164,972	—	—	—
Others	64,325	—	97,895	—
	$45,081,777	27	40,999,123	19

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The collection terms for sales to related parties and other customers are month-end 30~45 days and 30~60 days respectively. The average collection days for sales to related parties for the years ended December 31, 2004 and 2005 are 44 days and 59 days, respectively, and for other customers are 41 days and 52 days, respectively. The product price and other terms for sales to related parties are similar to those with unrelated customers.

As of December 31, 2004 and 2005, receivables resulting from the above transactions were as follows:

	December 31,
	2004		2005
	Amount	% of total receivables	Amount	% of total receivables
	(in thousands)

BQS	$4,007,503	19	4,821,840	20
Acer	521,844	3	1,967,407	5
BenQ	475,784	2	409,520	1
BQX	85,144	—	215,997	—
BQZ	—	—	132,768	—
WEKS	—	—	103,771	—
BQOS	—	—	63,456	—
Wistron	116,164	1	51,313	—
WPH	53,761	—	27,704	—
WKS	213,020	1	349	—
FDTC	14,804	—	—	—
Others	13,055	—	21,203	—
Less: allowance for doubtful accounts and sales returns and discounts	(83,079)	—	(99,481)	—
	$5,418,000	26	7,715,847	26

2.	Operating leases and others

The Company leased part of its facility to related parties. The rental income amounted to NT$21,819 thousand and NT$17,276 thousand for the years ended December 31, 2004 and 2005, respectively. The collection term is month-end 15 days and the rental price is not materially different from that with unrelated party.

As of December 31, 2004 and 2005, rental and other receivables, were NT$2,358 thousand and NT$10,267 thousand, respectively.

In 2004, the Company purchased color filters production related equipments of NT$812,136 thousand on behalf of Cando. This amount represented reimbursement of the original purchase price. As of December 31, 2004, the full amount was received.

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

In 2005, the Company purchased materials of NT$492,261 thousand on behalf of Cando. This amount represented reimbursements of the original purchase price. As of December 31, 2005, amount due from Cando amounted to NT$40,686 thousand.

During 2005, the Company received cash dividends of NT$189,900 thousand from its investments in BenQ, which have been recorded as a deduction in the long-term investment account.

During 2005, Konly received cash dividends of NT$17,020 thousand from its investments in Wellypower, which have been recorded as a deduction in the long-term investment account.

3.	Purchases

Net purchases from related parties were as follows:

	For the year ended December 31,
	2004		2005
	Amount	% of net purchase	Amount	% of net purchase
	(in thousands)
Cando	$2,551,073	4	2,986,751	2
Daxon	—	—	676,729	—
Darfon	113,266	—	203,737	—
Novatek	537,578	1	—	—
FDTC	316,122	1	—	—
Faraday	60,432	—	—	—
Others	433	—	58,626	—
	$3,578,904	6	3,925,843	2

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The purchase prices and payment terms with related parties were not materially different from those with unrelated vendors. The payment terms were both 30 to 120 days in 2004 and 2005.

As of December 31, 2004 and 2005, payables resulting from the above purchases were as follows:

	December 31,
	2004		2005
	Amount	% of total payables	Amount	% of total payables
	(in thousands)
Cando	$633,938	2	1,111,363	2
Daxon	—	—	608,060	1
Others	91,367	1	133,686	—
	$725,305	3	1,853,109	3

4.	Acquisition of property, plant and equipment, operating lease arrangement and others

Pursuant to board of directors resolution on January 12, 2005, the Company purchased the originally leased land at Lungtan from ASD for cash consideration of NT$2,774,000 thousand. In addition, acquisition of other property, plant, equipment from related parties for the years ended December 31, 2004 and 2005 amounted to NT$7,060 thousand and NT$29,794 thousand, respectively.

As of December 31, 2004 and 2005, the payables resulting from the above transactions were fully paid.

The Company entered into lease agreements for land, building, dormitory and equipment with related parties. The related rent expenses and administration fees for the years ended December 31, 2004 and 2005 were as follows:

	For the year ended December 31,
	2004	2005
	(in thousands)
Acer	$19,484	22,916
ASD	89,528	—
Others	240	526
	$109,252	23,442

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The Company’s prepaid rent for the above lease agreements amounted to NT$6,565 thousand and NT$0 thousand as of December 31, 2004 and 2005, respectively. In January 2005, the Company received refundable deposits of NT$867,000 thousand for leased land at Lungtan pursuant to the Company’s acquisition of the said land from ASD. As of December 31, 2004 and 2005, refundable deposits resulting from the above transactions amounted to NT$870,245 thousand and NT$3,245 thousand, respectively.

Amounts paid to related parties for reimbursement of miscellaneous expenditures paid on behalf of the Company were NT$119,147 thousand and NT$78,908 thousand for the years ended December 31, 2004 and 2005, respectively.

As of December 31, 2004 and 2005, amounts due to related parties that resulted from the acquisition of property, plant and equipment, lease agreements and operating expenses were NT$25,277 thousand and NT$52 thousand, respectively.

5.	Technology-related fees and research and development

In 2003, the Company entered into a license and technical support agreement with FDTC. Pursuant to the agreement, the Company is required to pay an initial fee and a fixed annual royalty fee during the term specified in the agreement.

In March 2003, the Company also signed a collaborative research and development contract with FDTC that required the Company to pay a portion of certain project expenses on joint TFT-LCD research and development projects. The contract was cancelled in July 2004.

For the years ended December 31, 2004 and 2005, total technology-related fees amounted to NT$182,302 thousand and NT$0 thousand, respectively.

(6)	Pledged Assets

Assets pledged as collateral are summarized below:

		December 31,
Pledged assets	Pledged to secure	2004	2005
		(in thousands)
Restricted cash in banks	Oil purchase, customs duties and guarantees for foreign workers	$29,200	32,200
Building	Long-term borrowings	5,162,745	6,867,162
Machinery and equipment	Long-term borrowings and bonds payable	84,182,259	108,651,713
		$89,374,204	115,551,075

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(7)	Commitments and Contingencies

(a)	Outstanding letters of credit

As of December 31, 2004 and 2005, the Company had the following outstanding letters of credit:

	December 31,
Currency	2004	2005
	(in thousands)

USD	$9,741	4,884
JPY	3,144,102	11,731,873
NTD	—	93,578

The outstanding letters of credit facilitate the Company’s purchase of machinery and equipment and materials from foreign suppliers. The letters of credit are irrevocable and expire upon the Company’s payment of the related obligations.

(b)	Technology and licensing agreements

The Company entered into technical cooperation and patent licensing agreements with Matsushita Electric Industrial Co., Ltd. (Matsushita), Semiconductor Energy Laboratory Co., Ltd. (SEL), Toppan Printing Co., Ltd. (Toppan), Fujitsu Limited, Hitachi Displays Ltd., Guardian Industries Corp., Sharp Corporation (Sharp) and others. Pursuant to the terms of each signed agreement, the Company pays patent and licensing fees to the aforementioned companies.

(c)	Long-term materials supply

In March 2005, the Company entered into a non-cancelable long-term materials supply agreement with Corning Display Technologies Taiwan Co. Ltd. (Corning Taiwan) for the supply of LCD glass substrates. The contract runs from March 9, 2005 to June 30, 2009. In accordance with the contract, the Company makes prepayments to Corning Taiwan in several installments during the contract period which will be deductible from subsequent purchases. Current portion of prepayments which are expected to be utilized within one year is included under current assets. The non-current portion is included under other assets.

(d)	Purchase commitments

As of December 31, 2004 and 2005, outstanding commitments for purchase agreements for major property, plant and equipment totaled NT$72,319,749 thousand and NT$41,967,317 thousand, respectively.

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(e)	Operating lease agreements

Commencing March 1, 1994, the Company entered into land lease agreements with the Science Park Administration Bureau for land used by its facilities located at the Hsinchu Science Park. The lease terms are for a period of 20 years. Commencing July 2003, the Company entered tin land lease agreement with the Science Park Administration Bureau at Central Taiwan for land used by its facility. The lease term runs from July 28, 2003 to December 31, 2023. In accordance with the aforementioned lease agreements, rental payments are subject to adjustment as the government reappraises the land value.

Future minimum lease payments as of December 31, 2005, under the existing non-cancelable agreements are:

Years	Minimum lease payments
(in thousands)

2006	98,911
2007	98,911
2008	98,911
2009	98,911
2010	98,911
After 2011	892,237

(f)	Litigation - Sharp Corporation

Since March 2002, Sharp Corporation (Sharp) launched a series of legal proceedings with regard to alleged patent infringements against the Company and its customers in the United States District Court and the Tokyo District Court requesting for damages. In July 2005, the Company settled some of the disputes relating to LCD panels for personal computer applications and entered into a patent cross license agreement with Sharp. In March 2006, the Company settled the remaining outstanding disputes with Sharp. Refer to second paragraph in note 9.

(g)	Litigation - Commissariat AL’energie Atomique

In April 2004, Commissariat AL’energie Atomique (CEA) launched a common plea with regard to alleged patent infringement against the Company in the United States Federal District Court for the District of Delaware. This litigation is in the final phase. As of December 31, 2005, the Company believes that the resolution of this litigation will not have material effect on the Company’s results of operations or financial position.

(8)	Significant Disaster Loss

None.

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(9)	Subsequent Events

In January 2006, the Company signed a patent cross-license agreement with Samsung’ Electronics Co., Ltd. (Samsung) that covers patents in the area of TFT-LCD and OLED. This agreement enhances both companies’ relationship in the development and delivery of innovative digital consumer electronics products by sharing each other’s respective technologies.

In March 2006, the Company and Sharp entered into an amended patent cross license agreement to supersede the agreement signed in July 2005 in its entirety and expand the scope to include other LCD panels.

(10)	Other Information

For the years ended December 31, 2004 and 2005, employee expenses, depreciation and amortization expenses were as follows:

	For the year ended December 31,
	2004			2005
	Cost of goods sold	Operating expenses	Total	Cost of goods sold	Operating expenses	Total
	(in thousands)
Employee expenses:
Salaries and wages	5,130,425	1,832,225	6,962,650	7,067,109	2,223,096	9,290,205
Labor and health insurance	300,194	93,620	393,814	393,405	123,133	516,538
Pension	185,737	49,602	235,339	316,621	72,019	388,640
Others	28,345	60,049	88,394	1,387	56,793	58,180
Depreciation	21,692,816	1,836,731	23,529,547	30,310,439	2,805,374	33,115,813
Amortization	530,115	1,126,033	1,656,148	639,724	582,406	1,222,130

(11)	Additional Disclosures

(a)	The followings are additional disclosures for the Company and its investee companies pursuant to the requirements of Securities and Futures Bureau (SFB):

(1)	Financing provided to others for the year ended December 31, 2005: None.

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(2)	Endorsement/guarantee provided to others for the year ended December 31, 2005:

(Expressed in thousands of New Taiwan dollars, unless otherwise specified)
Item No.	Endorsor/ Guarantor	Counterparty		Limit of Endorsement/Guarantee Amount for Individual Counterparty	Maximum Amount of Endorsement/ Guarantee for Current Period	Ending Balance	Amount of Collateral for Guarantee/ Endorsement	Ratio of Accumulated Guarantee Amount to Net Assets in Latest Financial Statements	Maximum Amount of Guarantee / Endorsement
		Name	Relationship
1	AUO	AUL	100%-owned subsidiary of AUO	Not exceeding 50% of AUO’s net worth	NT$11,177,495 (US$74,000 thousand and RMB2,150,000 thousand) (Note1)	NT$11,177,495 (US$74,000 thousand and RMB2,150,000 thousand) (Note1)	—	7.18%	NT$155,702,187 (Note 2)
Note 1:    The translation was performed using exchange rate in effect at the balance sheet date.
Note 2:    This represented AUO’s net worth as of December 31, 2005.

(3) Marketable securities held as of December 31, 2005:

(Expressed in thousands of New Taiwan dollars and shares, unless otherwise specified)
Company	Name and Type of Securities	Relationship with Security Issuers	Financial Statement Account	End of Reporting Period				Note
				Units/ Shares	Book Value	% of Ownership	Market Value
AUO	UMC	—	Short-term Investment	65,621	706,492	0.33%	1,245,488
AUO	Mega Holdings	—	Short-term Investment	20,845	880,012	0.18%	451,926
AUO	AUL	100%-owned subsidiary of AUO	Long-term Investment	175,655	6,434,952	100.00%	N/A	(Note 2)
AUO	Konly	100%-owned subsidiary of AUO	Long-term Investment	100,000	1,375,088	100.00%	N/A	(Note 2)
AUO	Patentop Ltd.	Equity-method investee of AUO	Long-term Investment	1,640	— (Note 1)	41.00%	N/A
AUO	Cando	Equity-method investee of AUO	Long-term Investment	71,252	812,038	11.93%	N/A
AUO	BenQ	Shareholder of AUO who accounts for its investment in AUO using the equity-method of accounting; equity-method investee of AUO	Long-term Investment	131,198	3,386,083	5.01%	4,155,025
Note 1:    This represented the amount after accumulated impairment loss.
Note 2:    All related intercompany transactions and balances were eliminated.

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(4) Marketable securities acquired and disposed of with accumulated amount exceeding NT$100 million or 20% of the paid-in capital for the year ended December 31, 2005:

(Expressed in thousands of New Taiwan dollars and shares, unless otherwise specified)
Company	Name and Type of Securities	Financial Statement Account	Counterparty	Relationship	Beginning Balance		Addition		Disposal				Ending Balance
					Units/ Shares	Amount	Units/ Shares	Amount	Units/ Shares	Amount	Cost	Gain (Loss) on Disposal	Units/ Shares	Amount
AUO	Konly	Long-term Investment	—	Related party	80,000	1,026,572	20,000	300,000	—	—	—	48,516 (Note 1)	100,000	1,375,088 (Note 3)
AUO	FDTC	Long-term Investment	—	(Note 2)	0.375	198,530	—	—	0.375	297,198	191,118	(106,080) (Note 1)	—	—
AUO	AUL	Long-term Investment	—	Related party	172,155	5,080,652	3,500	117,137	—	—	—	1,237,163 (Note 1)	175,655	6,434,952 (Note 3)
Note 1:    Gain or loss on disposal included the adjustments to retained earnings as a result of long-term equity investment income or losses, cumulative translation adjustments and changes in long-term investment due to disproportionate participation in investee’s capital increase.
Note 2:    Due to disposition of shares in FDTC in August 2004, AUO’s ownership interest in FDTC decreased to 10% and consequently FDTC is not regarded as AUO’s related party starting from August 2004.
Note 3:    All related intercompany transactions and balances were eliminated.

(5) Acquisition of individual real estate with amount exceeding NT$100 million or 20% of the paid-in capital for the year ended December 31, 2005:

(Expressed in thousands of New Taiwan dollars, unless otherwise specified)
Company	Name of Property	Transaction Date	Transaction Amount	Payment Status	Counterparty		Details of Previous Transactions (If Dealing Party is a Related Party)				Pricing Reference	Purpose and Status of Use	Other Commitments
					Name	Relationship	Owner	Relation-ship	Transaction Date	Transaction Amount
AUO	Land	Jan. 2005	2,774,000	2,774,000	ASD	Related party	Min Tour Inc.	Related party	Dec.1999 and Apr. 2001	—	Real Estate Appraisal	In use	None
AUO	Land	Feb. 2005	640,000	640,000	Gi-Lu Co., Ltd.	Unrelated party	—	—	—	—	Real Estate Appraisal	(Note 1)	None
AUO	Buildings	Sep. 2005	203,000	48,111	Li-Jin Engineering Co., Ltd.	Unrelated party	—	—	—	—	Negotiated Price	(Note 1)	None
AUO	Buildings	Sep. 2005 ~ Dec. 2005	7,694,270	5,771,945	FU TSU Construction Co., Ltd.	Unrelated party	—	—	—	—	Negotiated Price	(Note 1)	None
Note 1:    In construction.

(6) Disposal of individual real estate with amount exceeding NT$100 million or 20% of the paid-in capital for the year ended December 31, 2005: None.

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(7) Related-party transactions for purchases and sales with amount exceeding NT$100 million or 20% of the paid-in capital for the year ended December 31, 2005:

(Expressed in thousands of New Taiwan dollars, unless otherwise specified)
Company	Related Party	Details of Transactions					Reasons and Terms Different from an Arm’s Length Transaction (Note 1)		Notes and Accounts Receivable (Payable)		Note
		Relationship	Purchases (Sales)	Amount	Percentage of Total Purchases (Sales)	Credit Term	Unit Price	Credit Term	Balance	% to Total Receivables (Payables)
AUO	BQS	Indirect subsidiary of BenQ	Sales	(26,531,015)	(12.21)%	Month-end 45 days	(Note 1)	(Note 1)	4,821,840	11.30%
AUO	Acer	Shareholder of BenQ who accounts for its investment in BenQ using the equity-method of accounting	Sales	(8,999,415)	(4.14)%	Month-end 45 days	(Note 1)	(Note 1)	1,967,407	4.61%
AUO	BenQ	Shareholder of AUO who accounts for its investment in AUO using the equity-method of accounting; equity-method investee of AUO	Sales	(2,083,647)	(0.96)%	Month-end 45 days	(Note 1)	(Note 1)	409,520	0.96%
AUO	WKS	Indirect subsidiary of Wistron	Sales	(961,816)	(0.44)%	Month-end 30 days	(Note 1)	(Note 1)	349	- %
AUO	WEKS	Indirect subsidiary of Wistron	Sales	(826,929)	(0.38)%	Month-end 30 days	(Note 1)	(Note 1)	103,771	0.24%
AUO	Wistron	Equity-method investee of Acer	Sales	(393,157)	(0.18)%	Month-end 30 days	(Note 1)	(Note 1)	51,313	0.12%
AUO	BQX	Subsidiary of BenQ	Sales	(370,150)	(0.17)%	Month-end 45 days	(Note 1)	(Note 1)	215,997	0.51%
AUO	BQOS	Indirect subsidiary of BenQ	Sales	(354,655)	(0.16)%	Month-end 45 days	(Note 1)	(Note 1)	63,456	0.15%
AUO	BQZ	Subsidiary of BenQ	Sales	(210,846)	(0.10)%	Month-end 45 days	(Note 1)	(Note 1)	132,768	0.31%
AUO	WPH	Indirect subsidiary of BenQ	Sales	(167,742)	(0.08)%	Month-end 30 days	(Note 1)	(Note 1)	27,704	0.06%
AUO	AUL	100% owned subsidiary of AUO	Purchase	64,929,216	41.63%	Month-end 45 days	(Note 1)	(Note 1)	(17,537,607)	(37.13)%	(Note 2)
AUO	Cando	Equity-method investee of AUO	Purchase	2,986,751	1.92%	Month-end 90 days	(Note 1)	(Note 1)	(1,111,363)	(2.35)%
AUO	Daxon	Subsidiary of BenQ	Purchase	676,729	0.43%	Month-end 45 days	(Note 1)	(Note 1)	(608,060)	(1.29)%
AUO	Darfon	Subsidiary of BenQ	Purchase	203,737	0.13%	Month-end 45 days	(Note 1)	(Note 1)	(99,925)	(0.21)%
Note 1:    Please refer to note 5 to the financial statements.
Note 2:    All related intercompany transactions and balances were eliminated.

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements
(8) Receivables from related parties with amount exceeding NT$100 million or 20% of the paid-in capital as of December 31, 2005:

(Expressed in thousands of New Taiwan dollars, unless otherwise specified)
Company	Related Party	Relationship	Ending Balance	Turnover Rate	Overdue Receivables		Subsequent Collection (Note 1)	Allowance for Doubtful Accounts
					Amount	Actions Taken
AUO	BQS	Indirect subsidiary of BenQ	4,821,840	6.01	-	-	4,144,268	-
AUO	Acer	Shareholder of BenQ who accounts for its investment in BenQ using the equity-method of accounting	1,967,407	7.23	1,304	Active collection	1,967,407	1,249
AUO	BenQ	Shareholder of AUO who accounts for its investment in AUO using the equity-method of accounting; equity-method investee of AUO	409,520	4.71	2,792	Active collection	392,399	1,567
AUO	BQX	Subsidiary of BenQ	215,997	2.46	-	-	213,913	500
AUO	BQZ	Subsidiary of BenQ	132,768	3.18	-	-	40,856	-
AUO	WEKS	Indirect subsidiary of Wistron	103,771	15.94	32,223	Active collection	103,771	478
Note 1:     This represented subsequent collections up to March 13, 2006.

(9) Transactions in derivative financial instruments: see note 4(n) to the financial statements.

(b) Information on investee companies:

(1) Name, location and other related information on investee companies as of December 31, 2005:

(Expressed in thousands of New Taiwan dollars and shares, unless otherwise specified)
Company	Investee Company	Location	Principal Business Activities	Initial Investment		End of Reporting Period			Net Income (Loss) of Investee	Investment Income (Loss) Recognized	Note
				Ending Balance	Beginning Balance	Units/ Shares	% of Ownership	Book Value
AUO	Cando	ROC	Production and sale of color filter	1,042,543	1,042,543	71,252	11.93%	812,038	(292,357)	(38,792)
AUO	Patentop	BVI	Intellectual property	50,873 (US$1,640)	50,873 (US$1,640)	1,640	41.00%	(Note 1)	(4,343) (US$(135))	(11,294) (Note 2)
AUO	AUL	Malaysia	(Note 3)	5,920,086 (US$175,655)	5,802,948 (US$172,155)	175,655	100.00%	6,434,952	908,733 (US$28,218)	908,733 (US$28,218)	(Note 11)
AUO	Konly	ROC	(Note 3)	1,200,000	900,000	100,000	100.00%	1,375,088	21,284	21,284	(Note 11)
AUO	BenQ	ROC	(Note 6)	3,862,877	4,050,303	131,978	5.01%	3,386,083	(5,225,571)	(571,594)
AUL	AUA	America	(Note 4)	US$1,000	US$1,000	1,000	100.00%	US$256	US$(35)	US$(35)	(Note 11)
AUL	AUJ	Japan	(Note 4)	US$800 (JPY$90,000)	US$800 (JPY$90,000)	1.8	100.00%	US$959	US$234	US$234	(Note 11)
AUL	AUS	Mainland China	(Note 5)	US$170,000 (RMB 1,407,061)	US$170,000 (RMB 1,407,061)	-	100.00%	US$219,952	US$22,720	US$22,720	(Note 11)
AUL	AUE	Netherlands	(Note 4)	US$59 (EUR$50)	US$59 (EUR$50)	50	100.00%	US$103	US$31	US$31	(Note 11)
AUL	AUK	Korea	(Note 4)	US$155 (KRW 173,075)	US$155 (KRW 173,075)	-	100.00%	US$155	US$(6)	US$(6)	(Note 11)
AUL	AUSH	Mainland China	(Note 4)	US$1,000 (RMB8,093)	-	-	100.00%	US$989	US$(14)	US$(14)	(Note 11)
AUL	DPL	Malaysia	(Note 3)	US$2,500	-	2,500	50.00%	US$2,503	-	-	(Note 11)
DPL	DPS	Mainland China	(Note 7)	US$5,000 (RMB 40,398)	-	-	100.00%	US$5,006	-	-	(Note 11)

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Company	Investee Company	Location	Principal Business Activities	Initial Investment		End of Reporting Period			Net Income (Loss) of Investee	Investment Income (Loss) Recognized	Note
				Ending Balance	Beginning Balance	Units/ Shares	% of Ownership	Book Value
Konly	Cando	ROC	(Note 8)	454,000	454,000	57,000	9.54%	569,298	(292,357)	(25,677)
Konly	BenQ	ROC	(Note 6)	56,145	58,620	1,733	0.07%	50,129	(5,225,571)	(9,118)
Konly	Sita Technology	ROC	IC Design	27,000	-	2,700	45.00%	26,587	(918)	(413)
Konly	Raydium	ROC	IC Design	161,613	22,000	11,063	73.75%	107,860	(29,415)	(21,289)	(Note 11)
Konly	Wellypower	ROC	(Note 9)	244,408	-	12,229	9.32%	359,221	731,757	70,104
Konly	Apower	BVI	(Note 10)	40,978	-	1,200	7.22%	40,978	183,127 (US$5,686)	-
Note 1:      This represented the amount after accumulated impairment loss.
Note 2:      Of the NT$11,294 thousand recognized, NT$10,405 thousand was attributed to investment loss recognized for the year ended December 31, 2004.
Note 3:      This investee company is an investment holding company.
Note 4:      This investee company is principally engaged in the sale of TFT-LCD panels.
Note 5:      This investee company is principally engaged in the assembly of TFT-LCD module products.
Note 6:      This investee company is principally engaged in the manufacture and distribution of computer peripheral equipment and communication products.
Note 7:      This investee company is principally engaged in the manufacture and assembly of backlight modules.
Note 8:      This investee company is principally engaged in the manufacture and sale of color filters.
Note 9:      This investee company is principally engaged in the manufacture of Cold Cathode Fluorescent Lamps (CCFL).
Note 10:    This investee company is principally engaged in investment holding and general trading.
Note 11:    All related intercompany transactions and balances were eliminated.

(2) Financing provided to others for the year ended December 31, 2005: None.

(3) Endorsement/guarantee provided to others for the year ended December 31, 2005:

Item No.	Endorsor/ Guarantor	Counterparty		Limit of Endorsement/Guarantee Amount for Individual Counterparty	Maximum Amount of Endorsement/ Guarantee for Current Period	Ending Balance	Amount of Collateral for Guarantee/ Endorsement	Ratio of Accumulated Guarantee Amount to Net Assets in Latest Financial Statements	Maximum Amount of Guarantee / Endorsement
		Name	Relationship
1	AUL	AUS	100%-owned subsidiary of AUL	Not exceeding 50% of AUO’s net worth	NT$11,177,495 (US$74,000 thousand and RMB2,150,000 thousand) (Note1)	NT$11,177,495 (US$74,000 thousand and RMB2,150,000 thousand) (Note1)	-	7.18%	NT$155,702,187 (Note 2)
Note 1:    The translation was performed using exchange rate in effect at the balance sheet date.
Note 2:    This represented AUO’s net worth as of December 31, 2005.

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(4) Marketable securities held as of December 31, 2005:

(Expressed in thousands of New Taiwan dollars and shares, unless otherwise specified)
Company	Name and Type of Securities	Relationship with Security Issuers	Financial Statement Account	End of Reporting Period				Note
				Units/ Shares	Book Value	% of Ownership	Market Value
AUL	AUA	100% owned subsidiary of AUL	Long-term Investment	1,000	US$256	100.00	N/A	(Note 1)
AUL	AUS	100% owned subsidiary of AUL	Long-term Investment	-	US$219,952	100.00	N/A	(Note 1)
AUL	AUJ	100% owned subsidiary of AUL	Long-term Investment	1.8	US$959	100.00	N/A	(Note 1)
AUL	AUE	100% owned subsidiary of AUL	Long-term Investment	50	US$103	100.00	N/A	(Note 1)
AUL	AUK	100% owned subsidiary of AUL	Long-term Investment	-	US$155	100.00	N/A	(Note 1)
AUL	DPL	50% owned subsidiary of AUL	Long-term Investment	2,500	US$2,503	50.00	N/A	(Note 1)
AUL	AUSH	100% owned subsidiary of AUL	Long-term Investment	-	US$989	100.00	N/A	(Note 1)
Konly	BenQ	Equity-method investee of Konly	Long-term Investment	1,733	50,129	0.07	54,868
Konly	Wellypower	Equity-method investee of Konly	Long-term Investment	12,229	359,221	9.32	1,981,070
Konly	Promate	LCM-method investee of Konly	Long-term Investment	476	10,000	0.50	18,163
Konly	Darly 3	Cost-method investee of Konly	Long-term Investment	3,193	38,633	15.57	N/A
Konly	Apower	Equity-method investee of Konly	Long-term Investment	1,200	40,978	7.22	N/A
Konly	Raydium	Equity-method investee of Konly	Long-term Investment	11,063	107,860	73.75	N/A	(Note 1)
Konly	Cando	Equity-method investee of Konly	Long-term Investment	57,000	569,298	9.54	N/A
Konly	Daxon	Cost-method investee of Konly	Long-term Investment	660	17,000	0.31	N/A
Konly	StarBex	Cost-method investee of Konly	Long-term Investment	1,500	7,905	7.50	N/A
Konly	Sita	Equity-method investee of Konly	Long-term Investment	2,700	26,587	45.00	N/A
Note 1:    All related intercompany transactions and balances were eliminated.

(5) Marketable securities acquired and disposed of with accumulated amount exceeding NT$100 million or 20% of the paid-in capital for the year ended December 31, 2005:

(Expressed in thousands of New Taiwan dollars and shares, unless otherwise specified)
Company	Name and Type of Securities	Financial Statement Account	Counterparty	Relationship	Beginning Balance		Addition		Disposal				Ending Balance
					Units/ Shares	Amount	Units/ Shares	Amount	Units/ Shares	Amount	Cost	Gain (Loss) on Disposal	Units/ Shares	Amount
Konly	Wellypower	Long-term Investment	-	Related party	1,119	29,985	11,466	239,072	356	22,414	7,629	97,793 (Note 1)	12,229	359,221
Konly	Raydium	Long-term Investment	-	Related party	2,000	9,742	9,519	144,399	456	5,599	4,785	(41,496) (Note 1)	11,063	107,860 (Note 2)
Note 1:    Gain or loss on disposal includes the adjustments to capital reserves and cash dividends as a result of long-term equity investment income or losses,      cumulative translation adjustments and changes in long-term investment due to disproportionate participation in investee’s capital increase.
Note 2:    All related intercompany transactions and balances were eliminated.

(6) Acquisition of individual real estate with amount exceeding NT$100 million or 20% of the paid-in capital for the year ended December 31, 2005: None.

(7) Disposal of individual real estate with amount exceeding NT$100 million or 20% of the paid-in capital for the year ended December 31, 2005: None.

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(8) Related-party transactions for purchases and sales with amount exceeding NT$100 million or 20% of the paid-in capital for the year ended December 31, 2005:

(Expressed in thousands of New Taiwan dollars, unless otherwise specified)
Company	Related Party	Relationship	Details of Transactions				Reasons and Terms Different from an Arm’s Length Transaction		Notes and Accounts Receivable (Payable)		Note
			Purchases (Sales)	Amount	Percentage of Total Purchases (Sales)	Credit Term	Unit Price	Credit Term	Balance	% to Total Receivables (Payables)
AUL	AUO	100% owned subsidiary of AUO	Sales	(2,016,191)	100%	Month-end 45 days	-	-	532,967	100%	(Note 1)
AUL	AUS	100% owned subsidiary of AUL	Purchase	216,186	11%	Month-end 45 days	-	-	(35,165)	5%	(Note 1)
AUS	AUL	100% owned subsidiary of AUL	Sales	(216,186)	98%	Month-end 45 days	-	-	35,165	100%	(Note 1)
Note 1:    All related intercompany transactions and balances were eliminated.

(9) Receivables from related parties with amount exceeding NT$100 million or 20% of the paid-in capital as of December 31, 2005:

(Expressed in thousands of New Taiwan dollars, unless otherwise specified)
Company	Related Party	Relationship	Ending Balance	Turnover Rate	Overdue Receivables		Subsequent Collection (Note 1)	Allowance for Doubtful Accounts
					Amount	Actions Taken
AUL	AUO	100% owned subsidiary of AUO	532,967 (Note 2)	4.70%	-	-	517,986	-
AUS	AUL	100% owned subsidiary of AUL	35,165 (Note 2)	6.78%	-	-	35,165	-
Note 1:     This represented subsequent collections up to March 13, 2006.
Note 2:     All related intercompany transactions and balances were eliminated.

(10) Transactions in derivative financial instruments: see note 4(n) to the financial statements.

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(c) Investments in Mainland China:

(1) Investment in Mainland China:

(Expressed in thousands of New Taiwan dollars and US dollars, unless otherwise specified)
Name of Investee Company in Mainland China	Principal Business Activities	Paid-in Capital	Method of Investment	Beginning Balance of Accumulated Investment Remitted from Taiwan	Investment Remitted and Retracted in current year		Ending Balance of Accumulated Investment Remitted from Taiwan	Percentage of Direct or Indirect Ownership in Investment	Investment Gain (Loss) Recognized in Current Year (Note 4)	Book Value as of Year-end	Amount of Profit (Loss) Remitted Back as of Year-end
					Amount Remitted	Amount Retracted
AU Optronics (Suzhou) Corp. (AUS)	Production and assembly of TFT-LCD module	5,732,683 (US$170,000)	(Note 1)	5,732,683 (US$170,000)	-	-	5,732,683 (US$170,000)	100%	731,673 (US$22,720)	7,222,124 (US$219,952)	-
AUSH	Sale of TFT-LCD panels	33,400 (US$1,000)	(Note 1)	-	33,400 (US$1,000)	-	33,400 (US$1,000)	100%	(451) (US$14)	32,474 (US$989)	-
DPS	Manufacture and assembly of backlight module	167,474 (US$5,000)	(Note 1)	-	83,737(US$2,500)	-	83,737 (US$2,500)	50%	-	82,186 (US$2,503)	-

Accumulated Amount of Investment Remitted from Taiwan to Mainland China as of Dec. 31, 2005 (Note 2)	Amount of Investment Approved by the Ministry of Economic Affairs — Investment Commission (“MOEA-IC”)	Maximum Amount of Investment Imposed by MOEA-IC’s Regulations (Note 3)
5,849,820 (US$173,500)	5,849,820 (US$173,500)	32,640,437
Note 1:    Investment in Mainland China is made through a company registered in a third region.
Note 2:    The translation was performed using historical exchange rate in effect at the time of remittance.
Note 3:    The Company is in compliance with the limit of investment set by the Investment Commission of Ministry of Economic Affairs for its investments in Mainland China.
Note 4: Investment gain (loss) was recognized based upon audited financial statements.

(2) For significant direct or indirect transactions between the Company and investee company in Mainland China, please see notes 5 and 11 to the financial statements.

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(d) Intercompany relationships and significant intercompany transactions:

(1) Significant intercompany transactions eliminated in 2005:

				Intercompany transactions
No.	Company Name	Related Party	Relationship	Financial Statement Account	Amount	Credit Term	Percentage of Consolidated Total Gross Sales or Total Assets
0	AUO	AUL	100%-owned subsidiary of AUO	Long-term Investment	6,434,952	-	2%
0	AUO	Konly	100%-owned subsidiary of AUO	Long-term Investment	1,375,088	-	1%
0	AUO	AUL	100%-owned subsidiary of AUO	COGS	64,929,216	(Note 2)	30%
0	AUO	AUL	100%-owned subsidiary of AUO	Account Payable	17,537,607	(Note 2)	5%
1	AUL	AUS	100%-owned subsidiary of AUL	COGS	US$216,186	(Note 2)	2%
1	AUL	AUS	100%-owned subsidiary of AUL	Long-term Investment	US$219,952	-	2%
Note 1:    Other transactions with amount not exceeding 0.5% of consolidated total gross sales or total assets were not disclosed herein.
Note 2:    The purchase price and payment term were not materially different from those with unrelated vendors. The payment term was 45 days.

(2) Significant intercompany transactions eliminated in 2004:

Item No.	Intercompany Transactions and Related Financial Statement Account	Amount		Note
1	Eliminating AUO’s investments in subsidiaries: Common stock Capital surplus Retained earnings Loss on investments, net Long-term investments Cumulative translation adjustment	$ 6,602,948 177,804	$ 246,319 149,039 6,107,224 278,170	Eliminating investments in AUL and Konly
2	Eliminating intercompany profits and losses accounts: Sales COGS Selling expenses	$ 132,370,144	$ 132,259,438 110,706	Eliminating profits and losses items with AUL
3	Eliminating intercompany assets and liabilities accounts: Account payable Account receivable	$ 15,886,222	$ 15,886,222	Eliminating assets and liabilities items with AUL

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(12) Industrial Segment Information

(a) Industrial information

The Company consists of a single reportable operating segment, namely the research, development, production and sale of TFT-LCDs and other flat panel displays.

(b) Geographic information

	2004
	Taiwan	Asia (excluding Taiwan)	Others	Adjustments and Eliminations	Total
	(in thousands)
Sales to unaffiliated customers	$68,274,912	88,070,803	8,257,748	(8,510,592)	156,092,871
Sales to affiliated companies	-	58,988,614	11,139	(46,981,055)	12,018,698
Total sales	$68,274,912	147,059,417	8,268,887	(55,491,647)	168,111,569
Profits (losses)	$28,676,952	57,166	737	51,354	28,786,209
Gain on investments					34,268
Interest expense					(796,279)
Income from continuing operations before income tax					$28,024,198
Identifiable assets	$210,412,576	31,967,337	20,747	(17,656,923)	224,743,737
Long-term investments					5,950,688
Total assets					$230,694,425

(Continued)

AU OPTRONICS CORP. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

	2005
	Taiwan	Asia (excluding Taiwan)	Others	Adjustments and Eliminations	Total
	(in thousands)
Sales to unaffiliated customers	$82,469,375	120,529,200	14,296,553	(72,347)	217,222,781
Sales to affiliated companies	-	7,529,064	18,517	(7,381,974)	165,607
Total sales	$82,469,375	128,058,264	14,315,070	(7,454,321)	217,388,388
Profits (losses)	$16,868,609	1,092,505	(133)	39,719	18,000,700
Loss on investments					(588,597)
Interest expense					(1,311,683)
Income from continuing operations before income tax					16,100,420
Identifiable assets	$307,260,371	53,073,565	19,075	(35,874,555)	324,478,456
Long-term investments					5,317,872
Total assets					$329,796,328

(c) Export sales information

	For the year ended December 31,
	2004		2005
	Amount	%	Amount	%
	(in thousands)
Taiwan	$68,274,912	41	82,469,375	38
Asia (excluding Taiwan)	91,578,909	54	120,622,460	55
Other (individually less than 10% of total net sales)	8,257,748	5	14,296,553	7
	$168,111,569	100	217,388,388	100

(d) Major customer information

	For the year ended December 31,
	2004		2005
	Amount	%	Amount	%
	(in thousands)
BQS	$30,030,189	18	26,532,871	12

(Continued)

AU OPTRONICS CORP.

Resolution Notice

Of

2006 Annual General Shareholders’ Meeting

Time and date of the Meeting: June 15, 2006 at 9:00 A.M. (Local time)
Venue of the Meeting: 2 Hsin-An Road, Hsinchu Science Park, Hsinchu, Taiwan, R.O.C.
Total shares represented by shareholders present: 3,995,730,644 shares
Percentage of shares held by shareholders present: 80.78% of total outstanding shares

Resolution Notice

June 16, 2006
Dear Shareholders:

We are pleased to inform you that the following items were approved or acted as proposed at our 2006 Annual General Shareholders’ Meeting held on June 15, 2006.

1.	To accept the 2005 Business Report and Financial Statements (the proposal was submitted by the Board of Directors)

Explanation:

i.
The 2005 Financial Statements, including Balance Sheet, Income Statement, Statement of Changes in Stockholders' Equity, and Statement of Cash Flows, have been audited by KPMG and approved by the Board of Directors. The Supervisors have reviewed the 2005 Business Report and Financial Statements.

ii.	For 2005 Business Report, Supervisors’ Review Report, and Financial Statements thereto, please refer to Attachment 1, 2 and 3.

Resolution: Accepted.

2.	To accept the proposal for distribution of 2005 profits (the proposal was submitted by the Board of Directors)

Explanation:

i.	The proposed distributions are allocated from 2005 earnings available for distribution.

ii.	For 2005 earning distribution statement, please refer to Attachment 4.

Resolution: Accepted.

3.	To approve the capitalization of 2005 stock dividends and employee stock bonus (the proposal was submitted by the Board of Directors)

Explanation:

i.
For the purpose of capacity expansion, it is proposed that a total of NTD 2,635,214,550 (representing 263,521,455 common shares) from AUO’s retained earnings be capitalized and of which NTD 1,749,164,140 is allocated for shareholder stock dividend and NTD 886,050,410 for employee stock bonus.

ii.
The capitalization plan will take effect upon the approval of related authorities. The stock dividend distribution will be based on the list of shareholders registered as of the record date of stock dividend. Each shareholder will be entitled to receive 30 common shares for every 1,000 common shares. If a portion of the dividend does not amount to one full share, the shareholders concerned may pool together fractional shares to form one full share and register the same within 5 days from the record date. Shareholders will be paid unregistered fractions of shares in cash based on the fraction of the face value represented with calculations rounded down to the nearest one NTD. The remaining shares will be designated for subscription at face value by AUO Employee Welfare Commission. AUO’s Chairman is authorized to decide the allocation of employee stock bonus.

iii.
It is proposed to authorize the Board of Directors to adjust the amount of dividends distributed per 1,000 common shares if the number of outstanding shares changes as a result of the shares buy-back by the

Company, the transfer of treasury stock to employees, the cancellation of treasury stock, or the issuance of new common shares.

iv.	The rights and obligations of the new common shares are the same as existing ones.

v.
The capacity expansion plan concerned will be completed by end of 2006, which is expected to result in the increase of the Company total production volume by approximately 790 thousand pieces from 2007 to 2010. The Board of Directors is authorized to determine or amend all the matters related to the capacity expansion plan concerned, including but not limited to the use of proceeds and the schedule and estimated effect, as required by the competent authority or the market conditions.

vi.	The Board is authorized to set the record date of stock dividend after the capitalization plan receives approval from related authorities.

Resolution: Approved as proposed.

4.	To approve the merger with Quanta Display Inc. (“QDI”) and issuance of new common shares to shareholders of QDI (the proposal was submitted by the Board of Directors)

Explanation:

i.
In order to increase the Company’s competitiveness and expand the market share, it is proposed that the Company merge with QDI in accordance with the Merger and Acquisition Law and the Company law, and that the Company will be the surviving company and QDI will be the dissolving company (“Merger”).

ii.
The Merger should be completed after the Company’s capitalization of retained earnings, and issuance of stock dividends and employee bonus shares for the year of 2005. After the Merger is approved by the respective shareholders’ meetings of the Company and QDI as well as by the relevant government authorities, the Company will issue new common shares to the shareholders of QDI and every 3.5 QDI common shares will exchange for one common share of the Company (“Exchange Ratio”) (after capitalization of retained earnings and issuance of stock dividends and employee bonus shares for the year of 2005). Fractions of common shares will be paid by the Company in cash in accordance with the par value of the Company’s common share (NT$10 per share) (round down to the nearest one New Taiwan dollar). All fractions of common shares will be purchased by the specified person(s) designated by the chairman at the par value (NT$10 per share). The Company will increase its paid in capital in an amount of NT$14,754,352,210 and issue 1,475,435,221 new common shares, each share having the par value of NT$10 for the Merger, provided that the actual number of the new common shares to be issued by the Company for the Merger should be calculated in accordance with the actual number of the outstanding common shares of QDI as of the effective date of the Merger (“Effective Date”) taking account of the Exchange Ratio.

iii.	The Effective Date is temporarily set as October 1, 2006, provided that the Board of Directors is authorized to change the Effective Date depending on the progress of the Merger.

iv.
For the details of the Merger, please see the Merger Agreement. The Merger Agreement and the fairness opinion in connection with the Exchange Ratio issued by the independent advisor are shown in the attachment 5 and attachment 6.

v.
In order to process the Merger, it is proposed to authorize the Chairman with full authority and power to handle all matters relating to the Merger, unless otherwise provided by the applicable laws and regulations or the Merger Agreement.

vi.
It is proposed to authorize the Chairman or his designate with full authority and power to take all appropriate and necessary actions and procedures, including without limitation, on behalf of the Company, signing, negotiating, amending and supplementing the Merger Agreement and other agreements or documents relating to the Merger and handling all relevant matters. It is further proposed to authorize the chairman or his designee with full authority and power to amend the terms of the Merger upon request by the government authorities or in accordance with the current market practice.

Resolution: Approved as proposed.

5.	To approve the revisions to Articles of Incorporation (the proposal was submitted by the Board of Directors)

Explanation:

i.	It is proposed that Articles 2, 5, 9, 10, 10-1, 15 and 17 be amended to accommodate the merger with Quanta Display Inc., the Company’s operation needs, and the revisions of law and regulation.

ii.	A comparison table for the Articles of Incorporation before and after revisions is attached hereto as attachment 7.

Resolution: Approved as proposed.

6.	To approve the revisions to the “Rules for the Election of Directors and Supervisors”. (the proposal was submitted by the Board of Directors)

Explanation:

i.	It is proposed to revise the “Rules for the Election of Directors and Supervisors” to comply with the amendments of ROC Company Law.

ii.	A comparison table for the “Rules for the Election of Directors and Supervisors” before and after amendments is attached hereto as attachment 8.

Resolution: Approved as proposed.

7.	To approve the revisions to the “Guidelines for the Endorsements and Guarantees”. (the proposal was submitted by the Board of Directors)

Explanation:

i.	It is proposed to revise the “Guidelines for the Endorsements and Guarantees” to comply with the amendments of rules promulgated by the ROC Securities & Futures Bureau.

ii.	A comparison table for the “Guidelines for the Endorsements and Guarantees” before and after amendments is attached hereto as attachment 9.

Resolution: Approved as proposed.

8.
To approve the proposal to opt for tax benefits on the issuance of new common shares in 2005 in accordance with the Statute of Upgrading Industries (the “Statute”) promulgated by the ROC Ministry of Economic Affairs (the proposal was submitted by the Board of Directors)

Explanation:

i.	AUO had issued NTD 3.3 billion common shares, representing 330 million common shares, to sponsor ADS offering in 2005. Part of the proceeds were utilized to construct plants and procure TFT LCD manufacturing facilities, which meet the requirements of “Newly Emerging, Important, and Strategic Industries” under the Statute. In accordance with Article 9 of the Statute, upon the approval from the Shareholders’ Meeting, AUO has the option of tax exemption on all revenues generated by the said facilities.

Resolution: Approved as proposed.

For more information related to the agenda above-mentioned, please refer to our agenda for 2006 Annual General Shareholders’ Meeting on http://www.auo.com/auoDEV/investors.php?sec=invInfo&func=information&ls=en

Truly yours,

KY Lee
Chairman and CEO

Attachment 4:
2005 Earnings Distribution Statement

    Amount in NTD
Items	Amount
Net profit, 2005	15,626,991,399
Less:
10% provisioned as legal reserve	1,562,699,140
2005 earnings available for distribution	14,064,292,259
Plus:
Un-appropriated retained earnings for previous years	19,059,686,512
Less:
Effect of disproportionate participation in investee’s capital increase	106,597,412
Transfer of treasury stock to employees	73,076,004
Un-appropriated retained earnings up to Dec. 31, 2005	32,944,305,355
Earnings distribution items:
Remunerations to directors and supervisors (Note 1)	21,096,438
Profit sharing to employees in cash	379,735,891
Profit sharing to employees in stock	886,050,410
Stock dividends to common shareholders	1,749,164,140
Cash dividends to common shareholders (Note 2)	1,749,164,140
Total earnings distribution	4,785,211,019
Un-appropriated retained earnings after earnings distribution	28,159,094,336

Note:
1.	Allocated as 0.15% of 2005 earnings available for distribution.
2.
A list of shareholders as of the dividend record date will be entitled for cash dividends. Cash dividends will be paid per the number of shares held as of the record date, with calculations rounded down to the nearest one NTD.

Attachment 7:
Comparison Table for the Articles of Incorporation
Before and After Amendments
Number of Article	Before Amendment	After Amendment	Reason for Amendment
Article 2
The scope of business of the Company shall be as follows:
(1)  CC01080  Electronic parts and components manufacturing business
(2)  F119010   Electronic material wholesale business
(3)  CC01030  Electronic appliances and AV electronics products manufacturing business

To research, develop, produce, manufacture and sell the following products:
1.         Plasma display and related systems
2.         Liquid crystal display and related systems
3.         Organic light emitting diodes and related systems
4.         Amorphous silicon photo sensor device parts and components
5.         Thin film photo diode sensor device parts and components
6.         Thin film transistor photo sensor device parts and components
7.         Touch imaging sensors
8.         Full color active matrix flat panel displays
9.         Field emission displays
10.       Single crystal liquid crystal displays
11.       Original equipment manufacturing for amorphous silicon thin film transistor process and flat panel display modules
12.       Original design manufacturing and original equipment manufacturing business for flat panel display modules
13.       The simultaneous operation of a trade business relating to the Company's business
The operation of the businesses listed above shall be conducted in accordance with the relevant laws and regulations.

The scope of business of the Company shall be as follows:
(1)  CC01080  Electronic parts and components manufacturing business
(2)  F119010   Electronic material wholesale business (for operations outside the Science Park only)
(3)  CC01030  Electronic appliances and AV electronics products manufacturing business(for operations within Central Taiwan Science Park only)

To research, develop, produce, manufacture and sell the following products:
1.         Plasma display and related systems
2.         Liquid crystal display and related systems
3.         Organic light emitting diodes and related systems
4.         Amorphous silicon photo sensor device parts and components
5.         Thin film photo diode sensor device parts and components
6.         Thin film transistor photo sensor device parts and components
7.         Touch imaging sensors
8.         Full color active matrix flat panel displays
9.         Field emission displays
10.       Single crystal liquid crystal displays
11.       Original equipment manufacturing for amorphous silicon thin film transistor process and flat panel display modules
12.       Original design manufacturing and original equipment manufacturing business for flat panel display modules
13.       The simultaneous operation of a trade business relating to the Company's business
The operation of the businesses listed above shall be conducted in accordance with the relevant laws and regulations.
In accordance with the requirements by the competent authority
Article 5
The total capital of the Company is Seventy Billion New Taiwan Dollars (NT$70,000,000,000), divided into Seven Billion (7,000,000,000) shares with a par value of Ten New Taiwan Dollars (NT$10) each and in registered form. The Board of Directors is authorized to issue the un-issued shares in installments.
A total of 100,000,000 shares among the above

The total capital of the Company is Ninety Billion New Taiwan Dollars (NT$90,000,000,000), divided into Nine Billion (9,000,000,000) shares with a par value of Ten New Taiwan Dollars (NT$10) each and in registered form. The Board of Directors is authorized to issue the un-issued shares in installments.
A total of 100,000,000 shares among the above
To meet the operation need

	total capital should be reserved for issuance of employee stock options, which may be issued in installments.	total capital should be reserved for issuance of employee stock options, which may be issued in installments.
Article 9
Unless otherwise provided in the Company Law, a resolution shall be adopted at a meeting attended by the shareholders holding and representing a majority of the total issued and outstanding shares and at which meeting a majority of the attending shareholders shall vote in favor of the resolution. In case a shareholder is unable to attend a shareholders' meeting, such shareholder may issue a proxy in the form issued by the Company, setting forth the scope of authorization by signing and affixing such shareholder's seal on the proxy form for the representative to be present on such shareholder's behalf. Except for trust enterprises or other stock transfer agencies approved by the securities authorities, if a person is designated as proxy by more than two shareholders, any of his voting rights representing in excess of 3% of the total issued and outstanding shares shall not be considered. The Company shall receive the proxy instrument five days prior to the date of the shareholders' meeting. If more than one proxy is received with respect to the same shareholder, the earlier one received by the Company shall be legally effective.

Unless otherwise provided in the Company Law, a resolution shall be adopted at a meeting attended by the shareholders holding and representing a majority of the total issued and outstanding shares and at which meeting a majority of the attending shareholders shall vote in favor of the resolution. In case a shareholder is unable to attend a shareholders' meeting, such shareholder may issue a proxy in the form issued by the Company, setting forth the scope of authorization by signing and affixing such shareholder's seal on the proxy form for the representative to be present on such shareholder's behalf. Except for trust enterprises or other stock transfer agencies approved by the securities authorities, if a person is designated as proxy by more than two shareholders, any of his voting rights representing in excess of 3% of the total issued and outstanding shares shall not be considered. The relevant matters related to the use and rescission of the proxy shall be conducted in accordance with the Company Law and applicable rules.
To accommodate the amendment of law and regulation and increase the operation flexibility
Article 10
The Company shall have seven to nine directors and three supervisors elected at shareholders' meetings and the person to be elected must have legal competence. The term of office for all directors and supervisors shall be three (3) years. The directors and supervisors are eligible for re-election. The number of shares held by all directors collectively and all supervisors collectively shall not be lower than their respective percentages stipulated by government authority in accordance with relevant laws.

The Company shall have seven to nine directors and three supervisors elected at shareholders' meetings and the person to be elected must have legal competence. The term of office for all directors and supervisors shall be three (3) years. The directors and supervisors are eligible for re-election.
The Board is authorized to determine the compensation for the directors and supervisors, taking into account the extent and value of the services provided for the Company’s operation and with reference to the standards of local and overseas industry.
To meet the operation need
Article 10-1 (New)
In pursuant to the Article 183 of the Securities and Exchange Act, the Company shall have 3 independent directors on the Board. The independent directors shall be nominated under the Candidate Nomination System, and be elected from among the nominees listed in the roster of independent director candidates. The professional qualifications, restrictions on the shareholdings and concurrent positions held, method of nomination, and other matters with respect to independent directors shall be in compliance with the laws and regulations prescribed by the competent authority.
To accommodate the amendment of law and regulation and meet the operation need
Article 15
Where the Company has a profit at the end of each fiscal year, the Company shall first allocate the profit to recover losses for preceding years. Ten percent of any remaining net earnings shall be allocated as the Company's legal reserve. The balance shall be distributed as follows:
(1)  employee bonus: 5% to 10%;
(2)  remuneration of directors and supervisors: no more than 1%; and

Where the Company has a profit at the end of each fiscal year, the Company shall first allocate the profit to recover losses for preceding years. Ten percent of any remaining net earnings shall be allocated as the Company's legal reserve and a certain amount shall be allocated as special reserve in accordance with applicable laws and regulations or as requested by the competent
To accommodate applicable law and regulation

3.        all or a portion of the remaining balance shall be distributed as shareholders' dividends.
The Company's dividend policy will be to pay dividends from surplus. Upon consideration of factors such as the Company's current and future investment environment, cash requirements, competitive conditions inside and outside of the R.O.C. and capital budget requirements, the shareholders' interest, maintenance of a balanced dividend and the Company's long term financial plan, the Board shall propose the profit allocation each year subject to relevant laws, then submit such proposal to the shareholders' meeting for approval. In principle, no less than 10% of the total dividend to be paid with respect to any fiscal year shall be paid in the form of cash. However, the ratio for cash dividend may be adjusted in accordance with the actual profits generated in and the operation status of the fiscal year concerned.
authority. The balance shall be distributed as follows:
1.  employee bonus: 5% to 10%;
2.  remuneration of directors and supervisors: no more than 1%; and
3.      all or a portion of the remaining balance shall be distributed as shareholders' dividends.
The Company's dividend policy will be to pay dividends from surplus. Upon consideration of factors such as the Company's current and future investment environment, cash requirements, competitive conditions inside and outside of the R.O.C. and capital budget requirements, the shareholders' interest, maintenance of a balanced dividend and the Company's long term financial plan, the Board shall propose the profit allocation each year subject to relevant laws, then submit such proposal to the shareholders' meeting for approval. In principle, no less than 10% of the total dividend to be paid with respect to any fiscal year shall be paid in the form of cash.

Article 17	These Articles of Incorporation were enacted by the incorporators in the incorporators meeting held on July 18, 1996…… (omitted) The twelfth amendment was made on June 14, 2005.
These Articles of Incorporation were enacted by the incorporators in the incorporators meeting held on July 18, 1996……

(omitted)

The twelfth amendment was made on June 14, 2005.
The thirteenth amendment was made on June 15, 2006.
To add the amendment date

AU Optronics Corporation

Director : Kuen-Yao Lee

Director and President : Hsuan Bin Chen

Director : BenQ Corporation

Representatives : Hui Hsiung

Director : Darly II Venture Ltd

Representatives : Chin-Bing Peng

Director : Huey-Juan Hsieh